PROSPECTUS SUPPLEMENT
(To Prospectus dated October 26, 2006)

                                  $691,487,100
                                  (APPROXIMATE)

                                IndyMac MBS, INC.
                                    DEPOSITOR

                            [Indymac Bank (SM) LOGO]

                          SPONSOR, SELLER AND SERVICER

                   IndyMac INDX MORTGAGE LOAN TRUST 2006-AR39
                                 ISSUING ENTITY

   DISTRIBUTIONS ARE PAYABLE MONTHLY ON THE 25TH DAY OF EACH MONTH, BEGINNING
                                JANUARY 25, 2007

                                   ----------

The issuing entity will issue certificates, including the following classes of certificates being offered pursuant to this prospectus supplement and the accompanying prospectus:

                 INITIAL CLASS        PASS-THROUGH                    INITIAL CLASS        PASS-THROUGH
  CLASS     CERTIFICATE BALANCE (1)      RATE (2)      CLASS     CERTIFICATE BALANCE (1)      RATE (2)
---------   -----------------------   ------------   ---------   -----------------------   ------------
Class A-1         $584,867,000          Floating     Class M-4          $4,470,000           Floating
Class A-2         $ 64,985,000          Floating     Class M-5          $3,469,000           Floating
Class A-R         $        100          Variable     Class M-6          $3,470,000           Floating
Class M-1         $ 11,797,000          Floating     Class M-7          $3,469,000           Floating
Class M-2         $  4,857,000          Floating     Class M-8          $3,470,000           Floating
Class M-3         $  3,470,000          Floating     Class M-9          $4,163,000           Floating

(1) This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.

(2) The pass-through rate for each class of certificates is calculated as described in this prospectus supplement under "Summary" and is based on the one-month LIBOR index.

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-18 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 5 IN THE PROSPECTUS.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by a prospectus.
--------------------------------------------------------------------------------

The classes of certificates offered by this prospectus supplement, together with the method of calculating their pass-through rates, are listed in the tables under "Summary--Description of the Certificates" on page S-7 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed above and not to the other classes of certificates that will be issued by the issuing entity.

Credit enhancement for the offered certificates consists of:

o    Excess cashflow;

o Overcollateralization as described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions";

o    Subordination; and

o    Loss allocation features.

The credit enhancement for each class of certificates varies. Not all credit enhancement is available for every class. The credit enhancement for the certificates is described in more detail in this prospectus supplement. The offered certificates also will have the benefit of both an interest rate swap contract and an interest rate corridor contract with The Bank of New York as swap and corridor counterparty, each as described in this prospectus supplement under "Description of the Certificates--The Swap Contract" and "--The Corridor Contract."

The assets of the issuing entity will be comprised primarily of a pool of 30-year conventional, adjustable rate mortgage loans secured by first liens on one- to four-family residential properties.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Banc of America Securities LLC will offer the certificates listed above to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates are expected to be approximately 99.846% of the aggregate class certificate balance of the offered certificates, before deducting expenses. See "Method of Distribution" in this prospectus supplement. The offered certificates (other than the Class A-R Certificates) will be available for delivery to investors on or about December 28, 2006 in book-entry form through the facilities of The Depository Trust Company, and, upon request, through Clearstream, Luxembourg or the Euroclear System. The offered certificates are not bank accounts and are not insured by the FDIC or any other governmental entity.

                           [Bank of America (R) LOGO]

                               December 28, 2006

                                TABLE OF CONTENTS

                          PROSPECTUS SUPPLEMENT                             PAGE
                          ---------------------                            -----
Summary.................................................................     S-5
Summary of Transaction Parties..........................................    S-17
Risk Factors............................................................    S-18
The Mortgage Pool.......................................................    S-30
The Seller..............................................................    S-43
Servicing of Mortgage Loans.............................................    S-47
The Sponsor.............................................................    S-50
Static Pool Data........................................................    S-50
The Depositor...........................................................    S-50
The Issuing Entity......................................................    S-50
The Trustee.............................................................    S-51
The Swap Counterparty and Corridor Counterparty.........................    S-52
Description of the Certificates.........................................    S-53
Yield, Prepayment and Maturity Considerations...........................    S-85
Legal Proceedings.......................................................    S-94
Material Federal Income Tax Consequences................................    S-94
ERISA Considerations....................................................    S-98
Method of Distribution..................................................   S-100
Use of Proceeds.........................................................   S-101
Legal Matters...........................................................   S-101
Ratings.................................................................   S-101
Index of Defined Terms..................................................   S-103

PROSPECTUS                                                                  PAGE
----------                                                                  ----

Important Notice About Information in This Prospectus and Each
   Accompanying Prospectus Supplement....................................      4
Risk Factors.............................................................      5
   Limited Source of Payments -- No Recourse to Sellers, Depositor or
      Servicer...........................................................      5
   Credit Enhancement May Not Be Sufficient to Protect You from Losses...      6
   Losses on Balloon Payment Mortgages Are Borne by You..................      6
   Multifamily Lending...................................................      6
   Junior Liens..........................................................      7
   Partially Unsecured Loans.............................................      8
   Home Equity Lines of Credit...........................................      8
   Nature of Mortgages...................................................      9
   Your Risk of Loss May Be Higher Than You Expect If Your Securities Are
      Backed by Partially Unsecured Home Equity Loans....................     13
   Impact of World Events................................................     13
   You Could Be Adversely Affected by Violations of Environmental Laws...     14
   Ratings of the Securities Do Not Assure Their Payment.................     14
   Book-Entry Registration...............................................     15
   Pre-Funding Accounts Will Not Be Used to Cover Losses on the Loans....     15
   Unused Amounts on Deposit in Any Pre-Funding Account Will Be Paid as
      Principal to Securityholders.......................................     16
   Secondary Market for the Securities May Not Exist.....................     16
   Bankruptcy or Insolvency May Affect the Timing and Amount of
      Distributions on the Securities....................................     16
   Holders of Original Issue Discount Securities Are Required to Include
      Original Issue Discount in Ordinary Gross Income as It Accrues.....     18
   The Principal Amount of Securities May Exceed the Market Value of the
      Issuing Entity Assets..............................................     18
The Issuing Entity.......................................................     19
   The Mortgage Loans--General...........................................     20
   Agency Securities.....................................................     26
   Private Mortgage-Backed Securities....................................     30
   Substitution of Issuing Entity Assets.................................     32
   Available Information.................................................     32
   Incorporation of Certain Documents by Reference; Reports Filed with
      the SEC............................................................     32
   Reports to Securityholders............................................     33
Use of Proceeds..........................................................     34
The Depositor............................................................     34
Mortgage Loan Program....................................................     35
   Underwriting Standards................................................     35
   Underwriting Process..................................................     35
   Qualifications of Sellers.............................................     36
   Representations by Sellers; Repurchases...............................     36
Static Pool Data.........................................................     37
Description of the Securities............................................     38
   General...............................................................     39
   Distributions on Securities...........................................     41
   Advances..............................................................     42
   Mandatory Auction.....................................................     43
   Categories of Classes of Securities...................................     43
   Indices Applicable to Floating Rate and Inverse Floating Rate
      Classes............................................................     45
   Book-Entry Securities.................................................     49
   Global Clearance, Settlement And Tax Documentation Procedures.........     52
Credit Enhancement.......................................................     55
   General...............................................................     55
   Subordination.........................................................     56
   Letter of Credit......................................................     57
   Mortgage Pool Insurance Policies......................................     57
   Special Hazard Insurance Policies.....................................     58
   Bankruptcy Bonds......................................................     59
   Reserve Fund..........................................................     59
   Cross Support.........................................................     60
   Insurance Policies, Surety Bonds and Guaranties.......................     60
   Over-Collateralization................................................     60
   Financial Instruments.................................................     61
   Deposit Agreements....................................................     61
Yield and Prepayment Considerations......................................     61
   Prepayment Standards or Models........................................     64
   Yield.................................................................     64
The Agreements...........................................................     64
   Assignment of Issuing Entity Assets...................................     64
   Payments on Issuing Entity Assets; Deposits to Security Account.......     67
   Pre-Funding Account...................................................     69
   Collection Procedures.................................................     69
   The Surety Provider...................................................     70
   Hazard Insurance......................................................     71
   Realization upon Defaulted Mortgage Loans.............................     72
   Servicing and Other Compensation and Payment of Expenses..............     75
   Evidence as to Compliance.............................................     75
   List of Securityholders...............................................     76
   Certain Matters Regarding the Servicer and the Depositor..............     76
   Events of Default.....................................................     77
   Amendment.............................................................     79
   Termination; Optional Termination.....................................     81
   The Trustee...........................................................     82

Certain Legal Aspects of the Mortgage Loans..............................     82
   General...............................................................     82
   Foreclosure and Repossession..........................................     83
   Rights of Redemption..................................................     85
   Anti-Deficiency Legislation and Other Limitations on Lenders..........     85
   Environmental Risks...................................................     86
   Due-on-sale Clauses...................................................     87
   Prepayment Charges....................................................     87
   Applicability of Usury Laws...........................................     88
   Servicemembers Civil Relief Act.......................................     88
Material Federal Income Tax Consequences.................................     88
   General...............................................................     88
   Taxation of Debt Securities...........................................     89
   REMIC Securities......................................................     95
   Tax Status as a Grantor Trust.........................................    103
   Final Trust Reporting Regulations.....................................    110
   Tax Characterization of the Issuing Entity as a Partnership...........    111
   Tax Consequences to Holders of the Notes..............................    111
   Tax Consequences to Holders of the Certificates.......................    113
State Tax Considerations.................................................    117
ERISA Considerations.....................................................    117
   Exemptions Available to Debt Instruments..............................    117
   Underwriter Exemption.................................................    118
Legal Investment.........................................................    121
Method of Distribution...................................................    121
Legal Matters............................................................    123
Financial Information....................................................    123
Rating...................................................................    123
Index of Principal Terms.................................................    124

                                     SUMMARY

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, carefully read this entire document and the accompanying prospectus.

o While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

ISSUING ENTITY

IndyMac INDX Mortgage Loan Trust 2006-AR39, a common law trust formed under the laws of the State of New York.

See "The Issuing Entity" in this prospectus supplement.

DEPOSITOR

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

See "The Depositor" in this prospectus supplement and the prospectus.

SPONSOR, SELLER AND SERVICER

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101-7211, and its telephone number is (800) 669-2300.

TRUSTEE AND SUPPLEMENTAL INTEREST TRUSTEE

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road., Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN06Z2 and its telephone number is (714) 247-6000.

SWAP AND CORRIDOR COUNTERPARTY

The Bank of New York, a banking organization organized in the state of New York.

THE NIM INSURER

After the closing date, a separate trust (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P-1, Class P-2 and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this prospectus supplement as the "NIM INSURER." The references to the NIM Insurer in this prospectus supplement apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner, the offered certificates.

See "Risk Factors--Rights of the NIM Insurer" in this prospectus supplement.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement dated as of December 1, 2006 among the seller, the servicer, the depositor and the trustee and supplemental interest trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of December 1, 2006 and the origination date of that mortgage loan.

CLOSING DATE

On or about December 28, 2006.

THE MORTGAGE LOANS

The mortgage pool will consist primarily of 30-year conventional adjustable-rate mortgage loans secured by first liens on one- to four-family residential properties.

The mortgage rate on each mortgage loan is fixed for a certain period after origination, after which the mortgage rate is adjustable, based on a specified index. The percentages of the aggregate stated principal balance of the mortgage loans as of the cut-off date for the various fixed rate periods are expected to be approximately as follows:

                    PERCENT OF
                   CUT-OFF DATE
   FIXED RATE     POOL PRINCIPAL
PERIOD (MONTHS)     BALANCE (%)
---------------   --------------
       60              80.15%
       84              19.85%

The depositor believes that the information set forth in this prospectus supplement regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this prospectus supplement. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this prospectus supplement.

As of the cut-off date, the depositor expects that all of the mortgage loans in the issuing entity will have the following characteristics:

Aggregate Stated Principal Balance......................            $693,916,198
Geographic Concentrations in excess of 10%:
   California...........................................                  54.03%
Weighted Average Original LTV Ratio.....................                  74.02%
Weighted Average Mortgage Rate..........................                  6.497%
Range of Mortgage Rates.................................        4.625% to 9.250%
Average Current Principal Balance.......................                $372,273
Range of Current Principal Balances.....................   $26,438 to $2,145,000
Weighted Average Remaining Term to Maturity.............              359 months
Weighted Average FICO Credit Score......................                    708*
Weighted Average Gross Margin...........................                  2.597%
Weighted Average Maximum Mortgage Rate..................                 11.656%
Weighted Average Minimum Mortgage Rate..................                  2.597%
Range of Months to Next Mortgage Rate Adjustment........                47 to 85

* Not including the mortgage loans for which the FICO credit score was not available.

See "The Mortgage Pool" in this prospectus supplement.

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                      INITIAL
                       CLASS                                                 FINAL SCHEDULED     MODELED FINAL    INITIAL RATING
                    CERTIFICATE                                             DISTRIBUTION DATE  DISTRIBUTION DATE   S&P/ MOODY'S/
       CLASS        BALANCE (1)                     TYPE                           (2)                (3)            FITCH (4)
-----------------  ------------  -----------------------------------------  -----------------  -----------------  --------------
OFFERED
CERTIFICATES
                                 Senior/Super Senior/Floating Pass-Through
A-1..............  $584,867,000                     Rate                    February 25, 2037   December 25,2014    AAA/Aaa/AAA
A-2..............  $ 64,985,000  Senior/Support/Floating Pass-Through Rate  February 25, 2037   December 25,2014    AAA/Aaa/AAA
A-R..............  $        100            Senior/REMIC Residual            February 25, 2037   December 25,2014    AAA/NR/AAA
M-1..............  $ 11,797,000    Subordinate/Floating Pass-Through Rate   February 25, 2037   December 25,2014    AA+/Aa1/AA+
M-2..............  $  4,857,000    Subordinate/Floating Pass-Through Rate   February 25, 2037   December 25,2014    AA+/Aa2/AA+
M-3..............  $  3,470,000    Subordinate/Floating Pass-Through Rate   February 25, 2037   December 25,2014    AA+/Aa3/AA+
M-4..............  $  3,470,000    Subordinate/Floating Pass-Through Rate   February 25, 2037   December 25,2014     AA/A1/AA
M-5..............  $  3,469,000    Subordinate/Floating Pass-Through Rate   February 25, 2037   December 25,2014     AA/A2/AA
M-6..............  $  3,470,000    Subordinate/Floating Pass-Through Rate   February 25, 2037   December 25,2014     A+/A3/A+
M-7..............  $  3,469,000    Subordinate/Floating Pass-Through Rate   February 25, 2037   December 25,2014    A+/Baa2/A+
M-8..............  $  3,470,000    Subordinate/Floating Pass-Through Rate   February 25, 2037    April 25, 2014     A-/Baa3/A-
M-9..............  $  4,163,000    Subordinate/Floating Pass-Through Rate   February 25, 2037  November 25, 2012   BBB-/NR/BBB-

NON-OFFERED
CERTIFICATES (5)
P-1..............  $        100                     N/A                             N/A               N/A
P-2..............  $        100                     N/A                             N/A               N/A
C................           N/A                     N/A                             N/A               N/A

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.

(2) The final scheduled distribution date was determined as described under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

(3) The modeled final distribution date is based upon (a) an assumed rate of prepayments equal to 25% CPR, (b) the modeling assumptions, described under "Yield, Prepayment and Weighted Average Life--Weighted Average Life" in this prospectus supplement and (c) the assumption that the optional termination is exercised by the servicer at the earliest possible distribution date as described in this prospectus supplement under "Description of the Certificates--Termination of the Issuing Entity; Optional Termination."

(4) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of the McGraw-Hill Companies ("S&P"), Moody's Investors Service ("MOODY'S") and Fitch, Inc. "(FITCH"). These ratings may be lowered or withdrawn at any time by either of the rating agencies. See "Ratings" in this prospectus supplement.

(5) The Class P-1, Class P-2 and Class C Certificates are not offered by this prospectus supplement. The Class P-1 and Class P-2 Certificates will be entitled to any prepayment charges collected on the mortgage loans. The Class C Certificates will be entitled to receive any excess cashflow from the mortgage loans after all required distributions are made on the offered certificates. Any information contained in this prospectus supplement with respect to these certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                          INITIAL           PASS-THROUGH RATE           PASS-THROUGH RATE
                       PASS-THROUGH      BEFORE AND INCLUDING THE      AFTER THE OPTIONAL    INTEREST ACCRUAL   INTEREST ACCRUAL
        CLASS            RATE (1)     OPTIONAL TERMINATION DATE (2)   TERMINATION DATE (3)        PERIOD           CONVENTION
--------------------   ------------   -----------------------------   --------------------   ----------------   ----------------
OFFERED
CERTIFICATES
A-1.................      5.5300%           LIBOR + 0.180%(4)           LIBOR + 0.360%(4)           (5)          Actual/360 (6)
A-2.................      5.5800%           LIBOR + 0.230%(4)           LIBOR + 0.460%(4)           (5)          Actual/360 (6)
A-R.................      6.1142%                  (7)                         (7)                  (8)            30/360 (9)
M-1.................      5.6500%           LIBOR + 0.300%(4)           LIBOR + 0.450%(4)           (5)          Actual/360 (6)
M-2.................      5.6800%           LIBOR + 0.330%(4)           LIBOR + 0.495%(4)           (5)          Actual/360 (6)
M-3.................      5.7000%           LIBOR + 0.350%(4)           LIBOR + 0.525%(4)           (5)          Actual/360 (6)
M-4.................      5.7500%           LIBOR + 0.400%(4)           LIBOR + 0.600%(4)           (5)          Actual/360 (6)
M-5.................      5.8000%           LIBOR + 0.450%(4)           LIBOR + 0.675%(4)           (5)          Actual/360 (6)
M-6.................      5.8500%           LIBOR + 0.500%(4)           LIBOR + 0.750%(4)           (5)          Actual/360 (6)
M-7.................      6.4500%           LIBOR + 1.100%(4)           LIBOR + 1.650%(4)           (5)          Actual/360 (6)
M-8.................      6.6000%           LIBOR + 1.250%(4)           LIBOR + 1.875%(4)           (5)          Actual/360 (6)
M-9.................      6.6000%           LIBOR + 1.250%(4)           LIBOR + 1.875%(4)           (5)          Actual/360 (6)
NON-OFFERED
CERTIFICATES (10)
Class P-1...........         N/A(10)        N/A(10)                          N/A(10)               (10)              N/A(10)
Class P-2...........         N/A(10)        N/A(10)                          N/A(10)               (10)              N/A(10)
Class C.............         N/A(10)        N/A(10)                          N/A(10)               (10)              N/A(10)

(1)  Reflects the pass-through rate as of the closing date.

(2) Reflects the pass-through rate calculation up to and including the earliest possible distribution date on which the servicer has the option to purchase the mortgage loans as described in this prospectus supplement under "Description of the Certificates--Termination of the Issuing Entity; Optional Termination."

(3) Reflects the pass-through rate calculation if the option to purchase the mortgage loans is not exercised by the servicer at the earliest possible distribution date as described in this prospectus supplement under "Description of the Certificates--Termination of the Issuing Entity; Optional Termination."

(4) The pass-through rate on this class of certificates adjusts monthly based on the level of one-month LIBOR, subject to the lesser of (x) the net rate cap and (y) 10.5% per annum. LIBOR for the related interest accrual period is calculated as described in this prospectus supplement under "Description of the Certificates - Determination of LIBOR."

(5) The interest accrual period for any distribution date will be the period commencing on the preceding distribution date (or in the case of the first distribution date, on the closing date) and ending on the day immediately preceding that distribution date.

(6) Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the interest accrual period.

(7) The pass-through rate for this class of certificates for the interest accrual period for any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans.

(8) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(9) Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.

(10) The Class P-1, Class P-2 and Class C Certificates will not accrue any interest.

See "Description of the Certificates" in this prospectus supplement.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

        DESIGNATION                         CLASS OF CERTIFICATES
--------------------------   ---------------------------------------------------
Senior Certificates:         Class A-1, Class A-2 and Class A-R Certificates

Super Senior Certificates:   Class A-1 Certificates

Support Certificates:        Class A-2 Certificates

Subordinated Certificates:   Class M-1, Class M-2, Class M-3, Class M-4,
                             Class M-5, Class M-6, Class M-7, Class M-8 and
                             Class M-9 Certificates

LIBOR Certificates:          Senior Certificates (other than the Class A-R
                             Certificates) and Subordinated Certificates

Offered Certificates:        Senior and Subordinated Certificates

Non-offered Certificates:    Class P-1, Class P-2 and Class C Certificates

The rights of the holders of the subordinated certificates to receive distributions of principal and interest will be subordinate to the rights of the holders of the senior certificates.

The Class C Certificates will be entitled to receive any monthly excess cashflow from the mortgage loans after required distributions are made to the senior and subordinated certificates.

The Class P-1 and Class P-2 Certificates will be entitled to receive all prepayment charges received on the mortgage loans, in each case paid by borrowers upon certain full or partial prepayment of the mortgage loans. These amounts will not be available for distribution to other classes of certificates.

The Class P-1, Class P-2 and Class C Certificates are not offered by this prospectus supplement.

RECORD DATE

The business day immediately preceding a distribution date in the case of the LIBOR certificates or, in the case of the Class A-R Certificates or if the LIBOR certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

DENOMINATIONS

LIBOR Certificates:

$25,000 and multiples of $1,000 in excess thereof.

Class A-R Certificates:

$100.

REGISTRATION OF CERTIFICATES

LIBOR Certificates

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Class A-R Certificates

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this prospectus supplement and as more fully provided for in the pooling and servicing agreement.

See "Description of the Certificates--Book-Entry Certificates" and "--Restrictions on Transfer of the Class A-R Certificates" in this prospectus supplement.

DISTRIBUTION DATES

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution date is scheduled for January 25, 2007.

INTEREST DISTRIBUTIONS

The related interest accrual period, interest accrual convention and pass-through rate for each class of certificates is shown in the table on page S-8.

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive interest accrued at the applicable pass-through rate during the related interest accrual period on its class certificate balance immediately prior to that distribution date, any interest carry forward amount and any net rate carryover due and any accrued interest on this amount.

Interest will accrue for each interest accrual period related to a distribution date on each class of offered certificates at the least of (1) the applicable annual rate as described in the table on page S-8 for that class of certificates, (2) the net rate cap for that distribution date and (3) a per annum rate of 10.5%. The net rate cap is a limitation generally based on the weighted average mortgage rates of the mortgage loans during the applicable due period, net of certain fees and expenses of the issuing entity and any swap payments owed to the swap counterparty.

See "Description of the Certificates--Interest" in this prospectus supplement.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each class of certificates will be reduced proportionately by the amount of this excess.

See "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses" and "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this prospectus supplement.

For each class of subordinated certificates, any interest carry forward amount (which is interest due, but not paid, on a prior distribution date) will be payable from excess cashflow as and to the extent described in this prospectus supplement and from payments allocated to the issuing entity (if any) in respect of the swap contract (until the swap contract termination date) and, beginning in January 2012, the corridor contract (until the corridor contract termination date) in the manner described in this prospectus supplement.

See "Description of the Certificates--Interest" in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the distribution of principal. The manner of distributing principal among the classes of certificates will depend on the priority of distributions, which will differ, as described in this prospectus supplement, depending on whether the distribution date is before or on or after the stepdown date and on the loss and delinquency performance of the mortgage loans.

See "Description of the Certificates--Principal" in this prospectus supplement.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates will generally consist of the following amounts with respect to the mortgage loans (after the fees and expenses described under that heading are subtracted):

     o    payments of interest on the mortgage loans less the expense fees;

     o interest collected in connection with prepayments of the mortgage loans;

     o    interest amounts advanced by the servicer;

     o any compensating interest paid by the servicer related to prepayments of the mortgage loans; and

     o liquidation proceeds of the mortgage loans (to the extent allocable to interest).

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will generally consist of the following amounts in each case to the extent received, collected or paid as provided in the pooling and servicing agreement:

     o    payments of principal of the mortgage loans;

     o    principal advances by the servicer;

     o    prepayments on the mortgage loans;

     o the stated principal balance of any mortgage loans repurchased or purchased by the seller or the servicer, as applicable;

     o the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

     o    subsequent recoveries with respect to the mortgage loans;

     o liquidation proceeds of the mortgage loans (to the extent allocable to principal); and

     o excess cashflow (to the extent available) to maintain the overcollateralization target amount as described under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

FEES AND EXPENSES

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

     o the servicing fee and additional servicing compensation due to the servicer;

     o    any lender paid mortgage insurance premiums;

     o amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and the trustee are entitled to be reimbursed;

     o    net swap payment amounts payable to the swap counterparty;

     o all prepayment charges (which are distributable only to the Class P-1 and Class P-2 Certificates); and

     o all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

These amounts will reduce the amount distributed to the certificateholders.

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan of 0.375% per annum (referred to as the servicing fee rate).

Additional Servicing Compensation

The servicer is also entitled to receive additional servicing compensation from late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to liquidated mortgage loans as described under "Description of the Certificates--Priority of Distributions Among Certificates."

Source and Priority of Distributions

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

See "Servicing of the Mortgage Loans--Servicing Compensation and Payment of Expenses" and "Description of the Certificates--Priority of Distributions Among Certificates" in this prospectus supplement.

PRIORITY OF INTEREST DISTRIBUTIONS

In general, on any distribution date, the interest remittance amount will be distributed in the following priority:

          first, to the supplemental interest reserve fund, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty under the swap contract with respect to that distribution date second, concurrently, to the classes of senior certificates, pro rata based on their respective interest entitlements for that distribution date, current interest and interest carry forward amounts; and

          third, sequentially, in the order of their numerical class designations, to each class of subordinated certificates, current interest due for each class for that distribution date; and
          fourth, as part of the excess cashflow, as described under "Overcollateralization--Application of Excess Cashflow" below.

PRIORITY OF PRINCIPAL DISTRIBUTIONS

General

The manner of allocating principal distributions among the classes of certificates will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers:

     o whether a distribution date occurs before or on or after the "STEPDOWN DATE," which is the earlier of

     o the first distribution date after the distribution date on which the aggregate class certificate balance of the senior certificates is reduced to zero; and

     o the later of (1) the distribution date in January 2010 and (2) the first distribution date on which the ratio of (a) the aggregate class certificate balance of the subordinated certificates plus any overcollateralized amount to (b) the aggregate stated principal balance of the mortgage loans equals or exceeds the applicable percentage specified in this prospectus supplement;

     o whether cumulative losses on the mortgage loans are higher than certain levels specified in this prospectus supplement (a "CUMULATIVE LOSS TRIGGER EVENT"); and

     o whether the rate of delinquencies of the mortgage loans over any three-month period is higher than certain levels set forth in this prospectus supplement (a "DELINQUENCY TRIGGER EVENT").

A "TRIGGER EVENT" will be in effect if on any distribution date either (i) a cumulative loss trigger event or (ii) a delinquency trigger event is in effect for that distribution date.

Distributions of principal to the classes of offered certificates are based on the "principal distribution amount," which is, generally for any distribution date, the amount of principal collected or advanced by the servicer on the mortgage loans during the related due period, plus other amounts collected or recovered (such as insurance proceeds) which are to be allocated to principal, but minus certain costs reimbursable to the trustee or the servicer.

Effect of the Stepdown Date If a Trigger Event is Not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the classes of senior certificates until those classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinated certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under "Description of the Certificates -- Distributions -- Distributions of Principal Distribution Amount" in this prospectus supplement.

Priority of Principal Distributions

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount will be distributed in the following priority:

(i) to the supplemental interest reserve fund, any net swap payment and any swap termination payment owed to the swap counterparty (other than a swap termination payment due to a swap counterparty trigger event), to the extent not previously paid from the interest remittance amount;

(ii) to the Class A-R Certificates until its class certificate balance is reduced to zero;

(iii) concurrently, to the Class A-1 and Class A-2 Certificates, pro rata based on their respective class certificate balances, until their respective class certificate balances are reduced to zero;

(iv) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

(v) as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the principal distribution amount will be distributed in the following priority:

          (i) to the supplemental interest reserve fund, any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) owed to the swap counterparty, to the extent not previously paid from the interest funds;

          (ii) in an amount up to the senior principal distribution amount for that distribution date, concurrently, to the Class A-1 and Class A-2 Certificates, pro rata based on their respective outstanding class certificate balances, until their respective class certificate balances are reduced to zero; and

          (iii) sequentially, to each of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the subordinated class principal target amount for each such class until their respective class certificate balances are reduced to zero; and

          (iv) as part of the excess cashflow.

THE SWAP CONTRACT

The supplemental interest trustee, on behalf of the supplemental interest trust, will enter into an interest rate swap contract with The Bank of New York.

On or prior to each distribution date to and including the swap contract termination date, the supplemental interest trustee will be obligated to pay to the swap counterparty for the swap contract an amount equal to the product of
(a) 5.0170% per annum, (b) 250, (c) the swap contract notional balance for that distribution date and (d) the number of days in the related calculation period (calculated on the basis of a 360-day year divided into twelve 30-day months) divided by 360. In addition, on or prior to the distribution date to and including the swap contract termination date, the swap counterparty will be obligated to pay to the supplemental interest trustee an amount equal to the product of (a) one-month LIBOR (as determined by the swap counterparty), (b) 250, (c) the swap contract notional balance for that distribution date and (d) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

On each distribution date, to the extent that the amount payable by the supplemental interest trustee exceeds the amount payable by the swap counterparty, the trustee will be required to deduct from the available funds the amount of that excess and, in its capacity as supplemental interest trustee, to remit the amount of that excess to the swap counterparty for the swap contract. To the extent that the amount payable by the swap counterparty exceeds the amount payable by the supplemental interest trustee, the swap counterparty will be required to pay to the supplemental interest trustee the amount of that excess. Any net payment received by the supplemental interest trustee from the swap counterparty will be used to cover unpaid current interest, interest carry forward amounts, net rate carryover and unpaid realized loss amounts on the LIBOR certificates and to restore and maintain overcollateralization on those certificates.

See "Description of the Certificates -- The Swap Contract" in this prospectus supplement.

THE CORRIDOR CONTRACT

The supplemental interest trust will also have the benefit of an interest rate corridor contract for the benefit of the LIBOR certificates. Amounts received on the corridor contract will be deposited in the supplemental interest reserve fund.

Beginning on the distribution date in January 2012 and on each distribution date thereafter to and including the corridor contract termination date, amounts received by the supplemental interest trustee in respect of the corridor contract will be available as described in this prospectus supplement to pay any net swap payment payable to the counterparty, any current interest and interest carry forward amounts, any unpaid realized loss amounts and any net rate carryover with respect to the LIBOR certificates and to restore and maintain overcollateralization to the required level as described under "Description of the Certificates - Supplemental Interest Reserve Fund" in the prospectus supplement.

Payments under the corridor contract will be made pursuant to the formulas described in "Description of the Certificates - The Corridor Contract" in this prospectus supplement. Any amounts received in excess of the amount necessary to cover the amounts described above will be paid as described under "Description of the Certificates--The Corridor Contract" in this prospectus supplement.

See "Description of the Certificates - The Corridor Contract" in this prospectus supplement.

LIMITED RECOURSE

The only source of funds available for interest and principal distributions on the certificates will be the assets of the issuing entity and the supplemental interest trust. The issuing entity will have no source of funds other than collections and recoveries of the mortgage loans through insurance or otherwise. No other entity will be required or expected to make any distributions on the certificates.

OPTIONAL TERMINATION

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates following the distribution date on which the aggregate stated principal balance of all of the mortgage loans and foreclosed real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

See "Description of the Certificates--Termination of the Issuing Entity; Optional Termination" in this prospectus supplement.

ADVANCES

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of Mortgage Loans--Advances" in this prospectus supplement.

REQUIRED REPURCHASES, SUBSTITUTIONS OR PURCHASES OF MORTGAGE LOANS

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan as further described in this prospectus supplement under "Description of the Certificates--Representations and Warranties Relating to Mortgage Loans" and "--Delivery of Mortgage Loan Documents."

The servicer is permitted to modify any mortgage loan at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification and that the modification is in lieu of a refinancing. In addition, under limited circumstances, the servicer will repurchase certain mortgage loans that experience an early payment default (default in the first three months following origination). See "Servicing of Mortgage Loans--Certain Modifications and Refinancings" and "Risk Factors--Risks Related to Newly Originated Mortgage Loans and Servicer's Repurchase Obligation Related to Early Payment Default" in this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the certificates consists solely of excess cashflow, overcollateralization, subordination, and the loss allocation features.

Overcollateralization

On the closing date, the aggregate stated principal balance of the mortgage loans is expected to exceed the aggregate class certificate balance of the offered certificates by approximately $2,429,098, which represents approximately 0.35% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. This amount is referred to as "OVERCOLLATERALIZATION" and is approximately equal to the initial level of overcollateralization required by the pooling and servicing agreement.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

See "Risk Factors--Excess Cashflow From the Mortgage Loans May Not Provide Adequate Credit Enhancement" in this prospectus supplement.

Excess Cashflow

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the classes of certificates, plus the weighted average expense fee rate and net swap payments. The "EXPENSE FEE RATE" is the sum of the servicing fee rate and lender paid mortgage insurance premiums. Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to distribute interest on the certificates and the issuing entity expenses, will be used to reduce the aggregate class certificate balance of the certificates in order to maintain or restore the required level of overcollateralization.

Application of Excess Cashflow

     The amount of any excess interest, together with certain amounts of the principal distribution amount not paid to the certificates on any distribution date, will be applied as "EXCESS CASHFLOW" in order to pay principal on the certificates, to pay unpaid realized loss amounts, to pay net rate carryover amounts and to make other payments as described in this prospectus supplement.

     Any excess cashflow will be distributed on each distribution date in the following priority:

1. to the classes of certificates that are entitled to receive principal on that distribution date to the extent necessary to maintain or restore the required level of overcollateralization;

2. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to any interest carry forward amount for each such class;

3. sequentially, to the Class A-1 and Class A-2 Certificates, in that order, in an amount equal to the unpaid realized loss amount for each such class;

4. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in an amount equal to the unpaid realized loss amount for each such class;

5. (i) to the classes of senior certificates, pro rata based on their respective unpaid net rate carryover amounts to the extent needed to pay any unpaid net rate carryover for each such class and (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, to pay any unpaid net rate carryover for each such class;

6. to the supplemental interest reserve fund in an amount equal to any swap termination payment due to the swap counterparty as a result of a swap counterparty trigger event under the swap contract;

7. to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

Subordination

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

The senior certificates will have a distribution priority over the subordinated certificates. Among the classes of subordinated certificates, the Class M-1 Certificates will have the highest distribution priority.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans (to the extent that those losses exceed any monthly excess interest and any overcollateralization) among the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority before realized losses on the mortgage loans are allocated to the support class of senior certificates.

See "Description of the Certificates" and "Credit Enhancement--Subordination" in this prospectus supplement.

ALLOCATION OF LOSSES

After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections otherwise payable to the subordinated certificates will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinated certificates, beginning with the class of subordinated certificates with the lowest distribution priority, until the class certificate balance of that subordinated class has been reduced to zero. If the aggregate class certificate balance of the subordinated certificates is reduced to zero, any realized losses on the mortgage loans will be allocated, sequentially, to the Class A-2 and Class A-1 Certificates, in that order, until their respective class certificate balances are reduced to zero.

See "Description of the Certificates--Allocation of Losses" and "Credit Enhancement--Subordination" in this prospectus supplement.

TAX STATUS

For federal income tax purposes, the issuing entity (exclusive of the carryover reserve fund) will comprise one or more real estate mortgage investment conduits in a tiered structure. The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC. Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the Class A-R Certificate, will represent the regular interests in the Master REMIC. The rights of the LIBOR certificates to receive payments of net rate carryover will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation Section 1.860G-2(i). The Class A-R Certificate will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC.

The corridor contract, the supplemental interest reserve fund, the supplemental interest trust and the carryover reserve fund will not constitute any part of any REMIC created under the pooling and servicing agreement.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions, including satisfying the requirements of an investor based class exemption, are met.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

The senior certificates and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The other classes of certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

See "Legal Investment" in the prospectus.

                         SUMMARY OF TRANSACTION PARTIES

                              --------------------
                               SPONSOR AND SELLER
                              IndyMac Bank, F.S.B.
                              --------------------
                                        |  Mortgage Loans
                                        |
                                        |
                                       \|/
                              --------------------
                                    DEPOSITOR
                                IndyMac MBS, Inc.
                              --------------------
                                        |
                                        |
                                        |     ------------------------------
                                        |             SWAP COUNTERPARTY
                                        |           The Bank of New York
                        Mortgage Loans  |     ------------------------------
                                        |       Net Swap Payments    /|\   |                       ---------------------
                                        |       on the Swap           |    |                       CORRIDOR COUNTERPARTY
                                        |       Contract              |    |                 _ _ _  The Bank of New York
                                        |       the Swap              |    |                |      ---------------------
                                        |       Counterparty if       |    |                |
                                        |       LIBOR is greater      |    |                |
                                        |       than One-Month        |    |                |     Payments on the
                                        |       LIBOR  plus a fixed   |    |                |     Corridor Contract
                                        |       margin                |    |                |
                                       \|/                            |   \|/              \|/
                Mortgage   --------------------------                 -------------------------
-------------   Loan             ISSUING ENTITY                         SUPPLEMENTAL INTEREST
  SERVICER      Servicing  IndyMac INDX Mortgage Loan -------------->           TRUST
IndyMac Bank, ----------->       Trust 2006-AR39                      -------------------------
   F.S.B.                                                                |
-------------                        TRUSTEE                             |
                             Deutsche Bank National                      |
                                  Trust Company                          |
                           --------------------------                    |
                                        \                                |
                           Distributions \                              \|/
                                          \              ------------------
                                           ------------> CERTIFICATEHOLDERS
                                                         ------------------

                                  RISK FACTORS

o The following information, which you should carefully consider, identifies significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under "Risk Factors" beginning on page 5 in the prospectus.

YOUR YIELD WILL BE AFFECTED BY   Borrowers may, at their option, prepay their
HOW BORROWERS REPAY THEIR        mortgage loans in whole or in part at any
MORTGAGE LOANS                   time. We cannot predict the rate at which
                                 borrowers will repay their mortgage loans. A prepayment of a mortgage loan, however, will result in a prepayment on the certificates.
                                 The issuing entity's prepayment experience may be affected by many factors, including:

                                 o    general economic conditions,

                                 o    the level of prevailing interest rates,

                                 o    the availability of alternative
                                      financing,

                                 o    applicability of prepayment charges, and

                                 o    homeowner mobility.

                                 The rate and timing of prepayment of mortgage loans will affect the yields to maturity and weighted average lives of the certificates.

                                 Any reinvestment risks from faster or slower prepayments of mortgage loans will be borne entirely by the holders of the certificates.

                                 o    If you purchase your certificates at a
                                      discount and principal is repaid slower
                                      than you anticipate, then your yield may be lower than you anticipate.

                                 o    If you purchase your certificates at a
                                      premium and principal is repaid faster
                                      than you anticipate, then your yield may be lower than you anticipate.

                                 o    Approximately 30.73% of the mortgage
                                      loans by the cut-off date pool principal balance, require the mortgagor to pay a charge if the mortgagor prepays the mortgage loan during periods ranging from one year to three years after the mortgage loan was originated. A prepayment charge may discourage a mortgagor from prepaying the mortgage loan during the applicable period. Similarly, the expiration of the applicable period will increase the propensity of a mortgagor to prepay the mortgage loan. Prepayment charges will be distributed to the Class P-1 or Class P-2 Certificates, as applicable, and will not be available to the holders of other classes of certificates.

                                 o The mortgage loans have fixed rates for a period from the date of origination and then adjust based upon a specified index semi-annually or annually. These mortgage loans may have higher prepayments as they approach their first adjustment dates because the related mortgagors may seek to avoid periodic changes to their monthly payments.

                                 See "Yield, Prepayment and Maturity
                                 Considerations" for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

YOUR YIELD WILL BE AFFECTED BY   Approximately 91.51% of the mortgage loans by
THE INTEREST-ONLY FEATURE OF     cut-off date pool principal balance, require
SOME OF THE MORTGAGE LOANS            monthly payments of only accrued interest
                                  for a period of up to ten years after
                                 origination. During the interest-only period, less principal will be available for distribution to certificateholders than otherwise would be the case. In addition, these loans may have a higher risk of default after the interest-only period due to the larger outstanding balance and the increased monthly payment necessary to amortize fully the mortgage loan.

                                 During the interest-only period, these
                                 mortgage loans may be less likely to prepay since the perceived benefits from refinancing may be less than if the mortgage loans were fully amortizing. As the interest-only period approaches its end, however, these mortgage loans may be more likely to be refinanced in order to avoid higher monthly payments necessary to fully amortize the mortgage loans.

                                 Investors should consider the fact that
                                 interest-only loans reduce the monthly payment required by borrowers during the interest-only period and consequently the monthly housing expense used to qualify borrowers. As a result, interest-only loans may allow some borrowers to qualify for a mortgage loan who would not otherwise qualify for a fully-amortizing loan or may allow them to qualify for a larger mortgage loan than otherwise would be the case.

HIGH BALANCE MORTGAGE LOANS      As of the cut off date, 29 mortgage loans
PRESENT GREATER RISK             constituting approximately 5.30% of the
                                 cut-off date pool principal balance had
                                 principal balances greater than $1,000,000 but less than or equal to $2,000,000, and one mortgage loan constituting approximately 0.31% of the cut-off date pool principal balance had a principal balance greater than $2,000,000.
                                 You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the mortgage pool.

THE YIELDS ON THE LIBOR          The pass-through rates on the LIBOR
CERTIFICATES WILL BE AFFECTED    Certificates for any distribution date will be
BY THE LEVEL OF LIBOR            equal to the value of one-month LIBOR plus the
                                 related margin, but subject to both the net rate cap and a maximum rate. For these classes of certificates your yield will be sensitive to:

                                     (1)  the level of one-month LIBOR;

                                     (2)  the timing of adjustment of the
                                          pass-through rate on your
                                          certificate as it relates to the
                                          interest rates on the mortgage loans
                                          and the level of the applicable
                                          mortgage index, the timing of
                                          adjustment of the interest rates on
                                          the mortgage loans, and periodic and
                                          lifetime limits on those
                                          adjustments,

                                     (3)  the level of one-month LIBOR relative
                                          to the fixed rate used to calculate
                                          the payment to the swap
                                           counterparty with respect to the
                                           swap contract, and

                                      (4)  other limitations on the pass-through
                                           rates of such certificates as
                                           described further in this prospectus
                                           supplement.

                                 See "Description of the Certificates--Interest" and "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

YOUR YIELD WILL BE AFFECTED BY   The timing of principal distributions on the
HOW DISTRIBUTIONS ARE            certificates will be affected by a number of
ALLOCATED TO THE CERTIFICATES    factors, including:

                                 o the extent of prepayments on the mortgage loans,

                                 o the absence of any "scheduled" principal payments for a substantial majority of the mortgage loans for a substantial period of time,

                                 o    how the classes of certificates receive
                                      distributions of principal,

                                 o whether the servicer exercises its right, in its sole discretion, to terminate the issuing entity,

                                 o    the rate and timing of payment defaults
                                      and losses on the mortgage loans, and

                                 o    repurchases of mortgage loans for
                                      material breaches of representations and warranties or due to modifications in lieu of refinancing of the mortgage loan.

                                 Because distributions on the certificates are dependent upon the payments on the mortgage loans, we cannot guarantee the amount of any particular payment or the amount of time that will elapse before the issuing entity is terminated.

                                 See "Description of the
                                 Certificates--Principal," and "--Termination of the Issuing Entity; Optional Termination" in this prospectus supplement for a description of the manner in which principal will be distributed to the certificates. See "The Mortgage Pool--Representations by Seller; Repurchases, etc." and "Servicing of the Mortgage Loans--Certain Modifications and Refinancings" in this prospectus supplement for more information regarding the repurchase or substitution of mortgage loans.

MODIFICATION OF MORTGAGE LOANS   The servicer has the right to modify any
BY THE SERVICER MAY ADVERSELY    mortgage loan in lieu of refinancing if it
AFFECT YOUR YIELD                purchases the mortgage loan from the issuing
                                 entity. Modifications may include, but are not limited to, rate reductions. The servicer actively attempts to identify borrowers who may refinance and informs them of the alternative of a modification. Generally borrowers informed of this option choose it. The proceeds of any such repurchases are treated as prepayments in full of the applicable mortgage loans and will have the same effect on the yields on the certificates as prepayments in full. See
                                 "Servicing of the Mortgage Loans--Certain
                                 Modifications and Refinancings" in this
                                 prospectus supplement.

CREDIT ENHANCEMENT MAY NOT BE    The certificates are not insured by any
SUFFICIENT TO PROTECT SENIOR     financial guaranty insurance policy. The
CERTIFICATES FROM LOSSES         subordination features of the issuing entity
                                 are intended to enhance the likelihood that senior certificateholders will receive regular payments of interest and principal, as applicable.

                                 SUBORDINATION. Credit enhancement will be provided for the certificates, first, by the right of the holders of senior certificates to receive distributions of principal before the classes subordinated to them and, second, to the extent there is no overcollateralization in the issuing entity, by the allocation of realized losses on the mortgage loans to the subordinated certificates in the inverse order of their priority of distribution, beginning with the Class M-9 Certificates. This form of credit enhancement uses collections on the mortgage loans otherwise distributable to holders of the subordinated classes to distribute amounts due on the more senior classes of certificates. After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections on the mortgage loans otherwise distributable to the subordinated classes will comprise the sole source of funds from which this type of credit enhancement is provided to the senior certificates. The LIBOR Certificates also may benefit from net swap payments under the swap contract (until the swap contract termination date) and, beginning in January 2012, payments under the corridor contract (until the corridor contract termination date), to the extent they are available for this purpose as described in the prospectus supplement.

                                 ALLOCATION OF LOSSES. Realized losses on the mortgage loans are allocated to the subordinated certificates, beginning with the class of subordinated certificates with the lowest distribution priority, until the class certificate balance of that class has been reduced to zero. This means that after the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, realized losses on the mortgage loans will first be allocated to the Class M-9 Certificates until its class certificate balance is reduced to zero. Subsequent realized losses will be allocated to the next most junior classes of subordinated certificates sequentially, until the class certificate balance of each succeeding class has been reduced to zero. Accordingly, if the class certificate balance of each class of subordinated certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates.

                                 Any realized losses allocable to the senior certificates will be allocated as described "Description of the Certificates--Allocation of

                                 Losses." Investors in the class of super senior certificates should note that the original class certificate balance of the class of support certificates is substantially smaller than the original class certificate balance of the class of super senior certificates. As a result, the support class will be able to absorb only a small portion of the losses otherwise allocable to the super senior class.

                                 You should fully consider the risks of
                                 investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses. In addition, investors in a class of senior certificates should consider the risk that, after the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, the subordination of the subordinated certificates may not be sufficient to protect the senior certificates from losses.

                                 See "Credit Enhancement--Subordination" and
                                 "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

SECOND LIENS ON SOME OF THE      At the time of origination approximately 55.54%
MORTGAGED PROPERTIES MAY         of the mortgage loans by cut-off date pool
ADVERSELY AFFECT YOU             principal balance, the originator of the
                                 mortgage loan also originated a second lien mortgage loan that will not be included in the issuing entity and is not reflected in the loan-to-value ratio tables included in this prospectus supplement. The weighted average loan-to-value ratio of such mortgage loans and the weighted average combined loan-to-value ratio are approximately 78.35% and 95.93%, respectively. With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien because mortgagors have less equity in the mortgaged property. You should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator of its mortgage loan or from any other lender.

EXCESS CASHFLOW FROM THE         The amount by which the aggregate stated
MORTGAGE LOANS MAY NOT PROVIDE   principal balance of the mortgage loans exceeds
ADEQUATE CREDIT ENHANCEMENT      the aggregate class certificate balance of the
                                 offered certificates is called
                                 "OVERCOLLATERALIZATION." The initial level of overcollateralization (that is, the overcollateralization on the closing date) is expected to be approximately 0.35% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. This amount approximately equals the initial level of overcollateralization required by the pooling and servicing agreement. The mortgage loans are expected to generate more interest than is needed to pay interest on the offered certificates and to make any net swap payment payable to the swap counterparty under the swap contract, because the weighted average interest rate on the mortgage loans is expected to be higher than the weighted average pass-through rate on the offered certificates plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty under the swap contract. In the event that the level of overcollateralization is reduced, such "EXCESS
                                 CASHFLOW" will be used to make additional principal distributions on the offered certificates to the extent described in this prospectus supplement. Overcollateralization is intended to provide limited protection to the holders of the offered certificates by absorbing losses from liquidated mortgage loans. However, we cannot assure you that enough excess cashflow will be generated on the mortgage loans to maintain or restore the required level of overcollateralization.

                                 The excess cashflow available on any
                                 distribution date will be affected by the actual amount of interest received, collected or advanced in respect of the mortgage loans for that distribution date. That amount will be influenced by changes in the weighted average of the mortgage rates resulting from prepayments and liquidations of the mortgage loans as well as from adjustments of the mortgage rates on the mortgage loans. The pass-through rate of each class of LIBOR Certificates is subject to both (x) the net rate cap that is based on the weighted average adjusted net mortgage rates of the mortgage loans, net of certain fees and expenses of the issuing entity and any swap payment owed the swap counterparty and (y) a maximum rate. If the pass-through rate on one or more classes is limited by the net rate cap or the maximum rate, it may be necessary to apply all or a portion of the interest remittance amount available to distribute interest at the pass-through rates for such classes of certificates. As a result, interest may be unavailable for any other purpose.

                                 If the protection afforded by
                                 overcollateralization is insufficient, then the holders of the offered certificates could experience a loss on their investment.

EXCESS CASHFLOW WILL ALSO BE     When a borrower makes a full or partial
REDUCED BY PREPAYMENTS ON THE    prepayment on a mortgage loan, the amount of
MORTGAGE LOANS                   interest that the borrower is required to pay
                                 may be less than the amount of interest
                                 certificateholders would otherwise be entitled to receive with respect to the mortgage loan.
                                 The servicer is required to reduce its
                                 servicing fee to offset this shortfall, but the reduction for any distribution date is limited to the servicing fee for the related month. If the aggregate amount of interest shortfalls resulting from prepayments exceeds the amount of the reduction in the servicing fee, the amount of interest available to make distributions of interest to the certificates and to maintain or restore overcollateralization will be reduced.

YOUR YIELD ON THE CERTIFICATES   The pass-through rate on each class of LIBOR
WILL BE AFFECTED BY THE          Certificates for each distribution date is
MORTGAGE RATES OF THE MORTGAGE   subject to both the net rate cap based on the
LOANS                            weighted average adjusted net mortgage rate of
                                 the mortgage loans and a maximum rate.

                                 The pass-through rates on the LIBOR
                                 Certificates may adjust monthly and are based on one-month LIBOR. The mortgage rates on the mortgage loans have a fixed rate period of three, five or seven years after the first payment date of each mortgage loan before the mortgage rates become subject to adjustment either semi-annually or annually based on the related mortgage index. Because the mortgage indices may respond to economic and market factors different than those affecting one-month LIBOR, there is not necessarily a correlation in movement between the interest rates on those mortgage loans and the pass-through rates of the related classes of certificates. For example, it is possible that the interest rates on certain of the mortgage loans may decline while the pass-through rates on the related classes of LIBOR Certificates are stable or rising. In addition, although it is possible that both the mortgage rates and the pass-through rates on the classes of LIBOR Certificates may decline or increase during the same period, the mortgage rates may decline or increase more slowly than the pass-through rates of these certificates because of the difference between interest rate adjustment periods on those mortgage loans and pass-through rate adjustment periods on these certificates. In addition, prepayments of mortgage loans with relatively higher mortgage rates may reduce the net rate cap and consequently reduce the pass-through rate for one or more of these classes of certificates.

                                 It is intended that the amount by which a certificateholder's interest payment has been reduced by operation of the net rate cap or maximum rate will be paid first, from any excess cashflow and then, from any amounts allocated to the issuing entity in respect of the swap contract to the extent such amounts are available for that purpose as described in this prospectus supplement. We cannot assure you that any excess cashflow or the swap contract proceeds will be available, or sufficient, to make such payments.

CONSIDERATIONS REGARDING         Any amounts received by the supplemental
THE SWAP CONTRACT                interest trustee from the swap counterparty
                                 under the swap contract will be applied as described in this prospectus supplement.
                                 However, no amounts will be payable under the swap contract on a distribution date unless the amount owed by the swap counterparty exceeds the amount owed to the swap counterparty under the swap contract. We cannot assure you that any amounts will be received under the swap contract, or that any amounts that are received will be sufficient to cover unpaid interest, unpaid realized loss amounts and net rate carryover or to maintain required overcollateralization on the LIBOR Certificates
                                 Any net payment payable to the swap
                                 counterparty under the terms of the swap contract will reduce amounts available for distribution to certificateholders.

                                 Payments due under the swap contract will be based on a scheduled notional amount that will decline over time. If the rate of prepayments on the mortgage loans is slower than anticipated, the schedule on which payments due under the swap contract are calculated may be less than the aggregate class certificate balance of the LIBOR Certificates, thereby decreasing the relative amount of any net swap payment payable by the swap counterparty to the supplemental interest trust under the swap contract to cover the amounts described above. Furthermore, if a net swap payment is owed to the swap counterparty on any distribution date, available funds that would otherwise be available to make distributions on the LIBOR Certificates will be used to cover the net swap payments due to the swap counterparty.

                                 Upon early termination of the swap contract, the swap counterparty or the supplemental interest trustee may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the swap contract. In the event that a swap termination payment, other than a swap termination payment resulting from a swap counterparty trigger event, is payable to the swap counterparty, that payment will be paid with respect to the related distribution date, and on any subsequent distribution dates until paid in full prior to distributions to holders of certificates. This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the subordinated certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment to the swap counterparty before those effects are borne by the senior certificates and one or more classes of subordinated certificates may suffer a loss as a result of that payment.

CERTAIN INTEREST SHORTFALLS      Your certificates may be subject to certain
WILL BE ALLOCATED TO THE         shortfalls in interest collections arising from
CERTIFICATES                     the application of the Servicemembers Civil
                                 Relief Act and similar state and local laws
                                 (referred to in this prospectus supplement as the Relief Act). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time, will not be advanced by the servicer, and will reduce accrued interest on each class of certificates on a pro rata basis.
                                 Additionally, the Relief Act imposes certain limitations that would impair the servicer's ability to foreclose on an affected mortgage loan during the borrower's period of active service and, under some circumstances, during an additional period thereafter. In addition, pursuant to the laws of various states, under certain circumstances, payments on the mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the servicer to foreclose on the related mortgaged property
                                 This could result in delays or reductions in payment and increased losses on the mortgage loans, which would be borne by the certificateholders.

                                 Your certificates also may be subject to other shortfalls in collections of interest as described in this prospectus supplement under "Description of the Certificates--Interest."

RISKS RELATED TO NEWLY           The majority of the mortgage loans included in
ORIGINATED MORTGAGE LOANS AND    the issuing entity have been originated within
SERVICER'S REPURCHASE            the twelve months prior to the closing date. As
OBLIGATION  RELATED TO EARLY     a result, the issuing entity may experience
PAYMENT DEFAULT                  higher rates of default than if the mortgage
                                 loans had been outstanding for a longer period of time. In addition, the servicer has the obligation to pursue remedies against third parties arising from certain of the mortgage loans that experience an early payment default.
                                 The proceeds of any such repurchases will be treated as prepayments of the applicable mortgage loans and will have the same effect on the yield of the senior certificates as prepayments. Investors in the senior certificates should note that such obligation may be inconsistent with, and adverse to the interests of the holders of the senior certificates, and the servicer is required, if a mortgage loan is subject to an early payment default provision, to pursue remedies against third parties, without consideration of the interests of the senior certificates in connection with such obligation. Furthermore, the existence of such obligation, regardless of whether exercised, may adversely affect the liquidity of the senior certificates relative to other mortgage-backed securities backed by comparable mortgage loans and with comparable distribution priorities and ratings.

EFFECT OF CREDITWORTHINESS OF    As of the date of this prospectus supplement,
SWAP AND CORRIDOR COUNTERPARTY   the ratings of the swap counterparty and
ON RATINGS OF CERTIFICATES       corridor counterparty are lower than "AAA". The
                                 ratings of the certificates are dependent in part upon the credit ratings of the swap counterparty. If a credit rating of the swap counterparty is qualified, reduced or withdrawn and the swap counterparty does not post collateral securing its obligations under the swap contract or a substitute swap counterparty is not obtained in accordance with the terms of the swap contract, the ratings of the certificates may be qualified, reduced or withdrawn. In that event, the value and marketability of those certificates will be adversely affected.

                                 See "Description of the Certificates--The Swap Contract" and "--The Corridor Contract" in this prospectus supplement.

CERTIFICATES MAY NOT BE          The offered certificates may not be an
APPROPRIATE FOR SOME INVESTORS   appropriate investment for investors who do not
                                 have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of offered certificates. This may be the case because, among other things:

                                 o    The yield to maturity of offered
                                      certificates purchased at a price other
                                      than par will be sensitive to the
                                      uncertain rate and timing of principal
                                      prepayments on the mortgage loans;

                                 o The rate of principal distributions on and the weighted average lives of the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates. Accordingly, the offered certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

                                 o    You may not be able to reinvest
                                      distributions on an offered certificate
                                      (which, in general, are expected to be
                                      greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rate applicable to your certificate; or

                                 o    A secondary market for the offered
                                      certificates may not develop or provide
                                      certificateholders with liquidity of
                                      investment.

INDIVIDUALS AND CERTAIN          The fees and non-interest expenses of a REMIC
ENTITIES SHOULD NOT INVEST IN    will be allocated pro rata to the Class A-R
THE CLASS A-R CERTIFICATES       Certificates. Individuals, however, will only
                                 be able to deduct these expenses as
                                 miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986, as amended. Therefore, the Class A-R
                                 Certificates generally are not appropriate investments for individuals, estates, trusts beneficially owned by any individual or estates and pass-through entities having any individual, estate or trust as a shareholder, member or partner.

GEOGRAPHIC CONCENTRATIONS        The table under "The Mortgage Pool--Geographic
INCREASE RISK THAT CERTIFICATE   Distribution of Mortgaged Properties" in this
YIELDS COULD BE IMPAIRED         prospectus supplement sets forth the geographic
                                 concentration of the mortgaged properties, including the percentage by principal balance of the mortgage loans that are secured by property in California. Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.
                                 In addition,

                                 o    economic conditions in states with
                                      significant concentrations (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time;

                                 o    declines in the residential real estate
                                      market in states with significant
                                      concentrations may reduce the values of
                                      properties located in states with
                                      significant concentrations, which would
                                      result in an increase in the loan-to-value ratios. Mortgage loans with higher loan-to-value ratios may present a greater risk of default and, in the case of defaults, an increase in the severity of losses; and

                                 o    any increase in the market value of
                                      properties located in California would
                                      reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

INABILITY TO REPLACE SERVICER    The structure of the servicing fee might affect
COULD AFFECT COLLECTIONS AND     the ability to find a replacement servicer.
RECOVERIES ON THE MORTGAGE       Although the trustee is required to replace the
LOANS                            servicer if the servicer is terminated or
                                 resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement servicer. Because the servicing fee is structured as a percentage of the stated principal balance of each mortgage loan, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage loans and related REO properties remaining in the pool. The performance of the mortgage loans may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement servicer is not retained within a reasonable amount of time.

RIGHTS OF THE NIM INSURER        If there is a NIM Insurer, pursuant to the
                                 pooling and servicing agreement, unless the NIM
                                 Insurer fails to make a required payment under the certificate guaranty insurance policy insuring the net interest margin securities and the failure is continuing or the NIM Insurer is the subject of a bankruptcy proceeding (each such event, a "NIM INSURER DEFAULT"), the NIM
                                 Insurer will be entitled to exercise, among others, the following rights without the consent of holders of the offered certificates, and the holders of the offered certificates may exercise such rights only with the prior written consent of the NIM Insurer:

                                 o the right to provide notices of servicer defaults and the right to direct the trustee to terminate the rights and obligations of the servicer under the pooling and servicing agreement upon a default by the servicer,

                                 o    the right to remove the trustee or any
                                      custodian pursuant to the pooling and
                                      servicing agreement, and

                                 o    the right to direct the trustee to make
                                      investigations and take actions pursuant to the pooling and servicing agreement.

                                 In addition, unless a NIM Insurer Default exists, such NIM Insurer's consent will be required before, among other things,

                                 o any removal of the servicer, any successor servicer or the trustee, any appointment of any co-trustee,

                                 o    any otherwise permissible waivers of
                                      prepayment charges or extensions of due
                                      dates for payment granted by the servicer with respect to more than 5% of the mortgage loans, or

                                 o any amendment to the pooling and servicing agreement.

                                 Investors in the offered certificates should note that:

                                 o    any insurance policy issued by the NIM
                                      Insurer will not cover, and will not
                                      benefit in any manner whatsoever, the
                                      offered certificates,

                                 o the rights granted to the NIM Insurer are extensive,

                                 o    the interests of the NIM Insurer may be
                                      inconsistent with, and adverse to, the
                                      interests of the holders of the offered
                                      certificates, and the NIM Insurer has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of the NIM Insurer's rights, and

                                 o the NIM Insurer's exercise of its rights and consents may negatively affect the offered certificates and the existence of the NIM Insurer's rights, whether or not exercised, may adversely affect the liquidity of the offered certificates, relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

                                 See "Rights of the NIM Insurer under Pooling and Servicing Agreement" in this prospectus supplement.

RELOCATION OF THE SERVICER'S     The servicer intends to relocate its default
DEFAULT MANAGEMENT SERVICES      management, collections, and loss mitigation
MAY RESULT IN INCREASED          functions from Pasadena, California to Texas in
DELINQUENCIES AND DEFAULTS       2007. Fewer than 70 of the servicer's employees
WHICH MAY ADVERSELY AFFECT THE   will be directly affected by this relocation.
YIELD ON THE CERTIFICATES        Although certain of these employees will be
                                 offered the opportunity to relocate, the servicer expects that a substantial number of these employees may elect not to do so.

                                 If a substantial number of employees in default management services resign prior to the relocation or elect not to relocate, the servicer's collection and default management processes may be disrupted which may result in an increase in delinquencies and defaults. Although any increase in delinquencies and defaults is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in the collection and default management processes or as to the resulting effects on the yield of the certificates. In an attempt to mitigate any disruptions in these processes, the servicer will continue to provide default management services from Pasadena until the relocation of those services to Texas has been completed and the default management, collections, and loss mitigation functions in the new site are fully operational.

SOME OF THE STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES," "ANTICIPATES," "ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

                                THE MORTGAGE POOL

GENERAL

          The depositor, IndyMac MBS, Inc. will purchase the mortgage loans in the mortgage pool from the sponsor, IndyMac Bank, F.S.B. ("INDYMAC BANK"), pursuant to a pooling and servicing agreement dated as of December 1, 2006 among IndyMac Bank, as seller and servicer, the depositor and Deutsche Bank National Trust Company, as trustee, and will cause the mortgage loans to be assigned to the trustee for the benefit of holders of the certificates (such mortgage loans, the "MORTGAGE LOANS").

          All of the Mortgage Loans to be included in the issuing entity will be evidenced by promissory notes (the "MORTGAGE NOTES"). The Mortgage Notes will be secured by first lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the "MORTGAGED PROPERTIES"). The Mortgaged Properties in the mortgage pool are located in 46 states and the District of Columbia.

          Under the pooling and servicing agreement, the seller will make representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and certain characteristics of the Mortgage Loans and, subject to the limitations described below in this prospectus supplement under "--Assignment of Mortgage Loans" and "--Representations by Seller; Repurchases, etc." the seller will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation that materially and adversely affects the interests of the certificateholders in the related Mortgage Loan or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the certificateholders in that related Mortgage Loan. The seller will represent and warrant to the depositor in the pooling and servicing agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the seller's portfolio as to which the representations and warranties set forth in the pooling and servicing agreement can be made and that the selection was not made in a manner intended to affect the interests of the certificateholders adversely. See "Mortgage Loan Program--Representations by Seller; Repurchases, etc." in the prospectus. Under the pooling and servicing agreement, the depositor will assign all its right, title and interest in and to those representations, warranties and covenants (including the seller's repurchase obligation) to the trustee for the benefit of the certificateholders. The depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. IndyMac Bank is selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligations described above. The obligations of IndyMac Bank, as servicer, with respect to the certificates are limited to the servicer's contractual servicing obligations under the pooling and servicing agreement.

          The depositor believes that the cut-off date information set forth in this prospectus supplement regarding the Mortgage Loans is representative of the characteristics of the Mortgage Loans to be delivered on the closing date. Certain Mortgage Loans, however, may prepay or may be determined not to meet the eligibility requirements for inclusion in the final pool. A limited number of Mortgage Loans may be added to or substituted for the Mortgage Loans described in this prospectus supplement, although any addition or substitution will not result in a material difference in the pool of Mortgage Loans. As a result, the cut-off date information regarding the Mortgage Loans actually delivered on the closing date may vary from the cut-off date information regarding the Mortgage Loans presented in this prospectus supplement.

          As of the Cut-off Date, the aggregate Stated Principal Balance of the Mortgage Loans is expected to be approximately $693,916,198, which is referred to as the "CUT-OFF DATE POOL PRINCIPAL BALANCE."

          Scheduled monthly payments made by the mortgagors on the Mortgage Loans ("SCHEDULED PAYMENTS") either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of the payments to principal and interest. All of the Mortgage Notes will provide for a fifteen (15) day grace period for monthly payments. A Scheduled Payment with respect to a Mortgage Loan is generally considered "delinquent" if the mortgagor fails to make the Scheduled Payment prior to the due date occurring immediately after the due date on which the Scheduled Payment was originally due.

          Based on its amortization feature, each Mortgage Loan will fall into one of three categories: Interest Only Loan, 40/30 Balloon Loan or Fully Amortizing Loan. Approximately 91.51% of the Mortgage Loans by Cut-off Date Pool Principal Balance will provide that the related mortgagors pay only interest on the principal balances of these Mortgage Loans for a period of up to ten years after their origination, but require the entire principal balances of these Mortgage Loans to be fully amortized over the related remaining term of the Mortgage Loans (the "INTEREST ONLY LOANS"). Approximately 7.68% of the Mortgage Loans by Cut-off Date Pool Principal Balance will provide for the amortization of the amount financed over a series of substantially equal monthly payments. The remaining approximately 0.81% of the Mortgage Loans by Cut-off Date Pool Principal Balance provide for monthly payments of principal based on an amortization schedule of 40 years with a balloon payment after 30 years (the "40/30 BALLOON LOANS"). All of the Mortgage Loans provide for payments due on the first day of each month (the "DUE DATE"). At origination, all of the Mortgage Loans had stated terms to maturity of 30 years. Scheduled monthly payments made by the mortgagors on the Mortgage Loans (referred to as scheduled payments) either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest.

          For approximately 69.27% of the Mortgage Loans by Cut-off Date Pool Principal Balance, the mortgagors may prepay their Mortgage Loans at any time without paying a prepayment charge. The calculation of prepayment charges will vary by state, but will generally equal either a fixed percentage of the amount prepaid in excess of a stated threshold or some number of months' interest at the applicable mortgage interest rate on that excess. In California, a prepayment charge equal to six months' interest on the amount prepaid applies to principal prepayments of more than 20% of the original principal balance in any consecutive twelve months for a period that can be as short as the first one year or as long as the first three years after origination of the applicable Mortgage Loan. The holders of the Class P-1 and Class P-2 Certificates, as applicable, will be entitled to all prepayment charges received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the pooling and servicing agreement, the Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

          The mortgage rate ("MORTGAGE RATE") of each of the Mortgage Loans will be fixed for a certain period of time after the origination of the Mortgage Loan. Each mortgage note for the Mortgage Loans will provide for adjustments to the related Mortgage Rate at the end of the initial fixed-rate period and semi-annually or annually thereafter (each such date, an "ADJUSTMENT DATE") to equal the sum, rounded to the nearest 0.125%, of (1) one of (A) the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a day specified in the related note (the "ONE-YEAR CMT INDEX" ), (B) the average of the London interbank offered rates for six month U.S. dollar deposits in the London market, generally as set forth in either the Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "SIX-MONTH LIBOR INDEX" ) or (C) the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "ONE-YEAR LIBOR INDEX" ) (each of the One-Year CMT Index, Six-Month LIBOR Index and One-Year LIBOR Index, a "MORTGAGE INDEX") and (2) a fixed percentage amount specified in the related mortgage note (the "GROSS MARGIN"); provided, however, that the Mortgage Rate for the Mortgage Loans will not increase or decrease by more than a certain amount specified in the mortgage note (each limit on adjustments in the Mortgage Rate is referred to as a "SUBSEQUENT PERIODIC RATE CAP"), with the exception of the initial Adjustment Date for which the Mortgage Rate on each Mortgage Loan will not increase or decrease by more the certain amount specified in the related mortgage note (each limit on initial adjustments in the Mortgage Rate is referred to as a "INITIAL PERIODIC RATE CAP" ). Adjustments to the Mortgage Rate for each Mortgage Loan are subject to a lifetime maximum interest rate (the "MAXIMUM MORTGAGE RATE" ).

Each Mortgage Loan specifies a lifetime minimum interest rate (the "MINIMUM MORTGAGE RATE" ), which is equal to the Gross Margin for that Mortgage Loan.

          All of the Mortgage Loans are 5/1 Mortgage Loans, 5/6 Mortgage Loans, 7/1 Mortgage Loans or 7/6 Mortgage Loans. A "5/1 MORTGAGE LOAN" and "7/1 MORTGAGE LOAN" have Mortgage Rates that are fixed for approximately 60 and 84 months, respectively, after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to annual adjustment based on a Mortgage Index described in the preceding paragraph. A "5/6 MORTGAGE LOAN," and "7/6 MORTGAGE LOAN" have Mortgage Rates that are fixed for approximately 60 and 84 months, respectively, after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to semi-annual adjustment based on a Mortgage Index described in the preceding paragraph.

          The month of the earliest first payment date, earliest stated maturity date and latest stated maturity date of any Mortgage Loan are December 1, 2005, November 1, 2035 and January 1, 2037, respectively.

          As of the Cut-off Date, none of the Mortgage Loans were delinquent 30 days. None of the Mortgage Loans have been more than one payment delinquent in the last 12 months and none have been so delinquent more than one time since the later of their origination date and the date on which they were acquired by the seller. No Mortgage Loan was subject to a buydown agreement. No Mortgage Loan provides for deferred interest or negative amortization.

          At origination, all of the Mortgage Loans had a Loan-to-Value Ratio of 100% or less. All of the Mortgage Loans with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. With respect to approximately 1.53% of the Mortgage Loans by the Cut-off Date Pool Principal Balance, the lender (rather than the borrower) acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium. After the date on which the Loan-to-Value Ratio of a Mortgage Loan is 80% or less, either because of principal payments on the Mortgage Loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that Mortgage Loan. See " --Underwriting Standards" in this prospectus supplement.

          The "LOAN-TO-VALUE RATIO" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of that Mortgage Loan at the date of determination and the denominator of which is

          o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

          o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance.

          No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

          "FICO CREDIT SCORES" are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness. FICO Credit Scores are generated by models developed by a third party that analyze data on consumers in order to establish patterns that are believed to be indicative of the borrower's probability of default. The FICO Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. A FICO Credit Score, however, purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a FICO Credit Score will be an accurate predictor of the likely risk or quality of a mortgage loan.

          The following section contains information sets in tabular format about the Mortgage Loans as of the Cut-off Date. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and have been rounded in order to total 100%. In the tables below the weighted average FICO Credit Score was calculated without including the Mortgage Loans for which the FICO Credit Score was not available.

                                 MORTGAGE LOANS

                    MORTGAGE RATES FOR THE MORTGAGE LOANS(1)

                                                                PERCENT OF                            WEIGHTED
                                                AGGREGATE       AGGREGATE      AVERAGE     WEIGHTED    AVERAGE     WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL      CURRENT      AVERAGE     FICO         AVERAGE
                                  MORTGAGE       BALANCE         BALANCE      PRINCIPAL    MORTGAGE    CREDIT     LOAN-TO-
RANGE OF MORTGAGE RATES (%)        LOANS       OUTSTANDING     OUTSTANDING     BALANCE       RATE       SCORE    VALUE RATIO
------------------------------   ---------   ---------------   -----------   -----------   --------   --------   -----------
4.501 - 4.750.................         6     $  2,008,370.12       0.29%     $334,728.35    4.688%       686        80.00%
4.751 - 5.000.................        43       16,371,651.37       2.36       380,736.08    4.940        706        79.24
5.001 - 5.250.................        30       10,874,156.84       1.57       362,471.89    5.196        707        77.21
5.251 - 5.500.................        44       15,864,907.75       2.29       360,566.09    5.460        692        76.34
5.501 - 5.750.................        94       35,116,575.11       5.06       373,580.59    5.706        709        71.96
5.751 - 6.000.................       161       70,740,902.50      10.19       439,384.49    5.943        712        71.80
6.001 - 6.250.................       230      104,996,924.87      15.13       456,508.37    6.201        717        70.91
6.251 - 6.500.................       342      151,263,331.75      21.80       442,290.44    6.433        713        72.52
6.501 - 6.750.................       255       97,701,138.17      14.08       383,141.72    6.684        703        73.49
6.751 - 7.000.................       250       78,713,082.25      11.34       314,852.33    6.915        703        76.96
7.001 - 7.250.................       127       34,787,503.45       5.01       273,917.35    7.204        697        77.92
7.251 - 7.500.................        99       29,749,546.20       4.29       300,500.47    7.444        710        78.01
7.501 - 7.750.................        80       22,888,699.44       3.30       286,108.74    7.682        689        76.56
7.751 - 8.000.................        64       14,772,591.77       2.13       230,821.75    7.891        705        78.66
8.001 - 8.250.................        15        3,462,115.82       0.50       230,807.72    8.213        668        79.89
8.251 - 8.500.................        15        2,812,605.55       0.41       187,507.04    8.446        677        79.33
8.501 - 8.750.................         6          812,786.31       0.12       135,464.39    8.674        668        79.99
8.751 - 9.000.................         1          350,559.00       0.05       350,559.00    8.875        658        80.00
9.001 - 9.250.................         2          628,750.00       0.09       314,375.00    9.201        744        89.18
                                   -----     ---------------     ------
   Total......................     1,864     $693,916,198.27     100.00%
                                   =====     ===============     ======

----------
(1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.497% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 6.489%

              CURRENT PRINCIPAL BALANCES FOR THE MORTGAGE LOANS(1)

                                                                PERCENT OF                              WEIGHTED
                                                AGGREGATE       AGGREGATE       AVERAGE      WEIGHTED    AVERAGE     WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL       CURRENT       AVERAGE     FICO       AVERAGE
RANGE OF CURRENT MORTGAGE         MORTGAGE       BALANCE         BALANCE       PRINCIPAL     MORTGAGE    CREDIT      LOAN-TO-
LOAN PRINCIPAL BALANCES ($)        LOANS       OUTSTANDING     OUTSTANDING      BALANCE        RATE       SCORE    VALUE RATIO
------------------------------   ---------   ---------------   -----------   -------------   --------   --------   -----------
0.01 - 50,000.00..............         2     $     64,392.38       0.01%     $   32,196.19    8.272%       692        74.35%
50,000.01 - 100,000.00........        40        3,428,347.19       0.49          85,708.68    7.288        685        74.62
100,000.01 - 150,000.00.......       166       21,333,748.03       3.07         128,516.55    7.041        704        76.52
150,000.01 - 200,000.00.......       227       40,241,089.23       5.80         177,273.52    6.882        704        76.13
200,000.01 - 250,000.00.......       197       44,500,228.70       6.41         225,889.49    6.751        702        75.28
250,000.01 - 300,000.00.......       213       58,914,288.48       8.49         276,592.90    6.535        699        75.65
300,000.01 - 350,000.00.......       188       61,142,293.44       8.81         325,224.97    6.405        698        76.28
350,000.01 - 400,000.00.......       150       55,705,176.38       8.03         371,367.84    6.301        701        76.53
400,000.01 - 450,000.00.......       143       60,765,714.57       8.76         424,935.07    6.342        709        75.39
450,000.01 - 500,000.00.......       135       64,252,989.79       9.26         475,948.07    6.595        707        77.15
500,000.01 - 550,000.00.......        93       48,582,514.35       7.00         522,392.63    6.406        717        76.76
550,000.01 - 600,000.00.......        74       42,302,574.33       6.10         571,656.41    6.357        721        73.08
600,000.01 - 650,000.00.......        71       44,602,878.28       6.43         628,209.55    6.474        710        75.79
650,000.01 - 700,000.00.......        39       26,438,549.25       3.81         677,911.52    6.286        711        72.76
700,000.01 - 750,000.00.......        23       16,829,100.00       2.43         731,700.00    6.415        735        74.26
750,000.01 - 800,000.00.......        15       11,664,695.98       1.68         777,646.40    6.424        726        69.64
800,000.01 - 850,000.00.......        15       12,404,954.00       1.79         826,996.93    6.606        706        70.61
850,000.01 - 900,000.00.......        10        8,790,194.34       1.27         879,019.43    6.451        703        69.60
900,000.01 - 950,000.00.......         4        3,715,000.00       0.54         928,750.00    6.530        676        54.22
950,000.01 - 1,000,000.00.....        29       28,750,680.67       4.14         991,402.78    6.444        705        66.39
1,000,000.01 - 1,500,000.00...        28       35,341,788.88       5.09       1,262,206.75    6.420        713        59.75
1,500,000.01 - 2,000,000.00...         1        2,000,000.00       0.29       2,000,000.00    6.250        777        48.78
2,000,000.01 - 2,500,000.00...         1        2,145,000.00       0.31       2,145,000.00    6.000        694        65.00
                                   -----     ---------------     ------
   Total......................     1,864     $693,916,198.27     100.00%
                                   =====     ===============     ======

----------
(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $372,273.

             ORIGINAL LOAN-TO-VALUE RATIOS FOR THE MORTGAGE LOANS(1)

                                                                PERCENT OF                            WEIGHTED
                                                AGGREGATE       AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL      CURRENT      AVERAGE     FICO        AVERAGE
RANGE OF ORIGINAL                 MORTGAGE       BALANCE         BALANCE      PRINCIPAL    MORTGAGE    CREDIT    LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING     OUTSTANDING     BALANCE       RATE       SCORE        RATIO
------------------------------   ---------   ---------------   -----------   -----------   --------   --------   -------------
10.01 - 15.00.................         2     $    200,702.50       0.03%     $100,351.25    6.626%       743         14.56%
15.01 - 20.00.................         1          169,547.54       0.02       169,547.54    6.625        741         18.89
20.01 - 25.00.................         4        2,898,340.83       0.42       724,585.21    6.539        719         21.68
25.01 - 30.00.................         4        2,138,000.00       0.31       534,500.00    6.106        727         28.46
30.01 - 35.00.................         6        1,845,800.00       0.27       307,633.33    6.802        680         33.41
35.01 - 40.00.................        12        5,210,900.00       0.75       434,241.67    6.331        672         39.05
40.01 - 45.00.................        17        6,763,186.58       0.97       397,834.50    6.235        672         42.34
45.01 - 50.00.................        25       10,985,294.22       1.58       439,411.77    6.523        713         48.27
50.01 - 55.00.................        46       20,150,407.30       2.90       438,052.33    6.286        692         52.54
55.01 - 60.00.................        69       30,435,923.91       4.39       441,100.35    6.263        709         57.85
60.01 - 65.00.................       109       56,738,080.07       8.18       520,532.84    6.370        709         63.62
65.01 - 70.00.................        91       44,023,520.57       6.34       483,774.95    6.484        697         68.26
70.01 - 75.00.................       128       58,318,633.35       8.40       455,614.32    6.535        709         73.77
75.01 - 80.00.................     1,267      430,716,688.74      62.07       339,950.03    6.530        710         79.75
80.01 - 85.00.................        29        9,684,668.31       1.40       333,954.08    6.483        712         84.10
85.01 - 90.00.................        29        7,091,539.79       1.02       244,535.85    6.865        703         89.29
90.01 - 95.00.................        23        6,221,064.56       0.90       270,481.07    6.849        724         94.23
95.01 - 100.00................         2          323,900.00       0.05       161,950.00    7.775        715         99.66
                                   -----     ---------------     ------
   Total......................     1,864     $693,916,198.27     100.00%
                                   =====     ===============     ======

----------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 74.02%.

             ORIGINAL TERM TO STATED MATURITY FOR THE MORTGAGE LOANS

                                                                PERCENT OF                            WEIGHTED
                                                AGGREGATE       AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL      CURRENT      AVERAGE     FICO        AVERAGE
ORIGINAL TERM TO STATED           MORTGAGE       BALANCE         BALANCE      PRINCIPAL    MORTGAGE    CREDIT    LOAN-TO-VALUE
MATURITY (MONTHS)                  LOANS       OUTSTANDING     OUTSTANDING     BALANCE       RATE       SCORE        RATIO
------------------------------   ---------   ---------------   -----------   -----------   --------   --------   -------------
360...........................     1,864     $693,916,198.27     100.00%     $372,272.64    6.497%       708          74.02%
                                   -----     ---------------     ------
   Total......................     1,864     $693,916,198.27     100.00%
                                   =====     ===============     ======

          REMAINING TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS(1)

                                                                PERCENT OF                            WEIGHTED
                                                AGGREGATE       AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL      CURRENT     AVERAGE      FICO        AVERAGE
REMAINING TERMS TO STATED         MORTGAGE       BALANCE         BALANCE      PRINCIPAL    MORTGAGE    CREDIT    LOAN-TO-VALUE
MATURITY (MONTHS)                  LOANS       OUTSTANDING     OUTSTANDING     BALANCE       RATE       SCORE        RATIO
------------------------------   ---------   ---------------   -----------   -----------   --------   --------   -------------
347...........................         1     $     50,702.50       0.01%     $ 50,702.50    7.000%       632          13.25%
349...........................         1          351,628.00       0.05       351,628.00    6.000        790          57.18
351...........................         1          244,693.00       0.04       244,693.00    6.500        725          93.39
353...........................         3          517,560.00       0.07       172,520.00    7.595        774          77.74
354...........................         7        1,555,162.93       0.22       222,166.13    7.889        688          78.73
355...........................        30       10,263,329.26       1.48       342,110.98    7.353        711          72.09
356...........................        71       22,024,982.38       3.17       310,211.02    7.168        715          74.54
357...........................        65       17,543,761.80       2.53       269,904.03    6.999        710          76.84
358...........................       414      133,495,544.12      19.24       322,453.01    6.464        715          77.46
359...........................       665      233,199,277.78      33.61       350,675.61    6.605        704          73.94
360...........................       606      274,669,556.50      39.58       453,250.09    6.294        706          72.24
                                   -----     ---------------     ------
   Total......................     1,864     $693,916,198.27     100.00%
                                   =====     ===============     ======

----------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 359 months.

   GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS

                                                                PERCENT OF                            WEIGHTED
                                                AGGREGATE       AGGREGATE      AVERAGE     WEIGHTED    AVERAGE     WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL      CURRENT      AVERAGE     FICO       AVERAGE
                                  MORTGAGE       BALANCE         BALANCE      PRINCIPAL    MORTGAGE    CREDIT      LOAN-TO-
GEOGRAPHIC AREA                    LOANS       OUTSTANDING     OUTSTANDING     BALANCE       RATE       SCORE    VALUE RATIO
------------------------------   ---------   ---------------   -----------   -----------   --------   --------   -----------
Alabama.......................         1     $    135,425.00       0.02%     $135,425.00     6.000%     623         72.42%
Arizona.......................        91       24,525,011.31       3.53       269,505.62     6.702      710         77.06
California....................       804      374,906,231.56      54.03       466,301.28     6.289      711         72.37
Colorado......................        36       10,477,453.38       1.51       291,040.37     6.527      715         70.52
Connecticut...................        12        5,712,575.68       0.82       476,047.97     6.733      683         72.47
District of Columbia..........         8        4,641,350.00       0.67       580,168.75     6.941      705         75.24
Delaware......................         4        1,379,200.00       0.20       344,800.00     6.944      681         80.00
Florida.......................       143       41,214,596.44       5.94       288,213.96     7.008      706         74.57
Georgia.......................        79       16,569,028.52       2.39       209,734.54     7.015      700         79.29
Hawaii........................         8        3,972,100.00       0.57       496,512.50     6.267      687         72.36
Iowa..........................         4          441,980.85       0.06       110,495.21     7.028      730         79.20
Idaho.........................         6        1,477,520.00       0.21       246,253.33     7.542      677         76.61
Illinois......................        48       15,050,891.61       2.17       313,560.24     6.877      701         75.37
Indiana.......................         5        1,130,270.00       0.16       226,054.00     6.974      734         78.95
Kansas........................         2          272,246.89       0.04       136,123.45     7.510      675         86.60
Kentucky......................         9        1,662,580.52       0.24       184,731.17     6.278      714         80.00
Louisiana.....................         2          327,100.00       0.05       163,550.00     6.875      709         68.03
Massachusetts.................        40       13,473,186.86       1.94       336,829.67     6.845      688         75.04
Maryland......................        83       27,227,946.34       3.92       328,047.55     6.863      697         76.15
Maine.........................         4        1,365,109.56       0.20       341,277.39     6.685      677         73.40
Michigan......................        38        7,410,196.56       1.07       195,005.17     6.685      677         77.66
Minnesota.....................        17        4,359,652.28       0.63       256,450.13     6.854      706         81.34
Missouri......................         4          832,949.71       0.12       208,237.43     7.984      737         86.93
North Carolina................        19        3,594,033.30       0.52       189,159.65     6.603      691         74.94
North Dakota..................         1          116,800.00       0.02       116,800.00     7.750      730         80.00
Nebraska......................         2          596,623.39       0.09       298,311.70     6.970      683         80.00
New Hampshire.................         3          455,147.99       0.07       151,716.00     7.726      690         80.00
New Jersey....................        48       18,391,600.28       2.65       383,158.34     6.535      696         74.82
New Mexico....................         3          402,067.42       0.06       134,022.47     7.324      723         77.19
Nevada........................        59       18,684,898.88       2.69       316,693.20     6.539      711         76.00
New York......................        54       23,517,598.66       3.39       435,511.09     6.589      697         73.99
Ohio..........................        14        4,136,340.42       0.60       295,452.89     6.869      715         72.72
Oklahoma......................         1           64,000.00       0.01        64,000.00     7.000      655         80.00
Oregon........................        18        4,399,238.16       0.63       244,402.12     6.553      712         79.60
Pennsylvania..................        12        2,587,259.29       0.37       215,604.94     6.668      741         80.33
Rhode Island..................         4          938,836.67       0.14       234,709.17     7.323      706         78.64
South Carolina................        24        6,367,808.43       0.92       265,325.35     6.833      690         77.88
South Dakota..................         1          109,531.88       0.02       109,531.88     8.375      695         80.00
Tennessee.....................         6          716,516.98       0.10       119,419.50     7.030      691         78.18
Texas.........................        16        2,360,949.20       0.34       147,559.33     6.850      719         79.59
Utah..........................        14        4,567,144.01       0.66       326,224.57     7.073      752         77.35
Virginia......................        64       24,827,892.49       3.58       387,935.82     6.350      712         77.49
Vermont.......................         1          429,500.00       0.06       429,500.00     6.250      714         71.58
Washington....................        43       15,582,504.60       2.25       362,383.83     6.502      720         75.94
Wisconsin.....................         4        1,235,516.47       0.18       308,879.12     7.011      707         77.21
West Virginia.................         4        1,039,386.68       0.15       259,846.67     7.409      679         80.00
Wyoming.......................         1          230,400.00       0.03       230,400.00     7.250      676         80.00
                                   -----     ---------------     ------
   Total......................     1,864     $693,916,198.27     100.00%
                                   =====     ===============     ======

            MORTGAGORS' FICO CREDIT SCORES FOR THE MORTGAGE LOANS(1)

                                                                PERCENT OF                            WEIGHTED
                                                AGGREGATE       AGGREGATE      AVERAGE     WEIGHTED    AVERAGE     WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL      CURRENT     AVERAGE      FICO       AVERAGE
RANGE OF FICO                     MORTGAGE       BALANCE         BALANCE      PRINCIPAL    MORTGAGE    CREDIT      LOAN-TO-
CREDIT SCORES                      LOANS       OUTSTANDING     OUTSTANDING     BALANCE       RATE       SCORE    VALUE RATIO
------------------------------   ---------   ---------------   -----------   -----------   --------   --------   -----------
Not available.................         3     $    463,873.53       0.07%     $154,624.51     8.209%      N/A        79.22%
601 - 620.....................        11        3,318,459.10       0.48       301,678.10     7.371       620        71.71
621 - 640.....................       123       35,364,747.89       5.10       287,518.28     6.654       632        69.45
641 - 660.....................       180       63,605,826.84       9.17       353,365.70     6.590       650        72.27
661 - 680.....................       299      105,863,261.76      15.26       354,057.73     6.546       671        74.53
681 - 700.....................       355      140,907,517.91      20.31       396,922.59     6.432       690        72.84
701 - 720.....................       219       80,667,101.30      11.62       368,342.93     6.443       711        76.88
721 - 740.....................       219       80,189,999.86      11.56       366,164.38     6.540       731        75.19
741 - 760.....................       188       79,086,788.10      11.40       420,674.40     6.422       750        74.97
761 - 780.....................       155       62,113,355.39       8.95       400,731.33     6.491       771        73.47
781 - 800.....................        89       33,759,305.37       4.87       379,318.04     6.424       789        74.28
801 - 820.....................        23        8,575,961.22       1.24       372,867.88     6.316       806        75.73
                                   -----     ---------------     ------
   Total......................     1,864     $693,916,198.27     100.00%
                                   =====     ===============     ======

----------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans (not including the Mortgage Loans for which the FICO Credit Score was not available) was approximately 708.

              TYPES OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS

                                                                PERCENT OF                            WEIGHTED
                                                AGGREGATE       AGGREGATE      AVERAGE     WEIGHTED    AVERAGE     WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL      CURRENT      AVERAGE     FICO       AVERAGE
                                  MORTGAGE       BALANCE         BALANCE      PRINCIPAL    MORTGAGE    CREDIT      LOAN-TO-
PROPERTY TYPE                      LOANS       OUTSTANDING     OUTSTANDING     BALANCE       RATE       SCORE    VALUE RATIO
------------------------------   ---------   ---------------   -----------   -----------   --------   --------   -----------
Single Family Residence.......     1,064     $412,647,384.07      59.47%     $387,826.49     6.474%      706        73.74%
Planned Unit Development......
(PUD).........................       459      164,777,449.97      23.75       358,992.27     6.548       709        75.72
Condominium...................       215       61,237,185.84       8.82       284,824.12     6.465       714        76.29
Two Family Residence..........        70       28,355,752.39       4.09       405,082.18     6.500       702        70.17
Three Family Residence........        25       15,696,611.21       2.26       627,864.45     6.710       715        62.64
Townhouse.....................        21        6,863,112.52       0.99       326,814.88     6.294       706        77.62
Four Family Residence.........         9        3,989,250.00       0.57       443,250.00     6.691       727        67.57
Cooperative...................         1          349,452.27       0.05       349,452.27     7.250       681        20.59
                                   -----     ---------------     ------
   Total......................     1,864     $693,916,198.27     100.00%
                                   =====     ===============     ======

                         PURPOSES OF THE MORTGAGE LOANS

                                                                PERCENT OF                            WEIGHTED
                                                AGGREGATE       AGGREGATE      AVERAGE     WEIGHTED    AVERAGE     WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL      CURRENT     AVERAGE      FICO       AVERAGE
                                  MORTGAGE       BALANCE         BALANCE      PRINCIPAL    MORTGAGE    CREDIT     LOAN-TO-
LOAN PURPOSE                       LOANS       OUTSTANDING     OUTSTANDING     BALANCE       RATE       SCORE    VALUE RATIO
------------------------------   ---------   ---------------   -----------   -----------   --------   --------   -----------
Purchase......................     1,082     $360,221,266.28      51.91%     $332,921.69     6.514%      716        78.84%
Refinance (Cash Out)..........       499      199,866,592.97      28.80       400,534.25     6.515       695        66.74
Refinance (Rate/Term).........       283      133,828,339.02      19.29       472,891.66     6.424       704        71.91
                                   -----     ---------------     ------
    Total.....................     1,864     $693,916,198.27     100.00%
                                   =====     ===============     ======

                    OCCUPANCY TYPES FOR THE MORTGAGE LOANS(1)

                                                                PERCENT OF                            WEIGHTED
                                                AGGREGATE       AGGREGATE      AVERAGE     WEIGHTED    AVERAGE     WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL      CURRENT      AVERAGE     FICO       AVERAGE
                                  MORTGAGE       BALANCE         BALANCE      PRINCIPAL    MORTGAGE    CREDIT      LOAN-TO-
OCCUPANCY TYPE                     LOANS       OUTSTANDING     OUTSTANDING     BALANCE       RATE       SCORE    VALUE RATIO
------------------------------   ---------   ---------------   -----------   -----------   --------   --------   -----------
Primary Home..................     1,576     $603,027,009.53       86.90%    $382,631.35     6.443%      705        74.79%
Investment....................       203       62,754,827.31        9.04      309,137.08     6.881       730        67.68
Secondary Home................        85       28,134,361.43        4.05      330,992.49     6.801       708        71.61
                                   -----     ---------------      ------
   Total......................     1,864     $693,916,198.27      100.00%
                                   =====     ===============      ======

----------
(1) Based upon representations of the related mortgagors at the time of origination.

                 LOAN DOCUMENTATION TYPE FOR THE MORTGAGE LOANS

                                                                PERCENT OF                            WEIGHTED
                                                AGGREGATE       AGGREGATE      AVERAGE     WEIGHTED    AVERAGE     WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL      CURRENT      AVERAGE     FICO       AVERAGE
TYPE OF DOCUMENTATION             MORTGAGE       BALANCE         BALANCE      PRINCIPAL    MORTGAGE    CREDIT      LOAN-TO-
PROGRAM                            LOANS       OUTSTANDING     OUTSTANDING     BALANCE       RATE      SCORE     VALUE RATIO
------------------------------   ---------   ---------------   -----------   -----------   --------   --------   -----------
Full/Alternate................       282     $ 99,296,171.18       14.31%    $352,114.08     6.373%      703        75.77%
FastForward...................         7        4,269,000.00        0.62      609,857.14     6.224       757        77.62
Stated Income.................       977      371,930,148.88       53.60      380,685.93     6.497       707        75.15
No Ratio......................       274      111,566,647.10       16.08      407,177.54     6.458       713        74.80
No Income/No Asset............       182       53,267,071.56        7.68      292,676.22     6.962       698        72.65
No Doc........................       142       53,587,159.55        7.72      377,374.36     6.368       713        62.33
                                   -----     ---------------      ------
   Total......................     1,864     $693,916,198.27      100.00%
                                   =====     ===============      ======

                  RANGES OF LOAN AGE FOR THE MORTGAGE LOANS(1)

                                                                PERCENT OF                            WEIGHTED
                                                AGGREGATE       AGGREGATE      AVERAGE     WEIGHTED    AVERAGE     WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL      CURRENT      AVERAGE     FICO       AVERAGE
RANGE OF                          MORTGAGE       BALANCE         BALANCE      PRINCIPAL    MORTGAGE    CREDIT      LOAN-TO-
LOAN AGES (MONTHS)                 LOANS       OUTSTANDING     OUTSTANDING     BALANCE       RATE       SCORE    VALUE RATIO
------------------------------   ---------   ---------------   -----------   -----------   --------   --------   -----------
0.............................        21     $  9,251,290.00        1.33%    $440,537.62     6.363%      714        77.17%
1 - 6.........................     1,782      653,268,484.45       94.14      366,592.86     6.500       708        74.10
7 - 12........................        28       10,582,242.32        1.53      377,937.23     6.744       687        76.39
13 - 18.......................        29       18,258,181.50        2.63      629,592.47     6.322       702        68.73
19 - 24.......................         2        1,364,000.00        0.20      682,000.00     6.408       668        73.72
31 - 36.......................         2        1,192,000.00        0.17      596,000.00     6.226       665        62.59
                                   -----     ---------------      ------
Total.........................     1,864     $693,916,198.27      100.00%
                                   =====     ===============      ======

----------
(1) As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately 3 months.

                      LOAN PROGRAMS FOR THE MORTGAGE LOANS

                                                                PERCENT OF                            WEIGHTED
                                                AGGREGATE       AGGREGATE      AVERAGE     WEIGHTED    AVERAGE     WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL      CURRENT      AVERAGE     FICO       AVERAGE
                                  MORTGAGE       BALANCE         BALANCE      PRINCIPAL    MORTGAGE    CREDIT      LOAN-TO-
LOAN PROGRAM                       LOANS       OUTSTANDING     OUTSTANDING     BALANCE       RATE       SCORE    VALUE RATIO
------------------------------   ---------   ---------------   -----------   -----------   --------   --------   -----------
5/1 CMT Interest Only.........        33     $  7,797,889.46        1.12%    $236,299.68     6.324%      726        80.59%
5/1 LIBOR.....................        63       19,773,162.38        2.85      313,859.72     6.327       697        71.50
5/1 LIBOR 40/30 Balloon.......        13        3,798,200.84        0.55      292,169.30     6.175       702        77.30
5/1 LIBOR Interest Only.......       782      320,200,259.45       46.14      409,463.25     6.264       707        73.81
5/6 LIBOR.....................        83       23,189,440.32        3.34      279,390.85     7.196       714        71.35
5/6 LIBOR 40/30 Balloon.......         2          526,659.11        0.08      263,329.56     7.591       653        79.85
5/6 LIBOR Interest Only.......       551      180,868,550.47       26.06      328,255.08     6.856       706        76.45
7/1 CMT Interest Only.........         6        3,580,352.94        0.52      596,725.49     6.344       728        74.02
7/1 LIBOR.....................        23        6,494,190.76        0.94      282,356.12     6.457       701        73.10
7/1 LIBOR Interest Only.......       212      103,669,192.97       14.94      489,005.63     6.410       713        70.68
7/1 LIBOR 40/30 Balloon.......         4        1,316,000.00        0.19      329,000.00     6.852       684        80.00
7/6 LIBOR.....................        15        3,814,808.97        0.55      254,320.60     6.868       715        72.92
7/6 LIBOR Interest Only.......        77       18,887,490.60        2.72      245,292.09     6.857       710        75.13
                                   -----     ---------------      ------
   Total......................     1,864     $693,916,198.27      100.00%
                                   =====     ===============      ======

             PREPAYMENT CHARGE TERMS AND TYPES OF THE MORTGAGE LOANS

                                                                PERCENT OF                            WEIGHTED
                                                AGGREGATE       AGGREGATE      AVERAGE     WEIGHTED    AVERAGE     WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL      CURRENT     AVERAGE      FICO       AVERAGE
PREPAYMENT CHARGE                 MORTGAGE       BALANCE         BALANCE      PRINCIPAL    MORTGAGE    CREDIT      LOAN-TO-
TERM AND TYPE (MONTHS)             LOANS       OUTSTANDING     OUTSTANDING     BALANCE       RATE       SCORE    VALUE RATIO
------------------------------   ---------   ---------------   -----------   -----------   --------   --------   -----------
0.............................     1,306     $480,651,400.51       69.27%    $368,033.23     6.556%      710        74.08%
12-Hard.......................       126       52,955,962.58        7.63      420,285.42     6.455       706        72.07
24-Soft.......................         6        1,727,072.00        0.25      287,845.33     7.239       749        77.83
24-Hard.......................        50       19,284,552.18        2.78      385,691.04     6.335       711        73.05
36-Soft.......................        66       24,738,874.06        3.57      374,831.43     7.046       709        73.10
36-Hard.......................       310      114,558,336.94       16.51      369,543.02     6.164       698        74.95
                                   -----     ---------------      ------
   Total......................     1,864     $693,916,198.27      100.00%
                                   =====     ===============      ======

                     GROSS MARGINS FOR THE MORTGAGE LOANS(1)

                                                                PERCENT OF                            WEIGHTED
                                                AGGREGATE       AGGREGATE       AVERAGE    WEIGHTED    AVERAGE     WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL       CURRENT     AVERAGE     FICO       AVERAGE
RANGE OF GROSS                    MORTGAGE       BALANCE         BALANCE       PRINCIPAL   MORTGAGE    CREDIT      LOAN-TO-
MARGINS (%)                        LOANS       OUTSTANDING     OUTSTANDING      BALANCE      RATE       SCORE    VALUE RATIO
------------------------------   ---------   ---------------   -----------   -----------   --------   --------   -----------
2.001 - 2.250.................       798     $253,845,301.07       36.58%    $318,101.88     6.782%      710        75.82%
2.251 - 2.500.................         5        1,227,824.64        0.18      245,564.93     6.636       661        75.38
2.501 - 2.750.................       938      401,216,651.90       57.82      427,736.30     6.332       708        72.21
2.751 - 3.000.................        51       16,405,285.39        2.36      321,672.26     6.178       679        79.97
3.001 - 3.250.................        32        9,619,191.26        1.39      300,599.73     6.131       691        81.05
3.251 - 3.500.................        20        6,153,576.05        0.89      307,678.80     6.534       699        84.54
3.501 - 3.750.................         2          520,596.44        0.08      260,298.22     6.875       696        89.34
3.751 - 4.000.................        10        2,839,830.63        0.41      283,983.06     6.776       717        78.66
4.001 - 4.250.................         2          454,240.89        0.07      227,120.45     6.954       677        80.00
4.251 - 4.500.................         1          288,000.00        0.04      288,000.00     7.500       677        80.00
4.501 - 4.750.................         1          216,000.00        0.03      216,000.00     7.625       688        80.00
4.751 - 5.000.................         3          741,700.00        0.11      247,233.33     6.778       698        84.19
6.251 - 6.500.................         1          388,000.00        0.06      388,000.00     6.500       681        80.00
                                   -----     ---------------      ------
   Total......................     1,864     $693,916,198.27      100.00%
                                   =====     ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans was approximately 2.597%.

                 INITIAL ADJUSTMENT DATE FOR THE MORTGAGE LOANS

                                                                PERCENT OF                            WEIGHTED
                                                AGGREGATE       AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL      CURRENT      AVERAGE     FICO        AVERAGE
                                  MORTGAGE       BALANCE         BALANCE      PRINCIPAL    MORTGAGE    CREDIT    LOAN-TO-VALUE
INITIAL ADJUSTMENT DATES           LOANS       OUTSTANDING     OUTSTANDING     BALANCE       RATE       SCORE        RATIO
------------------------------   ---------   ---------------   -----------   -----------   --------   --------   -------------
November 1, 2010..............         1     $     50,702.50       0.01%     $ 50,702.50    7.000%       632         13.25%
May 1, 2011...................         3          517,560.00       0.07       172,520.00    7.595        774         77.74
June 1, 2011..................         7        1,555,162.93       0.22       222,166.13    7.889        688         78.73
July 1, 2011..................        24        8,448,353.73       1.22       352,014.74    7.399        710         72.28
August 1, 2011................        36       11,838,054.10       1.71       328,834.84    7.361        709         76.73
September 1, 2011.............        32        9,009,924.55       1.30       281,560.14    7.202        699         79.00
October 1, 2011...............       359      111,924,900.28      16.13       311,768.52    6.462        713         77.91
November 1, 2011..............       572      189,744,794.64      27.34       331,721.67    6.658        705         74.76
December 1, 2011..............       477      215,232,939.30      31.02       451,222.09    6.261        703         72.42
January 1, 2012...............        16        7,831,770.00       1.13       489,485.63    6.279        722         77.37
January 1, 2013...............         1          351,628.00       0.05       351,628.00    6.000        790         57.18
March 1, 2013.................         1          244,693.00       0.04       244,693.00    6.500        725         93.39
July 1, 2013..................         6        1,814,975.53       0.26       302,495.92    7.138        719         71.23
August 1, 2013................        35       10,186,928.28       1.47       291,055.09    6.944        723         71.98
September 1, 2013.............        33        8,533,837.25       1.23       258,601.13    6.785        721         74.57
October 1, 2013...............        55       21,570,643.84       3.11       392,193.52    6.476        723         75.14
November 1, 2013..............        93       43,454,483.14       6.26       467,252.51    6.372        699         70.37
December 1, 2013..............       108       49,836,527.20       7.18       461,449.33    6.443        715         70.37
January 1, 2014...............         5        1,768,320.00       0.25       353,664.00    6.191        723         80.00
                                   -----     ---------------     ------
   Total......................     1,864     $693,916,198.27     100.00%
                                   =====     ===============     ======

                MAXIMUM MORTGAGE RATES FOR THE MORTGAGE LOANS(1)

                                                                PERCENT OF                            WEIGHTED
                                                AGGREGATE       AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL      CURRENT      AVERAGE     FICO        AVERAGE
RANGE OF MAXIMUM MORTGAGE         MORTGAGE       BALANCE         BALANCE      PRINCIPAL    MORTGAGE    CREDIT    LOAN-TO-VALUE
RATE (%)                           LOANS       OUTSTANDING     OUTSTANDING     BALANCE        RATE      SCORE        RATIO
------------------------------   ---------   ---------------   -----------   -----------   --------   --------   -------------
9.501 - 9.750.................         6     $  2,008,370.12       0.29%     $334,728.35    4.688%       686         80.00%
9.751 - 10.000................        43       16,371,651.37       2.36       380,736.08    4.940        706         79.24
10.001 - 10.250...............        30       10,874,156.84       1.57       362,471.89    5.196        707         77.21
10.251 - 10.500...............        43       15,473,907.75       2.23       359,858.32    5.459        692         76.29
10.501 - 10.750...............        94       35,116,575.11       5.06       373,580.59    5.706        709         71.96
10.751 - 11.000...............       155       68,528,702.50       9.88       442,120.66    5.944        711         71.76
11.001 - 11.250...............       211       96,500,181.37      13.91       457,346.83    6.203        715         70.64
11.251 - 11.500...............       306      134,413,696.33      19.37       439,260.45    6.429        711         72.61
11.501 - 11.750...............       202       77,816,925.35      11.21       385,232.30    6.683        701         73.49
11.751 - 12.000...............       169       50,468,652.78       7.27       298,631.08    6.869        702         77.63
12.001 - 12.250...............        99       30,242,111.21       4.36       305,475.87    6.919        703         77.27
12.251 - 12.500...............       105       37,358,735.59       5.38       355,797.48    6.980        715         75.65
12.501 - 12.750...............       122       38,355,429.80       5.53       314,388.77    7.169        699         74.72
12.751 - 13.000...............       141       42,395,002.11       6.11       300,673.77    7.192        705         76.64
13.001 - 13.250...............        59       15,708,590.12       2.26       266,247.29    7.366        694         77.15
13.251 - 13.500...............        44       11,926,177.58       1.72       271,049.49    7.658        709         77.12
13.501 - 13.750...............        15        4,946,405.07       0.71       329,760.34    7.767        700         78.80
13.751 - 14.000...............        12        3,329,489.57       0.48       277,457.46    8.001        712         77.01
14.001 - 14.250...............         5        1,485,950.00       0.21       297,190.00    8.653        741         83.88
14.251 - 14.500...............         1          311,624.00       0.04       311,624.00    8.375        720         75.00
14.501 - 14.750...............         2          283,863.70       0.04       141,931.85    8.684        674         79.98
                                   -----     ---------------     ------
   Total......................     1,864     $693,916,198.27     100.00%
                                   =====     ===============     ======

----------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 11.656%.

               INITIAL PERIODIC RATE CAP FOR THE MORTGAGE LOANS(1)

                                                                PERCENT OF                            WEIGHTED
                                                AGGREGATE       AGGREGATE      AVERAGE     WEIGHTED    AVERAGE     WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL      CURRENT      AVERAGE     FICO        AVERAGE
INITIAL                           MORTGAGE       BALANCE         BALANCE      PRINCIPAL    MORTGAGE    CREDIT    LOAN-TO-VALUE
PERIODIC RATE  CAP (%)             LOANS       OUTSTANDING     OUTSTANDING     BALANCE        RATE      SCORE        RATIO
------------------------------   ---------   ---------------   -----------   -----------   --------   --------   -------------
3.000.........................        38     $ 14,873,450.00       2.14%     $391,406.58    6.489%       708         75.24%
4.000.........................         2          774,451.18       0.11       387,225.59    7.500        661         79.90
5.000.........................     1,578      592,918,389.42      85.45       375,740.42    6.434        707         73.86
6.000.........................       246       85,349,907.67      12.30       346,950.84    6.929        715         74.85
                                   -----     ---------------     ------
   Total......................     1,864     $693,916,198.27     100.00%
                                   =====     ===============     ======

----------
(1) As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Mortgage Loans was approximately 5.079%.

             SUBSEQUENT PERIODIC RATE CAP FOR THE MORTGAGE LOANS(1)

                                                                PERCENT OF                            WEIGHTED
                                                AGGREGATE       AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL      CURRENT      AVERAGE     FICO        AVERAGE
SUBSEQUENT PERIODIC RATE          MORTGAGE       BALANCE         BALANCE      PRINCIPAL    MORTGAGE    CREDIT    LOAN-TO-VALUE
CAP (%)                            LOANS       OUTSTANDING     OUTSTANDING     BALANCE        RATE      SCORE        RATIO
------------------------------   ---------   ---------------   -----------   -----------   --------   --------   -------------
1.000.........................       404     $112,842,778.27      16.26%     $279,313.81    7.162%       697         76.50%
2.000.........................     1,460      581,073,420.00      83.74       397,995.49    6.368        710         73.54
                                   -----     ---------------     ------
   Total......................     1,864     $693,916,198.27     100.00%
                                   =====     ===============     ======

----------
(1) As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Mortgage Loans was approximately 1.837%.

                               ORIGINATION CHANNEL

                                                                PERCENT OF                            WEIGHTED
                                                AGGREGATE       AGGREGATE      AVERAGE     WEIGHTED    AVERAGE      WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL      CURRENT      AVERAGE     FICO        AVERAGE
                                  MORTGAGE       BALANCE         BALANCE      PRINCIPAL    MORTGAGE    CREDIT    LOAN-TO-VALUE
ORIGINATION CHANNELS               LOANS       OUTSTANDING     OUTSTANDING     BALANCE        RATE      SCORE        RATIO
------------------------------   ---------   ---------------   -----------   -----------   --------   --------   -------------
Conduit.......................     1,041     $326,636,356.63      47.07%     $313,771.72    6.798%       711         76.20%
Mortgage Professionals........       546      241,011,565.69      34.73       441,413.12    6.221        703         72.22
Correspondent.................       259      118,585,401.95      17.09       457,858.69    6.248        708         71.72
Consumer Direct...............        18        7,682,874.00       1.11       426,826.33    6.204        703         72.97
                                   -----     ---------------     ------
   Total......................     1,864     $693,916,198.27     100.00%
                                   =====     ===============     ======

ASSIGNMENT OF THE MORTGAGE LOANS

          Pursuant to the pooling and servicing agreement, on the closing date the depositor will assign without recourse to the trustee in trust for the benefit of the certificateholders all interest of the depositor in each Mortgage Loan and all interest in all other assets included in IndyMac INDX Mortgage Loan Trust 2006-AR39. This assignment will include all scheduled payments received on account of the Mortgage Loans that were due after the Cut-off Date but will not include any scheduled payments due on or before the Cut-off Date.

          In connection with the assignment of the Mortgage Loans, the depositor will deliver or cause to be delivered to the trustee the mortgage file, which contains among other things, the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original mortgage creating a first lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any documents not returned from the public recording office, which will be delivered to the trustee as soon as they are available to the depositor). With respect to up to 30% of the Mortgage Loans, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than five business days after the closing date. Assignments of the Mortgage Loans to the trustee (or its nominee) generally will not be recorded in a public office for real property records in California and other states where, in the opinion of counsel, recording is not required to protect the trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller. Under certain circumstances specified in the pooling and servicing agreement, the assignments will be recorded (at the Servicer's expense).

          The trustee will review each mortgage file within 90 days of the closing date (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date) and if any document in a mortgage file is found to be missing or defective in a material respect adverse to the interests of the certificateholders in the related Mortgage Loan and the seller does not cure the defect within 90 days of notice of the defect from the trustee (or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office), the seller will be obligated to repurchase the related Mortgage Loan from the issuing entity. The trustee will hold the Mortgage Loan documents in trust for the benefit of the certificateholders in accordance with its customary procedures, including storing the documents in fire-resistant facilities. Rather than repurchase the Mortgage Loan as provided above, the seller may remove the Mortgage Loan (referred to as a deleted Mortgage Loan) from the issuing entity and substitute in its place another Mortgage Loan (referred to as a replacement Mortgage Loan); however, substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that the substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement,

o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted Mortgage Loan (the amount of any shortfall to be deposited by the seller in the Certificate Account and held for distribution to the certificateholders on the related Distribution Date (a "SUBSTITUTION ADJUSTMENT AMOUNT")),

o have a Mortgage Rate not lower than, and not more than 1% per annum higher than, that of the deleted Mortgage Loan,

o have a Maximum Mortgage Rate not more than 1% per annum higher than and not lower than the Maximum Mortgage Rate of the deleted Mortgage Loan,

o have a Minimum Mortgage Rate not lower than, and not more than 1% per annum higher than the Minimum Mortgage Rate of the deleted Mortgage Loan,

o have the same Mortgage Index, reset period and periodic rate cap as the deleted mortgage loan and a Gross Margin not more than 1% per annum higher or lower than that of the deleted mortgage loan,

o have a Mortgage Rate not lower than, and not more than 1% per annum higher than that of the deleted mortgage loan,

o    have a Loan-to-Value Ratio not higher than that of the deleted Mortgage
     Loan,

o have a remaining term to maturity no greater than one year more than or one year less than that of the deleted Mortgage Loan, and

o comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

          This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for a material omission of, or a material defect in, a mortgage loan document.

          Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the Mortgage Loans in the issuing entity that are not already held through the MERS(R) System may, at the discretion of the Servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the Servicer, registered electronically through the MERS(R) System. For each of the Mortgage Loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the Mortgage Loan.

                                   THE SELLER

          IndyMac Bank will be the seller of the Mortgage Loans. The principal executive offices of the Seller are located at 888 East Walnut Street, Pasadena, California 91101-7211. IndyMac Bank is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. The business now operated by IndyMac Bank began in 1993. On July 1, 2000, this business was transferred by a predecessor company to IndyMac Bank and began operation as a federal savings bank.

ORIGINATION PROCESS

          IndyMac Bank acquires mortgage loans principally through four channels: mortgage professionals, consumer direct, correspondent and conduit. IndyMac Bank also acquires a relatively small number of mortgage loans through other channels.

          Mortgage professionals: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

          Consumer direct: Mortgage loans initiated through direct contact with the borrower. This contact may arise from internet advertising and IndyMac Bank website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

          Correspondent: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who sell previously funded mortgage loans to IndyMac Bank.

          Conduit: IndyMac Bank acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans.

          IndyMac Bank approves each mortgage loan seller prior to the initial transaction on the basis of the seller's financial and management strength, reputation and prior experience. Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac Bank will cease doing business with them.

UNDERWRITING PROCESS

          Mortgage loans that are acquired by IndyMac Bank are underwritten by IndyMac Bank according to IndyMac Bank's underwriting guidelines, which also accept mortgage loans meeting Fannie Mae or Freddie Mac guidelines regardless of whether such mortgage loans would otherwise meet IndyMac Bank's guidelines, or pursuant to an exception to those guidelines based on IndyMac Bank's procedures for approving such exceptions. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. Non-conforming mortgage loans originated or purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

          IndyMac Bank has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers: traditional underwriting and e-MITS (Electronic Mortgage Information and Transaction System) underwriting. E-MITS is an automated, internet-based underwriting and risk-based pricing system. IndyMac Bank believes that e-MITS generally enables it to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting and also provides consistent underwriting decisions. IndyMac Bank has procedures to override an e-MITS decision to allow for compensating factors.

          IndyMac Bank's underwriting criteria for traditionally underwritten mortgage loans includes an analysis of the borrower's credit history, ability to repay the mortgage loan and the adequacy of the mortgaged property as collateral. Traditional underwriting decisions are made by individuals authorized to consider compensating factors that would allow mortgage loans not otherwise meeting IndyMac Bank's guidelines.

          In determining a borrower's FICO Credit Score, IndyMac Bank generally selects the middle credit score of the scores provided by each of the three major U.S. credit repositories (Equifax, TransUnion and Experian) for each borrower, and then selects the lowest of these scores. In some instances, IndyMac Bank selects the middle score of the borrower with the largest amount of qualifying income among all of the borrowers on the mortgage loan. A FICO Credit Score might not be available for a borrower due to insufficient credit information on file with the credit repositories. In these situations, IndyMac Bank will establish a borrower's credit history through documentation of alternative sources of credit such as utility payments, auto insurance payments and rent payments. In addition to the FICO Credit Score, other information regarding a borrower's credit quality is considered in the loan approval process, such as the number and degree of any late mortgage or rent payments within the preceding 12-month period, the age of any foreclosure action against any property owned by the borrower, the age of any bankruptcy action, the number of seasoned tradelines reflected on the credit report and any outstanding judgments, liens, charge-offs or collections.

          For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac Bank will usually require a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac. After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

          All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standards or are acceptable to the Rating Agencies. In some circumstances, however, IndyMac Bank does not require primary mortgage guaranty insurance on mortgage loans with Loan-to-Value Ratios greater than 80%.

          IndyMac Bank purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Bank Statement, Stated Income, No Ratio, No Income/No Asset and No Doc. In general, documentation types that provide for less than full documentation of employment, income and liquid assets require higher credit quality and have lower loan-to-value ratios and loan amount limits.

          Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written documentation such as tax returns, pay stubs or W-2 forms. Generally, a two-year history of employment or continuous source of income is required to demonstrate adequacy and continuance of income. Borrowers applying under the Full/Alternate Documentation Program may, based on certain loan characteristics and higher credit quality, qualify for IndyMac Bank's FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets. IndyMac Bank does not require any verification of income or assets under this program.

          The Bank Statement Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers generally must document income and employment for one year (rather than two, as required by the Full/Alternate Documentation Program). Borrowers under the Bank Statement Documentation Program may use bank statements to verify their income and employment. If applicable, written verification of a borrower's assets is required under this program.

          The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding a borrower's assets, if applicable, is verified through written communications. Information regarding income is not verified and employment verification may not be written.

          The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income, but verification of employment may not be written.

          Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

          IndyMac Bank generally will re-verify income, assets, and employment for mortgage loans it acquires through the wholesale channel, but not for mortgage loans acquired through other channels.

          Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type, FICO Credit Score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions. Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied. Other factors may be considered in determining loan eligibility such as a borrower's residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower's monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

          To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the Uniform Standards of Profession Appraisal Practice. The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form. In some cases, an automated valuation model (AVM) may be used in lieu of an appraisal. AVMs are computer programs that use real estate information, such as demographics, property characteristics, sales prices, and price trends to calculate a value for the specific property. The value of the property, as indicated by the appraisal or AVM, must support the loan amount.

          Underwriting procedures vary by channel of origination. Generally, mortgage loans originated through the mortgage professional channel will be submitted to e-MITS for assessment and subjected to a full credit review and analysis. Mortgage loans that do not meet IndyMac Bank's guidelines may be manually re-underwritten and approved under an exception to those underwriting guidelines. Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

          IndyMac Bank currently operates two mortgage loan purchase programs as part of its correspondent channel:

          1. Prior Approval Program. Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel. Only after IndyMac Bank issues an approval notice to a loan originator is a mortgage loan eligible for purchase pursuant to this program.

          2. Preferred Delegated Underwriting Program. Under this program, loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac Bank to verify mortgagor information. The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the loan originators with more stringent requirements imposed on loan originators with a lower net worth. Loan originators are required to submit a variety of information to IndyMac Bank for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters' resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies. Loan originators are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions. IndyMac Bank requires each loan originator to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred Delegated Underwriting Program.

          Under the Preferred Delegated Underwriting Program, each eligible loan originator is required to underwrite mortgage loans in compliance with IndyMac Bank's underwriting guidelines usually by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

          Mortgage loans originated through the conduit channel were generally initially underwritten by the seller to the seller's underwriting guidelines. IndyMac Bank reviews each seller's guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie Mac and IndyMac Bank. Each mortgage loan is re-underwritten by IndyMac Bank for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO Credit Score, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used. In addition, a portion of the mortgage loans acquired from a seller are subjected to a full re-underwriting.

          Exceptions to underwriting standards are permitted in situations in which compensating factors exist. Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower's monthly payment and long-term employment with the same employer.

REPRESENTATIONS BY SELLER; REPURCHASES, ETC.

          The seller represents that immediately before the assignment of the Mortgage Loans to the depositor, it will have good title to, and will be the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and will have full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loans pursuant to the pooling and servicing agreement.

         In the event of a breach of any representation or warranty in respect of a Mortgage Loan that materially and adversely affects the interests of the certificateholders, the seller will be obligated, in accordance with the pooling and servicing agreement, to cure that breach, to repurchase the Mortgage Loan at the purchase price or to substitute a qualified mortgage loan for the Mortgage Loan. See "Mortgage Loan Program--Representations by Seller; Repurchases" in the prospectus.

                           SERVICING OF MORTGAGE LOANS

THE SERVICER

          IndyMac Bank will act as servicer under the pooling and servicing agreement (in such capacity, the "SERVICER"). The principal executive offices of the Servicer are located at 888 East Walnut Street, Pasadena, California 91101-7211. IndyMac Bank has been servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998. It is expected that on the closing date the Servicer will be the only entity servicing the Mortgage Loans. As of the date of this prospectus supplement, IndyMac Bank is rated (x) by Fitch, "RPS2+" as a servicer of alt/A, prime and subprime mortgage loans, (y) by Moody's, "SQ2" as a primary servicer of prime first lien mortgage loans, "SQ2-" as primary servicer of subprime first lien mortgage loans and "SQ2-" as a special servicer and (z) by S&P, "above average/stable" as a primary servicer and "average/stable" as a master servicer and special servicer.

          The Servicer will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the pooling and servicing agreement employing the same degree of skill and care that it employs in servicing other mortgage loans comparable to the Mortgage Loans serviced by the Servicer for itself or others. The Servicer has agreed to represent and protect the interest of the trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan.

          If any servicing transfer were to occur, there may be an increase in delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable Mortgage Loans as a result of any servicing transfer. See also "Risk Factors--Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Securities" in the prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          The expense fees are payable out of the interest payments on each Mortgage Loan. As of the Cut-off Date, the weighted average rate at which the expense fees accrue (referred to as the "EXPENSE FEE RATE") is equal to approximately 0.3827% per annum. The expense fees consist of (a) the servicing fee and (b) lender paid mortgage insurance premiums. The servicing fee rate will be 0.3750% per annum. The Servicer is obligated to pay certain ongoing expenses associated with the issuing entity and incurred by the Servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the Servicer out of its fee. The amount of the Servicer's servicing compensation is subject to adjustment with respect to prepaid mortgage loans, as described in this prospectus supplement under "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans." The Servicer will also be entitled to receive late payment fees, assumption fees and other similar charges (excluding prepayment charges). The Servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the collection account and the Certificate Account and the Distribution Account and Excess Proceeds with respect to the Mortgage Loans as described in this prospectus supplement under "Description of the Certificates--Fees and Expenses."

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

          When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Similarly, if the Servicer purchases a Mortgage Loan as described in this prospectus supplement under "--Certain Modifications and Refinancings," the issuing entity is entitled to the interest paid by the borrower only to the date of purchase. Except with respect to the month of the Cut-off Date, principal prepayments by borrowers received by the Servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments on such Mortgage Loans are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans will result. Conversely, principal prepayments on such Mortgage Loans received by the Servicer from the sixteenth day (or, in the case of the first Distribution Date, from the Cut-off Date) through the last day of a calendar month will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to such prepaid Mortgage Loans would result. To offset any interest shortfall to certificateholders as a result of any prepayments, the Servicer will be required to reduce its servicing compensation, but the reduction for any Distribution Date will be limited to an amount (the "COMPENSATING INTEREST") equal to the product of

o    0.125% multiplied by

o    one-twelfth multiplied by

o the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the prior month.

If shortfalls in interest as a result of prepayments in any month exceed the Compensating Interest for such month, the amount of interest to be distributed to certificateholders will be reduced by the amount of the excess and no amounts will be due or paid with respect to such reduction on future Distribution Dates. See "Description of the Certificates--Interest" in this prospectus supplement.

ADVANCES

          Except as described below, the Servicer will be required to advance prior to each Distribution Date from its own funds or funds in the Certificate Account that are not required to be distributed on that Distribution Date, an amount (referred to as an "ADVANCE") equal to

o all of the payments of principal and interest on the Mortgage Loans due but delinquent as of the "DETERMINATION DATE" (which will be the 18th of the month or, if the 18th is not a business day, the next business day after the 18th day of the month)

          minus

o    the servicing fee for those Mortgage Loans for the period

          plus

o an amount equivalent to interest (net of the servicing fee) on each Mortgage Loan as to which the mortgaged property has been acquired by the issuing entity (through foreclosure or deed-in-lieu of foreclosure).

          Advances are intended to maintain a regular flow of scheduled interest and principal distributions on the certificates rather than to guarantee or insure against losses. The Servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each Mortgage Loan only to the extent that advances made on that Mortgage Loan are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Servicer determines on any Determination Date to make an advance, that advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the Servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if such failure remains unremedied for five days after written notice of such failure. If the Servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor servicer will be obligated to make any required advance, in accordance with the terms of the pooling and servicing agreement. An advance will be reimbursed from the payments on the Mortgage Loan with respect to which the advance was made. However, if an advance is determined to be nonrecoverable and the Servicer delivers an officer's certificate to the trustee indicating that the advance is nonrecoverable, the Servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable advance. Reimbursement for advances and nonrecoverable advances will be made prior to distributions on the certificates.

CERTAIN MODIFICATIONS AND REFINANCINGS

          The servicer may modify any Mortgage Loan at the request of the related mortgagor, provided that the servicer purchases the Mortgage Loan from the issuing entity immediately preceding the modification and the modification is in lieu of a refinancing. Modification of a Mortgage Loan may be made to change the interest rate on the related Mortgage Loan or to alter any other characteristics of the Mortgage Loans as, for example, to change the terms relating to the adjustment of the mortgage interest rate. The Servicer attempts to identify mortgagors who are likely to refinance their Mortgage Loans (and therefore cause a prepayment in full) and inform them of the availability of the option of modification in lieu of refinancing. Mortgagors who are informed of this option are more likely to request a modification than mortgagors who are not so informed. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the first day of the month in which the proceeds are to be distributed at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the servicer. The servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that Mortgage Loan. The purchase price will be treated by the servicer as a prepayment in full of the related Mortgage Loan, and will be distributed by the Trustee in accordance with the pooling and servicing agreement. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and mortgagors request modifications as an alternative to refinancings. The servicer will indemnify the issuing entity against liability for any prohibited transactions taxes and any interest, additions or penalties imposed on any REMIC as a result of any modification or purchase.

PREPAYMENT CHARGES

          A portion of the Mortgage Loans provide for the payment of a prepayment charge if the related mortgagor prepays such Mortgage Loans during a period ranging from one year to three years after origination. The prepayment charges that are imposed on such Mortgage Loans can either be hard prepayment charges or soft prepayment charges. With respect to Mortgage Loans that impose soft prepayment charges, the mortgagor is only required to pay a prepayment charge if the mortgagor prepays the Mortgage Loan for a reason other than as a result of selling the mortgaged property. Mortgage Loans that impose hard prepayment charges require the payment of a prepayment charge in connection with any prepayment, regardless of the reason for that prepayment. Approximately 3.81% of the Mortgage Loans (by aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) have soft prepayment charges and approximately 26.92% of the Mortgage Loans (by aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) have hard prepayment charges. Any prepayment charges will not be distributed to any of the offered certificates, but will be distributed to the Class P-1 and Class P-2 Certificates.

DEFAULT MANAGEMENT SERVICES

          In connection with the servicing of defaulted Mortgage Loans, the Servicer may perform certain default management and other similar services (including, but not limited to, appraisal services) and may act as a broker in the sale of mortgaged properties related to those Mortgage Loans. The Servicer will be entitled to reasonable compensation for providing those services, in addition to the servicing compensation described in this prospectus supplement.

                                   THE SPONSOR

          The sponsor is IndyMac Bank. The sponsor is the same entity as the seller and the Servicer of the Mortgage Loans, and is the parent company of the depositor. The sponsor has been the sponsor of securitizations backed by residential mortgage loans since 1993. The following table describes the approximate volume of mortgage loan securitizations sponsored by IndyMac Bank since 2002.

                         YEAR   APPROXIMATE VOLUME
                         ----   ------------------
                         2002     $ 6.25 billion
                         2003     $ 5.78 billion
                         2004     $16.03 billion
                         2005     $31.37 billion

          As the sponsor, IndyMac Bank originates and acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor. The mortgage loans are then transferred to the issuing entity for the related securitization. The sponsor works with underwriters and rating agencies in structuring their securitization transactions.

                                STATIC POOL DATA

          Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for IndyMac Bank is available on the internet at http://regab.indymacbank.com/. Each of these securitizations is unique, and the characteristics of each securitized mortgage pool varies from each other as well as from the Mortgage Loans to be included in the issuing entity that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior securitizations is likely to not be indicative of the future performance of the Mortgage Loans.

          This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

o prior securitized pools of IndyMac Bank, F.S.B. that do not include the Mortgage Loans and that were established before January 1, 2006; or

o in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

                                  THE DEPOSITOR

          The depositor is IndyMac MBS, Inc., a Delaware corporation that is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300. The depositor will not have any business operations other than securitizing mortgage assets and related activities.

                               THE ISSUING ENTITY

          In connection with the issuance of the certificates, the depositor will form IndyMac INDX Mortgage Loan Trust 2006-AR39, a common law trust created under the laws of the State of New York pursuant to the pooling and servicing agreement. The trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity is December 31.

          The issuing entity's activities are limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the issuing entity is created pursuant to the pooling and servicing agreement, the issuing entity and its permissible activities can only be amended or modified by amending the pooling and servicing agreement.

          Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether the issuing entity would be characterized as a "business trust."

                                   THE TRUSTEE

          Deutsche Bank National Trust Company ("DBNTC" or the "TRUSTEE") will act as trustee, supplemental interest trustee, calculation agent and custodian. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC has also acted as calculation agent and custodian in numerous mortgage-backed transactions since 1991. As custodian, DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files in DBNTC's custody and the mortgage files will be kept in shared facilities. DBNTC's proprietary document tracking system will show the location within DBNTC's facilities of each mortgage file held by the trustee on behalf of the issuing entity. DBNTC has no legal proceedings that would materially affect its ability to perform its duties as trustee, calculation agent or custodian. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC will remain liable for the duties and obligations required of it under the pooling and servicing agreement. The depositor and the servicer may maintain other banking relationships in the ordinary course of business with DBNTC.

          Offered certificates may be surrendered at the offices designated by the trustee from time to time for such purposes, which as of the closing date is of the trustee located at DB Services Tennessee, 648 Grassmere Park Rd., Nashville, TN 37211-3658, Attention: Transfer Unit, or at any other address the trustee designates from time to time. Correspondence may be directed to the trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN06Z2. Certificateholders may access monthly statements from the trustee's website (https://www.tss.db.com/invr). Certificateholders may obtain assistance in operating the website by calling the trustee's investor relations desk at (800) 735-7777.

          In addition to the duties described elsewhere in this prospectus supplement and the prospectus, the trustee will perform many services on behalf of the issuing entity pursuant to the pooling and servicing agreement. The trustee will be responsible for (x) calculating and paying principal and interest distributions to each certificateholder, (y) preparing and filing all income tax returns on behalf of the issuing entity and (z) the preparation of monthly statements to certificateholders.

          The trustee will be liable for its own negligent action, its own negligent failure to act or its own willful misconduct. However, the trustee will not be liable, individually or as trustee,

o for an error of judgment made in good faith by a responsible officer of the trustee, unless it is finally proven that the trustee was negligent in ascertaining the pertinent facts,

o with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates evidencing not less than 25% of the Voting Rights of the certificates relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee under the pooling and servicing agreement,

o for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the pooling and servicing agreement, or

o for any loss on any investment of funds pursuant to the pooling and servicing agreement (other than as issuer of the investment security).

          The trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

          The trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any class of certificates below the ratings issued on the closing date (or having provided security from time to time as is sufficient to avoid the reduction). If the trustee no longer meets the foregoing requirements, the trustee has agreed to resign immediately.

          The trustee may at any time resign by giving written notice of resignation to the depositor, the Swap Counterparty, the Servicer and each Rating Agency not less than 60 days before the specified resignation date. The resignation will not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the trustee gives notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          The depositor or the Servicer may remove the trustee and appoint a successor trustee if:

o the trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the trustee by the depositor,

o the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

o a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different trustee, or

o during the period in which the depositor is required to file reports under the Securities Exchange Act of 1934, as amended, the trustee fails to comply with its related obligations, as described in the pooling and servicing agreement.

          In addition, the holders of certificates evidencing at least 51% of the Voting Rights may at any time remove the trustee and appoint a successor trustee. Notice of any removal of the trustee shall be given to each Rating Agency by the successor trustee. The party initiating the removal of a trustee will bear any expense associated with the removal of the appointment of a new trustee.

          Any resignation or removal of the trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

          A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then-current ratings of the certificates.

                   THE SWAP COUNTERPARTY AND CAP COUNTERPARTY

          The Bank of New York (the "SWAP COUNTERPARTY" or the "CORRIDOR COUNTERPARTY") is a banking organization organized in the State of New York and headquartered in New York, NY, and is the principal subsidiary of The Bank of New York Company, Inc. The Bank of New York Company, Inc. provides a complete range of banking and other financial services to corporations and individuals worldwide through its core competencies: securities servicing, treasury management, investment management, and individual & regional banking services.

          As of the date of this prospectus supplement, the long-term senior unsecured debt of The Bank of New York is rated "Aa2" (not on credit watch) by Moody's, "AA-" (outlook stable) by S&P, and "AA-" (outlook stable) by Fitch. These ratings are based on information obtained by the applicable rating agency from The Bank of New York and other sources, and may be changed, suspended or withdrawn as a result of changes in or unavailability of such information by the rating agency issuing said rating. These ratings are opinions and information of the applicable rating agency. No assurance is given that any of the ratings described above will remain in effect for any given period of time or that such ratings will not be lowered or withdrawn.

          Significance Percentage of the Swap Contract and the Corridor
Contract.

          Based upon a reasonable good faith estimate of maximum probable exposure, the significance percentage of each of the Swap Contract and the Corridor Contract, as well as the Swap Contract and the Corridor Contract in the aggregate, is less than 10%. The "SIGNIFICANCE PERCENTAGE" for (i) the Swap Contract, (ii) the Corridor Contract and (iii) the Corridor Contract and the Swap Contract in the aggregate is the percentage that the significance estimate of the applicable Swap Contract or Corridor Contract represents of the aggregate Class Certificate Balance of the Offered Certificates. The "SIGNIFICANCE ESTIMATE" of each of the Swap Contract and the Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract and/or the Corridor Contract, as applicable, made in substantially the same manner as that used in IndyMac Bank's internal risk management process in respect of similar instruments.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this prospectus supplement are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates will represent undivided beneficial ownership interests in the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates. In addition, the LIBOR Certificates will represent undivided beneficial ownership interests in a trust referred to as the supplemental trust, the primary assets of which will be the supplemental interest trust's rights under the Swap Contract and the Corridor Contract.

          The Mortgage Pass-Through Certificates, Series 2006-AR39 will consist of the Class A-1, Class A-2, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class P-1, Class P-2 and Class C Certificates. Only the classes of certificates listed on the cover page are offered by this prospectus supplement. The Class P-1, Class P-2 and Class C Certificates (all of which are together referred to as the "PRIVATE CERTIFICATES") are not offered by this prospectus supplement.

          When describing the Offered Certificates in this prospectus supplement, we use the following terms:

        DESIGNATION                        CLASSES OF CERTIFICATES
--------------------------   ---------------------------------------------------
    Senior Certificates      Class A-1, Class A-2 and Class A-R Certificates

Subordinated  Certificates   Class M-1, Class M-2, Class M-3, Class M-4, Class
                              M-5, Class M-6, Class M-7, Class M-8 and Class M-9
                                                 Certificates

        DESIGNATION                        CLASSES OF CERTIFICATES
--------------------------   ---------------------------------------------------
    LIBOR Certificates          Senior Certificates (other than the Class A-R
                               Certificates) and the Subordinated Certificates

   Offered Certificates       LIBOR Certificates and the Class A-R Certificates

The certificates are generally referred to as the following types:

           CLASS                                   TYPE
--------------------------   -----------------------------------------------
Class A-1 Certificates:      Senior/ Floating Pass-Through Rate/Super Senior
Class A-2 Certificates:        Senior/ Floating Pass-Through Rate/ Support
Class A-R Certificates:                       REMIC Residual
Subordinated Certificates:       Subordinate/ Floating Pass-Through Rate
Class P-1 Certificates:                     Prepayment Charges
Class P-2 Certificates:                     Prepayment Charges
Class C Certificates:                            Residual

          The Class P-1, Class P-2 and Class C Certificates are not offered by this prospectus supplement. The private certificates will not bear interest. The Class P-1 and Class P-2 Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans as detailed in the pooling and servicing agreement, and such amounts will not be available for distribution to the holders of the Offered Certificates and the other private certificates. Any information presented in this prospectus supplement with respect to the private certificates is provided only to permit a better understanding of the Offered Certificates. The initial Class Certificate Balances are set forth on the cover page of this prospectus supplement.

          The "CLASS CERTIFICATE BALANCE" of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

o all amounts previously distributed to holders of certificates of that class as distributions of principal and

o with respect to the offered certificates, the amount of Applied Realized Loss Amounts allocated to that class;

provided, however, to the extent Applied Realized Loss Amounts have been allocated to the Class Certificate Balance of any class of Offered Certificates, its Class Certificate Balance will be increased on each Distribution Date sequentially by class in the order of distribution priority by the amount of Subsequent Recoveries (if any) on the Mortgage Loans collected during the period beginning on the second day of the calendar month preceding the calendar month in which that Distribution Date occurs and ending on the Due Date in the month in which that Distribution Date occurs (but not by more than the amount of the Unpaid Realized Loss Amount for that class). After such allocation, a corresponding decrease will be made on that Distribution Date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.

          Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of Offered Certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under "Distributions--Distributions of Principal; provided, however, that Subsequent Recoveries that will be allocated to the Class A-1 and Class A-2 Certificates will be allocated sequentially, to the Class A-1 and Class A-2 Certificates, in that order, and therefore such Subsequent Recoveries may not to be used to make any principal distributions on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of those certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any interest accrual period preceding the Distribution Date on which such increase occurs.

BOOK-ENTRY CERTIFICATES

          The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("CERTIFICATE OWNERS") will hold their Book-Entry Certificates through The Depository Trust Company ("DTC") in the United States, or, upon request, through Clearstream, Luxembourg (as defined in this prospectus supplement) or the Euroclear System ("EUROCLEAR") in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("PARTICIPANTS") and DTC.

          The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

          Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the trustee through DTC and Participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

          Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

          Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Offered Certificates, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus and "Description of the Securities -- Global, Clearance, Settlement And Tax Documentation Procedures -- Material U.S. Federal Income Tax Documentation Requirements" in the prospectus.

          Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

          DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

          Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("NEW CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

          Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

          On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

          Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "EUROCLEAR OPERATOR") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

          Euroclear was created in 1968 to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

          The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

          Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

          Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "Miscellaneous Tax Aspects -- Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

          Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

          DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

          Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the Voting Rights evidenced by the Offered Certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the pooling and servicing agreement.

          Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

          On or before the closing date, the Servicer will establish an account (the "CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The

Servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. See "Payments on Issuing Entity Assets--Deposits to Securities Account" in the prospectus. On or before the closing date, the trustee will establish an account (the "DISTRIBUTION ACCOUNT"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of the Interest Remittance Amount and the Principal Remittance Amount for that Distribution Date and the prepayment charges and will deposit such amounts in the Distribution Account. The holders of the Class P-1 and Class P-2 Certificates will be entitled to all prepayment charges received on the Mortgage Loans, as detailed in the pooling and servicing agreement, and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

          Prior to each Determination Date, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See "The Trustee" in this prospectus supplement. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

THE SUPPLEMENTAL INTEREST RESERVE FUND

          The trustee, in its capacity as trustee of the supplemental interest trust (the "SUPPLEMENTAL INTEREST TRUST" and the trustee, in such capacity, the "SUPPLEMENTAL INTEREST TRUSTEE"), will establish and maintain one account as part of the supplemental interest trust, which account shall be designated as the Supplemental Interest Reserve Fund (the "SUPPLEMENTAL INTEREST RESERVE FUND ") on behalf of the holders of the LIBOR Certificates and the Swap Counterparty.

          With respect to each Distribution Date, the trustee will deposit into the Supplemental Interest Reserve Fund any portion of the Interest Remittance Amount for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for that Distribution Date) that are to be remitted to the supplemental interest trustee for payment to the Swap Counterparty or any amounts received from the Swap Counterparty, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contract." With respect to each Distribution Date, following the deposit to the Supplemental Interest Reserve Fund described in the preceding sentence, the supplemental interest trustee will make either a corresponding withdrawal from the Supplemental Interest Reserve Fund for payment to the Swap Counterparty or distribution to the holders of the LIBOR Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty.

          With respect to each Distribution Date beginning with the Distribution Date in January 2012 until the Corridor Contract Termination Date, the supplemental interest trustee will make a withdrawal from the Supplemental Interest Reserve Fund for remittance to the trustee for distribution to the holders of LIBOR Certificates, as described below under "--The Corridor Contract."

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

          The Certificate Account. All funds in the Certificate Account may be invested in permitted investments at the direction of the Servicer. All income and gain net of any losses realized will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described in this prospectus supplement.

          The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account out of the Servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

          The Distribution Account, the Supplemental Interest Reserve Fund and Carryover Reserve Fund. Funds in the Distribution Account, the Supplemental Interest Reserve Fund and Carryover Reserve Fund will not be invested.

FEES AND EXPENSES

          The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

   TYPE / RECIPIENT (1)                   AMOUNT                 GENERAL PURPOSE                 SOURCE (2)              FREQUENCY
--------------------------  ----------------------------------  ----------------  -----------------------------------  ------------
FEES

Servicing Fee / Servicer    0.375% per annum of the Stated      Compensation      Interest collected with respect to        Monthly
                            Principal Balance of each Mortgage                    each Mortgage Loan and any
                            Loan (3)                                              Liquidation Proceeds or Subsequent
                                                                                  Recoveries that are allocable to
                                                                                  accrued and unpaid interest (4)

Additional Servicing        o    Prepayment Interest Excess     Compensation      Interest collections with respect    Time to time
Compensation / Servicer          (5)                                              to certain Mortgage Loans that
                                                                                  prepay in full

                            o    All late payment fees,         Compensation      o    Payments made by obligors with  o    Time
                                 assumption fees and other                             respect to the Mortgage Loans        to time
                                 similar charges (excluding
                                 prepayment charges)

                            o    All investment income earned   Compensation      Investment income related to the          Monthly
                                 on amounts on deposit in the                     Certificate Account
                                 Certificate Account.

                            o    Excess Proceeds (6)            Compensation      Liquidation Proceeds and Subsequent  Time to time
                                                                                  Recoveries

EXPENSES

Insurance expenses /        Expenses incurred by the Servicer   Reimbursement of  To the extent the expenses are       Time to time
Servicer                                                        Expenses          covered by an insurance policy with
                                                                                  respect to the Mortgage Loan

  TYPE / RECIPIENT (1)                    AMOUNT                 GENERAL PURPOSE                 SOURCE (2)              FREQUENCY
--------------------------  ----------------------------------  ----------------  -----------------------------------  ------------
Net Swap Payment / Swap     Net Swap Payment, if any            Compensation      Swap Contract                        Time to time
Counterparty

Servicing Advances /        To the extent of funds available,   Reimbursement of  With respect to each Mortgage Loan,  Time to time
Servicer                    the amount of any Servicing         Expenses          late recoveries of the payments of
                            Advances.                                             the costs and expenses, Liquidation
                                                                                  Proceeds, Subsequent Recoveries,
                                                                                  purchase proceeds or repurchase
                                                                                  proceeds for that Mortgage Loan (7)

Indemnification expenses    Amounts for which the seller, the   Indemnification   Amounts on deposit on the            Time to time
/ the Seller, the Servicer  Servicer and the depositor are                        Certificate Account on any
 and the Depositor          entitled to indemnification (8)                       Distribution Account Deposit Date,
                                                                                  following the transfer to the
                                                                                  Distribution Account

(1) If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the pooling and servicing agreement. See "The Pooling and Servicing Agreement" in this prospectus supplement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3) The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under "Servicing of the Mortgage Loans -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans."

(4) The Servicing Fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5) Prepayment Interest Excess is described in this prospectus supplement under "Servicing of the Mortgage Loans--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans."

(6) "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(7) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(8) Each of the seller, the Servicer and the depositor is entitled to indemnification of certain expenses as described in this prospectus supplement under "-- Certain Matters Related to the Servicer, the Depositor and the Seller."

DISTRIBUTIONS

          Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in January 2007 (each, a "DISTRIBUTION DATE"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "RECORD DATE" for (a) the LIBOR Certificates, as long as these certificates are Book-Entry Certificates, is the business day immediately prior to that Distribution Date and (b) any Definitive Certificates is the last business day of the month immediately preceding the month of that Distribution Date.

          Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

          On each Distribution Date, the trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P-1 and Class P-2 Certificates.

          The "INTEREST REMITTANCE AMOUNT" for any Distribution Date is equal to:

               (a) the sum, without duplication, of:

                    (1) all interest on the Mortgage Loans due on the related
               Due Date and received on or prior to the related Determination Date, less the Servicing Fees,

                    (2) all interest on prepayments on the Mortgage Loans, other than Prepayment Interest Excess,

                    (3) all Advances relating to interest in respect of the
               Mortgage Loans,

                    (4) amounts paid by the Servicer in respect of Compensating
               Interest related to the Mortgage Loans, and

                    (5) liquidation proceeds on the Mortgage Loans received
               during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

               minus

               (b) all Advances in respect of the Mortgage Loans relating to interest and certain expenses reimbursed since the prior Due Date.

          The "PRINCIPAL REMITTANCE AMOUNT" for any Distribution Date is equal to:

               (a) the sum, without duplication, of:

                    (1) the principal collected or advanced on the Mortgage
               Loans with respect to the related Due Date,

                    (2) prepayments on the Mortgage Loans collected in the
               related Prepayment Period;

                    (3) the Stated Principal Balance of each Mortgage Loan that was repurchased by the seller or purchased by the Servicer with respect to that Distribution Date (other than Mortgage Loans repurchased due to a modification of the Mortgage Loan);

                    (4) any Substitution Adjustment Amounts in respect of
               Mortgage Loans, and

                    (5) all liquidation proceeds in respect of Mortgage Loans
               (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans received during the related Prepayment Period;

               minus

               (b) all non-recoverable Advances relating to principal on the Mortgage Loans and certain expenses reimbursed since the prior Due Date.

         "PREPAYMENT INTEREST EXCESS" means with respect to any Mortgage Loan and principal prepayment received by the Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

DETERMINATION OF LIBOR

          The offered certificates (other than the Class A-R Certificates) have pass-through rates that are based on LIBOR (such certificates, "LIBOR CERTIFICATES").

          LIBOR applicable to an Interest Accrual Period for a class of LIBOR Certificates will be determined on the second London Business Day prior to the commencement of such Interest Accrual Period (a "LIBOR DETERMINATION DATE"). On each LIBOR Determination Date the Trustee, as calculation agent (in such capacity, the "CALCULATION AGENT"), will establish LIBOR for the Interest Accrual Period on the basis of the British Bankers' Association ("BBA") "INTEREST SETTLEMENT RATE" for one-month deposits in U.S. dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date ("LIBOR"). Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "MONEYLINE TELERATE PAGE 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "LONDON BUSINESS DAY" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

          If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next Interest Accrual Period for the applicable classes of LIBOR Certificates will be calculated in accordance with the method described in the prospectus under "Description of the Certificates--Index Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

          If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus, LIBOR for the initial LIBOR Determination Date will be 5.35%.

INTEREST

          General. On each Distribution Date, the interest distributable with respect to the Offered Certificates is the interest that has accrued on their Class Certificate Balances immediately prior to that Distribution Date at the then applicable Pass-Through Rate during the applicable Interest Accrual Period and, in the case of the senior certificates, any Interest Carry Forward Amount. For each class of subordinated certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described in this prospectus supplement under "-- Overcollateralization Provisions."

          The Pass-Through Rates for the LIBOR Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rates for the LIBOR Certificates are subject to increase after the first possible Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of LIBOR Certificates will be subject to the lesser of (x) the Net Rate Cap and (y) a per annum rate of 10.5%. If on any Distribution Date, the Pass-Through Rate for a class of LIBOR Certificates is based on the Net Rate Cap or the maximum rate, each holder of the applicable certificates will be entitled to receive the resulting shortfall only from related remaining excess cashflow (if any) to the extent described in this prospectus supplement under "-- Overcollateralization Provisions," and from payments (if any) allocated to the issuing entity in respect of the Swap Contract that is available for that purpose.

          Distributions of Interest Remittance Amount. On each Distribution Date, the Interest Remittance Amount for that Distribution Date is required to be distributed in the following priority, until such Interest Remittance Amount has been fully distributed:

          1. to the Supplemental Interest Reserve Fund, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

          2. concurrently, to the Class A-1, Class A-2 and Class A-R Certificates, the Current Interest and Interest Carry Forward Amount for each such class and such Distribution Date, pro rata, based on the amount of interest each such class is entitled to receive on that Distribution Date;

          3. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Current Interest for each such class and that Distribution Date; and

          4. for application as part of the Excess Cashflow for that Distribution Date, as described under "Overcollateralization Provisions" below, any Interest Remittance Amount remaining undistributed for that Distribution Date.

          Pass-Through Rates. The classes of certificates will have the respective pass through rates described below (each, a "PASS-THROUGH RATE").

          LIBOR Certificates.

          The Pass-Through Rate with respect to each Interest Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the least of:

          (1) One-Month LIBOR for that Interest Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for that class and Interest Accrual Period,

          (2) the Net Rate Cap for that Distribution Date, and

          (c) a per annum rate of 10.5%.

          The "PASS-THROUGH MARGIN" for each class of LIBOR Certificates is as follows:

               CLASS OF LIBOR CERTIFICATES      PASS-THROUGH MARGIN
               ------------------------------   -------------------
                                                  (1)        (2)
                                                --------   --------
               Class A-1.....................    0.180%     0.360%
               Class A-2.....................    0.230%     0.460%
               Class M-1.....................    0.300%     0.450%
               Class M-2.....................    0.330%     0.495%
               Class M-3.....................    0.350%     0.525%
               Class M-4.....................    0.400%     0.600%

               CLASS OF LIBOR CERTIFICATES      PASS-THROUGH MARGIN
               ------------------------------   -------------------
                                                  (1)        (2)
                                                --------   --------
               Class M-5.....................    0.450%     0.675%
               Class M-6.....................    0.500%     0.750%
               Class M-7.....................    1.100%     1.650%
               Class M-8.....................    1.250%     1.875%
               Class M-9.....................    1.250%     1.875%

          ----------
          (1) For the Interest Accrual Period related to any Distribution Date occurring on or prior to the first possible Optional Termination Date.

          (2) For the Interest Accrual Period related to any Distribution Date occurring after the first possible Optional Termination Date.

          Class A-R Certificates.

          The Pass-Through Rate for the Class A-R Certificates for the Interest Accrual Period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans. The Pass-Through Rate for the Class A-R Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 6.1142% per annum.

          Definitions Related to Interest Calculations.

          "ADJUSTED NET MORTGAGE RATE," with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date in the prior month minus the related expense fee rate.

          "CURRENT INTEREST" with respect to each class of Offered Certificates and each Distribution Date is the interest accrued at the applicable Pass-Through Rate for the applicable Interest Accrual Period on the Class Certificate Balance of that class immediately prior to that Distribution Date.

          The "INTEREST ACCRUAL PERIOD" for each class of LIBOR Certificates and for any Distribution Date, will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on the day immediately prior to that Distribution Date. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Interest Accrual Period. The Interest Accrual Period for the Class A-R Certificates will be the calendar month preceding the month of the Distribution Date. Interest on the Class A-R Certificates will be calculated on the basis of a 360-day year divided into twelve 30-day months.

          "INTEREST CARRY FORWARD AMOUNT," with respect to each class of LIBOR Certificates and each Distribution Date, is the excess of:

          (a) Current Interest for that class with respect to prior Distribution Dates, over

          (b) the amount actually distributed to that class with respect to interest on prior Distribution Dates.

          The "NET RATE CAP" for each Distribution Date is the product of (A) the excess, if any, of (i) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans as of the Due Date in the prior calendar month over (ii) the Swap Adjustment Rate, and (B) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Interest Accrual Period.

          The "SWAP ADJUSTMENT RATE" for each Distribution Date is a fraction, expressed as a percentage, (A) the numerator of which is equal to the product of
(i) the sum of (a) the Net Swap Payment payable to the Swap Counterparty and (b) any Swap Termination Payment payable to the Swap Counterparty and (ii) 12 and
(B) the denominator of which is equal to the Pool Principal Balance as of the due date in the prior calendar month.

          The "NET RATE CARRYOVER" for a class of LIBOR Certificates on any Distribution Date is the excess of:

               (1) the amount of interest that class would have accrued for that Distribution Date had the Pass-Through Rate for that class and the related Interest Accrual Period not been calculated based on the Net Rate Cap, over

               (2) the amount of interest that class accrued on that Distribution Date based on the Net Rate Cap,

          plus the unpaid portion of any excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Rate Cap.

          "WEIGHTED AVERAGE ADJUSTED NET MORTGAGE RATE" for each Distribution Date is the weighted average of the Adjusted Net Mortgage Rates on the Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

PRINCIPAL

          Distributions of Principal. On each Distribution Date, an amount up to the Principal Distribution Amount for that Distribution Date is required to be distributed (with the Principal Remittance Amount being applied first and the Extra Principal Distribution Amount being applied thereafter) as follows until that amount has been fully distributed:

          (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, in the following priority:

               first, to the Supplemental Interest Reserve Fund, any Net Swap Payment and Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event), to the extent not previously paid from the Interest Funds;

               second, to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

               third, concurrently, to the Class A-1 and Class A-2 Certificates, pro rata based on their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero;

               fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

               fifth, any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

          (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amount, in the following priority:

               first, to the Supplemental Interest Reserve Fund, any Net Swap Payment and Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event), to the extent not previously paid from the Interest Funds;

               second, in an amount up to the Senior Principal Distribution Amount, concurrently, to the Class A-1 and Class A-2 Certificates, pro rata based on their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero;

               third, sequentially, to the Class M-1, Class M-2, Class M-3, class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the related Subordinated Class Principal Target Amount for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

               fourth, any remainder as part of the Excess Cashflow to be allocated as described under "Overcollateralization Provisions" below.

Definitions Related to Principal Distributions.

          "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the Prepayment Period in which the Due Date occurs. The Stated Principal Balance of a Liquidated Mortgage Loan is zero. The "POOL PRINCIPAL BALANCE" equals the aggregate Stated Principal Balances of the Mortgage Loans.

          "PREPAYMENT PERIOD" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from December 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

          "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date is the sum of:

               (1) the Principal Remittance Amount for such Distribution Date, and

               (2) the Extra Principal Distribution Amount for such Distribution Date.

          "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date an amount equal to the amount, if any, by which (x) the aggregate Class Certificate Balance of the Senior Certificates immediately prior to that Distribution Date exceeds (y) the Senior Target Amount.

          "SENIOR TARGET AMOUNT" for any Distribution Date, (x) after the Stepdown Date if a Trigger Event is not in effect, an amount equal to the lesser of (a) the product of (1) approximately 87.30% and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and
(b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any Distribution Date after the Stepdown Date on which a Trigger Event is in effect, the Senior Target Amount for the immediately preceding Distribution Date.

          "SUBORDINATED CLASS PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any class of Subordinated Certificates and Distribution Date will equal the excess of:

          (1) the sum of: (a) the aggregate Class Certificate Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount for that Distribution Date), (b) the aggregate Class Certificate Balance of any class(es) of Subordinated Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinated Class Principal Distribution Target Amount(s) for such more senior class(es) of certificates for such Distribution Date), and
(c) the Class Certificate Balance of the subject class of Subordinated Certificates immediately prior to such Distribution Date over

          (2) the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of certificates and (y) the Pool Principal Balance for that Distribution Date and (b) the Pool Principal Balance for that Distribution Date minus the OC Floor;

provided, however, that if such class of Subordinated Certificates is the only class of Subordinated Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

          The "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET SUBORDINATION PERCENTAGE" for any class of Subordinated Certificates will approximately equal the respective percentages indicated in the following table:

                                          Initial Target   Stepdown Target
                                           Subordination    Subordination
                                            Percentage        Percentage
                                          --------------   ---------------
         Class M-1.....................        4.65%            9.30%
         Class M-2.....................        3.95%            7.90%
         Class M-3.....................        3.45%            6.90%
         Class M-4.....................        2.95%            5.90%
         Class M-5.....................        2.45%            4.90%
         Class M-6.....................        1.95%            3.90%
         Class M-7.....................        1.45%            2.90%
         Class M-8.....................        0.95%            1.90%
         Class M-9.....................        0.35%            0.70%

          The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinated Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinated Certificates and the Overcollateralization Amount. The Initial Target Subordination Percentage for any class of Subordinated Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate initial Class Certificate Balance of any class(es) of certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the Pool Principal Balance as of the cut-off date.

          "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the lesser of (1) the Overcollateralization Deficiency Amount and (2) the Excess Cashflow available for payment thereof in the priority set forth in this prospectus supplement.

          "OC FLOOR" means an amount equal to 0.35% of the Cut-off Date Pool Principal Balance of the Mortgage Loans.

          "OVERCOLLATERALIZATION DEFICIENCY AMOUNT," with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on that Distribution Date (after giving effect to distributions of the Principal Remittance Amount on that Distribution Date).

          "OVERCOLLATERALIZATION TARGET AMOUNT" means with respect to any Distribution Date, the OC Floor.

          "OVERCOLLATERALIZED AMOUNT" for any Distribution Date is the amount, if any, by which (x) the Pool Principal Balance as of the Due Date in the month of that Distribution Date exceeds (y) the aggregate Class Certificate Balance of the Offered Certificates (after giving effect to distributions of the Principal Distribution Amount (excluding the Extra Principal Distribution Amount) on that Distribution Date).

          "STEPDOWN DATE" is the earlier to occur of (1) the first Distribution Date after the Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates is reduced to zero and (2) the later to occur of (x) the Distribution Date in January 2010 and (y) the first Distribution Date on which the fraction, expressed as a percentage

o the numerator of which is the sum of aggregate Class Certificate Balance of the Subordinated Certificates and the Overcollateralized Amount, if any, and

o the denominator of which is the Pool Principal Balance as of the Due Date in the current month (after giving effect to principal prepayments in the prepayment period related to that Due Date)

exceed or equals approximately 12.70%.

          A "TRIGGER EVENT" is in effect with respect to a Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

          A "DELINQUENCY TRIGGER EVENT" is in effect with respect to any Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 40% of the Senior Enhancement Percentage for that Distribution Date.

          The "SENIOR ENHANCEMENT PERCENTAGE" with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

               (1) the numerator of which is the sum of the aggregate Class Certificate Balance of the Subordinated Certificates and the Overcollateralized Amount (which, for purposes of this definition only, shall not be less than zero) and

               (2) the denominator of which is the Pool Principal Balance as of the Due Date in the current month (after giving effect to principal prepayments in the prepayment period related to that Due Date).

          A "CUMULATIVE LOSS TRIGGER EVENT" is in effect with respect to a Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Cut-off Date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage for that Distribution Date of the Cut-off Date Pool Principal Balance, as set forth below:

DISTRIBUTION DATE                       PERCENTAGE
-----------------                       ----------
January 2010 - December 2010.........   0.50% with respect to January 2010, plus
                                           an additional 1/12th of 0.40% for
                                           each month thereafter through
                                           December 2010

January 2011 - December 2011.........   0.90% with respect to January 2011, plus
                                           an additional 1/12th of 0.35% for
                                           each month thereafter through
                                           December 2011

January 2012 - December 2012.........   1.25% with respect to January 2012, plus
                                           an additional 1/12th of 0.25% for
                                           each month thereafter through
                                           December 2012

January 2013 and thereafter..........   1.50%

          "UNPAID REALIZED LOSS AMOUNT" means for any class of LIBOR Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class.

          A "REALIZED LOSS" with respect to a Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

          The "ROLLING SIXTY DAY DELINQUENCY RATE" with respect to any Distribution Date, is an amount equal to the average of the Delinquency Rates for that Distribution Date and the two immediately preceding Distribution Dates.

          The "DELINQUENCY RATE" with respect to any Distribution Date on or after the Stepdown Date is the fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans that are 60 or more days delinquent (including all foreclosures, bankruptcies and REO properties) as of the close of business on the last day of the calendar month preceding the month of that Distribution Date, and the denominator of which is the Pool Principal Balance as of the related Due Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period).

          "SUBSEQUENT RECOVERIES" are unexpected recoveries received after the determination by the Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

OVERCOLLATERALIZATION PROVISIONS

          The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Offered Certificates and the fees and expenses payable by the issuing entity. The Excess Cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

          The "EXCESS CASHFLOW" with respect to any Distribution Date is the sum of (i) the Interest Remittance Amount remaining after distribution to the Supplemental Interest Reserve Fund and distribution of interest to the holders of the certificates for that Distribution Date and (ii) any remaining Principal Remittance Amount for that date.

          With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following priority, in each case to the extent of the remaining Excess Cashflow:

               (1) to the classes of Offered Certificates then entitled to receive principal distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount for that Distribution Date, distributable to those classes as part of the Principal Distribution Amount as described under "--Principal Distributions" above;

               (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in each case in an amount equal to any Interest Carry Forward Amount for each such class;

               (3) sequentially, to the Class A-1 and Class A-2 Certificates, in that order, in an amount equal to the Unpaid Realized Loss Amount for each such class;

               (4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in each case in an amount equal to the Unpaid Realized Loss Amount for each such class;

               (5) to the Carryover Reserve Fund, the amount of any Net Rate Carryover and then from the Carryover Reserve Fund, in the following priority:

                    first, concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, based on their entitlements to the Net Rate Carryover for each such class and that Distribution Date, any Net Rate Carryover for each such class; and
                    second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, to the extent needed to pay any Net Rate Carryover for each such class;

               (7) to the Supplemental Interest Reserve Fund, an amount equal to any Swap Termination Payment due to the Swap Counterparty under the Swap Contract as a result of a Swap Counterparty Trigger Event; and

               (8) to fund distributions to the holders of the Class C and Class A-R Certificates in each case in the amounts specified in the pooling and servicing agreement.

THE SWAP CONTRACT AND THE CORRIDOR CONTRACT

          The Swap Contract

          DBNTC, as supplemental interest trustee on behalf of the supplemental interest trust will enter into an interest rate swap transaction, as evidenced by a confirmation (the "SWAP CONTRACT") with the Swap Counterparty, for the benefit of the LIBOR Certificates.

          Pursuant to the Swap Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Swap Contract, as if the related ISDA Master Agreement had been executed by the supplemental interest trustee and the Swap Counterparty on the date that the Swap Contract was executed. The Swap Contract is subject to certain ISDA definitions.

          On or prior to each Distribution Date through and including the Distribution Date in December 2011 (the "SWAP CONTRACT TERMINATION DATE "), the supplemental interest trustee will be obligated to pay to the Swap Counterparty an amount equal to the product of:

               (a)  a fixed rate of 5.0170% per annum,

               (b)  250,

               (c) the Swap Contract Notional Balance for that Distribution Date and

               (c) the number of days in the related calculation period (calculated on the basis of a 360-day year divided into twelve 30-day months) divided by 360.

          In addition, on or prior to each Distribution Date to and including the Swap Contract Termination Date, the Swap Counterparty will be obligated to pay to the supplemental interest trustee an amount equal to the product of:

               (a)  One-Month LIBOR (as determined by the Swap Counterparty),

               (b)  250,

               (c) the Swap Contract Notional Balance for that Distribution Date and

               (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

          The "SWAP CONTRACT NOTIONAL BALANCE" for each Distribution Date is as described in the following table (the "SWAP TABLE").

                                          SWAP CONTRACT
MONTH OF DISTRIBUTION DATE            NOTIONAL BALANCE ($)
-----------------------------------   --------------------
January 2007 ......................       2,636,881.55
February 2007 .....................       2,535,420.66
March 2007 ........................       2,437,862.77
April 2007 ........................       2,344,057.78
May 2007 ..........................       2,253,861.34
June 2007 .........................       2,167,134.68
July 2007 .........................       2,083,744.33
August 2007 .......................       2,003,561.99
September 2007 ....................       1,926,464.27
October 2007 ......................       1,852,332.52
November 2007 .....................       1,781,052.68
December 2007 .....................       1,712,515.05
January 2008 ......................       1,646,614.16
February 2008 .....................       1,583,248.59
March 2008 ........................       1,522,320.83
April 2008 ........................       1,463,737.11
May 2008 ..........................       1,407,407.27
June 2008 .........................       1,353,244.62
July 2008 .........................       1,301,165.80
August 2008 .......................       1,251,090.65
September 2008 ....................       1,202,942.10
October 2008 ......................       1,156,646.05
November 2008 .....................       1,112,131.24
December 2008 .....................       1,069,329.16
January 2009 ......................       1,028,173.91
February 2009 .....................         988,602.15
March 2009 ........................         950,552.98
April 2009 ........................         913,967.82
May 2009 ..........................         878,790.35
June 2009 .........................         844,966.43
July 2009 .........................         812,443.98
August 2009 .......................         781,172.94
September 2009 ....................         751,105.18
October 2009 ......................         722,194.39
November 2009 .....................         694,396.08
December 2009 .....................         667,667.44
January 2010 ......................         574,391.82
February 2010 .....................         552,281.85
March 2010 ........................         531,022.69
April 2010 ........................         510,581.61
May 2010 ..........................         490,927.14
June 2010 .........................         472,029.03
July 2010 .........................         453,858.16
August 2010 .......................         436,386.57
September 2010 ....................         419,587.35
October 2010 ......................         403,434.63
November 2010 .....................         387,903.53
December 2010 .....................         372,942.79
January 2011 ......................         358,585.17
February 2011 .....................         344,780.12
March 2011 ........................         331,506.36
April 2011 ........................         318,743.47
May 2011 ..........................         306,471.78
June 2011 .........................         294,451.65
July 2011 .........................         282,477.03
August 2011 .......................         268,285.48
September 2011 ....................         253,484.84
October 2011 ......................         240,483.50
November 2011 .....................         192,136.84
December 2011 .....................         121,123.29
January 2012 and thereafter .......               0.00

          Net Swap Payments; Application of Net Swap Payments

          With respect to the Swap Contract, the supplemental interest trustee or the Swap Counterparty, as the case may be, will only be required to make a "NET SWAP PAYMENT" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described above over the payment that it is entitled to receive from that other party as also described in the two preceding subsections.

          In the event that a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date and Swap Contract, the supplemental interest trustee will deduct from Interest Remittance Amount the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under "-- Interest" above (and to the extent that Interest Remittance Amount is insufficient, the supplemental interest trustee will deduct from the Principal Remittance Amount, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Supplemental Interest Reserve Fund.

          In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the amount of such Swap Termination Payment will be paid as and when described under clause (7) under "-- Overcollateralization Provisions" above.

          In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the supplemental interest trustee will deposit such payment into the Supplemental Interest Reserve Fund. The supplemental interest trustee will make a corresponding withdrawal of such amount for distribution to the holders of the LIBOR Certificates to pay any (a) Current Interest and Interest Carry Forward Amounts with respect to the LIBOR Certificates, (b) any Net Rate Carryover with respect to the LIBOR Certificates and (c) any Unpaid Realized Loss Amounts with respect to the LIBOR Certificates, in each case that remain unpaid following distribution of the Interest Remittance Amount and the Excess Cashflow for that Distribution Date, as well as
(d) the lesser of (x) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Remittance Amount and the Excess Cashflow for that Distribution Date and (y) the aggregate amount of Realized Losses allocated to the certificates. Any portion of any Net Swap Payment not withdrawn by the supplemental interest trustee from the Supplemental Interest Reserve Fund for distribution to the LIBOR Certificates with respect to any Distribution Date will remain in the Supplemental Interest Reserve Fund for distribution to the LIBOR Certificates on future Distribution Dates for the purposes described in this paragraph.

          Early Termination of the Swap Contract; Swap Termination Payments

          The Swap Contract will be subject to early termination upon an event of default or a termination event under the Swap Contract. Events of default under the Swap Contract include, among other things:

o failure to make a payment due under the Swap Contract, one business day after notice of such failure is received,

o    certain insolvency or bankruptcy events, and

o a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

          Termination events under the Swap Contract include, among other things:

o illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Contract,

o a tax event (which generally relates to either party to the Swap Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

o a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

          In addition to the termination events specified above, the Swap Contract will be subject to Additional Termination Events (as defined in the related ISDA Master Agreement). These Additional Termination Events will occur under the Swap Contract if:

o there is an amendment to the pooling and servicing agreement that could reasonably be expected to materially adversely affect the Swap Counterparty that is made without the prior written consent of that Swap Counterparty;

o the rating, by any Rating Agency, of the Swap Counterparty's unsecured, long-term senior debt obligations or its unsecured, short-term debt obligations falls below a certain level or levels established by such Rating Agency (a "SWAP COUNTERPARTY RATING DOWNGRADE") as specified in the Swap Contract and the Swap Counterparty does not take certain action as specified in the Swap Contract, at its own expense, which may include (a) causing another entity to replace the Swap Counterparty that meets or exceeds the ratings requirements of the Rating Agencies on terms substantially similar to the Swap Contract; (b) obtaining a guaranty of, or a contingent agreement of another person to honor the Swap Counterparty's obligations under the Swap Contract that satisfies the ratings requirements of the Rating Agencies; (c) posting collateral in accordance with the terms of the Swap Contract; or (d) establishing any other arrangement satisfactory to the applicable Rating Agency; or

o the Swap Counterparty fails to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. Sections 229.1100-229.1123 ("REGULATION AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of the Swap Counterparty, provided the depositor is given notice) and any Rating Agency, if applicable.

          "SWAP COUNTERPARTY TRIGGER EVENT" means an event of default under the Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality, a tax event or a tax event upon merger of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a Swap Counterparty Rating Downgrade.

          A "SWAP TERMINATION PAYMENT" is a termination payment required to be made by either the supplemental interest trustee or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract due to an event of default or termination event attributable to either party. In the event that a Swap Termination Payment is payable by the Swap Counterparty in connection with the termination of the Swap Contract and such amount is not sufficient to procure a replacement swap contract, that Swap Termination Payment will be deposited in the Supplemental Interest Reserve Fund and distributed to the holders of the classes of LIBOR Certificates on future Distribution Dates to pay amounts as discussed above under "--Net Swap Payments; Application of Net Swap Payments and Distributions from the Supplemental Interest Reserve Fund."

          The Corridor Contract

          Beginning with the Distribution Date in January 2012 and up to and including the Distribution Date in December 2013 (the "CORRIDOR CONTRACT TERMINATION DATE"), the LIBOR Certificates will have the benefit of the Corridor Contract. On or prior to the Corridor Contract Termination Date, the amount payable by the Counterparty under the Corridor Contract will equal the product of:

          (i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Counterparty) and (B) the related Corridor Contract Ceiling Rate for such Distribution Date over (y) the related Corridor Contract Strike Rate for such Distribution Date,

          (ii) the applicable Corridor Contract Notional Balance for such Distribution Date, and

          (iii) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

          The "CORRIDOR CONTRACT NOTIONAL BALANCE", the "CORRIDOR CONTRACT STRIKE RATE" and the "CORRIDOR CONTRACT CEILING RATE" are as described in the following table:

                         CORRIDOR      CORRIDOR   CORRIDOR
                         CONTRACT      CONTRACT   CONTRACT
     MONTH OF            NOTIONAL       STRIKE     CEILING
 DISTRIBUTION DATE      BALANCE($)      RATE(%)    RATE(%)
-------------------   --------------   --------   --------
January 2012.......   142,400,074.23    6.5800     6.6600
February 2012......   138,241,027.21    6.7000     6.8000
March 2012.........   134,216,678.24    6.8300     6.9600
April 2012.........   130,323,368.56    6.9700     7.1000
May 2012...........   126,556,815.04    7.0900     7.2500
June 2012..........   122,906,654.95    7.2200     7.3900
July 2012..........   116,883,674.42    7.3300     7.5200
August 2012........   113,531,174.20    7.4400     7.6800
September 2012.....   110,283,533.92    7.5500     7.8100
October 2012.......   107,136,370.48    7.6600     7.9400
November 2012......   104,083,123.81    7.7700     8.0800
December 2012......   101,115,058.80    7.8800     8.2000
January 2013.......    96,390,375.67    7.9900     8.3300
February 2013......    93,629,012.98    8.1000     8.4600
March 2013.........    90,955,192.75    8.2100     8.5700
April 2013.........    88,369,098.54    8.3200     8.6900
May 2013...........    85,861,517.88    8.4300     8.7900
June 2013..........    83,429,837.74    8.5400     8.8900
July 2013..........    79,311,900.70    8.6500     8.9900
August 2013........    77,029,144.89    8.7600     9.0600
September 2013.....    74,815,793.11    8.8700     9.1600
October 2013.......    72,668,590.54    8.9800     9.2500
November 2013......    70,586,391.23    9.0900     9.3100
December 2013......    68,566,010.70    9.2000     9.3700
January 2014 and
thereafter.........        0.00         0.0000     0.0000

          On any Distribution Date prior to the Distribution Date in January 2014, any portion of any Corridor Contract payment not withdrawn from the Supplemental Interest Reserve Fund for distribution to the LIBOR Certificates with respect to any Distribution Date will remain in the Supplemental Interest Reserve Fund for distribution to the holders of the LIBOR Certificates on future Distribution Dates. On any Distribution Date on or after the Corridor Contract Termination Date, any portion of any corridor contract payment not withdrawn from the Supplemental Interest Reserve Fund for distribution to the LIBOR Certificates with respect to that Distribution Date will be released to Banc of America Securities LLC and will not be available for payments on future Distribution Dates.

          The Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Counterparty or the issuing entity, the failure by the Corridor Counterparty (within one business day after notice of the failure is received by the Corridor Counterparty) to make a payment due under the related contract and the related contract becoming illegal or subject to certain kinds of taxation.

          In addition to the termination events specified above, it will be a termination event under the Corridor Contract if the rating, by any Rating Agency, of the Corridor Counterparty's unsecured, long-term senior debt obligations or its unsecured, short-term debt obligations falls below a certain level or levels established by such Rating Agency (a "COUNTERPARTY RATING DOWNGRADE ") as specified in the Corridor Contract and the Corridor Counterparty does not take certain action as specified in each contract, at its own expense, which may include (a) causing another entity to replace the Corridor Counterparty that meets or exceeds the ratings requirements of the Rating Agencies, on terms substantially similar to the related contract; (b) obtaining a guaranty of, or a contingent agreement of another person to honor the Corridor Counterparty's obligations under the related contract that satisfies the ratings requirements of the Rating Agencies, provided that such other person is approved by the supplemental interest trustee; (c) posting collateral in accordance with the terms of the Corridor Contract; or (d) establishing any other arrangement satisfactory to the applicable Rating Agency.

          Finally, an additional termination event under the Corridor Contract will exist if the Counterparty fails to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the Corridor Counterparty fails to transfer the Corridor Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract, and (iii) is approved by the depositor and any Rating Agency, if applicable.

          If the Corridor Contract is terminated early, the Corridor Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Corridor Counterparty will be paid to the supplemental interest trustee, and will be deposited by the supplemental interest trustee in the Supplemental Interest Reserve Fund and applied on future Distribution Dates to pay the amounts described above until the Corridor Contract Termination Date. However, if a termination occurs under either contract, there can be no assurance that a termination payment will be paid to the supplemental interest trustee.

          The pooling and servicing agreement does not provide for the substitution or a replacement of the Corridor Contract in the event of a termination of the Corridor Contract or in any other circumstance.

          Distributions From the Supplemental Interest Reserve Fund

          On each Distribution Date, following the distributions of Excess Cashflow described under " --Overcollateralization Provisions," the supplemental interest trustee will distribute any amounts on deposit in the Supplemental Interest Reserve Fund, from either the Swap Contract or the Corridor Contract, in the following amounts and order of priority:

               (1) concurrently, to the classes of senior certificates, any remaining unpaid Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

               (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to any remaining unpaid Current Interest and Interest Carry Forward Amount for such class;

               (3) to the class or classes of certificates then entitled to receive distributions in respect of principal, any remaining Overcollateralization Deficiency Amount;

               (4) sequentially, to the Class A-1 and Class A-2 Certificates, in that order, in an amount equal to the Unpaid Realized Loss Amount for each such class;

               (5) sequentially, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for each such class;

               (6) concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, based on their entitlements to any remaining Net Rate Carryover for each such class;

               (7) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any remaining Net Rate Carryover for each such class.

          Notwithstanding the foregoing priority of distribution, the cumulative amount paid with respect to clauses (3), (4) and (5) above may not exceed on any Distribution Date the cumulative amount of Realized Losses incurred on the Mortgage Loans as of that Distribution Date.

          Following the distributions of amounts in the Supplemental Interest Reserve Fund pursuant to the priorities set forth above, the supplemental interest trustee will distribute any remaining amount on deposit in the Supplemental Interest Reserve Fund to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment under the Swap Contract due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to that Distribution Date.

          Additional Matters Regarding the Swap Contract and the Corridor
Contract

          The certificates do not represent an obligation of the Swap Counterparty, Corridor Counterparty or the supplemental interest trustee. The holders of the certificates are not parties to or beneficiaries under the Swap Contract or the Corridor Contract and will not have any right to proceed directly against the Swap Counterparty, the Corridor Counterparty or the supplemental interest trustee in respect of their obligations under either the Swap Contract or the Corridor Contract.

          The Swap Contract and the Corridor Contract will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the closing date.

CARRYOVER RESERVE FUND

          The Pooling and Servicing Agreement requires the trustee to establish an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the trustee on behalf of the holders of the certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

          On each Distribution Date, to the extent that Excess Cashflow is available as described under "--Overcollateralization Provisions" above, the trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover on the Offered Certificates as described under "--Overcollateralization Provisions" above.

APPLIED REALIZED LOSS AMOUNTS

          If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the LIBOR Certificates exceeds the Pool Principal Balance, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Class Certificate Balance of such class has been reduced to zero. After the Class Certificate Balance of each class of Subordinated Certificates has been reduced to zero, if the aggregate Class Certificate Balance of the senior certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of that excess will be allocated, sequentially, to the Class A-2 and Class A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero Any such reduction described in this paragraph is an "APPLIED REALIZED LOSS AMOUNT."

          Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of Class Certificate Balance above.

RESIDUAL CERTIFICATES

          The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. On each Distribution Date the holders of the Class A-R Certificates will be entitled to receive certain distributions as provided in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for such distribution to the Class A-R Certificates.

STRUCTURING ASSUMPTIONS

          Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions, which combined are the structuring assumptions:

          o the issuing entity consists of 179 Mortgage Loans with the following characteristics:

                                                                                                                        MONTHS
                                                                                                                          TO
                                CURRENT                               REMAINING                                          NEXT
                               ADJUSTED                   ORIGINAL     TERM TO                                           RATE
  CURRENT         CURRENT         NET                   AMORTIZATION    STATED     LOAN       GROSS         MAXIMUM     ADJUST-
 PRINCIPAL       MORTGAGE      MORTGAGE                     TERM       MATURITY    AGE        MARGIN        MORTGAGE      MENT
BALANCE ($)      RATE (%)      RATE (%)       INDEX       (MONTHS)     (MONTHS)  (MONTHS)       (%)         RATE (%)      DATE
-------------  ------------  ------------  ----------  -------------  ---------  --------  ------------  -------------  -------
 6,354,489.46  6.4041697159  6.0291697159   1 YR CMT        300          358         2     2.7500000000  11.4041697159     58
 1,443,400.00  5.9719412498  5.5969412498   1 YR CMT        300          359         1     2.7500000000  10.9719412498     59
   205,000.00  7.2500000000  6.8750000000  1 YR LIBOR       480          360         0     2.7500000000  12.2500000000     60
   162,909.45  5.6250000000  4.7470000000  1 YR LIBOR       480          359         1     3.1600000000  10.6250000000     59
   165,600.00  5.7500000000  5.3750000000  1 YR LIBOR       480          360         0     2.7500000000  10.7500000000     60
   319,843.99  6.1250000000  5.7500000000  1 YR LIBOR       480          359         1     2.7500000000  11.1250000000     59
 1,716,800.00  6.0149405871  5.6399405871  1 YR LIBOR       480          360         0     2.8128203635  11.0149405871     60
   431,804.20  6.3750000000  6.0000000000  1 YR LIBOR       480          359         1     2.8750000000  11.3750000000     59
   796,243.20  6.3551075852  5.9801075852  1 YR LIBOR       480          360         0     2.8750000000  11.3551075852     60
   118,400.00  6.5000000000  6.1250000000  1 YR LIBOR       360          360         0     3.2500000000  11.5000000000     61
    26,437.65  8.1250000000  7.7500000000  1 YR LIBOR       360          357         3     2.7500000000  13.1250000000     57
   219,791.25  6.2500000000  5.8750000000  1 YR LIBOR       360          359         1     2.7500000000  11.2500000000     59
 1,922,440.00  6.7595243545  6.3845243545  1 YR LIBOR       360          360         0     2.7500000000  11.7595243545     60
    37,954.73  8.3750000000  8.0000000000  1 YR LIBOR       360          356         4     2.7500000000  13.3750000000     56
 2,681,380.00  6.2629075327  5.8879075327  1 YR LIBOR       360          360         0     2.8235293021  11.2629075327     60
   810,500.00  6.1118136952  5.7368136952  1 YR LIBOR       360          360         0     2.7500000000  11.1118136952     60
   631,000.00  6.1798732171  5.8048732171  1 YR LIBOR       360          360         0     2.7500000000  11.1798732171     60
 1,387,412.82  6.1794877813  5.5977422695  1 YR LIBOR       360          359         1     3.1896864724  11.1794877813     59
 1,410,360.00  6.3365240081  5.9615240081  1 YR LIBOR       360          360         0     2.7500000000  11.3365240081     60
   348,618.20  7.2500000000  6.8750000000  1 YR LIBOR       360          355         5     2.2500000000  12.2500000000     55
   516,478.41  6.6903277888  6.3153277888  1 YR LIBOR       360          357         3     2.2500000000  11.6903277888     57
 1,670,341.93  6.3096440971  5.9346440971  1 YR LIBOR       360          358         2     2.3417513278  11.3096440971     58
 3,814,047.39  6.3854680212  6.0104680212  1 YR LIBOR       360          359         1     2.5238950394  11.5443054262     59
 4,178,000.00  6.0812589756  5.7062589756  1 YR LIBOR       360          360         0     2.6261369076  11.0812589756     60
 1,955,392.00  6.0067290855  5.4717274081  1 YR LIBOR       240          358         2     2.9185943279  11.0067290855     58
 6,319,898.04  5.9206251570  5.5456251570  1 YR LIBOR       240          359         1     2.7650833130  10.9206251570     59
22,277,433.00  6.3265444228  5.9515444228  1 YR LIBOR       240          360         0     2.7753516866  11.3265444228     60
   885,000.00  6.4336158192  6.0586158192  1 YR LIBOR       240          360         0     2.7500000000  11.4336158192     61
   315,000.00  6.1250000000  5.7500000000  1 YR LIBOR       240          359         1     2.7500000000  11.1250000000     59
 2,033,950.00  6.1769617001  5.8019617001  1 YR LIBOR       240          359         1     2.6803879151  11.1769617001     59
 8,665,000.00  6.2997062897  5.9247062897  1 YR LIBOR       240          360         0     2.7622331218  11.2997062897     60
   559,600.00  6.1250000000  5.7500000000  1 YR LIBOR       240          360         0     2.7500000000  11.1250000000     61
 1,731,450.00  5.8409172948  5.3827012908  1 YR LIBOR       240          359         1     2.8743815877  10.8409172948     59
 1,388,750.00  6.2086768677  5.8336768677  1 YR LIBOR       240          360         0     2.7500000000  11.2086768677     60
   184,500.00  7.6250000000  7.2500000000  1 YR LIBOR       300          359         1     2.7500000000  12.6250000000     59
   363,300.00  5.5000000000  5.1250000000  1 YR LIBOR       240          359         1     2.7500000000  10.5000000000     59
 2,277,000.00  6.3600351339  5.9850351339  1 YR LIBOR       240          360         0     2.7500000000  11.3600351339     60
   987,000.00  6.1584346505  5.7834346505  1 YR LIBOR       240          360         0     2.7500000000  11.1584346505     60
   870,843.35  6.7194936452  6.3444936452  1 YR LIBOR       240          357         3     2.7500000000  11.7194936452     57
 3,458,136.94  6.1035588219  5.4192745167  1 YR LIBOR       240          358         2     3.0240788803  11.1035588219     58
19,627,815.45  5.8858266895  5.4623826917  1 YR LIBOR       240          359         1     2.8556704120  10.8858266895     59
42,759,806.10  6.0173514339  5.6423514339  1 YR LIBOR       240          360         0     2.7968514519  11.0173514339     60
 1,480,000.00  6.2266891892  5.8516891892  1 YR LIBOR       240          360         0     2.8344594595  11.2266891892     61
 1,652,000.00  6.7469733656  6.3719733656  1 YR LIBOR       300          359         1     2.3989104116  11.7469733656     59
   754,400.00  7.6250000000  7.2500000000  1 YR LIBOR       240          355         5     2.2500000000  13.6250000000     55


                                           ORIGINAL              PREPAYMENT
                 INITIAL      SUBSEQUENT   INTEREST-    RATE       CHARGE
  CURRENT        PERIODIC      PERIODIC       ONLY      RESET     TERM (IN
 PRINCIPAL         RATE          RATE        PERIOD   FREQUENCY    MONTHS)
BALANCE ($)       CAP (%)       CAP (%)     (MONTHS)   (MONTHS)   AND TYPE
-------------  ------------  ------------  ---------  ---------  ----------
 6,354,489.46  5.0000000000  2.0000000000      60         12         None
 1,443,400.00  5.0000000000  2.0000000000      60         12         None
   205,000.00  5.0000000000  2.0000000000     None        12       24-Hard
   162,909.45  5.0000000000  2.0000000000     None        12       24-Hard
   165,600.00  5.0000000000  2.0000000000     None        12       36-Hard
   319,843.99  5.0000000000  2.0000000000     None        12       36-Hard
 1,716,800.00  5.0000000000  2.0000000000     None        12       36-Hard
   431,804.20  5.0000000000  2.0000000000     None        12         None
   796,243.20  5.0000000000  2.0000000000     None        12         None
   118,400.00  5.0000000000  2.0000000000     None        12       12-Hard
    26,437.65  5.0000000000  2.0000000000     None        12       12-Hard
   219,791.25  5.0000000000  2.0000000000     None        12       12-Hard
 1,922,440.00  5.0000000000  2.0000000000     None        12       12-Hard
    37,954.73  5.0000000000  2.0000000000     None        12       24-Hard
 2,681,380.00  5.0000000000  2.0000000000     None        12       24-Hard
   810,500.00  5.0000000000  2.0000000000     None        12       36-Hard
   631,000.00  5.0000000000  2.0000000000     None        12       36-Hard
 1,387,412.82  5.0000000000  2.0000000000     None        12       36-Hard
 1,410,360.00  5.0000000000  2.0000000000     None        12       36-Hard
   348,618.20  5.0000000000  2.0000000000     None        12         None
   516,478.41  5.0000000000  2.0000000000     None        12         None
 1,670,341.93  5.0000000000  2.0000000000     None        12         None
 3,814,047.39  5.1588374050  1.8847546045     None        12         None
 4,178,000.00  5.0000000000  2.0000000000     None        12         None
 1,955,392.00  5.0000000000  2.0000000000      120        12       12-Hard
 6,319,898.04  5.0000000000  2.0000000000      120        12       12-Hard
22,277,433.00  5.0000000000  2.0000000000      120        12       12-Hard
   885,000.00  5.0000000000  2.0000000000      120        12       12-Hard
   315,000.00  5.0000000000  2.0000000000      120        12       24-Hard
 2,033,950.00  5.0000000000  2.0000000000      120        12       24-Hard
 8,665,000.00  5.0000000000  2.0000000000      120        12       24-Hard
   559,600.00  5.0000000000  2.0000000000      120        12       24-Hard
 1,731,450.00  5.0000000000  2.0000000000      120        12       36-Hard
 1,388,750.00  5.0000000000  2.0000000000      120        12       36-Hard
   184,500.00  5.0000000000  2.0000000000      60         12       36-Hard
   363,300.00  5.0000000000  2.0000000000      120        12       36-Hard
 2,277,000.00  5.0000000000  2.0000000000      120        12       36-Hard
   987,000.00  5.0000000000  2.0000000000      120        12       36-Hard
   870,843.35  5.0000000000  2.0000000000      120        12       36-Hard
 3,458,136.94  5.0000000000  2.0000000000      120        12       36-Hard
19,627,815.45  5.0000000000  2.0000000000      120        12       36-Hard
42,759,806.10  5.0000000000  2.0000000000      120        12       36-Hard
 1,480,000.00  5.0000000000  2.0000000000      120        12       36-Hard
 1,652,000.00  5.0000000000  2.0000000000      60         12       36-Hard
   754,400.00  6.0000000000  2.0000000000      120        12       36-Soft

                                                                                                                          MONTHS
                                CURRENT                               REMAINING                                             TO
                               ADJUSTED                   ORIGINAL       TERM                                              NEXT
  CURRENT         CURRENT         NET                  AMORTIZATION     STATED     LOAN       GROSS         MAXIMUM        RATE
 PRINCIPAL       MORTGAGE      MORTGAGE                     TERM       MATURITY    AGE        MARGIN        MORTGAGE    ADJUSTMENT
BALANCE ($)      RATE (%)      RATE (%)       INDEX       (MONTHS)     (MONTHS)  (MONTHS)       (%)         RATE (%)       DATE
-------------  ------------  ------------  ----------  -------------  ---------  --------  ------------  -------------  ----------
   742,000.00  7.0208894879  6.6458894879  1 YR LIBOR       240          357         3     2.2500000000  12.0208894879      57
    70,125.00  7.1250000000  6.7500000000  1 YR LIBOR       240          358         2     2.2500000000  13.1250000000      58
   861,250.00  6.9454281567  6.5704281567  1 YR LIBOR       240          359         1     2.2500000000  12.9454281567      59
   288,000.00  6.6250000000  6.2500000000  1 YR LIBOR       300          359         1     2.2500000000  11.6250000000      59
    50,702.50  7.0000000000  6.6250000000  1 YR LIBOR       240          347         13    2.7500000000  12.0000000000      47
   237,435.88  8.5000000000  8.1250000000  1 YR LIBOR       240          354         6     2.7500000000  13.5000000000      54
 2,314,400.00  7.1297960595  6.7547960595  1 YR LIBOR       240          355         5     2.3636363636  12.6697200138      55
 2,120,078.82  6.9833506243  6.6083506243  1 YR LIBOR       240          356         4     2.4077299848  11.9833506243      56
 1,976,118.10  6.9308017838  6.5558017838  1 YR LIBOR       240          357         3     2.3401135413  11.9308017838      57
 7,494,935.01  6.5149490125  5.9977950808  1 YR LIBOR       240          358         2     3.0466276295  11.6276010901      58
39,670,641.80  6.4314568265  6.0200193969  1 YR LIBOR       240          359         1     2.6749668252  11.5350811394      59
97,248,927.00  6.2375327257  5.8625327257  1 YR LIBOR       240          360         0     2.7446164753  11.2375327257      60
 4,788,770.00  6.2784013431  5.9034013431  1 YR LIBOR       240          360         0     2.7782285430  11.2784013431      61
   491,795.93  6.6159017318  6.2409017318  1 YR LIBOR       300          355         5     2.4045356425  11.6159017318      55
   241,500.00  7.5000000000  7.1250000000  1 YR LIBOR       300          356         4     4.0000000000  12.5000000000      56
28,059,854.53  6.1601227142  5.7851227142  1 YR LIBOR       300          358         2     2.3835565285  11.1917594128      58
11,399,050.00  6.8838521631  6.5088521631  1 YR LIBOR       300          359         1     2.2840379242  12.6383009988      59
 1,598,400.00  6.7389889890  6.3639889890  1 YR LIBOR       300          360         0     2.3365865866  11.7389889890      60
   526,659.11  7.5910842404  7.2160842404  6 MO LIBOR       480          358         2     2.2500000000  12.5910842404      58
   407,657.23  6.8750000000  6.5000000000  6 MO LIBOR       360          359         1     2.2500000000  11.8750000000      59
    80,888.40  7.3750000000  7.0000000000  6 MO LIBOR       360          359         1     2.2500000000  12.3750000000      59
   384,750.00  9.2500000000  8.8750000000  6 MO LIBOR       360          360         0     2.7500000000  14.2500000000      60
   360,869.01  7.8750000000  7.5000000000  6 MO LIBOR       360          356         4     2.2500000000  12.8750000000      56
   143,890.42  7.3750000000  7.0000000000  6 MO LIBOR       360          359         1     2.2500000000  12.3750000000      59
    63,175.24  8.3750000000  8.0000000000  6 MO LIBOR       360          355         5     2.2500000000  13.3750000000      55
   112,937.52  8.3750000000  8.0000000000  6 MO LIBOR       360          357         3     2.2500000000  13.3750000000      57
   121,116.60  7.8750000000  7.5000000000  6 MO LIBOR       360          359         1     2.2500000000  12.8750000000      59
   247,379.64  7.8750000000  7.5000000000  6 MO LIBOR       360          359         1     2.2500000000  12.8750000000      59
   144,711.44  7.2500000000  6.8750000000  6 MO LIBOR       360          357         3     2.2500000000  13.0000000000      57
 2,425,691.88  6.6382113204  6.2632113204  6 MO LIBOR       360          358         2     2.2500000000  12.4467849056      58
 1,146,597.38  7.2551174786  6.8801174786  6 MO LIBOR       360          359         1     2.2500000000  13.0807931050      59
   443,050.72  7.9879356702  7.6129356702  6 MO LIBOR       360          355         5     2.5051749380  13.2431106082      55
   562,136.88  7.2495938600  6.8745938600  6 MO LIBOR       360          356         4     2.6909272658  12.8473772860      56
 1,402,428.08  7.1601990287  6.7851990287  6 MO LIBOR       360          357         3     2.4164508065  12.4931006417      57
 3,325,641.26  6.9345522226  6.5595522226  6 MO LIBOR       360          358         2     2.3025390808  12.0396303843      58
10,603,018.62  7.2802907619  6.9052907619  6 MO LIBOR       360          359         1     2.3656797274  12.5468752518      59
 1,213,500.00  6.8008343634  6.4258343634  6 MO LIBOR       360          360         0     2.2572023074  12.7250206016      60
   346,180.00  7.9837440060  7.6087440060  6 MO LIBOR       240          358         2     2.2500000000  12.9837440060      58
   555,600.00  6.8750000000  6.5000000000  6 MO LIBOR       300          358         2     2.2500000000  12.8750000000      58
   439,200.00  7.7500000000  7.3750000000  6 MO LIBOR       240          358         2     2.2500000000  12.7500000000      58
 3,500,250.00  6.6374991072  6.2624991072  6 MO LIBOR       240          359         1     2.5865116777  12.3718037997      59
 1,795,000.00  6.5818941504  6.2068941504  6 MO LIBOR       240          360         0     2.7500000000  12.4883008357      60
   650,000.00  6.8750000000  6.5000000000  6 MO LIBOR       300          359         1     2.2500000000  12.8750000000      59
   175,200.00  7.3750000000  7.0000000000  6 MO LIBOR       240          359         1     2.7500000000  12.3750000000      59
   416,800.00  7.8750000000  7.5000000000  6 MO LIBOR       240          358         2     2.2500000000  12.8750000000      58
 1,035,272.00  7.2455596210  6.8705596210  6 MO LIBOR       240          359         1     2.2500000000  12.2455596210      59
   213,500.00  7.4291569087  7.0541569087  6 MO LIBOR       240          358         2     2.2500000000  12.4291569087      58
   296,800.00  7.1084905660  6.7334905660  6 MO LIBOR       240          359         1     2.2500000000  12.1084905660      59
   231,117.00  8.2500000000  7.8750000000  6 MO LIBOR       240          355         5     2.2500000000  13.2500000000      55
   301,600.00  7.7500000000  7.3750000000  6 MO LIBOR       240          356         4     2.2500000000  12.7500000000      56
   815,963.00  6.9840565687  6.6090565687  6 MO LIBOR       240          358         2     2.3652013020  12.2144591728      58
 4,528,012.00  6.9315974648  6.5565974648  6 MO LIBOR       240          359         1     2.6328059643  12.7522693182      59
 2,403,400.00  6.8316551552  6.4566551552  6 MO LIBOR       240          360         0     2.5800324540  12.4804859782      60
   750,000.00  7.7500000000  7.3750000000  6 MO LIBOR       240          355         5     2.2500000000  13.7500000000      55
   400,900.00  7.8750000000  7.5000000000  6 MO LIBOR       240          358         2     2.2500000000  12.8750000000      58


                                           ORIGINAL              PREPAYMENT
                 INITIAL      SUBSEQUENT   INTEREST-    RATE       CHARGE
  CURRENT        PERIODIC      PERIODIC       ONLY      RESET     TERM (IN
 PRINCIPAL         RATE          RATE        PERIOD   FREQUENCY    MONTHS)
BALANCE ($)       CAP (%)       CAP (%)     (MONTHS)   (MONTHS)   AND TYPE
-------------  ------------  ------------  ---------  ---------  ----------
   742,000.00  5.0000000000  2.0000000000      120        12       36-Soft
    70,125.00  6.0000000000  2.0000000000      120        12       36-Soft
   861,250.00  6.0000000000  2.0000000000      120        12       36-Soft
   288,000.00  5.0000000000  2.0000000000      60         12       36-Soft
    50,702.50  5.0000000000  2.0000000000      120        12         None
   237,435.88  5.0000000000  2.0000000000      120        12         None
 2,314,400.00  5.5399239544  2.0000000000      120        12         None
 2,120,078.82  5.0000000000  2.0000000000      120        12         None
 1,976,118.10  5.0000000000  2.0000000000      120        12         None
 7,494,935.01  5.1126520776  2.0000000000      120        12         None
39,670,641.80  5.1036243129  2.0000000000      120        12         None
97,248,927.00  5.0000000000  2.0000000000      120        12         None
 4,788,770.00  5.0000000000  2.0000000000      120        12         None
   491,795.93  5.0000000000  1.6909287151      60         12         None
   241,500.00  5.0000000000  2.0000000000      60         12         None
28,059,854.53  5.0316366986  2.0000000000      60         12         None
11,399,050.00  5.7105855313  2.0000000000      60         12         None
 1,598,400.00  5.0000000000  2.0000000000      60         12         None
   526,659.11  4.3643369617  1.0000000000     None        6          None
   407,657.23  5.0000000000  1.0000000000     None        6        12-Hard
    80,888.40  5.0000000000  1.0000000000     None        6        12-Hard
   384,750.00  5.0000000000  1.0000000000     None        6        12-Hard
   360,869.01  5.0000000000  1.0000000000     None        6        12-Hard
   143,890.42  5.0000000000  1.0000000000     None        6        36-Hard
    63,175.24  5.0000000000  1.0000000000     None        6        36-Hard
   112,937.52  5.0000000000  1.0000000000     None        6        36-Hard
   121,116.60  5.0000000000  1.0000000000     None        6        36-Hard
   247,379.64  5.0000000000  1.0000000000     None        6        36-Soft
   144,711.44  5.0000000000  1.0000000000     None        6        36-Soft
 2,425,691.88  5.8085735852  1.8085735852     None        6        36-Soft
 1,146,597.38  5.4269650782  1.4269650782     None        6        36-Soft
   443,050.72  5.2551749380  1.0000000000     None        6          None
   562,136.88  5.5977834260  1.7480415624     None        6          None
 1,402,428.08  5.3329016130  1.4537973241     None        6          None
 3,325,641.26  5.1050781617  1.6003468215     None        6          None
10,603,018.62  5.1678180661  1.5160754891     None        6          None
 1,213,500.00  5.9241862382  1.9241862382     None        6          None
   346,180.00  5.0000000000  1.0000000000      120        6        12-Hard
   555,600.00  5.0000000000  1.0000000000      60         6        12-Hard
   439,200.00  5.0000000000  1.0000000000      120        6        12-Hard
 3,500,250.00  3.9106492393  1.7343046925      120        6        12-Hard
 1,795,000.00  3.1871866295  1.9064066852      120        6        12-Hard
   650,000.00  5.0000000000  1.0000000000      60         6        12-Hard
   175,200.00  5.0000000000  1.0000000000      120        6        24-Hard
   416,800.00  5.0000000000  1.0000000000      120        6        24-Soft
 1,035,272.00  5.0000000000  1.0000000000      120        6        24-Soft
   213,500.00  5.0000000000  1.0000000000      120        6        36-Hard
   296,800.00  5.0000000000  1.0000000000      120        6        36-Hard
   231,117.00  5.0000000000  1.0000000000      120        6        36-Hard
   301,600.00  5.0000000000  1.0000000000      120        6        36-Hard
   815,963.00  5.2304026040  1.2304026040      120        6        36-Hard
 4,528,012.00  4.1866187634  1.4498247796      120        6        36-Hard
 2,403,400.00  5.1764999584  1.6488308230      120        6        36-Hard
   750,000.00  6.0000000000  2.0000000000      120        6        36-Soft
   400,900.00  5.0000000000  1.0000000000      120        6        36-Soft

                                                                                                                          MONTHS
                                CURRENT                               REMAINING                                             TO
                               ADJUSTED                   ORIGINAL       TERM                                              NEXT
  CURRENT         CURRENT         NET                   AMORTIZATION    STATED     LOAN       GROSS         MAXIMUM        RATE
 PRINCIPAL       MORTGAGE      MORTGAGE                     TERM       MATURITY    AGE        MARGIN        MORTGAGE    ADJUSTMENT
BALANCE ($)      RATE (%)      RATE (%)       INDEX       (MONTHS)     (MONTHS)  (MONTHS)       (%)         RATE (%)       DATE
-------------  ------------  ------------  ----------  -------------  ---------  --------  ------------  -------------  ----------
 1,139,550.00  7.3060528279  6.9310528279  6 MO LIBOR       240          359         1     2.2500000000  12.3060528279      59
   180,000.00  6.2500000000  5.8750000000  6 MO LIBOR       240          359         1     2.7500000000  12.2500000000      59
   199,920.00  6.8750000000  6.5000000000  6 MO LIBOR       300          359         1     2.2500000000  12.8750000000      59
   480,000.00  8.2500000000  7.8750000000  6 MO LIBOR       240          355         5     2.2500000000  14.2500000000      55
   471,543.70  8.3771395419  8.0021395419  6 MO LIBOR       240          356         4     2.3923661264  13.7006804990      56
   244,000.00  9.1250000000  8.7500000000  6 MO LIBOR       240          357         3     2.2500000000  14.1250000000      57
 2,043,784.26  6.6447640088  6.2697640088  6 MO LIBOR       240          358         2     2.2500000000  12.3615878383      58
 3,542,500.00  7.3305483416  6.9555483416  6 MO LIBOR       240          359         1     2.2821100917  12.6318892025      59
 2,935,600.00  6.8813360131  6.5063360131  6 MO LIBOR       300          358         2     2.2500000000  12.8813360131      58
 4,958,000.00  6.7081484470  6.3331484470  6 MO LIBOR       300          359         1     2.2500000000  12.7081484470      59
   517,560.00  7.5950034779  7.2200034779  6 MO LIBOR       240          353         7     2.2500000000  13.5950034779      53
 1,102,527.72  7.9313864326  7.5563864326  6 MO LIBOR       240          354         6     2.2500000000  13.5674046545      54
 1,702,546.64  7.5121437554  7.1371437554  6 MO LIBOR       240          355         5     2.3622491011  13.3159513974      55
 5,358,620.96  7.5534184191  7.1784184191  6 MO LIBOR       240          356         4     2.6104798724  12.9525789523      56
 2,835,220.00  7.5286291716  7.1536291716  6 MO LIBOR       240          357         3     2.5350607713  13.1465353659      57
39,838,555.90  6.5778613332  6.2028613332  6 MO LIBOR       240          358         2     2.3500754894  11.7145759273      58
55,088,659.25  7.0508453237  6.6758453237  6 MO LIBOR       240          359         1     2.3315727785  12.3336469423      59
17,463,900.00  6.6250089470  6.2500089470  6 MO LIBOR       240          360         0     2.3229218559  12.4147666758      60
   215,199.33  7.0000000000  6.6250000000  6 MO LIBOR       300          354         6     2.7500000000  12.0000000000      54
   869,250.00  6.8326143227  6.4576143227  6 MO LIBOR       300          355         5     2.2500000000  11.7732959448      55
 2,383,750.00  6.9299160986  6.5549160986  6 MO LIBOR       300          356         4     2.2500000000  11.9299160986      56
   138,750.00  6.1250000000  5.7500000000  6 MO LIBOR       300          357         3     2.2500000000  11.1250000000      57
 8,577,550.00  6.3314816002  5.9564816002  6 MO LIBOR       300          358         2     2.2500000000  11.5166160500      58
 9,474,018.71  6.3222229110  5.9472229110  6 MO LIBOR       300          359         1     2.2500000000  11.5212090823      59
   252,750.00  6.2500000000  5.8750000000  6 MO LIBOR       300          360         0     2.2500000000  12.2500000000      60
 3,580,352.94  6.3444107329  5.9694107329   1 YR CMT        276          358         2     2.7500000000  11.3444107329      82
   144,000.00  5.7500000000  5.3750000000  1 YR LIBOR       480          360         0     2.7500000000  10.7500000000      85
   688,000.00  6.6264534884  6.2514534884  1 YR LIBOR       480          360         0     2.7500000000  11.6264534884      84
   484,000.00  7.5000000000  7.1250000000  1 YR LIBOR       480          360         0     2.7500000000  12.5000000000      84
   322,240.00  6.5000000000  6.1250000000  1 YR LIBOR       360          360         0     2.7500000000  11.5000000000      84
   609,400.00  6.4780932064  6.1030932064  1 YR LIBOR       360          360         0     2.7500000000  11.4780932064      84
   255,020.76  6.2500000000  5.8750000000  1 YR LIBOR       360          356         4     4.0000000000  11.2500000000      80
   119,475.53  6.7500000000  6.3750000000  1 YR LIBOR       360          355         5     2.2500000000  11.7500000000      79
   257,483.57  6.6451467127  6.2701467127  1 YR LIBOR       360          356         4     2.5564710498  11.6451467127      80
   340,668.55  6.5000000000  6.1250000000  1 YR LIBOR       360          357         3     2.2500000000  11.5000000000      81
 1,130,182.35  6.5037209161  6.1287209161  1 YR LIBOR       360          359         1     2.7500000000  11.5037209161      83
 3,459,720.00  6.4206973397  6.0456973397  1 YR LIBOR       360          360         0     2.7500000000  11.4206973397      84
 2,616,192.00  6.5046445368  6.1296445368  1 YR LIBOR       240          359         1     2.7500000000  11.5046445368      83
 5,550,344.00  6.6520263429  6.2770263429  1 YR LIBOR       240          360         0     2.7500000000  11.6520263429      84
   360,000.00  6.2500000000  5.8750000000  1 YR LIBOR       240          360         0     2.7500000000  11.2500000000      85
 1,840,908.00  6.5258891265  6.1508891265  1 YR LIBOR       240          359         1     2.7500000000  11.5258891265      83
 2,607,650.00  6.4592808659  6.0842808659  1 YR LIBOR       240          360         0     2.6825542155  11.4592808659      84
   317,156.00  6.1928688090  5.8178688090  1 YR LIBOR       240          359         1     2.7500000000  11.1928688090      83
   535,600.00  7.8750000000  7.5000000000  1 YR LIBOR       240          360         0     2.7500000000  12.8750000000      84
   469,402.19  6.3750000000  6.0000000000  1 YR LIBOR       240          358         2     2.7500000000  11.3750000000      82
   785,600.00  7.0103105906  6.6353105906  1 YR LIBOR       240          360         0     2.7500000000  12.0103105906      84
   144,880.00  7.2500000000  6.8750000000  1 YR LIBOR       240          356         4     2.7500000000  12.2500000000      80
   546,400.00  6.5834553441  6.2084553441  1 YR LIBOR       240          357         3     2.7500000000  11.5834553441      81
 3,089,849.72  6.1705179338  5.7955179338  1 YR LIBOR       240          358         2     2.7500000000  11.1705179338      82
 4,703,829.40  5.9788430558  5.6038430558  1 YR LIBOR       240          359         1     2.7500000000  10.9788430558      83
 8,806,269.20  6.2543880046  5.8793880046  1 YR LIBOR       240          360         0     2.7500000000  11.2543880046      84
 1,264,320.00  6.2246583144  5.8496583144  1 YR LIBOR       240          360         0     2.7500000000  11.2246583144      85
   277,900.00  6.3750000000  6.0000000000  1 YR LIBOR       240          359         1     2.2500000000  11.3750000000      83
   351,628.00  6.0000000000  5.6250000000  1 YR LIBOR       240          349         11    2.7500000000  11.0000000000      73
   244,693.00  6.5000000000  6.1250000000  1 YR LIBOR       240          351         9     2.7500000000  11.5000000000      75


                                           ORIGINAL              PREPAYMENT
                 INITIAL      SUBSEQUENT   INTEREST-    RATE       CHARGE
  CURRENT        PERIODIC      PERIODIC       ONLY      RESET     TERM (IN
 PRINCIPAL         RATE          RATE        PERIOD   FREQUENCY    MONTHS)
BALANCE ($)       CAP (%)       CAP (%)     (MONTHS)   (MONTHS)   AND TYPE
-------------  ------------  ------------  ---------  ---------  ----------
 1,139,550.00  5.0000000000  1.0000000000      120        6        36-Soft
   180,000.00  6.0000000000  2.0000000000      120        6        36-Soft
   199,920.00  6.0000000000  2.0000000000      60         6        36-Soft
   480,000.00  6.0000000000  2.0000000000      120        6        36-Soft
   471,543.70  5.2847322528  1.2847322528      120        6        36-Soft
   244,000.00  5.0000000000  1.0000000000      120        6        36-Soft
 2,043,784.26  5.4291222303  1.4291222303      120        6        36-Soft
 3,542,500.00  5.1086803105  1.3013408610      120        6        36-Soft
 2,935,600.00  5.5469410001  1.5469410001      60         6        36-Soft
 4,958,000.00  5.4223477209  1.4223477209      60         6        36-Soft
   517,560.00  6.0000000000  2.0000000000      120        6          None
 1,102,527.72  5.6360182218  1.6360182218      120        6          None
 1,702,546.64  5.8038076419  1.8038076419      120        6          None
 5,358,620.96  5.3991605333  1.4232152296      120        6          None
 2,835,220.00  5.6179061942  1.6179061942      120        6          None
39,838,555.90  5.1340438146  1.6485966917      120        6          None
55,088,659.25  5.0011412512  1.2584626708      120        6          None
17,463,900.00  5.4126941863  1.8119749884      120        6          None
   215,199.33  5.0000000000  1.0000000000      60         6          None
   869,250.00  5.0000000000  1.0000000000      60         6          None
 2,383,750.00  5.0000000000  1.0000000000      60         6          None
   138,750.00  5.0000000000  2.0000000000      60         6          None
 8,577,550.00  5.1851344498  1.6989350106      60         6          None
 9,474,018.71  5.1824991118  1.4918715218      60         6          None
   252,750.00  6.0000000000  2.0000000000      60         6          None
 3,580,352.94  5.0000000000  2.0000000000      84         12         None
   144,000.00  5.0000000000  2.0000000000     None        12       36-Hard
   688,000.00  5.0000000000  2.0000000000     None        12       36-Hard
   484,000.00  5.0000000000  2.0000000000     None        12         None
   322,240.00  5.0000000000  2.0000000000     None        12       12-Hard
   609,400.00  5.0000000000  2.0000000000     None        12       36-Hard
   255,020.76  5.0000000000  2.0000000000     None        12       36-Soft
   119,475.53  5.0000000000  2.0000000000     None        12         None
   257,483.57  5.0000000000  2.0000000000     None        12         None
   340,668.55  5.0000000000  2.0000000000     None        12         None
 1,130,182.35  5.0000000000  2.0000000000     None        12         None
 3,459,720.00  5.0000000000  2.0000000000     None        12         None
 2,616,192.00  5.0000000000  2.0000000000      120        12       12-Hard
 5,550,344.00  5.0000000000  2.0000000000      120        12       12-Hard
   360,000.00  5.0000000000  2.0000000000      120        12       12-Hard
 1,840,908.00  5.0000000000  2.0000000000      120        12       24-Hard
 2,607,650.00  5.0000000000  2.0000000000      120        12       24-Hard
   317,156.00  5.0000000000  2.0000000000      120        12       36-Hard
   535,600.00  5.0000000000  2.0000000000      120        12       36-Hard
   469,402.19  5.0000000000  2.0000000000      120        12       36-Hard
   785,600.00  5.0000000000  2.0000000000      120        12       36-Hard
   144,880.00  5.0000000000  2.0000000000      120        12       36-Hard
   546,400.00  5.0000000000  2.0000000000      120        12       36-Hard
 3,089,849.72  5.0000000000  2.0000000000      120        12       36-Hard
 4,703,829.40  5.0000000000  2.0000000000      120        12       36-Hard
 8,806,269.20  5.0000000000  2.0000000000      120        12       36-Hard
 1,264,320.00  5.0000000000  2.0000000000      120        12       36-Hard
   277,900.00  5.0000000000  2.0000000000      120        12       36-Soft
   351,628.00  5.0000000000  2.0000000000      120        12         None
   244,693.00  5.0000000000  2.0000000000      120        12         None

                                                                                                                          MONTHS
                                CURRENT                               REMAINING                                             TO
                               ADJUSTED                   ORIGINAL       TERM                                              NEXT
  CURRENT         CURRENT         NET                  AMORTIZATION     STATED     LOAN       GROSS         MAXIMUM        RATE
 PRINCIPAL       MORTGAGE      MORTGAGE                     TERM       MATURITY    AGE        MARGIN        MORTGAGE    ADJUSTMENT
BALANCE ($)      RATE (%)      RATE (%)       INDEX       (MONTHS)     (MONTHS)  (MONTHS)       (%)         RATE (%)       DATE
-------------  ------------  ------------  ----------  -------------  ---------  --------  ------------  -------------  ----------
   663,500.00  7.6165222306  7.2415222306  1 YR LIBOR       240          355         5     2.6207611153  12.6165222306      79
   745,875.00  6.4958521870  6.1208521870  1 YR LIBOR       240          356         4     2.2500000000  11.4958521870      80
   883,988.34  6.5000000000  6.1250000000  1 YR LIBOR       240          357         3     2.2500000000  11.5000000000      81
 4,036,028.45  6.3361729416  5.9611729416  1 YR LIBOR       240          358         2     2.7061538708  11.3361729416      82
29,270,236.83  6.3697892443  5.9947892443  1 YR LIBOR       240          359         1     2.7363427822  11.3798677415      83
24,262,904.00  6.3948317357  6.0198317357  1 YR LIBOR       240          360         0     2.7450232668  11.3948317357      84
   852,000.00  6.8750000000  6.5000000000  1 YR LIBOR       276          355         5     4.0000000000  11.8750000000      79
   508,000.00  6.5000000000  6.1250000000  1 YR LIBOR       276          356         4     2.2500000000  11.5000000000      80
 7,745,038.84  6.6259955053  6.2509955053  1 YR LIBOR       276          358         2     2.3236258716  11.6259955053      82
   189,000.00  6.5000000000  6.1250000000  1 YR LIBOR       276          359         1     2.2500000000  11.5000000000      83
   925,468.95  7.0225642268  6.6475642268  6 MO LIBOR       360          356         4     2.7500000000  13.0225642268      80
 2,203,292.43  6.8951193692  6.5201193692  6 MO LIBOR       360          357         3     2.7500000000  12.8951193692      81
   395,323.70  6.8068194779  6.4318194779  6 MO LIBOR       360          358         2     2.7500000000  12.8068194779      82
   290,723.89  6.2500000000  5.8750000000  6 MO LIBOR       360          359         1     2.2500000000  11.2500000000      83
 1,430,000.00  7.3750000000  7.0000000000  6 MO LIBOR       240          356         4     2.2500000000  12.3750000000      80
   432,000.00  5.8750000000  5.5000000000  6 MO LIBOR       240          360         0     2.7500000000  11.8750000000      84
   275,000.00  6.2500000000  5.8750000000  6 MO LIBOR       276          356         4     2.2500000000  11.2500000000      80
   180,000.00  6.8750000000  6.5000000000  6 MO LIBOR       240          355         5     2.2500000000  11.8750000000      79
 5,645,200.00  6.9918071990  6.6168071990  6 MO LIBOR       240          356         4     2.6804719053  12.8527510097      80
 4,559,487.93  6.8328607581  6.4578607581  6 MO LIBOR       240          357         3     2.6960917632  12.7250442845      81
 2,254,648.00  6.8026585525  6.4276585525  6 MO LIBOR       240          358         2     2.6493350625  12.6013286775      82
 2,818,354.67  6.7912244806  6.4162244806  6 MO LIBOR       240          359         1     2.5338535577  12.1336228346      83
 1,164,800.00  6.4200077266  6.0450077266  6 MO LIBOR       240          360         0     2.3573145604  11.6346368475      84
   128,000.00  7.0000000000  6.6250000000  6 MO LIBOR       276          360         0     2.2500000000  12.0000000000      84


                                           ORIGINAL              PREPAYMENT
                 INITIAL      SUBSEQUENT   INTEREST-    RATE       CHARGE
  CURRENT        PERIODIC      PERIODIC       ONLY      RESET     TERM (IN
 PRINCIPAL         RATE          RATE        PERIOD   FREQUENCY    MONTHS)
BALANCE ($)       CAP (%)       CAP (%)     (MONTHS)   (MONTHS)   AND TYPE
-------------  ------------  ------------  ---------  ---------  --------
   663,500.00  5.0000000000  2.0000000000      120        12         None
   745,875.00  5.0000000000  2.0000000000      120        12         None
   883,988.34  5.0000000000  2.0000000000      120        12         None
 4,036,028.45  5.0000000000  2.0000000000      120        12         None
29,270,236.83  5.0100784972  2.0000000000      120        12         None
24,262,904.00  5.0000000000  2.0000000000      120        12         None
   852,000.00  5.0000000000  2.0000000000      84         12         None
   508,000.00  5.0000000000  2.0000000000      84         12         None
 7,745,038.84  5.0000000000  2.0000000000      84         12         None
   189,000.00  5.0000000000  2.0000000000      84         12         None
   925,468.95  6.0000000000  2.0000000000     None        6          None
 2,203,292.43  6.0000000000  2.0000000000     None        6          None
   395,323.70  6.0000000000  2.0000000000     None        6          None
   290,723.89  5.0000000000  2.0000000000     None        6          None
 1,430,000.00  5.0000000000  1.0000000000      120        6        12-Hard
   432,000.00  3.0000000000  1.0000000000      120        6        12-Hard
   275,000.00  5.0000000000  1.0000000000      84         6        24-Soft
   180,000.00  5.0000000000  1.0000000000      120        6        36-Soft
 5,645,200.00  5.8609438107  1.8848579324      120        6          None
 4,559,487.93  5.8921835264  2.0000000000      120        6          None
 2,254,648.00  5.7986701250  1.8715985821      120        6          None
 2,818,354.67  4.5217067552  1.0688344877      120        6          None
 1,164,800.00  4.5707417582  1.0000000000      120        6          None
   128,000.00  5.0000000000  2.0000000000      84         6          None

          o the Mortgage Loans prepay at the specified percentage of the Prepayment Assumption,

          o no defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

          o scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

          o there are no Interest Carry Forward Amounts and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the closing date,

          o the scheduled monthly payment for each Mortgage Loan, except for the interest-only mortgage loans during their respective interest-only periods, is calculated based on its principal balance, mortgage rate and remaining term to maturity so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity, in some cases following an interest-only period, as indicated in the table above,

          o any Mortgage Loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term. At the end of the remaining interest-only term, any such Mortgage Loan will amortize in amounts sufficient to repay the current balance of any Mortgage Loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term,

          o the initial Class Certificate Balance of each class of certificates is as set forth on the cover page of this prospectus supplement or as described in this prospectus supplement under "Description of the Certificates,"

          o interest accrues on each interest bearing class of certificates at the applicable interest rate set forth or described on the cover page of this prospectus supplement or as described in this prospectus supplement,

          o the levels of One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR and One-Year CMT remain constant at 5.3500%, 5.3600%, 5.2610% and 4.9330%, respectively,

          o distributions in respect of the certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

          o the closing date of the sale of the certificates is December 29, 2006, and the LIBOR Certificates settle with no accrued interest,

          o the seller is not required to repurchase or substitute for any Mortgage Loan,

          o the Class Certificate Balances of the Class P-1 and Class P-2 Certificates are each equal to $0.00,

          o the Servicer does not exercise the option to repurchase the Mortgage Loans described in this prospectus supplement under "--Termination of the Issuing Entity; Optional Termination" other than as specified in the rows entitled "Weighted Average Life (in years) to Call" in the decrement tables in this prospectus supplement or as otherwise specified, and

          o the minimum mortgage rate for a Mortgage Loan is equal to its Gross Margin.

          The prepayment model used in this prospectus supplement (the "PREPAYMENT ASSUMPTION") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayments of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments will occur at any constant prepayment rate. To assume 25% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year.

          Although it is assumed that each of the Mortgage Loans prepays at the specified percentage of CPR, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans that will be delivered to the trustee and characteristics of the Mortgage Loans used in preparing the tables.

REPORTS TO CERTIFICATEHOLDERS

          The monthly statement is prepared by the trustee based on information provided by the Servicer. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer and will be permitted to conclusively rely on any information provided to it by the Servicer. The report to certificateholders may include additional or other information of a similar nature to that specified above.

VOTING RIGHTS

          As of any date of determination:

          o the Class A-R Certificates will be allocated 1% of all voting rights in respect of the certificates, and

          o the other classes of certificates will be allocated the remaining voting rights in proportion to their respective Class Certificate Balances (collectively, the "VOTING RIGHTS").

          Voting Rights will be allocated among the certificate of each class in accordance with their respective Percentage Interests.

TERMINATION OF THE ISSUING ENTITY; OPTIONAL TERMINATION

          The Servicer will have the right to repurchase all remaining Mortgage Loans and foreclosed or otherwise repossessed properties and thereby effect early retirement of the certificates following the Distribution Date on which the aggregate Stated Principal Balance of all of the Mortgage Loans and foreclosed real estate owned by the issuing entity declines below 10% of the Pool Principal Balance as of the Cut-off Date. In the event the Servicer exercises such option, the purchase price distributed with respect to each affected certificate will be 100% of its then outstanding certificate balance, plus any unpaid accrued interest on such certificate balance at the applicable pass-through rate, in each case subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties or delinquent Mortgage Loans and the appraised value is less than the aggregate Stated Principal Balance of the Mortgage Loans. Distributions in respect of any such optional termination will first be paid to the senior certificates and then, except as set forth in the pooling and servicing agreement, to the Subordinated Certificates. Any Swap Termination Payment owed to the Swap Counterparty not due to a Swap Counterparty Termination Event and any outstanding principal balance on any net interest margin securities backed by the Class C, Class P-1 or Class P-2 Certificates will also be required to be paid prior to terminating the transaction,. The proceeds from any optional termination may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties or delinquent Mortgage Loans and such appraised value is less than the Stated Principal Balance of the Mortgage Loan.

          The issuing entity also is required to terminate upon notice to the trustee of either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last Mortgage Loan and the disposition of all REO properties, or (ii) the distribution of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the trust established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

          The pooling and servicing agreement requires the Servicer to direct the trustee to send a notice of final distribution to each certificateholder in the event that there are no outstanding Mortgage Loans and no other funds or assets in the issuing entity other than the funds in the Certificate Account. The trustee will be required to promptly send the notice of final distribution by letter to certificateholders mailed not later than the 15th day of the month of such final distribution. Any such notice of final distribution will be required to specify (a) the Distribution Date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution,
(c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to that Distribution Date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office specified in the notice.

          In the event a notice of final distribution is given, the Servicer will be required to remit all funds in the Certificate Account to the trustee for deposit in the Distribution Account on the business day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the certificates. Upon final deposit with respect to the issuing entity and the receipt by the trustee of a request for release of the mortgage loan files, the trustee will be required to promptly release to the Servicer or its designee the mortgage loan files.

          Upon presentation and surrender of the certificates, the trustee will be required to cause to be distributed to the certificateholders of each class (after reimbursement of all amounts due to the Servicer, the depositor and the trustee pursuant to the pooling and servicing agreement) (i) its Class Certificate Balance plus accrued interest in the case of an interest bearing certificate and all other amounts to which such classes are entitled and (ii) as to the Class A-R certificateholders, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

          In the event that any affected certificateholder does not surrender certificates for cancellation within six months after the date specified in the notice of final distribution, the trustee will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution. If within six months after the second notice all the applicable certificates have been surrendered for cancellation, the trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the issuing entity. If within one year after the second notice all certificates have not been surrendered for cancellation, the Class A-R certificateholders will be entitled to all unclaimed funds and other assets of the issuing entity.

CERTAIN MATTERS REGARDING THE SERVICER, THE DEPOSITOR, THE SELLER AND THE NIM INSURER

          The prospectus describes the indemnification to which the Servicer and the depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the Servicer and the depositor (and their respective directors, officers, employees and agents) to the issuing entity. See "The Agreements--Certain Matters Regarding the Servicer and the Depositor" in the prospectus. The pooling and servicing agreement provides that these same provisions regarding indemnification and exculpation apply to the Seller and any NIM Insurer.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES

          The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus (as modified by the restrictions imposed by the Treasury Regulations and described in this prospectus supplement under "Material Federal Income Tax Consequences") under "Material Federal Income Tax Consequences--REMIC Certificates--Tax-Related Restrictions on Transfers of Residual Certificates--Disqualified Organizations," "--Noneconomic Residual Certificates" and "--Foreign Investors." The Class A-R Certificates (in addition to other ERISA-restricted classes of certificates, as provided in the pooling and servicing agreement) may not be acquired by a Plan. See "ERISA Considerations" in this prospectus supplement. The Class A-R Certificates will contain a legend describing the foregoing restrictions.

RESTRICTIONS ON INVESTMENT, SUITABILITY REQUIREMENTS

          An investment in the certificates may not be appropriate for all investors due to tax, ERISA or other legal requirements. Investors should review the disclosure included in this prospectus supplement and the prospectus under "Material Federal Income Tax Consequences," "ERISA Considerations" and "Legal Matters" prior to any acquisition and are encouraged to consult with their advisors prior to purchasing the certificates.

RIGHTS OF THE NIM INSURER UNDER THE POOLING AND SERVICING AGREEMENT

          After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P-1, Class P-2 and Class C Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. The insurer or insurers (the "NIM INSURER") that would issue a policy will be a third party beneficiary of the Pooling and Servicing Agreement and will have a number of rights under the Pooling and Servicing Agreement, which will include the following:

o the right to consent to the Servicer's exercise of its discretion to waive assumption fees, late payment or other charges in connection with a Mortgage Loan or to arrange for the extension of due dates for payments due on a mortgage note for no more than 270 days, if the waivers or extensions relate to more than 5% of the Mortgage Loans;

o the right to direct the trustee to terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement relating to the issuing entity and the assets of the issuing entity following the occurrence of an event of default under the Pooling and Servicing Agreement;

o the right to approve or reject the appointment of any successor servicer other than the trustee, if the Servicer is required to be replaced and the trustee is unwilling or unable to act as successor servicer;

o the right to consent to any amendment to the Pooling and Servicing Agreement; and

o each of the rights under "Risk Factors--Rights of the NIM Insurer" in this prospectus supplement.

          You should note the rights that the NIM Insurer would have and carefully evaluate its potential impact on your investment.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

          Delinquencies on the Mortgage Loans that are not advanced by or on behalf of the Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the certificates. Because of the priority of distributions, shortfalls resulting from delinquencies on the Mortgage Loans not so advanced will be borne first by the Subordinated Certificates, in the reverse order of their numerical class designations, and then by the senior certificates, pro rata. If, as a result of shortfalls on the Mortgage Loans, the aggregate Class Certificate Balance of all classes of certificates exceeds the Pool Principal Balance, the Class Certificate Balance of the class of Subordinated Certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

PREPAYMENT CONSIDERATIONS AND RISKS

          The rate of principal distributions on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the seller or Servicer. A substantial majority of the Mortgage Loans have a prepayment charge if the related mortgagor prepays such Mortgage Loan during a period ranging from one year to three years after origination. Because a substantial majority of the Mortgage Loans contain prepayment charges, the rate of principal prepayments may be less than the rate of principal payments for Mortgage Loans that did not have prepayment charges. The holders of the Class P-1 and Class P-2 Certificates will be entitled to all prepayment charges received on the Mortgage Loans, as described in the pooling and servicing agreement, and those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the pooling and servicing agreement, the Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. In addition, the Interest Only Loans do not provide for any payments of principal for an extended period following their origination. These Mortgage Loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest-only periods, these Mortgage Loans may be less likely to prepay as the interest-only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an Interest Only Loan approaches the end of its interest-only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the Interest Only Loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. However, the Servicer may choose not to accelerate a Mortgage Loan upon the conveyance of the related mortgaged property if the Servicer would make a similar decision with respect to a comparable Mortgage Loan held for its own account. See "The Mortgage Pool" in this prospectus supplement.

          Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions on the certificates of principal amounts that would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional repurchase of the remaining Mortgage Loans in connection with the termination of the issuing entity, as described in this prospectus supplement. Because the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any other Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield.

          The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool as described in this prospectus supplement under "The Mortgage Pool--General" and "--Underwriting Process." In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. Furthermore, with respect to up to 30% of the Mortgage Loans, the depositor may deliver all or a portion of each related Mortgage File to the trustee not later than five business days after the closing date. Should the seller fail to deliver all or a portion of any mortgage files to the depositor or other designee of the depositor or, at the depositor's direction, to the trustee within that period, the seller will be required to use its best efforts to deliver a substitute mortgage loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

          The Mortgage Loans will consist of adjustable rate mortgage loans subject to initial fixed rate periods of varying lengths. Adjustable rate mortgage loans may be subject to a greater rate of principal prepayment in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at a lower fixed interest rate. Prepayments on the Mortgage Loans may differ as they approach their respective first Adjustment Dates.

          Although the Mortgage Rates are subject to adjustment after varying lengths of initial fixed rate periods, such Mortgage Rates adjust less frequently than the Pass-Through Rates on the LIBOR Certificates and adjust by reference to the applicable Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the applicable Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the classes of LIBOR Certificates. The Mortgage Rate applicable to all of the Mortgage Loans and any Adjustment Date will be based on the applicable Mortgage Index value most recently announced as of a date generally 45 days prior to such Adjustment Date. Thus, if the applicable Mortgage Index value rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the Pass-Through Rates on the LIBOR Certificates. In addition, the Mortgage Loans will have Mortgage Rates which will not adjust for a substantial period of time after origination although certain Mortgage Rates may begin adjusting earlier than expected due to the length of time that has passed since origination. See "The Mortgage Pool" in this prospectus supplement.

          Any proceeds from the Swap Contract that will be payable by the Swap Counterparty to the Supplemental Interest Reserve Fund are intended to provide amounts to cover any unpaid Current Interest, Interest Carry Forward Amounts, Net Rate Carryover and Unpaid Realized Loss Amounts on the LIBOR Certificates and to restore or maintain overcollateralization. However, any such Net Swap Payment payable by the Swap Counterparty will be based on the applicable Swap Contract Notional Balance, and not on the actual Stated Principal Balances of the Mortgage Loans. Therefore, the Swap Contract may not provide sufficient funds to cover any unpaid Current Interest, Interest Carry Forward Amounts, Net Rate Carryover and Unpaid Realized Loss Amounts with respect to the LIBOR Certificates and to restore or maintain overcollateralization for those certificates. See "Description of the Certificates -- The Swap Contract" in this prospectus supplement.

          In addition, if a Net Swap Payment is owed to the Swap Counterparty, the issuing entity will be required to cover Net Swap Payments due to the Swap Counterparty under the Swap Contract thereby reducing the amount of funds that are available to make distributions on the LIBOR Certificates. Further, any Swap Termination Payment payable to the Swap Counterparty (other than a Swap Termination Payment resulting from a Swap Counterparty Trigger Event) in the event of early termination of the Swap Contract will reduce amounts available for distribution to holders of the LIBOR Certificates.

          The rate of prepayment may limit the Pass-Through Rates on the Offered Certificates. Prepayments of Mortgage Loans with Mortgage Rates in excess of the then-current Weighted Average Adjusted Net Mortgage Rate may reduce the Net Rate Cap on the classes of Offered Certificates thereby limiting the related Pass-Through Rates. Mortgage Loans with higher Mortgage Rates may prepay at faster rates than Mortgage Loans with relatively lower Mortgage Rates in response to a given change in market interest rates.

          We cannot predict the level of prepayments that will be experienced by the issuing entity. See "Yield, Maturity and Prepayment Considerations" in the prospectus.

          The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments on the Mortgage Loans is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal distributions occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal distributions.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

          The weighted average life of an Offered Certificate is determined by
(a) multiplying the amount of the net reduction, if any, of the Class Certificate Balance of the Certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in the Class Certificate Balance of the Certificate referred to in clause (a).

          For a discussion of the factors that may influence the rate of payments (including prepayments) of the Mortgage Loans, see "--Prepayment Considerations and Risks" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

          In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. The weighted average lives of the Offered Certificates, however, will depend upon a variety of other factors, including the timing of changes in the rate of principal distributions, and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Principal" in this prospectus supplement.

          The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of the classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the Prepayment Assumption, see the Decrement Tables under the next heading.

DECREMENT TABLES

          The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates (other than the Class A-R Certificates) that would be outstanding after each of the Distribution Dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement or all of the Mortgage Loans will prepay at the percentages of the Prepayment Assumption specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of the Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the structuring assumptions.

            PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING

                                       CLASS A-1 AND CLASS A-2                      CLASS M-1
                                 PERCENTAGE OF PREPAYMENT ASSUMPTION   PERCENTAGE OF PREPAYMENT ASSUMPTION
                                 -----------------------------------   -----------------------------------
DISTRIBUTION DATE                   0%     10%    25%    40%    50%       0%     10%     25%    40%    50%
------------------------------    -----   ----   ----   ----   ----     -----   -----   ----   ----   ----
Initial Percentage............      100    100    100    100    100       100     100    100    100    100
December 25, 2007.............      100     89     73     57     47       100     100    100    100    100
December 25, 2008.............      100     80     53     32     20       100     100    100    100    100
December 25, 2009.............      100     71     38     16      7       100     100    100    100    100
December 25, 2010.............      100     63     29     12      6       100     100     63     26     12
December 25, 2011.............       99     56     22      7      3       100     100     47     15      3
December 25, 2012.............       99     50     16      4      1       100     100     35      9      0
December 25, 2013.............       99     44     12      3      *       100      95     26      *      0
December 25, 2014.............       98     40      9      1      *       100      85     20      0      0
December 25, 2015.............       98     35      7      1      0       100      76     15      0      0
December 25, 2016.............       98     32      5      *      0       100      68     11      0      0
December 25, 2017.............       95     28      4      0      0       100      60      8      0      0
December 25, 2018.............       93     25      3      0      0       100      53      1      0      0
December 25, 2019.............       90     22      2      0      0       100      46      0      0      0
December 25, 2020.............       87     19      1      0      0       100      40      0      0      0
December 25, 2021.............       84     16      1      0      0       100      35      0      0      0
December 25, 2022.............       81     14      1      0      0       100      30      0      0      0
December 25, 2023.............       77     12      *      0      0       100      26      0      0      0
December 25, 2024.............       73     11      *      0      0       100      23      0      0      0
December 25, 2025.............       69      9      0      0      0       100      19      0      0      0
December 25, 2026.............       65      8      0      0      0       100      16      0      0      0
December 25, 2027.............       60      6      0      0      0       100      14      0      0      0
December 25, 2028.............       54      5      0      0      0       100      11      0      0      0
December 25, 2029.............       49      4      0      0      0       100       9      0      0      0
December 25, 2030.............       43      3      0      0      0        92       7      0      0      0
December 25, 2031.............       37      3      0      0      0        80       1      0      0      0
December 25, 2032.............       31      2      0      0      0        66       0      0      0      0
December 25, 2033.............       24      1      0      0      0        51       0      0      0      0
December 25, 2034.............       16      1      0      0      0        35       0      0      0      0
December 25, 2035.............        8      *      0      0      0        18       0      0      0      0
December 25, 2036 and
   thereafter.................        0      0      0      0      0         0       0      0      0      0
Weighted Average Life (in
   years) to Maturity**           21.82   8.00   3.28   1.83   1.31     26.96   13.68   5.71   3.95   3.84
Weighted Average Life (in
   years) to Call***              21.77   7.60   3.00   1.66   1.19     26.86   12.96   5.26   3.68   3.32

----------
*    Indicates a value greater than 0% and less than 0.5%

** Determined as specified under "Yield, Prepayment and Maturity Considerations--Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

*** Determined as specified under "Yield, Prepayment and Maturity Considerations--Weighted Average Lives of the Offered Certificates" in this prospectus supplement. and assumes that the servicer exercises the option to repurchase the Mortgage Loans on the earliest possible Distribution Date.

            PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING

                                              CLASS M-2                             CLASS M-3
                                 PERCENTAGE OF PREPAYMENT ASSUMPTION   PERCENTAGE OF PREPAYMENT ASSUMPTION
                                 -----------------------------------   -----------------------------------
DISTRIBUTION DATE                   0%     10%     25%    40%    50%      0%     10%     25%    40%    50%
------------------------------    -----   -----   ----   ----   ----    -----   -----   ----   ----   ----
Initial Percentage............      100     100    100    100    100      100     100    100    100    100
December 25, 2007.............      100     100    100    100    100      100     100    100    100    100
December 25, 2008.............      100     100    100    100    100      100     100    100    100    100
December 25, 2009.............      100     100    100    100    100      100     100    100    100    100
December 25, 2010.............      100     100     63     26     12      100     100     63     26     12
December 25, 2011.............      100     100     47     15      0      100     100     47     15      0
December 25, 2012.............      100     100     35      9      0      100     100     35      3      0
December 25, 2013.............      100      95     26      0      0      100      95     26      0      0
December 25, 2014.............      100      85     20      0      0      100      85     20      0      0
December 25, 2015.............      100      76     15      0      0      100      76     15      0      0
December 25, 2016.............      100      68     11      0      0      100      68     11      0      0
December 25, 2017.............      100      60      4      0      0      100      60      0      0      0
December 25, 2018.............      100      53      0      0      0      100      53      0      0      0
December 25, 2019.............      100      46      0      0      0      100      46      0      0      0
December 25, 2020.............      100      40      0      0      0      100      40      0      0      0
December 25, 2021.............      100      35      0      0      0      100      35      0      0      0
December 25, 2022.............      100      30      0      0      0      100      30      0      0      0
December 25, 2023.............      100      26      0      0      0      100      26      0      0      0
December 25, 2024.............      100      23      0      0      0      100      23      0      0      0
December 25, 2025.............      100      19      0      0      0      100      19      0      0      0
December 25, 2026.............      100      16      0      0      0      100      16      0      0      0
December 25, 2027.............      100      14      0      0      0      100      14      0      0      0
December 25, 2028.............      100      11      0      0      0      100      11      0      0      0
December 25, 2029.............      100       9      0      0      0      100       3      0      0      0
December 25, 2030.............       92       0      0      0      0       92       0      0      0      0
December 25, 2031.............       80       0      0      0      0       80       0      0      0      0
December 25, 2032.............       66       0      0      0      0       66       0      0      0      0
December 25, 2033.............       51       0      0      0      0       51       0      0      0      0
December 25, 2034.............       35       0      0      0      0       35       0      0      0      0
December 25, 2035.............       18       0      0      0      0       18       0      0      0      0
December 25, 2036 and
   thereafter.................        0       0      0      0      0        0       0      0      0      0
Weighted Average Life (in
   years) to Maturity**           26.96   13.61   5.65   3.87   3.65    26.95   13.55   5.61   3.81   3.56
Weighted Average Life (in
   years) to Call***              26.86   12.97   5.25   3.63   3.32    26.86   12.96   5.25   3.60   3.32

----------
** Determined as specified under "Yield, Prepayment and Maturity Considerations--Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

*** Determined as specified under "Yield, Prepayment and Maturity Considerations--Weighted Average Lives of the Offered Certificates" in this prospectus supplement. and assumes that the servicer exercises the option to repurchase the Mortgage Loans on the earliest possible Distribution Date.

            PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING

                                              CLASS M-4                             CLASS M-5
                                 PERCENTAGE OF PREPAYMENT ASSUMPTION   PERCENTAGE OF PREPAYMENT ASSUMPTION
                                 -----------------------------------   -----------------------------------
DISTRIBUTION DATE                  0%     10%     25%    40%    50%      0%     10%     25%    40%    50%
------------------------------   -----   -----   ----   ----   -----   -----   -----   ----   ----   -----
Initial Percentage............     100     100    100    100    100      100     100    100    100     100
December 25, 2007.............     100     100    100    100    100      100     100    100    100     100
December 25, 2008.............     100     100    100    100    100      100     100    100    100     100
December 25, 2009.............     100     100    100    100    100      100     100    100    100     100
December 25, 2010.............     100     100     63     26     12      100     100     63     26       3
December 25, 2011.............     100     100     47     15      0      100     100     47     15       0
December 25, 2012.............     100     100     35      0      0      100     100     35      0       0
December 25, 2013.............     100      95     26      0      0      100      95     26      0       0
December 25, 2014.............     100      85     20      0      0      100      85     20      0       0
December 25, 2015.............     100      76     15      0      0      100      76     15      0       0
December 25, 2016.............     100      68      6      0      0      100      68      0      0       0
December 25, 2017.............     100      60      0      0      0      100      60      0      0       0
December 25, 2018.............     100      53      0      0      0      100      53      0      0       0
December 25, 2019.............     100      46      0      0      0      100      46      0      0       0
December 25, 2020.............     100      40      0      0      0      100      40      0      0       0
December 25, 2021.............     100      35      0      0      0      100      35      0      0       0
December 25, 2022.............     100      30      0      0      0      100      30      0      0       0
December 25, 2023.............     100      26      0      0      0      100      26      0      0       0
December 25, 2024.............     100      23      0      0      0      100      23      0      0       0
December 25, 2025.............     100      19      0      0      0      100      19      0      0       0
December 25, 2026.............     100      16      0      0      0      100      16      0      0       0
December 25, 2027.............     100      14      0      0      0      100      11      0      0       0
December 25, 2028.............     100       8      0      0      0      100       0      0      0       0
December 25, 2029.............     100       0      0      0      0      100       0      0      0       0
December 25, 2030.............      92       0      0      0      0       92       0      0      0       0
December 25, 2031.............      80       0      0      0      0       80       0      0      0       0
December 25, 2032.............      66       0      0      0      0       66       0      0      0       0
December 25, 2033.............      51       0      0      0      0       51       0      0      0       0
December 25, 2034.............      35       0      0      0      0       35       0      0      0       0
December 25, 2035.............      18       0      0      0      0       18       0      0      0       0
December 25, 2036 and
   thereafter.................       0       0      0      0      0        0       0      0      0       0
Weighted Average Life (in
   years) to Maturity**          26.94   13.47   5.56   3.78   3.49    26.93   13.37   5.49   3.69    3.42
Weighted Average Life (in
   years) to Call***             26.86   12.96   5.25   3.60   3.32    26.86   12.97   5.25   3.55    3.31

----------
** Determined as specified under "Yield, Prepayment and Maturity Considerations--Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

*** Determined as specified under "Yield, Prepayment and Maturity Considerations--Weighted Average Lives of the Offered Certificates" in this prospectus supplement. and assumes that the servicer exercises the option to repurchase the Mortgage Loans on the earliest possible Distribution Date.

            PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING

                                              CLASS M-6                             CLASS M-7
                                 PERCENTAGE OF PREPAYMENT ASSUMPTION   PERCENTAGE OF PREPAYMENT ASSUMPTION
                                 -----------------------------------   -----------------------------------
DISTRIBUTION DATE                  0%     10%     25%    40%    50%      0%     10%     25%    40%    50%
------------------------------   -----   -----   ----   ----   -----   -----   -----   ----   ----   -----
Initial Percentage............     100     100    100    100    100      100     100    100    100     100
December 25, 2007.............     100     100    100    100    100      100     100    100    100     100
December 25, 2008.............     100     100    100    100    100      100     100    100    100     100
December 25, 2009.............     100     100    100    100    100      100     100    100    100     100
December 25, 2010.............     100     100     63     26      0      100     100     63     26       0
December 25, 2011.............     100     100     47      6      0      100     100     47      0       0
December 25, 2012.............     100     100     35      0      0      100     100     35      0       0
December 25, 2013.............     100      95     26      0      0      100      95     26      0       0
December 25, 2014.............     100      85     20      0      0      100      85      7      0       0
December 25, 2015.............     100      76      2      0      0      100      76      0      0       0
December 25, 2016.............     100      68      0      0      0      100      68      0      0       0
December 25, 2017.............     100      60      0      0      0      100      60      0      0       0
December 25, 2018.............     100      53      0      0      0      100      53      0      0       0
December 25, 2019.............     100      46      0      0      0      100      46      0      0       0
December 25, 2020.............     100      40      0      0      0      100      40      0      0       0
December 25, 2021.............     100      35      0      0      0      100      35      0      0       0
December 25, 2022.............     100      30      0      0      0      100      30      0      0       0
December 25, 2023.............     100      26      0      0      0      100      26      0      0       0
December 25, 2024.............     100      23      0      0      0      100      18      0      0       0
December 25, 2025.............     100      19      0      0      0      100       5      0      0       0
December 25, 2026.............     100      10      0      0      0      100       0      0      0       0
December 25, 2027.............     100       0      0      0      0      100       0      0      0       0
December 25, 2028.............     100       0      0      0      0      100       0      0      0       0
December 25, 2029.............     100       0      0      0      0      100       0      0      0       0
December 25, 2030.............      92       0      0      0      0       92       0      0      0       0
December 25, 2031.............      80       0      0      0      0       80       0      0      0       0
December 25, 2032.............      66       0      0      0      0       66       0      0      0       0
December 25, 2033.............      51       0      0      0      0       51       0      0      0       0
December 25, 2034.............      35       0      0      0      0       35       0      0      0       0
December 25, 2035.............      18       0      0      0      0        *       0      0      0       0
December 25, 2036 and
   thereafter.................       0       0      0      0      0        0       0      0      0       0
Weighted Average Life (in
   years) to Maturity**          26.90   13.20   5.39   3.63   3.32    26.85   12.91   5.23   3.53    3.21
Weighted Average Life (in
   years) to Call***             26.86   12.96   5.25   3.55   3.26    26.85   12.89   5.21   3.52    3.21

----------
*    Indicates a value greater than 0% and less than 0.5%

** Determined as specified under "Yield, Prepayment and Maturity Considerations--Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

*** Determined as specified under "Yield, Prepayment and Maturity Considerations--Weighted Average Lives of the Offered Certificates" in this prospectus supplement. and assumes that the servicer exercises the option to repurchase the Mortgage Loans on the earliest possible Distribution Date.

            PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING

                                              CLASS M-8                             CLASS M-9
                                 PERCENTAGE OF PREPAYMENT ASSUMPTION   PERCENTAGE OF PREPAYMENT ASSUMPTION
                                 -----------------------------------   -----------------------------------
DISTRIBUTION DATE                  0%     10%     25%    40%    50%      0%     10%     25%    40%    50%
------------------------------   -----   -----   ----   ----   -----   -----   -----   ----   ----   -----
Initial Percentage............     100     100    100    100     100     100     100    100    100     100
December 25, 2007.............     100     100    100    100     100     100     100    100    100     100
December 25, 2008.............     100     100    100    100     100     100     100    100    100     100
December 25, 2009.............     100     100    100    100     100     100     100    100    100     100
December 25, 2010.............     100     100     63      5       0     100     100     41      0       0
December 25, 2011.............     100     100     47      0       0     100     100     16      0       0
December 25, 2012.............     100     100     32      0       0     100     100      0      0       0
December 25, 2013.............     100      95      7      0       0     100      91      0      0       0
December 25, 2014.............     100      85      0      0       0     100      76      0      0       0
December 25, 2015.............     100      76      0      0       0     100      62      0      0       0
December 25, 2016.............     100      68      0      0       0     100      50      0      0       0
December 25, 2017.............     100      60      0      0       0     100      37      0      0       0
December 25, 2018.............     100      53      0      0       0     100      25      0      0       0
December 25, 2019.............     100      46      0      0       0     100      15      0      0       0
December 25, 2020.............     100      40      0      0       0     100       6      0      0       0
December 25, 2021.............     100      32      0      0       0     100       0      0      0       0
December 25, 2022.............     100      18      0      0       0     100       0      0      0       0
December 25, 2023.............     100       6      0      0       0     100       0      0      0       0
December 25, 2024.............     100       0      0      0       0     100       0      0      0       0
December 25, 2025.............     100       0      0      0       0     100       0      0      0       0
December 25, 2026.............     100       0      0      0       0     100       0      0      0       0
December 25, 2027.............     100       0      0      0       0     100       0      0      0       0
December 25, 2028.............     100       0      0      0       0     100       0      0      0       0
December 25, 2029.............     100       0      0      0       0     100       0      0      0       0
December 25, 2030.............      92       0      0      0       0      88       0      0      0       0
December 25, 2031.............      80       0      0      0       0      68       0      0      0       0
December 25, 2032.............      66       0      0      0       0      46       0      0      0       0
December 25, 2033.............      51       0      0      0       0      23       0      0      0       0
December 25, 2034.............      32       0      0      0       0       0       0      0      0       0
December 25, 2035.............       0       0      0      0       0       0       0      0      0       0
December 25, 2036 and
   thereafter.................       0       0      0      0       0       0       0      0      0       0
Weighted Average Life (in
   years) to Maturity**          26.72   12.32   4.92   3.32    3.14   25.79   10.15   3.97   3.08    3.07
Weighted Average Life (in
   years) to Call***             26.72   12.32   4.92   3.32    3.14   25.79   10.15   3.97   3.08    3.07

----------
** Determined as specified under "Yield, Prepayment and Maturity Considerations--Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

*** Determined as specified under "Yield, Prepayment and Maturity Considerations--Weighted Average Lives of the Offered Certificates" in this prospectus supplement. and assumes that the servicer exercises the option to repurchase the Mortgage Loans on the earliest possible Distribution Date.

FINAL SCHEDULED DISTRIBUTION DATE

          The "FINAL SCHEDULED DISTRIBUTION DATE" for the certificates is the Distribution Date in February 2037. Because the rate of distributions in reduction of the Class Certificate Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Class Certificate Balance of any class could be reduced to zero significantly earlier or later than the Final Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "Yield, Prepayment and Maturity Considerations--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Offered Certificates" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

THE SUBORDINATED CERTIFICATES

          General. The weighted average life of, and the yield to maturity on, the Subordinated Certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. In particular, the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans may be affected by the characteristics of the Mortgage Loans as described under "The Mortgage Pool--General" and "--Underwriting Process." If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinated Certificate, the actual yield to maturity of the Certificate may be lower than the yield expected by the holder based on the holder's assumptions. The timing of losses on Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In addition, shortfalls in cash available for distributions on the Subordinated Certificates will result in a reduction in the Class Certificate Balance of the class of Subordinated Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate Class Certificate Balance of the certificates, following all distributions and the allocation of Realized Losses on the Mortgage Loans on a Distribution Date, exceeds the Pool Principal Balance as of the Due Date occurring in the month of the Distribution Date. As a result of the reductions, less interest will accrue on the class of Subordinated Certificates than otherwise would be the case. See "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

                                LEGAL PROCEEDINGS

          There are no legal proceedings against IndyMac Bank, F.S.B., the depositor, the trustee, the issuing entity or the Servicer, or to which any of their respective properties are subject, that is material to the certificateholders, nor is the depositor aware of any proceedings of this type contemplated by governmental authorities.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following discussion and the discussion in the prospectus under the caption "Material Federal Income Tax Consequences" is the opinion of Sidley Austin LLP ("TAX COUNSEL") on the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Offered Certificates. It is based on the current provisions and interpretations of the Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively.

          For federal income tax purposes, the issuing entity (exclusive of the supplemental interest trust, the Swap Contract, the Supplemental Interest Reserve Fund, the supplemental interest trust, the Corridor Contract and the Carryover Reserve Fund) will consist of one or more REMICs in a tiered structure. The highest REMIC will be referred to as the "MASTER REMIC", and each REMIC below the Master REMIC will be referred to as an "UNDERLYING REMIC." Each underlying REMIC will issue multiple classes of uncertificated interests (the "UNDERLYING REMIC REGULAR INTERESTS"), which will be designated as the regular interests in such underlying REMIC and will be held by the REMIC directly above such underlying REMIC in a tiered structure. The assets of the lowest REMIC in this tiered structure will consist of the Mortgage Loans and any other assets designated in the pooling and servicing agreement. The Master REMIC will issue the senior certificates and the subordinated certificates (together, excluding the Class A-R Certificate, the "REGULAR CERTIFICATES"). The Regular Certificates will be designated as the regular interests in the Master REMIC. In addition, each class of LIBOR Certificates will represent a beneficial interest in the right to receive certain payments of Net Rate Carryover, which will include for tax purposes any amounts attributable to any excess of the Net Rate Cap over the REMIC Cap and will not include any amounts attributable to Swap Termination Payments, as described below. The rights of the LIBOR Certificates to receive payments of such Net Rate Carryover will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation
Section 1.860G-2(i). The Class A-R Certificates will represent the beneficial ownership of the residual interest in each underlying REMIC (if any) and the residual interest in the Master REMIC.

          The the Swap Contract, the Supplemental Interest Reserve Fund, the supplemental interest trust, the Corridor Contract and the Carryover Reserve Fund will not constitute any part of any REMIC created under the pooling and servicing agreement.

TAXATION OF THE REGULAR INTEREST COMPONENT OF THE LIBOR CERTIFICATES

          A holder of a class of LIBOR Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of regular interests in the Master REMIC (this interest is referred herein as the "regular interest component" of the LIBOR Certificate). In addition, the pooling and servicing agreement provides that each holder of a LIBOR Certificate will be treated as owning an interest in a limited recourse interest rate cap contract representing the right to receive Tax Net Rate Carryover, as defined below (this interest is referred herein as the "basis risk contract component" of the LIBOR Certificate). The regular interest component of a LIBOR Certificate will be entitled to receive interest and principal distributions at the times and in the amounts equal to those made on the LIBOR Certificate to which it corresponds, except that (i) the maximum interest rate of that regular interest component will equal the Net Rate Cap computed for this purpose without regard to any Swap Termination Payments paid by the issuing entity and adjusting the Swap Contract Notional Balance so that it is limited on each Distribution Date to the lesser of the scheduled amount in the Swap Table and the aggregate Stated Principal Balance of the Mortgage Loans (the "REMIC Cap"), (ii) Net Rate Carryover will be deemed to include the excess, if any, of the Net Rate Cap over the REMIC Cap and will not include any amount attributable to Swap Termination Payments ("TAX NET RATE CARRYOVER") and (iii) any amounts paid by the issuing entity due to any excess of the REMIC Cap over the Net Rate Cap will be treated as being payable first from Net Monthly Excess Cashflow and second from amounts distributed on the regular interests. As a result of the foregoing, the amount of distributions on the regular interest component of a LIBOR Certificate may exceed the actual amount of distributions on the LIBOR Certificate.

          A holder of a LIBOR Certificate must allocate its purchase price for the LIBOR Certificate between its components--the regular interest component and the basis risk contract component. To the extent the basis risk contract component has significant value, the regular interest component will, in the case of the LIBOR Certificates, be viewed as having been issued with lesser premium or an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount).

          Upon the sale, exchange, or other disposition of a LIBOR Certificate, the holder must allocate the amount realized between the components of the LIBOR Certificate based on the relative fair market values of those components at the time of sale. Any amount that is so allocated to the basis risk contract component will be considered a "termination payment" under certain Treasury Regulations that address the tax treatment of notional principal contracts. Assuming that a LIBOR Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the basis risk contract component should be capital gain or loss in an amount equal to the termination payment it is deemed to have received less the unamortized portion of the premium it is deemed to have paid, and gain or loss on the regular interest component will be treated as described in the prospectus under "Federal Income Tax Consequences--Gain or Loss on Disposition".

          Interest on the regular interest component of a LIBOR Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the regular interest components of the LIBOR Certificates could be considered to have been issued with OID. For purposes of determining the amount and rate of accrual of OID and market discount, the issuing entity intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 100% of the Prepayment Assumption. No representation is made as to whether the Mortgage Loans will prepay at the foregoing rate or any other rate. See "Yield, Prepayment and Maturity Considerations" and "Material Federal Income Tax Consequences" in the prospectus.

          If the holders of any Regular Certificates are treated as acquiring their certificates at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences--REMIC Certificates--a. Regular Certificates" in the prospectus.

STATUS OF THE LIBOR CERTIFICATES

          The regular interest components of the LIBOR Certificates and the Class A-R Certificates in their entirety, will be treated as assets described in
Section 7701(a)(19)(C) of the Code for a "domestic building and loan association," and as "real estate assets" under Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the issuing entity, exclusive of Carryover Reserve Fund and the supplemental interest trust, would be so treated. In addition, to the extent the regular interest component of a LIBOR Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. In addition, the regular interest components of the LIBOR Certificates will be treated as assets described in Section 860G(a)(3) of the Code. The basis risk contract components of the LIBOR Certificates will not, however, qualify as assets described in
Section 7701(a)(19)(C) of the Code, as real estate assets under Section 856(c)(5)(B) of the Code or as assets described in Section 860G(a)(3) of the Code.

THE BASIS RISK CONTRACT COMPONENT

          The following discussion assumes that the rights of the holders of the LIBOR Certificates under the basis risk contract will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes. If these rights were treated as representing the beneficial interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments of Tax Net Rate Carryover to holders of the LIBOR Certificates who are non-U.S. Persons. Prospective investors in the LIBOR Certificates should consult their tax advisors regarding their appropriate tax treatment.

          As indicated above, a portion of the purchase price paid by a holder to acquire a LIBOR Certificate will be attributable to the basis risk contract component of such certificate. As of the closing date, the basis risk contract components are expected to have an insubstantial value relative to the regular interest components. The portion of the overall purchase price attributable to the basis risk contract component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under the level yield method, the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the basis risk contract component of a LIBOR Certificate.

          Any Tax Net Rate Carryover paid to a holder of a LIBOR Certificate will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the related basis risk contract component, such excess is ordinary income. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on a regular interest component in excess of the amount of payments on the LIBOR Certificates to which it relates as a result of certain Swap Termination Payments will be treated as having been received by the beneficial owners of such LIBOR Certificates and then paid by such owners to the supplemental interest trust pursuant to the basis risk contract. Such excess may be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the basis risk contract for such taxable year. Although not clear, net income or a net deduction with respect to the basis risk contract should be treated as ordinary income or as an ordinary deduction. Alternatively, such payments by beneficial owners of the LIBOR Certificates may be treated as a guarantee of the obligation of the holder of the Class C Certificates to make payments under Swap Contract.

          A beneficial owner's ability to recognize a net deduction with respect to the basis risk contract component of a LIBOR Certificate or any such guarantee payment may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, a beneficial owner will not be able to recognize a net deduction with respect to the basis risk contract component or any such guarantee payment in computing the beneficial owner's alternative minimum tax liability. Because a beneficial owner of a LIBOR Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the basis risk contract or such guarantee but may not be able to deduct that amount from income, a beneficial owner of a LIBOR Certificate may have income that exceeds cash distributions on the LIBOR Certificate, in any period over the term of the LIBOR Certificate. As a result, the LIBOR Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the basis risk contract or guarantee would be subject to the limitations described above. Subject to the foregoing, if for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

TAXATION OF THE RESIDUAL CERTIFICATES

          The holders of the Residual Certificates must include the taxable income of each underlying REMIC and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases is subject to U.S. federal income tax.

          In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

          Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service (the "TEMPORARY REGULATIONS") have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

          Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership's taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

          Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

          Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

          Purchasers of a Residual Certificate are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences - REMIC Certificates
- b. Residual Certificates" in the prospectus. In particular, prospective holders of Residual Certificates are encouraged to consult their tax advisors regarding whether a Residual Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential" residual interest or both. Among other things, holders of Residual Certificates that are treated as noneconomic residual interests should be aware of REMIC regulations that govern the treatment of "inducement fees" and that may affect their ability to transfer the Residual Certificates. See "Material Federal Income Tax Consequences - Tax-Related Restrictions on Transfer of Residual Certificates - Noneconomic Residual Certificates" and "Material Federal Income Tax Consequences - b. Residual Certificates - Excess Inclusions" in the prospectus.

                              ERISA CONSIDERATIONS

          Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to
Section 4975 of the Code (a "PLAN") that proposes to cause the Plan to acquire any of the Offered Certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See "ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

          Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of those plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

          Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans. It is anticipated that the certificates will constitute "equity interests" in the issuing entity and an additional right to payments from proceeds of the Swap Contract and the Corridor Contract for the purpose of the Plan Assets Regulation.

          The U.S. Department of Labor has granted to the underwriter an administrative exemption (the "EXEMPTION") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans. The Exemption extends exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption, including the requirement that an investing plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

          For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

          Except as provided below with respect to rights to payments from proceeds of the Swap Contract and the Corridor Contract, it is expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

          The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- (or its equivalent) from at least one of S&P, Fitch or Moody's, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it). A certificate that satisfies the requirements of the Exemption other than the ratings requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

          The Swap Contract and the Corridor Contract do not meet all of the requirements under the Exemption and neither has been included in the issuing entity, and consequently the right to payments from the Swap Contract or the Corridor Contract is not eligible for the exemptive relief available under the Exemption. For ERISA purposes, an interest in a LIBOR Certificate should represent a beneficial interest in two assets: (i) the right to receive payments from the issuing entity with respect to the applicable class and without taking into account payments from proceeds of the Class Swap Contract or Corridor Contract and (ii) the right to receive payments from proceeds of the Swap Contract or the Corridor Contract. A Plan's purchase and holding of a LIBOR Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code unless an exemption is available.

          Accordingly, so long as the Swap Contract or the Corridor Contract is in effect, no Plan or other person using plan assets may acquire or hold any interest in a LIBOR Certificate unless, in addition to satisfying the conditions, above, of the Exemption, such acquisition and holding are eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions effected by independent "qualified professional asset managers", PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 95-60 (for transactions by insurance company general accounts), PTCE 96-23 (for transactions effected by "in-house asset managers") or the service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code (collectively, the "INVESTOR-BASED EXEMPTIONS") or a similar exemption. It should be noted, however, that even if the conditions specified in one or more Investor-Based Exemptions are met, the scope of relief may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult legal counsel concerning these issues.

          As long as either the Swap Contract or the Corridor Contract is in effect each beneficial owner of a LIBOR Certificate or any interest in such a LIBOR Certificate, by its acceptance and holding of such LIBOR Certificate or interest therein, will be deemed to have represented that either (i) it is not a Plan or a person investing plan assets in such LIBOR Certificate, or (ii) its acquisition and holding of such LIBOR Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

          BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION, OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, A PLAN MAY HAVE ENGAGED IN A PROHIBITED TRANSACTION GIVING RISE TO EXCISE TAXES OR CIVIL PENALTIES IF IT PURCHASES AND HOLDS CLASS A R CERTIFICATES.

CONSEQUENTLY, TRANSFERS OF THE CLASS A-R CERTIFICATES (AND OF CERTIFICATES OF ANY CLASS THAT, BECAUSE OF A CHANGE OF RATING, NO LONGER SATISFY THE RATING REQUIREMENT OF THE EXEMPTION) WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES:

          o A REPRESENTATION FROM THE TRANSFEREE OF THE CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, THAT THE TRANSFEREE IS NOT A PLAN, OR A PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS TO EFFECT THE TRANSFER;

          o A REPRESENTATION THAT THE TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING THE CERTIFICATE WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THAT THE PURCHASE AND HOLDING OF THE CERTIFICATE SATISFY THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60; OR

          o AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THE CERTIFICATE BY A PLAN, OR A PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS, WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR
               SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT.

          IF THE REPRESENTATION IS NOT TRUE, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING THE PLAN'S ASSETS IS INITIATED WITHOUT THE REQUIRED OPINION OF COUNSEL, THE ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID.

          Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation and the applicability of the Exemption described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the Offered Certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the issuing entity and in rights with respect to payments derived from the Swap Contract and the Corridor Contract, represented by an interest in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

          The sale of Offered Certificates to a Plan is no respect a representation by the issuer or any underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

          Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Banc of America Securities LLC ("BANC OF AMERICA" or the "UNDERWRITER"), the depositor has agreed to sell the Offered Certificates to the Underwriter and the Underwriter has agreed to purchase from the depositor the Offered Certificates.

          Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers and such dealers may receive from the Underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits or resale of the Offered Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

          The depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates purchased by it but it does not have any obligation to do so. We cannot give any assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

          The depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, liabilities, customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

                                 USE OF PROCEEDS

          It is expected that the proceeds to the depositor from the sale of the Offered Certificates will be approximately 99.846% of the aggregate Class Certificate Balance of the Offered Certificates, before deducting issuance expenses payable by the depositor. The depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans on the closing date.

                                  LEGAL MATTERS

          The validity of the certificates, including their material federal income tax consequences, will be passed upon for the depositor by Sidley Austin LLP, New York, New York. Certain legal matters will be passed upon for the Underwriter by McKee Nelson LLP.

                                     RATINGS

          It is a condition to the issuance of the Offered Certificates that they be assigned ratings not lower than the following by S&P, Moody's and Fitch.

                         CLASS           S&P/MOODY'S/FITCH
              ------------------------   -----------------
              A-1.....................      AAA/Aaa/AAA
              A-2.....................      AAA/Aaa/AAA
              A-R.....................      AAA/NR/AAA
              M-1.....................      AA+/Aa1/AA+
              M-2.....................      AA+/Aa2/AA+
              M-3.....................      AA+/Aa3/AA+
              M-4.....................       AA/A1/AA
              M-5.....................       AA/A2/AA
              M-6.....................       A+/A3/A+
              M-7.....................      A+/Baa2/A+
              M-8.....................      A-/Baa3/A-
              M-9.....................     BBB-/NR/BBB-

          The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the certificateholders under the agreements pursuant to which the certificates are issued. S&P ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates.

          The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled under the transaction structure. Moody's ratings reflect its analysis of the riskiness of the Mortgage Loans and its analysis of the structure of the transaction as set forth in the operative documents. Moody's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying Mortgage Loans. The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

          The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the certificateholders under the agreements pursuant to which the certificates are issued. Fitch's ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates.

          The ratings assigned to the LIBOR Certificates by S&P, Moody's and Fitch do not address the likelihood of payment of any Net Rate Carryover.

          The rating agencies have stated that their standard policy is to monitor ratings on public offered securities for which a rating as been provided, unless the depositor has requested a rating without ongoing surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the depositor's or issuing entity's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard procedures.

          The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

          The depositor has not requested a rating of the Offered Certificates by any rating agency other than the rating agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the rating agencies.

                             INDEX OF DEFINED TERMS

40/30 Balloon Loans.....................................................    S-31
5/1 Mortgage Loan.......................................................    S-32
5/6 Mortgage Loan.......................................................    S-32
7/1 Mortgage Loan.......................................................    S-32
7/6 Mortgage Loan.......................................................    S-32
Adjusted Net Mortgage Rate..............................................    S-65
Adjustment Date.........................................................    S-31
advance.................................................................    S-48
Applied Realized Loss Amount............................................    S-77
Banc of America.........................................................   S-100
BBA.....................................................................    S-63
Book-Entry Certificates.................................................    S-55
Calculation Agent.......................................................    S-63
Carryover Reserve Fund..................................................    S-77
Certificate Account.....................................................    S-58
Certificate Owners......................................................    S-55
CI .....................................................................    S-56
Class Certificate Balance...............................................    S-54
Clearstream, Luxembourg.................................................    S-56
Compensating Interest...................................................    S-48
Cooperative.............................................................    S-57
Corridor Contract Ceiling Rate..........................................    S-74
Corridor Contract Notional Balance......................................    S-74
Corridor Contract Strike Rate...........................................    S-74
Corridor Contract Termination Date......................................    S-74
Corridor Counterparty...................................................    S-52
Counterparty Rating Downgrade...........................................    S-75
CPR.....................................................................    S-83
Cumulative Loss Trigger Event...........................................    S-69
Current Interest........................................................    S-65
Cut-off Date Pool Principal Balance.....................................    S-30
DBC.....................................................................    S-56
DBNTC...................................................................    S-51
Definitive Certificate..................................................    S-55
Delinquency Rate........................................................    S-70
Delinquency Trigger Event...............................................    S-69
Determination Date......................................................    S-48
Distribution Account....................................................    S-59
DTC.....................................................................    S-55
DTC Rules...............................................................    S-55
Due Date................................................................    S-31
ERISA...................................................................    S-98
Euroclear...............................................................    S-55
Euroclear Operator......................................................    S-57
Euroclear Participants..................................................    S-57
European Depositaries...................................................    S-55
excess cashflow.........................................................    S-23
Excess Cashflow.........................................................    S-70
Exchange Act............................................................    S-74
expense fee rate........................................................    S-47
Extra Principal Distribution Amount.....................................    S-68
FICO Credit Scores......................................................    S-32
Final Scheduled Distribution Date.......................................    S-94
Financial Intermediary..................................................    S-55
Fitch...................................................................     S-7
Gross Margin............................................................    S-31
Indirect Participants...................................................    S-55
IndyMac Bank............................................................    S-30
Initial Periodic Rate Cap...............................................    S-31
Initial Target Subordination Percentage.................................    S-68
Interest Accrual Period.................................................    S-65
Interest Carry Forward Amount...........................................    S-65
Interest Only Loans.....................................................    S-31
Interest Remittance Amount..............................................    S-62
Interest Settlement Rate................................................    S-63
Investor Based Exemptions...............................................    S-99
LIBOR...................................................................    S-63
LIBOR Certificates......................................................    S-63
LIBOR Determination Date................................................    S-63
Loan-to-Value Ratio.....................................................    S-32
London Business Day.....................................................    S-63
Master REMIC............................................................    S-94
Maximum Mortgage Rate...................................................    S-31
Minimum Mortgage Rate...................................................    S-32
Moneyline Telerate Page 3750............................................    S-63
Moody's.................................................................     S-7
Mortgage Index..........................................................    S-31
Mortgage Loans..........................................................    S-30
Mortgage Notes..........................................................    S-30
Mortgage Rate...........................................................    S-31
Mortgaged Properties....................................................    S-30
Net Rate Cap............................................................    S-65
Net Rate Carryover......................................................    S-65
Net Swap Payment........................................................    S-72
New CI..................................................................    S-56
NIM Insurer.............................................................    S-85
OC Floor................................................................    S-68
OID.....................................................................    S-95
One-Year CMT Index......................................................    S-31
One-Year LIBOR Index....................................................    S-31
overcollateralization...................................................    S-22
Overcollateralization Deficiency Amount.................................    S-68
Overcollateralization Target Amount.....................................    S-68
Overcollateralized Amount...............................................    S-68
Participants............................................................    S-55
Pass-Through Margin.....................................................    S-64
Pass-Through Rate.......................................................    S-64
Plan....................................................................    S-98
Pool Principal Balance..................................................    S-67
Prepayment Assumption...................................................    S-82
Prepayment Interest Excess..............................................    S-63
Prepayment Period.......................................................    S-67
Principal Distribution Amount...........................................    S-67
Principal Remittance Amount.............................................    S-62
Private Certificates....................................................    S-53
PTCE....................................................................    S-99
PTCE 95-60..............................................................   S-100
Realized Loss...........................................................    S-69
Record Date.............................................................    S-62
Regular Certificates....................................................    S-94
Regulation AB...........................................................    S-74
REIT....................................................................    S-96

Relevant Depositary.....................................................    S-55
REMIC Cap...............................................................    S-95
Rolling Sixty Day Delinquency Rate......................................    S-69
S&P.....................................................................     S-7
Scheduled Payments......................................................    S-30
Senior Certificates.....................................................    S-53
Senior Enhancement Percentage...........................................    S-69
Senior Principal Distribution Amount....................................    S-67
Senior Target Amount....................................................    S-67
significance estimate...................................................    S-53
significance percentage.................................................    S-53
Six-Month LIBOR Index...................................................    S-31
Stated Principal Balance................................................    S-67
Stepdown Date...........................................................    S-68
Stepdown Target Subordination Percentage................................    S-68
Subordinated Class Principal Distribution Target Amount.................    S-67
Subsequent Periodic Rate Cap............................................    S-31
Subsequent Recoveries...................................................    S-70
Substitution Adjustment Amount..........................................    S-42
Supplemental Interest Reserve Fund......................................    S-59
supplemental interest trust.............................................    S-59
supplemental interest trustee...........................................    S-59
Swap Adjustment Rate....................................................    S-65
Swap Contract...........................................................    S-71
Swap Contract Notional Balance..........................................    S-71
Swap Contract Termination Date..........................................    S-71
Swap Counterparty.......................................................    S-52
Swap Counterparty Rating Downgrade......................................    S-73
Swap Counterparty Trigger Event.........................................    S-74
Swap Table..............................................................    S-71
Swap Termination Payment................................................    S-74
Tax Counsel.............................................................    S-94
Tax Net Rate Carryover..................................................    S-95
Temporary regulations...................................................    S-97
Terms and Conditions....................................................    S-57
Trigger Event...........................................................    S-69
Trustee.................................................................    S-51
underlying REMIC........................................................    S-94
underlying REMIC Regular Interests......................................    S-94
Underwriter.............................................................   S-100
Unpaid Realized Loss Amount.............................................    S-69
Voting Rights...........................................................    S-83
Weighted Average Adjusted Net Mortgage Rate.............................    S-66

PROSPECTUS

                                IndyMac MBS, INC.
                                    DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                           MORTGAGE PASS-THROUGH NOTES
                              (ISSUABLE IN SERIES)

PLEASE CAREFULLY CONSIDER OUR DISCUSSION OF SOME OF THE RISKS OF INVESTING IN THE SECURITIES UNDER "RISK FACTORS" BEGINNING ON PAGE 5.

The securities will represent obligations of the related issuing entity only and will not represent an interest in or obligation of IndyMac MBS, Inc., any originator, servicer, or any of their affiliates.

THE TRUSTS

Each issuing entity will be established to hold assets transferred to it by IndyMac MBS, Inc. The assets in each issuing entity will be specified in the prospectus supplement for the particular trust and will generally consist of:

o first and/or subordinate lien mortgage loans secured by one- to four-family residential properties, including manufactured housing that is permanently affixed and treated as real property under local law, or security interests issued by cooperative housing corporations or participations in that type of loan,

o loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units,

o closed-end second lien loans, secured in whole or in part by subordinate liens on one- to four-family residential properties,

o loans secured by first and/or subordinate liens on mixed residential and commercial properties (mixed use loans),

o home equity line of credit loans or specified balances thereof, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties,

o loans secured in whole or in part by first and/or subordinate liens on improved land that is generally suitable for one- to four-family residential dwellings (lot loans), including loans to finance the construction of a dwelling (construction loans) and construction loans which by their terms convert into a permanent loan upon the completion of construction (construction-to-permanent loans),

o home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one- to four-family residential properties,

o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac,

o private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan, or

o mortgage-backed securities or collateralized mortgage obligations backed by loans secured by first and/or subordinate liens on one- to four-family residential properties, by lot loans or by participations in these types of loans.

THE SECURITIES

IndyMac MBS, Inc. will offer either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of (in the case of certificates) or a right to receive payments supported by (in the case of notes) a specified portion of future payments on the assets in the issuing entity to which the series relates. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

OFFERS OF SECURITIES

The securities may be offered through several different methods, including offerings through underwriters.

CREDIT ENHANCEMENT

If the securities have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus supplement.

                                   ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

October 26, 2006

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Important Notice About Information in this Prospectus and Each
   Accompanying Prospectus Supplement....................................      4
Risk Factors.............................................................      5
   Limited Source of Payments -- No Recourse to Sellers, Depositor or
      Servicer...........................................................      5
   Credit Enhancement May Not Be Sufficient to Protect You from Losses...      6
   Losses on Balloon Payment Mortgages Are Borne by You..................      6
   Multifamily Lending...................................................      6
   Junior Liens..........................................................      7
   Partially Unsecured Loans.............................................      8
   Home Equity Lines of Credit...........................................      8
   Nature of Mortgages...................................................      9
   Your Risk of Loss May Be Higher Than You Expect If Your Securities Are
      Backed by Partially Unsecured Home Equity Loans....................     13
   Impact of World Events................................................     13
   You Could Be Adversely Affected by Violations of Environmental Laws...     14
   Ratings of the Securities Do Not Assure Their Payment.................     14
   Book-Entry Registration...............................................     15
   Pre-Funding Accounts Will Not Be Used to Cover Losses on the Loans....     15
   Unused Amounts on Deposit in Any Pre-Funding Account Will Be Paid as
      Principal to Securityholders.......................................     16
   Secondary Market for the Securities May Not Exist.....................     16
   Bankruptcy or Insolvency May Affect the Timing and Amount of
      Distributions on the Securities....................................     16
   Holders of Original Issue Discount Securities Are Required to Include
      Original Issue Discount in Ordinary Gross Income as It Accrues.....     18
   The Principal Amount of Securities May Exceed the Market Value of the
      Issuing Entity Assets..............................................     18
The Issuing Entity.......................................................     19
   The Mortgage Loans--General...........................................     20
   Agency Securities.....................................................     26
   Private Mortgage-Backed Securities....................................     30
   Substitution of Issuing Entity Assets.................................     32
   Available Information.................................................     32
   Incorporation of Certain Documents by Reference;  Reports Filed with
      the SEC............................................................     32
   Reports to Securityholders............................................     33
Use of Proceeds..........................................................     34
The Depositor............................................................     34
Mortgage Loan Program....................................................     35
   Underwriting Standards................................................     35
   Underwriting Process..................................................     35
   Qualifications of Sellers.............................................     36
   Representations by Sellers; Repurchases...............................     36
Static Pool Data.........................................................     37
Description of the Securities............................................     38
   General...............................................................     39
   Distributions on Securities...........................................     40
   Advances..............................................................     42
   Mandatory Auction.....................................................     43
   Categories of Classes of Securities...................................     43
   Indices Applicable to Floating Rate and Inverse Floating Rate
      Classes............................................................     45
   Book-Entry Securities.................................................     49
   Global Clearance, Settlement And Tax Documentation Procedures.........     52
Credit Enhancement.......................................................     55
   General...............................................................     55
   Subordination.........................................................     56
   Letter of Credit......................................................     57
   Mortgage Pool Insurance Policies......................................     57
   Special Hazard Insurance Policies.....................................     58
   Bankruptcy Bonds......................................................     59
   Reserve Fund..........................................................     59
   Cross Support.........................................................     60
   Insurance Policies, Surety Bonds and Guaranties.......................     60
   Over-Collateralization................................................     60
   Financial Instruments.................................................     61
   Deposit Agreements....................................................     61
Yield and Prepayment Considerations......................................     61
   Prepayment Standards or Models........................................     64
   Yield.................................................................     64
The Agreements...........................................................     64
   Assignment of Issuing Entity Assets...................................     64
   Payments on Issuing Entity Assets; Deposits to Security Account.......     67
   Pre-Funding Account...................................................     69
   Collection Procedures.................................................     69
   The Surety Provider...................................................     70
   Hazard Insurance......................................................     71
   Realization upon Defaulted Mortgage Loans.............................     72
   Servicing and Other Compensation and Payment of Expenses..............     75
   Evidence as to Compliance.............................................     75
   List of Securityholders...............................................     76
   Certain Matters Regarding the Servicer and the Depositor..............     76
   Events of Default.....................................................     77
   Amendment.............................................................     79
   Termination; Optional Termination.....................................     81

   The Trustee...........................................................     82
Certain Legal Aspects of the Mortgage Loans..............................     82
   General...............................................................     82
   Foreclosure and Repossession..........................................     83
   Rights of Redemption..................................................     85
   Anti-Deficiency Legislation and Other Limitations on Lenders..........     85
   Environmental Risks...................................................     86
   Due-on-sale Clauses...................................................     87
   Prepayment Charges....................................................     87
   Applicability of Usury Laws...........................................     88
   Servicemembers Civil Relief Act.......................................     88
Material Federal Income Tax Consequences.................................     88
   General...............................................................     88
   Taxation of Debt Securities...........................................     89
   REMIC Securities......................................................     95
   Tax Status as a Grantor Trust.........................................    103
   Final Trust Reporting Regulations.....................................    110
   Tax Characterization of the Issuing Entity as a Partnership...........    111
   Tax Consequences to Holders of the Notes..............................    111
   Tax Consequences to Holders of the Certificates.......................    113
State Tax Considerations.................................................    117
ERISA Considerations.....................................................    117
   Exemptions Available to Debt Instruments..............................    117
   Underwriter Exemption.................................................    118
Legal Investment.........................................................    121
Method of Distribution...................................................    121
Legal Matters............................................................    123
Financial Information....................................................    123
Rating...................................................................    123
INDEX OF PRINCIPAL TERMS.................................................    124

         IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

          Information about each series of securities is contained in two separate documents:

          o this prospectus, which provides general information, some of which may not apply to a particular series; and

          o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

          The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

          You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                   ----------

          If you require additional information, the mailing address of our principal executive offices is IndyMac MBS, Inc., 155 North Lake Avenue, Pasadena, California 91101 and the telephone number is (800) 669-2300. For other means of acquiring additional information about us or a series of securities, see "The Issuing Entity--Available Information" and "--Incorporation of Certain Documents by Reference; Reports Filed with the SEC" on page 33.

                                  RISK FACTORS

          You should carefully consider the following information because it identifies significant risks associated with an investment in the securities.

LIMITED SOURCE OF PAYMENTS --    The applicable prospectus supplement may
NO RECOURSE TO SELLERS,          provide that securities will be payable from
DEPOSITOR OR SERVICER            other issuing entities in addition to their
                                 associated issuing entity, but if it does not, they will be payable solely from their associated issuing entity. If the issuing entity does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired.
                                 The return of your principal may be impaired, and you will not have recourse to any other entity. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the issuing entity may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the issuing entity. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

                                 You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Unless otherwise specified in the applicable prospectus supplement, you also will not have recourse against the assets of the issuing entity of any other series of securities.

                                 The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the issuing entity. The only obligation of the depositor to an issuing entity comes from certain representations and warranties made by it about assets transferred to the issuing entity. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase or substitute for some of the transferred assets. IndyMac MBS, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. If the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

                                 o    funds obtained from enforcing a
                                      corresponding obligation of a seller or
                                      originator of the loan, or

                                 o    funds from a reserve fund or similar
                                      credit enhancement established to pay for loan repurchases.

                                 The only obligations of the servicer to an issuing entity (other than its servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the servicer may be required to repurchase some of the loans. However, the servicer may not have the financial ability to make the required repurchase.

                                 The only obligations to an issuing entity of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase some of the loans. However, the seller may not have the financial ability to make the required repurchase.

CREDIT ENHANCEMENT MAY NOT BE    Credit enhancement is intended to reduce the
SUFFICIENT TO PROTECT YOU FROM   effect of loan losses. Credit enhancements,
LOSSES                           however, may benefit only some classes of a
                                 series of securities and the amount of any credit enhancement will be limited as described in the applicable prospectus supplement.
                                 Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, all or a portion of a credit enhancement may be reduced, substituted for, or even eliminated, so long as the rating agencies rating the securities indicate that the change in credit enhancement would not cause them to adversely change their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

LOSSES ON BALLOON PAYMENT        Some of the underlying loans may not be fully
MORTGAGES ARE BORNE BY YOU       amortizing over their terms to maturity and,
                                 thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower's equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

MULTIFAMILY LENDING              Multifamily lending may expose the lender to a
                                 greater risk of loss than single family
                                 residential lending. Owners of multifamily residential properties rely on monthly rent payments from tenants to:

                                 o    pay for maintenance and other operating
                                      expenses of those properties,

                                 o    fund capital improvements, and

                                 o service any loan or other debt that may be secured by those properties.

                                 Various factors, many of which are beyond the control of the owner or operator of a multifamily property, may affect the economic viability of that property.

                                 Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative rates offered for various types of housing. Shifts in economic factors may trigger changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. We cannot determine and have no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

                                 The location and construction quality of a particular property may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

JUNIOR LIENS                     The mortgages and deeds of trust securing the
                                 closed-end second-lien loans will be, the home equity line of credit loans and home improvement contracts will primarily be, and other loans may be junior liens subordinate to the rights of the related senior mortgage(s) or deed(s) of trust. Accordingly, the proceeds from any liquidation, insurance policy or condemnation proceeding will be available to satisfy the outstanding balance of the junior lien only to the extent that the claims of the related senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, the junior mortgagee will have to foreclose subject to any senior mortgage and must take one of the following steps to protect its interest in the property:

                                 o    pay the senior mortgage in full at or
                                      prior to the foreclosure sale, or

                                 o assume the payments on the senior mortgage if the mortgagor is in default under that mortgage.

                                 Unless the servicer is obligated under the applicable agreement to advance such funds, the issuing entity may effectively be prevented from foreclosing on the related property because it will not have sufficient funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

                                 Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

                                 o the aggregate amount owed under both the senior and junior loans, over

                                 o the proceeds of any sale under a deed of trust or other foreclosure proceedings.

                                 See "Certain Legal Aspects of the
                                 Loans-Anti-Deficiency Legislation; Bankruptcy
                                 Laws; Tax Liens."

PARTIALLY UNSECURED LOANS        The issuing entity for any series may include
                                 closed-end second-lien loans, home equity line of credit loans and home improvement contracts that were originated with loan-to-value ratios or combined loan-to-value ratios in excess of the value of the related property.

                                 Under these circumstances, the issuing entity for the related series could be treated as a general unsecured creditor as to any unsecured portion of any related loan. If a borrower defaults under a loan that is unsecured in part, the related issuing entity generally will have recourse only against the borrower's assets for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on a partially unsecured loan, the borrower's unsecured obligation on that loan will be treated as an unsecured loan and may be discharged by the bankruptcy court. Losses on any partially unsecured loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities of the related series.

HOME EQUITY LINES OF CREDIT      Generally, a home equity line of credit has a
                                 draw period that lasts for the first ten years
                                 (during which no principal or minimal amount of principal is due) and, unless otherwise specified in the related prospectus supplement, a repayment term following the draw period of zero, ten, fifteen or twenty years. As a result, there may be limited collections available to make payments to related securityholders or payments of principal may be received more slowly than anticipated, which will affect the yield on one or more classes of securities of the related series.

                                 Home equity lines of credit that do not have a repayment term following the draw period are effectively balloon loans that pose an additional risk because a borrower must make a large lump sum payment of principal at the end of the draw period. If the borrower is unable to pay the lump sum or refinance such amount, holders of one or more classes of securities of the related series may suffer a loss if the related credit enhancement is not sufficient to cover such shortfall.

      NATURE OF MORTGAGES        The value of the properties underlying the
   Declines In Property Values   loans held in the issuing entity may decline
   May Adversely Affect You      over time.  Among the factors that could
                                 adversely affect the value of the properties are:

                                 o an overall decline in the residential real estate market in the areas in which they are located,

                                 o a decline in their general condition from the failure of borrowers to maintain their property adequately, and

                                 o natural disasters that are not covered by insurance, such as earthquakes and floods.

                                 If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

   Cooperative Loans May         Cooperative loans are evidenced by promissory
   Experience Relatively         notes secured by security interests in shares
   Higher Losses                 issued by private corporations that are
                                 entitled to be treated as housing cooperatives under the Internal Revenue Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings.

                                 If a blanket mortgage (or mortgages) exists on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as property borrower, is responsible for meeting these mortgage or rental obligations. If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

                                 If an underlying lease of the land exists, as is the case in some instances, the cooperative is responsible for meeting the related rental obligations. If the cooperative is unable to meet its obligations arising under its land lease, the holder of the land lease could terminate the land lease and all subordinate proprietary leases and occupancy agreements. The termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. A land lease also has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements which could eliminate or significantly diminish the value of the related collateral.

                                 In addition, if the corporation issuing the shares related to the cooperative loans fails to qualify as a cooperative housing corporation under the Internal Revenue Code, the value of the collateral securing the cooperative loan could be significantly impaired because the tenant-stockholders would not be permitted to deduct its proportionate share of certain interest expenses and real estate taxes of the corporation.

                                 The cooperative shares and proprietary lease or occupancy agreement pledged to the lender are, in almost all cases, subject to restrictions on transfer, including obtaining the consent of the cooperative housing corporation prior to the transfer, which may impair the value of the collateral after a default by the borrower due to an inability to find a transferee acceptable to the related housing corporation.

   Delays in Liquidation May     Even if the properties underlying the loans
   Adversely Affect You          held in the issuing entity provide adequate
                                 security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment to obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal and appraisal fees and costs, real estate taxes, and property maintenance and preservation expenses.

                                 In the event that:

                                      o    the mortgaged properties fail to
                                           provide adequate security for the
                                           related loans,

                                      o    if applicable to a series as
                                           specified in the related prospectus
                                           supplement, excess cashflow (if any)
                                           and overcollateralization (if any) is
                                           insufficient to cover
                                           these shortfalls,

                                      o    if applicable to a series as
                                           specified in the related prospectus
                                           supplement, the subordination of
                                           certain classes are insufficient to
                                           cover these shortfalls, and

                                      o    with respect to the securities with
                                           the benefit of an insurance policy as
                                           specified in the related prospectus
                                           supplement, the credit enhancement
                                           provider fails to make the required
                                           payments under the related insurance
                                           policies,

                                 you could lose all or a portion of the money you paid for the securities and could also have a lower yield than anticipated at the time you purchased the securities.

   Disproportionate Effect of    Liquidation expenses of defaulted loans
   Liquidation Expenses May      generally do not vary directly with the
   Adversely Affect You          outstanding principal balance of the loan at
                                 the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

   Consumer Protection Laws      Federal, state and local laws extensively
   May Adversely Affect You      regulate various aspects of brokering,
                                 originating, servicing and collecting mortgage loans secured by consumers' dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect mortgage loans secured by consumers' dwellings.

                                 Additional requirements may be imposed under federal, state or local laws on so-called "high cost" mortgage loans, which typically are defined as loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or mortgage originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the mortgage loans, such as the trust.

                                 The federal laws that may apply to loans held in the trust include the following:

                                 o    the Truth in Lending Act and its
                                      regulations, which (among other things)
                                      require disclosures to borrowers regarding the terms of mortgage loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given (but in no event more than three years);

                                 o the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer's principal dwelling that have interest rates or origination costs in excess of prescribed levels;

                                 o the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limit changes that may be made to open-end loans secured by the consumer's dwelling, and restricts the ability to accelerate balances or suspend credit privileges on this type of loans;

                                 o the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

                                 o the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

                                 o    the Federal Trade Commission's Rule on
                                      Preservation of Consumer Claims and
                                      Defenses, which generally provides that
                                      the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction; and

                                 o    the Fair Credit Reporting Act, which
                                      (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

                                 The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a mortgage loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

                                 Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in the secondary mortgage market, including assignees that hold the mortgage loan, such as the trust. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by holders of one or more classes of securities. Additionally, the trust may experience losses arising from lawsuits related to alleged violations of these laws, which, if not covered by one or more forms of credit enhancement or the seller, will be borne by the holders of one or more classes of securities.

YOUR RISK OF LOSS MAY BE         The issuing entity may also include home equity
HIGHER THAN YOU EXPECT IF YOUR   loans that were originated with loan-to-value
SECURITIES ARE BACKED BY         ratios or combined loan-to-value ratios in
PARTIALLY UNSECURED HOME         excess of the value of the related mortgaged
EQUITY LOANS                     property. Under these circumstances, the
                                 issuing entity could be treated as a general unsecured creditor as to any unsecured portion of any related loan. In the event of a default under a loan that is unsecured in part, the issuing entity will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.

IMPACT OF WORLD EVENTS           The economic impact of the United States'
                                 military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by issuing entity. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities.

                                 United States military operations also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state laws (referred to as the "Relief Act" ). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. The Relief Act provides generally that these borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the servicer, unless otherwise specified in the related prospectus supplement. To the extent these shortfalls reduce the amount of interest paid to the holders of securities with the benefit of an insurance policy, unless otherwise specified in the related prospectus supplement, they will not be covered by the related insurance policy. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower's period of active duty status, and, under some circumstances, during an additional period thereafter.

YOU COULD BE ADVERSELY           Federal, state, and local laws and regulations
AFFECTED BY VIOLATIONS OF        impose a wide range of requirements on
ENVIRONMENTAL LAWS               activities that may affect the environment,
                                 health, and safety. In certain circumstances, these laws and regulations impose obligations on "owners" or "operators" of residential properties such as those that secure the loans held in the issuing entity. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust if it were to be considered an "owner" or "operator" of the related property. A property "owner" or "operator" can also be held liable for the cost of investigating and remediating contamination, regardless of fault, and for personal injury or property damage arising from exposure to contaminants.

                                 In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, under certain circumstances, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank under certain circumstances. If the issuing entity were to be considered the "owner" or "operator" of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

RATINGS OF THE                   Any class of securities offered under this
SECURITIES DO NOT ASSURE         prospectus and the accompanying prospectus
THEIR PAYMENT                    supplement will be rated in one of the four
                                 highest rating categories of at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and, in the case of surety bonds, insurance policies, letters of credit or guarantees, primarily on the claims paying ability of any related surety provider, insurer, letter of credit provider or guarantor, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

                                 A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating in the future. For example, the rating agency could lower or withdraw its rating due to:

                                 o a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

                                 o    an adverse change in the financial or
                                      other condition of a credit enhancement
                                      provider, or

                                 o    a change in the rating of the credit
                                      enhancement provider's long-term debt.

                                 The amount, type, and nature of credit
                                 enhancement established for a class of
                                 securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular issuing entity and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans regardless of whether the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any issuing entity. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

BOOK-ENTRY REGISTRATION          Securities issued in book-entry form may have
   Limit on Liquidity            only limited liquidity in the resale market,
                                 since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

   Limit on Ability to
   Transfer or Pledge            Transactions in book-entry securities can be
                                 effected only through The Depository Trust
                                 Company, its participating organizations, its indirect participants, and certain banks.
                                 Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

   Delays in Distributions       You may experience some delay in the receipt of
                                 distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

PRE-FUNDING ACCOUNTS WILL NOT    The prospectus supplement for a series of
BE USED TO COVER LOSSES ON THE   securities may provide that on the closing date
LOANS                            for that series, the depositor will deposit
                                 cash into a pre-funding account. The amount deposited into the pre-funding account will never exceed 50% of the initial aggregate principal amount of the certificates and/or notes of the related series. The pre-funding account will only be used to purchase additional loans from the depositor during the period beginning with the related closing date and ending not more than one year after the closing date. The depositor will acquire these additional loans from the seller or sellers specified in the related prospectus supplement. The trustee for the related series will maintain the pre-funding account. Amounts on deposit in the pre-funding account will not be used to cover losses on or in respect of the related loans.

UNUSED AMOUNTS ON DEPOSIT IN     Any amounts remaining in a pre-funding account
ANY PRE-FUNDING ACCOUNT WILL     at the end of the period specified in the
BE PAID AS PRINCIPAL TO          applicable prospectus supplement will be
SECURITYHOLDERS                  distributed as a prepayment of principal to the
                                 related securityholders on the first
                                 distribution date after the end of that period.
                                 Any such distribution will be made in the amounts and according to the priorities specified in the related prospectus supplement.
                                 The holders of one or more classes of the related series of securities will bear the entire reinvestment risk resulting from that prepayment.

SECONDARY MARKET FOR THE         The related prospectus supplement for each
SECURITIES MAY NOT EXIST         series will specify the classes in which the
                                 underwriter intends to make a secondary market, but no underwriter will have any obligation to do so. We can give no assurance that a secondary market for the securities will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield.
                                 If only a portion of a class of offered
                                 certificates has been sold to the public, the market for the offered certificates could be illiquid because of the small amount of these certificates held by the public. In addition, the market overhang created by the existence of offered certificates that the market is aware may be sold to the public in the near future could adversely affect your ability to sell your certificates. The market values of the securities are likely to fluctuate.
                                 Fluctuations may be significant and could result in significant losses to you.

                                 The secondary markets for asset backed
                                 securities have experienced periods of
                                 illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

BANKRUPTCY OR INSOLVENCY MAY     The seller and the depositor will take steps to
AFFECT THE TIMING AND AMOUNT     structure the transfer of the loans held in the
OF DISTRIBUTIONS ON THE          issuing entity by the seller to the depositor
SECURITIES                       as a sale. The depositor and the issuing entity
                                 will take steps to structure the transfer of the loans from the depositor to the issuing entity as a sale. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. Additionally, if that argument is successful, the bankruptcy trustee could elect to sell the loans and pay down the securities early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

                                 If the servicer becomes bankrupt, the
                                 bankruptcy trustee may have the power to prevent the appointment of a successor servicer. Any related delays in servicing could result in increased delinquencies or losses on the loans. The period during which cash collections may be commingled with the servicer's own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the servicer becomes bankrupt and cash collections have been commingled with the servicer's own funds, the issuing entity will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections commingled but still in an account of the servicer might also be included in the bankruptcy estate of the servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the servicer may result in delays in payment and failure to pay amounts due on the securities. Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. In certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

HOLDERS OF ORIGINAL ISSUE        Debt securities that are compound interest
DISCOUNT SECURITIES ARE          securities will be, and certain other debt may
REQUIRED TO INCLUDE ORIGINAL     be, securities issued with original issue
ISSUE DISCOUNT IN ORDINARY       income discount for federal tax purposes. A
GROSS INCOME AS IT ACCRUES       holder of debt securities issued with original
                                 issue discount is required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, before receiving the cash attributable to that income. Accrued but unpaid interest on the debt securities that are compound interest securities generally will be treated as original issue discount for this purpose.

                                 See "Federal Income Tax Consequences-Taxation of Debt Securities-Interest and Acquisition Discount" and "-Market Discount."

THE PRINCIPAL AMOUNT OF          The market value of the assets relating to a
SECURITIES MAY EXCEED THE        series of securities at any time may be less
MARKET VALUE OF THE ISSUING      than the principal amount of the securities of
ENTITY ASSETS                    that series then outstanding, plus accrued
                                 interest. In the case of a series of notes, after an event of default and a sale of the assets relating to a series of securities, the trustee, the servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any sale of the assets in connection with an event of default, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

                                 Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Terms" on page 124.

                              THE ISSUING ENTITY(1)

          This prospectus relates to either Mortgage Pass-Through Certificates or Mortgage Pass-Through Notes, or a combination of those, which may be sold from time to time in one or more series by the depositor, IndyMac MBS, Inc., on terms determined at the time of sale and described in this prospectus and the related prospectus supplement. Each series will be issued under a separate agreement to be entered into with respect to each series. The securities of each series will represent interests in the assets of the related issuing entity, and the notes of each series will be secured by the pledge of the assets of the related issuing entity. The issuing entity for each series will be held by the trustee for the benefit of the related securityholders. Each issuing entity will consist of the issuing entity assets (the "ISSUING ENTITY ASSETS") consisting of:

          o a pool of mortgage loans of the type or types specified in the related prospectus supplement, together with payments relating to those loans,

          o mortgage pass-through securities (the "AGENCY SECURITIES") issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac or

          o other mortgage pass-through certificates or collateralized mortgage obligations (the "PRIVATE MORTGAGE-BACKED SECURITIES") evidencing an interest in, or secured by, mortgage loans of the type that would otherwise be eligible to be mortgage loans.

          The depositor will cause the Issuing Entity Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The servicer named in the related prospectus supplement will service the Issuing Entity Assets pursuant to:

          o a pooling and servicing agreement among the depositor, the servicer and the trustee, in the case of a series consisting of certificates,

          o a servicing agreement between the trustee and the servicer, in the case of a series consisting of certificates and notes, or

          o a sale and servicing agreement among the depositor, the servicer and the trustee, in the case of a series consisting of notes.

          The servicer will receive a fee for its services. See "Loan Program" and "The Agreements" in this prospectus. With respect to loans serviced by the servicer through a sub-servicer, the servicer will remain liable for its servicing obligations under the related agreement as if the servicer alone were servicing those loans.

          In the case of a series consisting of certificates, the term "AGREEMENT" means the related pooling and servicing agreement. In the case of a series consisting of certificates and notes, the term "AGREEMENT" means the related trust agreement, indenture and servicing agreement, as the context requires. In the case of a series consisting of notes, the term "AGREEMENT" means the related trust agreement, sale and servicing agreement or indenture, as the context requires.

          If specified in the related prospectus supplement, an issuing entity for a series may be a business trust or common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the related trustee.

          Before the initial offering of a series of securities, the issuing entity for that series will have no assets or liabilities. The issuing entity for a series is not expected to engage in any activities other than:

----------
(1) Whenever the terms mortgage pool and certificates are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific mortgage pool and the certificates representing certain undivided interests in a single issuing entity consisting primarily of the Issuing Entity Assets in the mortgage pool. Similarly, the term pass-through rate will refer to the pass-through rate borne by the certificates of one specific series and the term issuing entity will refer to one specific issuing entity.

          o acquiring, holding and managing the related Issuing Entity Assets and any other assets specified in this prospectus and the related prospectus supplement (including any proceeds of those assets),

          o    issuing securities and making distributions on them, and

          o    certain other related activities.

          The issuing entity for a series is not expected to have any source of capital other than its assets and any related credit enhancement.

          The related prospectus supplement may provide for additional obligations of the depositor, but if it does not, the depositor's only obligations with respect to a series of securities will be to obtain certain representations and warranties from the seller and to assign to the related trustee the depositor's rights with respect to those representations and warranties. See "The Agreements- Assignment of the Issuing Entity Assets." The servicer's obligations with respect to the loans will consist mainly of its contractual servicing obligations under the related agreement (including its obligation to enforce the obligations of the sellers, as described in this prospectus under "Loan Program-Representations by Seller; Repurchases" and "-Assignment of the Issuing Entity Assets"), and any obligation to make cash advances in the event of delinquent payments on the loans, as described under "Description of the Securities-Advances" in this prospectus. The servicer's obligation to make advances may be limited, as described in this prospectus and the related prospectus supplement.

          The securities will be entitled to payment from the assets of the related issuing entity or other assets pledged for the benefit of the holders of the securities as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other issuing entity established by the depositor. The applicable prospectus supplement may specify the Issuing Entity Assets that an issuing entity will consist of, but if it does not, the Issuing Entity Assets of any issuing entity will consist of mortgage loans, Agency Securities or Private Mortgage-Backed Securities but not a combination of them. Mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan Program--Underwriting Standards" or as otherwise described in a related prospectus supplement.

          The following is a brief description of the Issuing Entity Assets expected to be included in the issuing entities. If specific information about the Issuing Entity Assets is not known at the time the related series of securities initially is offered, the related prospectus supplement will contain more general information of the nature described below, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission (the "SEC") after the initial issuance of the related series of securities. A maximum of 5% of the Issuing Entity Assets (relative to the related pool principal balance) as they will be constituted at the time that the applicable detailed description of Issuing Entity Assets is filed will deviate in any material respect from the Mortgage Asset pool characteristics described in the related prospectus supplement. A schedule of the Issuing Entity Assets relating to the series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the securities.

THE MORTGAGE LOANS--GENERAL

          The mortgage loans will be secured by first and, if so specified in the related prospectus supplement, subordinate mortgage liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, the Issuing Entity Assets of the related issuing entity may include mortgage participation certificates evidencing interests in mortgage loans. The mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA as specified in the related prospectus supplement. All or a portion of the mortgage loans in a mortgage pool may be insured by FHA insurance and may be partially guaranteed by the VA.

          The mortgage loans will consist of single family loans, multifamily loans, mixed-use loans, closed-end second-lien loans, home equity line of credit loans, lot loans or home improvement contracts. If specified in the related prospectus supplement, the loans may include cooperative apartment loans ("COOPERATIVE LOANS") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("COOPERATIVES") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the "FHA") or the Department of Veterans' Affairs (the "VA").

          The real property that secures repayment of the mortgage loans is referred to collectively as "MORTGAGED PROPERTIES." The mortgaged properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage loans with certain Loan-to-Value Ratios or certain principal balances or both may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of coverage will be described in the applicable prospectus supplement. The mortgaged properties will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a property. In the case of closed-end second-lien loans, liens will be, in the case of home equity line of credit loans and home improvement contracts, liens generally will be, and in the case of all other loans, liens may be subordinated to one or more senior liens on the related properties, as described in the related prospectus supplement. In addition to being secured by mortgages on real estate, the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the closed-end second-lien loans, home equity line of credit loans and home improvement contracts may include loans (primarily for home improvement or debt consolidation purposes) in amounts exceeding the value of the related properties at the time of origination.

          The applicable prospectus supplement may specify the day or days on which bi-weekly or monthly payments on the mortgage loans in a mortgage pool will be due, but if it does not, all of the mortgage loans in a mortgage pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in an issuing entity will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

          o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate borne by that loan (the "LOAN RATE") for a period of time or for the life of the loan; the amount of the difference may be contributed by the seller of the property or another source.

          o Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment (referred to as a "BALLOON PAYMENT") of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

          o Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period, including periods in which payments are interest only. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          o The mortgage loans generally may be prepaid at any time without the payment of any prepayment charge. If so specified in the related prospectus supplement, some prepayments of principal may be subject to a prepayment charge, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for certain periods, which are called lockout periods. Certain mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment charge in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

          An issuing entity may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the mortgage loans during the early years of the mortgage loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the mortgage loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable mortgage loan upon receipt by the servicer of the mortgagor's portion of the monthly payment on the mortgage loan. The servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable mortgage loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate initially paid by the mortgagor, on annual increases in the interest rate and on the length of the buydown period.

          The real properties securing repayment of the loans are referred to as the properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a property. In the case of closed-end second-lien loans, liens will be, in the case of home equity line of credit loans and home improvement contracts, liens generally will be, and in the case of all other loans, liens may be subordinated to one or more senior liens on the related properties, as described in the related prospectus supplement. In addition to being secured by mortgages on real estate, the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the closed-end second-lien loans, home equity line of credit loans and home improvement contracts may include loans (primarily for home improvement or debt consolidation purposes) in amounts exceeding the value of the related properties at the time of origination. The properties and the home improvements are collectively referred to in this prospectus as the "PROPERTIES" and are individually referred to as a "PROPERTY." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

          Loans with certain Loan-to-Value Ratios (defined below) and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

          The related prospectus supplement will disclose the aggregate principal balance of loans secured by owner-occupied properties. The related prospectus supplement also may state the basis for representations relating to Single Family Properties (defined below), but if it does not, the sole basis for a representation that a given percentage of the loans is secured by owner-occupied Single Family Properties will be the borrower's representation at origination that the borrower intends to use the Property as a primary residence.

          Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, security interests in shares issued by cooperative housing corporations, and certain other dwelling units ("SINGLE FAMILY PROPERTIES"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests the related prospectus supplement may specify the leasehold term, but if it does not, the stated term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

          Multifamily Loans. Properties securing multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. The cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements conferring exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative makes a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its loan, real property taxes, maintenance expenses and other capital or ordinary expenses. That monthly payment is in addition to any payments of principal and interest the tenant-stockholder makes on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will depend in large part on its receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative controls. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 10% of the aggregate Issuing Entity Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

          Mixed-Use Loans. The properties securing mixed-use loans will be improved by structures that have both residential and commercial units. No more than 10% of the aggregate Issuing Entity Assets for any series, as constituted at the applicable cut-off date (measured by principal balance), will be comprised of mixed-use loans.

          Closed-End Second-Lien Loans. The mortgaged properties relating to closed-end second-lien loans will be Single Family Properties. The full amount of a closed-end second-lien loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments designed to fully amortize the loan at its stated maturity. Except as provided in the related prospectus supplement, the original terms to stated maturity of closed-end second-lien loans will not exceed 360 months. With respect to certain circumstances, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

          Home Equity Line of Credit Loans. The mortgaged properties relating to home equity line of credit loans will be Single Family Properties. As more fully described in the related prospectus supplement, interest on each home equity line of credit loan (excluding introductory rates offered from time to time during promotional periods) is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a home equity line of credit loan may be drawn down (up to a maximum amount specified in the related prospectus supplement) or repaid under each home equity line of credit loan from time to time, but may be subject to a minimum periodic payment. Except as provided in the related prospectus supplement, the Issuing Entity Assets will not include any amounts borrowed under a home equity line of credit loan after the cut-off date. With respect to certain circumstances, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

          Lot Loans. These loans provide short-term financing for borrowers buying a parcel of land that has been improved for residential use with the intention of building a home thereon. Each lot loan is secured by a parcel of land that has been improved for residential use, which generally means that it is legally accessible by street and utilities such as sewer, electricity and water have been brought to the parcel or are available in the street, but a dwelling has not yet been built thereon. Lot loans may include loans to finance the construction of a dwelling on such a parcel and construction loans which convert into permanent loans upon the completion of construction.

          Home Improvement Contracts. The Issuing Entity Assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, spas, kitchen and bathroom remodeling goods, solar heating panels and other exterior and interior renovations and general remodeling projects. The home improvement contracts will be secured by mortgages on Single Family Properties that are generally subordinate to other mortgages on the same Property. In general, the home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

          Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans contained in the related mortgage pool, including

          o the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the first day of the month of issuance of the related series of securities or another date referred to in the related prospectus supplement as a cut-off date,

          o the type of property securing the mortgage loans (e.g., single family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, vacation and second homes, small multi-family properties or other real property or home improvements),

          o    the original terms to maturity of the mortgage loans,

          o    the ranges of the principal balances of the mortgage loans,

          o the earliest origination date and latest maturity date of any of the mortgage loans,

          o the ranges of the Loan-to-Value Ratios or Combined Loan-to-Value Ratios (each as defined below), as applicable, of the loans at origination,

          o the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APRs borne by the loans,

          o    the maximum and minimum per annum mortgage rates and

          o    the geographical distribution of the mortgage loans.

          If the depositor does not know specific information about the mortgage loans at the time the related securities are initially offered, the related prospectus supplement will contain more general information of the type described above.

          Unless otherwise specified in the related prospectus supplement, the "LOAN-TO-VALUE RATIO" of a loan at any given time is a fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the collateral value of the related Property.

          Unless otherwise specified in the related prospectus supplement, the "COMBINED LOAN-TO-VALUE RATIO" of a loan at any given time is the ratio, expressed as a percentage, of

          (x) the sum of

          o the original principal balance of the loan (or, in the case of a home equity line of credit loan, the maximum amount available at origination), and

          o the outstanding principal balance at the date of origination of the loan of any senior loan(s) (or, in the case of any open-ended senior loan, the maximum available line of credit with respect to that loan at origination, regardless of any lesser amount actually outstanding at the date of origination of the loan, to

          (y) the collateral value of the related Property.

          The applicable prospectus supplement may specify how the collateral value of a Property will be calculated, but if it does not, the collateral value of a Property (other than with respect to certain loans the proceeds of which were used to refinance an existing loan), is the lesser of:

          o    the sales price for the property, and

          o the appraised value determined in an appraisal obtained by the originator at origination of the loan.

In the case of refinance loans, the collateral value of the related Property is generally the appraised value determined in an appraisal obtained at the time of refinancing.

          We can give no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market were to experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, and any primary or secondary financing on the Properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

          The depositor will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the securityholders of the related series. The servicer named in the related prospectus supplement will service the mortgage loans pursuant to the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, and will receive a fee for its services. See "Mortgage Loan Program" and "The Agreements."

          The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for the series of securities the depositor's rights with respect to the representations and warranties. See "The Agreements--Assignment of Issuing Entity Assets." The obligations of the servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable (including its obligation to enforce the obligations of the sellers, as more fully described under "Mortgage Loan Program--Representations by Sellers; Repurchases") and its obligation to make cash advances upon delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Securities--Advances." The obligations of the servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement. The servicer may also be a seller in which case a breach of its obligations in one capacity will not constitute a breach of its obligations in the other capacity.

          The mortgage loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first and, if so specified in the related prospectus supplement, subordinate, liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, Issuing Entity Assets of the related issuing entity may include mortgage participation certificates evidencing interests in mortgage loans. These loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. The mortgaged properties relating to mortgage loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. The mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may specify that the term of the leasehold may be less than five years beyond the scheduled maturity of the mortgage loan, but if it does not, the term of the leasehold will exceed the scheduled maturity of the mortgage loan by at least five years.

AGENCY SECURITIES

          Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

          Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

          Ginnie Mae Certificates. Each Ginnie Mae certificate held in an issuing entity will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

          The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

          If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in an issuing entity, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

          All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

          Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

          Regular monthly installment payments on each Ginnie Mae certificate held in an issuing entity will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in an issuing entity or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

          Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of securities may be held in book-entry form.

          The Ginnie Mae certificates included in an issuing entity, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

          Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

          Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

          Mortgage loans underlying the Freddie Mac certificates held by an issuing entity will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

          Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, regardless of whether received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of securities, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

          Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

          Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac securityholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment charges, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

          Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

          Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

          Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

          Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

          Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

          Mortgage loans underlying Fannie Mae certificates held by an issuing entity will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

          Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, regardless of whether received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, regardless of whether the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

          Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

          The Fannie Mae certificates included in an issuing entity, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

          Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

          Other Agency Securities. If specified in the related prospectus supplement, an issuing entity may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in an issuing entity.

PRIVATE MORTGAGE-BACKED SECURITIES

          Private Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

          The issuer of the Private Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling residential mortgage loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Private Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Private Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related issuing entity. The issuer of Private Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related issuing entity or any of the Private Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

          Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Private Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

          The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by first and/or subordinate liens on single family property or residential lot or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative or small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units, or by closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties.

          The prospectus supplement for a series for which the issuing entity includes Private Mortgage-Backed Securities will specify

          o the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the issuing entity;

          o certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including

               o    the payment features of the mortgage loans,

               o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

               o the servicing fee or range of servicing fees with respect to the mortgage loans and

               o the minimum and maximum stated maturities of the underlying mortgage loans at origination;

          o the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities;

          o the weighted average term-to stated maturity of the Private Mortgage-Backed Securities;

          o the pass-through or certificate rate of the Private Mortgage-Backed Securities;

          o the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities;

          o the issuer of Private Mortgage-Backed Securities, the private servicer (if other than the issuer of Private Mortgage-Backed Securities) and the private trustee for the Private Mortgage-Backed Securities;

          o certain characteristics of credit support, if any, the as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

          o the terms on which the underlying mortgage loans for the Private Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Private Mortgage-Backed Securities;

          o the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities; and

          o as appropriate, shall indicate whether the information required to be presented with respect to the Private Mortgage-Backed Securities as a "significant obligor" is either incorporated by referenced, provided directly by the issuer or provided by reference to the Exchange Act filing of another entity.

          Private Mortgage-Backed Securities included in the issuing entity for a series of certificates that were issued by an issuer of Private
Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act.

SUBSTITUTION OF ISSUING ENTITY ASSETS

          Substitution of Issuing Entity Assets will be permitted upon breaches of representations and warranties with respect to any original Mortgage Asset or if the trustee determines that the documentation with respect to any Mortgage Asset is incomplete. See "Loan Program--Representations by Sellers; Repurchases." The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Issuing Entity Assets may be substituted for Issuing Entity Assets initially included in the issuing entity.

AVAILABLE INFORMATION

          The depositor has filed with the SEC a Registration Statement under the Securities Act covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports and information statements, and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov. The depositor's SEC Securities Act file number is 333-132042.

          This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

          All documents filed for the issuing entity referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

          The depositor or servicer on behalf of the issuing entity of the related series will file the reports required under the Securities Act and under
Section 13(a), 13(c) 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

o Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related issuing entity, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Issuing Entity Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

o Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event; and

o Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement.

          Neither the depositor nor the servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to an issuing entity following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each issuing entity formed by the depositor will have a separate file number assigned by the SEC. Reports filed with respect to an issuing entity with the SEC after the final prospectus supplement is filed will be available under issuing entity's specific number, which will be a series number assigned to the file number of the depositor shown above.

          The trustee on behalf of any issuing entity will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

REPORTS TO SECURITYHOLDERS

          The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in the related prospectus supplement. All other reports filed with the SEC concerning the issuing entity will be forwarded to securityholders free of charge upon written request to the trustee on behalf of any issuing entity, but will not be made available through a website of the depositor, the servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also viewed electronically at the internet Web site of the SEC shown above under "--Available Information."

          The applicable prospectus supplement may specify different items to be reported, but if it does not, before or concurrently with each distribution on a distribution date the servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the series of securities, among other things:

          o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment charges;

          o    the amount of the distribution allocable to interest;

          o    the amount of any advance;

          o the aggregate amount otherwise allocable to the subordinated securityholders on the distribution date and the aggregate amount withdrawn from the reserve fund, if any, that is included in the amounts distributed to the securityholders;

          o the Class Security Balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

          o the percentage of principal payments on the Issuing Entity Assets (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

          o the percentage of principal prepayments with respect to the Issuing Entity Assets, if any, which each class will be entitled to receive on the following distribution date;

          o the related amount of the servicing compensation retained or withdrawn from the Security Account by the servicer, and the amount of additional servicing compensation received by the servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

          o the number and aggregate principal balances of mortgage loans (A) delinquent (exclusive of mortgage loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

          o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          o the pass-through rate, if adjusted from the date of the last statement, of a class expected to be applicable to the next distribution to the class;

          o if applicable, the amount remaining in the reserve fund at the close of business on the distribution date;

          o the pass-through rate as of the day before the preceding distribution date; and

          o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

          Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

          In addition, within a reasonable period of time after the end of each calendar year, the servicer or the trustee will mail to each securityholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to the first two items for the calendar year or, if the person was a securityholder of record during a portion of the calendar year, for the applicable portion of the year and other customary information deemed appropriate for securityholders to prepare their tax returns.

                                 USE OF PROCEEDS

          The depositor will apply the net proceeds from the sale of the securities to the purchase of Issuing Entity Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of securities offerings will depend on a number of factors, including the volume of Issuing Entity Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

          IndyMac MBS, Inc., a Delaware corporation, was organized on July 9, 1999 for the limited purpose of acquiring, owning and transferring Issuing Entity Assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of IndyMac Bank, F.S.B., a federal savings bank organized under the laws of the United States. The depositor maintains its principal office at 155 North Lake Avenue, Pasadena, California 91101. Its telephone number is (800) 669-2300.

          The depositor's obligations after issuance of the securities include delivery of the Issuing Entity Assets and certain related documents and instruments, repurchasing Issuing Entity Assets in the event of certain breaches of representations and warranties made by the depositor, providing tax-related information to the trustee and maintaining the trustee's first and/or subordinate priority perfected security interest in the Issuing Entity Assets.

          Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                              MORTGAGE LOAN PROGRAM

          The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The discussion below under "Underwriting Process" contains a general description of underwriting standards that are applicable to most sellers. A description of the underwriting guidelines that are applied by the seller or sellers in a particular transaction will be set forth in the related prospectus supplement.

UNDERWRITING STANDARDS

          The applicable prospectus supplement may provide for the seller's representations and warranties relating to the mortgage loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with the underwriting police of the FHA or the VA, as the case may be.

UNDERWRITING PROCESS

          Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Property as collateral. Most lenders offer a number of different underwriting programs. Some programs place more emphasis on a borrower's credit standing and repayment ability while others emphasize the value and adequacy of the Property as collateral. The most comprehensive of the programs emphasize both.

          In general, where a loan is subject to full underwriting review, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower's employer. The verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

          In determining the adequacy of the Property as collateral, an appraisal is made of each property considered for financing. Except as described in the applicable prospectus supplement, an appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

          Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors as low Loan-to-Value Ratios or other favorable credit factors exist.

          In the event a lender underwrites mortgage loans under programs less restrictive than the one described above, a description of those programs will be set forth in the related prospectus supplement.

          Certain of the types of mortgage loans that may be included in an issuing entity may be recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagors have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's income may not be sufficient to permit continued loan payments as the payments increase. These types of mortgage loans may also be underwritten primarily on the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

          Each seller must be an institution experienced in originating mortgage loans of the type contained in the related mortgage pool and must maintain satisfactory facilities to originate those mortgage loans.

REPRESENTATIONS BY SELLERS; REPURCHASES

          Each seller will have made representations and warranties in respect of the mortgage loans sold by it and evidenced by a series of securities. The applicable prospectus supplement may specify the different representations and warranties, but if it does not, the representations and warranties will generally include, among other things:

          o that a lender's policy of title insurance (or in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) or a commitment to issue the policy was effective on the date of origination of each loan, other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor;

          o that the seller had good title to each mortgage loan and the mortgage loan was subject to no valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described in this prospectus may forgive certain indebtedness of a mortgagor;

          o that each mortgage loan is secured by a valid first lien on, or a first perfected security interest with respect to, the Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the pooling and servicing agreement or sale and servicing agreement, as applicable) and that the Property was free of material damage;

          o that there were no delinquent tax or assessment liens against the Property; and

          o that each loan at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable local, state and federal laws.

          As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

          As indicated in the related pooling and servicing agreement, the representations and warranties of a seller in respect of a mortgage loan will be made as of the date of initial issuance of the series of securities, the related cut-off date, the date on which the seller sold the mortgage loan to the depositor or one of its affiliates, or the date of origination of the related mortgage loan, as the case may be. If representations and warranties are made as of a date other than the closing date or cut-off date, a substantial period of time may have elapsed between the other date and the date of initial issuance of the series of securities evidencing an interest in the mortgage loan. Because the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by the seller or following the origination of the mortgage loan, as the case may be, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a mortgage loan occurs after the date of sale of the mortgage loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, the representations concerning fraud in the origination of the mortgage loan will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any mortgage loan in the issuing entity for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the mortgage loan as of the date of initial issuance of the related series of securities. If the servicer is also a seller of mortgage loans with respect to a particular series, the representations will be in addition to the representations and warranties made by the servicer in its capacity as the servicer.

          The trustee, if the servicer is the seller, or the servicer will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the securityholders in the mortgage loan. The applicable prospectus supplement may specify that the seller has a different repurchase obligation, but if it does not, then if the seller cannot cure the breach within 90 days after notice from the servicer or the trustee, as the case may be, then the seller will be obligated to either

               o repurchase the mortgage loan from the issuing entity at a price equal to 100% of the outstanding principal balance of the mortgage as of the date of the repurchase plus accrued interest on it to the first day of the month in which the purchase price is to be distributed at the mortgage rate, less any unreimbursed advances or amount payable as related servicing compensation if the seller is the servicer with respect to the mortgage loan or

               o substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

          If an election is to be made to treat an issuing entity or designated portions of it as a "real estate mortgage investment conduit" as defined in the Internal Revenue Code of 1986, as amended (the "CODE"), the servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax that may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the issuing entity to lose its status as a REMIC or otherwise subject the issuing entity to a prohibited transaction tax. The applicable prospectus supplement may contain different reimbursement options, but if it does not, the servicer will be entitled to reimbursement for that payment from the assets of the related issuing entity or from any holder of the related residual certificate. See "Description of the Securities-- General" and in the related prospectus supplement. Except in those cases in which the servicer is the seller, the servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the securityholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a seller.

          Neither the depositor nor the servicer (unless the servicer is the seller) will be obligated to purchase or substitute a mortgage loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the servicer, the servicer may have a repurchase or substitution obligation as described under "The Agreements--Assignment of Issuing Entity Assets."

                                STATIC POOL DATA

          If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for IndyMac Bank, F.S.B. or any other person specified in the related prospectus supplement will be made available through a website. The prospectus supplement related to each series for which the static pool data is provided through a website will contain the website address to obtain this information. Except as stated below, the static pool data provided through any Web site will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

          Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

          o with respect to information regarding prior securitized pools of IndyMac Bank, F.S.B. (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

          o with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

          Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

                          DESCRIPTION OF THE SECURITIES

          The prospectus supplement relating to the securities of each series to be offered under this prospectus will, among other things, set forth for the securities, as appropriate:

          o a description of the class or classes of securities and the rate at which interest will be passed through to holders of each class of securities entitled to interest or the method of determining the amount of interest, if any, to be passed through to each class;

          o the initial aggregate principal balance of each class of securities included in the series, the dates on which distributions on the securities will be made and, if applicable, the initial and final scheduled distribution dates for each class;

          o information as to the assets comprising the issuing entity, including the general characteristics of the Issuing Entity Assets included in the issuing entity and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the issuing entity, and the amount and source of any reserve fund;

          o the circumstances, if any, under which the issuing entity may be subject to early termination;

          o the method used to calculate the amount of principal to be distributed with respect to each class of securities;

          o the order of application of distributions to each of the classes within the series, whether sequential, pro rata, or otherwise;

          o    the distribution dates with respect to the series;

          o additional information with respect to the plan of distribution of the securities;

          o whether one or more REMIC elections will be made and designation of the regular interests and residual interests;

          o the aggregate original percentage ownership interest in the issuing entity to be evidenced by each class of securities;

          o information as to the nature and extent of subordination with respect to any class of securities that is subordinate in right of payment to any other class; and

          o    information as to the seller, the servicer and the trustee.

          Each series of certificates will be issued pursuant to a separate Pooling and Servicing Agreement. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Pooling and Servicing Agreement will be dated as of the related cut-off date, will be among the depositor, the servicer and the trustee for the benefit of the holders of the securities of the related series. Each series of notes will be issued pursuant to an indenture (the "INDENTURE") between the related issuing entity and the entity named in the related prospectus supplement as trustee with respect to the related series, and the related loans will be serviced by the servicer pursuant to a Sale and Servicing Agreement. Each Indenture will be dated as of the cut-off date and the Issuing Entity Assets will be pledged to the related trustee for the benefit of the holders of the securities of the related series.

          A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related issuing entity. The following are descriptions of the material provisions which may appear in each agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the agreements (without exhibits) relating to any series without charge upon written request of a holder of record of a security of the series addressed to IndyMac MBS, Inc., 155 North Lake Avenue, Pasadena, California 91101, Attention: Transaction Management. The following summaries describe material provisions that may appear in each agreement.

GENERAL

          The securities of each series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related prospectus supplement. In the case of certificates, the securities will evidence specified beneficial ownership interests in the related issuing entity. In the case of notes, the securities will be secured by the assets of the related issuing entity. In both cases, the securities will not be entitled to payments in respect of the assets included in any other issuing entity established by the depositor. The applicable prospectus supplement may provide for guarantees by a governmental entity or other person, but if it does not, the Issuing Entity Assets will not be insured or guaranteed by any governmental entity or other person. Each issuing entity will consist of, to the extent provided in the related agreement,

          o the Issuing Entity Assets that from time to time are subject to the related agreement (exclusive of any amounts specified in the related prospectus supplement as a retained interest);

          o the assets required to be deposited in the related Security Account from time to time;

          o property that secured a mortgage loan and that is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

          o any primary mortgage insurance policies, FHA insurance and VA guaranties, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

          If specified in the related prospectus supplement, an issuing entity may also include one or more of the following: reinvestment income on payments received on the Issuing Entity Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

          Each series of securities will be issued in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Issuing Entity Assets in the related issuing entity. These specified percentages may be 0%. Each class of notes of a series will be secured by the related Issuing Entity Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under"--Credit Enhancement" in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of securities may be made before one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Issuing Entity Assets in the related issuing entity, or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

          The trustee will make distributions of either or both of principal and interest on the related securities on each distribution date (i.e., monthly, quarterly, semi-annually or at other intervals and on the dates specified in the prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the addresses appearing in the security register maintained for securityholders; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

          The securities will be freely transferable and exchangeable at the corporate trust office of the trustee specified in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

          Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code of certain classes of securities may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the securities will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the securities by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the servicer or the depositor to any obligation or liability in addition to those undertaken in the applicable agreement.

          As to each series, an election may be made to treat the related issuing entity or designated portions of it as a real estate mortgage investment conduit or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to securityholders not described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of residual interests in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute regular interests in the related REMIC, as defined in the Code. As to each series for which a REMIC election is to be made, the servicer or a holder of the related residual interest or ownership will be obligated to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The applicable prospectus supplement may restrict the servicer's reimbursement rights, but if it does not, the servicer will be entitled to reimbursement for that payment from the assets of the issuing entity or from any holder of the related residual certificate or ownership interest. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to the related residual securities are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the servicer may be deducted from the amounts otherwise distributable to the other classers of securities of the series.

DISTRIBUTIONS ON SECURITIES

          General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, for that series. See "Credit Enhancement" in this prospectus and in the related prospectus supplement. Various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

          The trustee will make distributions allocable to principal of and interest on the securities out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The applicable prospectus supplement may provide for payment distinctions within classes, but if it does not, distributions to any class of securities will be made pro rata to all securityholders of that class.

          Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds, in accordance with the terms described in the related prospectus supplement and specified in the related agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related issuing entity) other than amounts to be held in the Security Account for distribution on future distribution dates.

          Distributions of Interest. Interest will accrue on the aggregate original balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "CLASS SECURITY BALANCE") entitled to interest at the pass-through rate or interest rate, as applicable (which in either case may be a fixed rate or a rate adjustable as specified in the prospectus supplement) from the date and for the periods specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the Class Security Balance of the class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributable until the aggregate notional amount of the securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the certificate. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

          Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. If the interest accrual period for a security ends two or more days before a distribution date, the effective yield will be lower than the yield obtained if interest on the security were to accrue through the day immediately preceding that distribution date. In addition, the effective yield (at par) to securityholders will be less than the indicated coupon rate.

          With respect to any class of accrual securities, any interest that has accrued but is not paid on a given distribution date will be added to the Class Security Balance of the class of securities on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement and, before that time, the beneficial ownership interest of the class of accrual securities in the issuing entity, as reflected in the Class Security Balance of the class of accrual securities, will increase on each distribution date by the amount of interest that accrued on the class of accrual securities during the preceding interest accrual period but that was not required to be distributed to the class on the distribution date. A class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

          Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The Class Security Balance of any class of securities entitled to distributions of principal will be the original Class Security Balance of the class of securities specified in the prospectus supplement,

               o reduced by all distributions reported to the holders of the securities as allocable to principal

               o in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities,

               o in the case of adjustable rate securities, unless otherwise specified in the related prospectus supplement, subject to the effect of negative amortization, and

               o if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Security Balance of the class of securities.

          A series of securities may include one or more classes of senior securities and one or more classes of subordinate securities. If so provided in the related prospectus supplement, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to senior securities will have the effect of accelerating the amortization of the senior securities while increasing the interests evidenced by the subordinated securities in the issuing entity. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities. See "Credit Enhancement--Subordination" and "Credit Enhancement--Subordination of the Subordinated Securities" in the related prospectus supplement.

          Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Issuing Entity Assets, the trustee or the servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on the distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may provide that unscheduled distributions will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at the applicable pass-through rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

          To the extent provided in the related prospectus supplement, the servicer will be required to advance on or before each distribution date (from its own funds or funds held in the Security Account for future distributions to securityholders), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the servicer's determination that the advances will be recoverable out of late payments by obligors on the Issuing Entity Assets, liquidation proceeds, insurance proceeds not used to restore the property or otherwise. In the case of cooperative loans, the servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

          In making advances, the servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to securityholders, rather than to guarantee or insure against losses.

          If the servicer makes advances from funds being held for future distribution to securityholders, the servicer will replace the funds on or before any future distribution date to the extent that funds in the applicable Security

Account on the distribution date would be less than the amount required to be available for distributions to securityholders on the distribution date. Any advances will be reimbursable to the servicer out of recoveries on the specific Issuing Entity Assets with respect to which the advances were made (e.g., late payments made by the related obligors, any related insurance proceeds, liquidation proceeds or proceeds of any mortgage loan repurchased by the depositor or a seller pursuant to the related pooling and servicing agreement or sale and servicing agreement, as applicable). In addition, advances by the servicer also will be reimbursable to the servicer from cash otherwise distributable to securityholders (including the holders of senior securities) to the extent that the servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. The servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds not used to restore the property, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the servicer to the extent permitted by the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable. If specified in the related prospectus supplement, the obligations of the servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the prospectus supplement.

          In the event that the servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make such advance in its capacity as successor servicer. If the trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the servicer is entitled to be reimbursed for advances. See "Description of the Securities-Distributions on Securities."

MANDATORY AUCTION

          The applicable prospectus supplement for a series of notes may provide for a Dutch auction of such notes to be held on a specified date, provided that certain conditions are met. The prospectus supplement may further provide for adjustments to the terms of the notes, including but not limited to, acceleration of principal repayments, reset of interest rate and/or payment by a credit enhancement provider, and such adjustments may be determined by the results of the Dutch auction.

CATEGORIES OF CLASSES OF SECURITIES

          In general, classes of pass-through securities fall into different categories. The following chart identifies and generally defines the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the series by reference to the following categories.

                                                      DEFINITION
CATEGORIES OF CLASSES                               PRINCIPAL TYPES

Accretion Directed Class...........   A class that receives principal payments
                                      from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying
                                      Issuing Entity Assets or other assets of the issuing entity for the related series.

Companion Class....................   A class that receives principal payments
                                      on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Class....................   A class consisting of "components." The
                                      components of a class of component
                                      securities may have different principal
                                      and interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

                                                      DEFINITION
CATEGORIES OF CLASSES                               PRINCIPAL TYPES

Non-Accelerated Senior or NAS......   A class that, for the period of time
                                      specified in the related prospectus
                                      supplement, generally will not receive (in other words, is locked out) (1) principal prepayments on the underlying Issuing
                                      Entity Assets that are allocated
                                      disproportionately to the senior
                                      securities because of the shifting
                                      interest structure of the securities in
                                      the issuing entity and/or (2) scheduled
                                      principal payments on the underlying
                                      Issuing Entity Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying
                                      Issuing Entity Assets of which the NAS
                                      Class is locked out will be distributed to the other classes of senior securities.

Notional Amount Class..............   A class having no principal balance and
                                      bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs....   A class that is designed to receive
                                      principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Issuing Entity Assets.
                                      These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories
                                      (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class..........   A class that is designed to receive
                                      principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Issuing Entity Assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential Pay Class...............   Classes that receive principal payments in
                                      a prescribed sequence, that do not have
                                      predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired.
                                      A single class that receives principal
                                      payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip Class........................   A class that receives a constant
                                      proportion, or "strip," of the principal payments on the underlying Issuing Entity
                                      Assets or other assets of the issuing
                                      entity.

Super Senior Class.................   A class that will not bear its
                                      proportionate share of realized losses
                                      (other than excess losses) as its share is directed to another class (the "Support
                                      Class") until the Class Security Balance of the Support Class is reduced to zero.

Support Class......................   A class that absorbs realized losses other
                                      than excess losses that would otherwise be allocated to a Super Senior class after the related classes of subordinated securities are no longer outstanding.

                                                      DEFINITION
CATEGORIES OF CLASSES                               PRINCIPAL TYPES

Targeted Principal Class or TACs...   A class that is designed to receive
                                      principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Issuing Entity Assets.

                                                    INTEREST TYPES

Fixed Rate.........................   A class with an interest rate that is
                                      fixed throughout the life of the class.

Floating Rate......................   A class with an interest rate that resets
                                      periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate..............   A class with an interest rate that resets
                                      periodically based upon a designated index and that varies inversely with changes in the index.

Variable Rate......................   A class with an interest rate that resets
                                      periodically and is calculated by
                                      reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).

Interest Only......................   A class that receives some or all of the
                                      interest payments made on the underlying
                                      Issuing Entity Assets or other assets of the issuing entity and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only.....................   A class that does not bear interest and is
                                      entitled to receive only distributions of principal.

Partial Accrual....................   A class that accretes a portion of the
                                      amount of accrued interest on it, which
                                      amount will be added to the principal
                                      balance of the class on each applicable
                                      distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual............................   A class that accretes the amount of
                                      accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

     INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

          The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

          If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Moneyline Telerate Page 3750, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Moneyline Telerate Page 3750, the calculation agent will request each of the reference banks to provide the offered quotations at that time.

          Under this method the calculation agent will establish LIBOR on each LIBOR determination date as follows:

                    (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

                    (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

                    o LIBOR as determined on the previous LIBOR determination date or

                    o    the reserve interest rate.

          The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

                    o the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

                    o if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

                    (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

          Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the calculation agent; and will have an established place of business in London. If reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

          If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

          If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period will be calculated in accordance with the LIBOR method described under "LIBO Method."

          The calculation agent's determination of LIBOR on each LIBOR determination date and its calculation of the rate of interest for the applicable classes for the related interest accrual period will (in the absence of manifest error) be final and binding.

COFI

          The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "ELEVENTH DISTRICT"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

          A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, because as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

          The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

          The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as COFI for the interest accrual period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

          The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "NATIONAL COST OF FUNDS INDEX") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, relating to the series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

          The calculations agent's determination of COFI and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

          The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

          Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, relating to the particular series of securities. The calculation agent's determination of the Treasury index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Prime Rate

          The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the applicable agreement relating to the particular series of securities. The calculation agent's determination of the prime rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY SECURITIES

          If so specified in the related prospectus supplement, one or more classes of securities of any series may be issued as book-entry securities. Persons acquiring beneficial ownership interests in book-entry securities will hold their securities either:

          o directly through The Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear in Europe, if they are participants of these systems, or

          o indirectly through organizations that are participants in these systems.

          Each class of book-entry securities will be issued in one or more securities that equal the aggregate principal balance of the class and will initially be registered in the name of Cede & Co. as the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's name, on the books of their respective depositaries. These depositaries will in turn hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described below, no person acquiring a beneficial interest in a book-entry security will be entitled to receive a physical certificate representing the security.

          The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry security. Beneficial ownership of a book-entry security may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

          Beneficial owners will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. While the securities are outstanding (except under the circumstances described below), DTC is required to make book-entry transfers of the securities among participants on whose behalf it acts and is required to receive and transmit distributions on the securities in accordance with rules, regulations and procedures creating and affecting DTC and its operations. Participants and indirect participants with whom beneficial owners have accounts are likewise required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Although beneficial owners will not possess physical certificates, the DTC rules, regulations and procedures provide a mechanism by which beneficial owners may receive distributions on the securities and transfer their interests in the securities.

          Beneficial owners will not receive or be entitled to receive certificates representing their interests in the securities except under the limited circumstances described below. Until definitive securities are issued, beneficial owners who are not participants may transfer ownership of their securities only through participants and indirect participants by instructing them to transfer securities through DTC for the accounts of the purchasers of those securities. In accordance with DTC's rules, regulations and procedures, transfers of ownership will be executed through DTC, and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make the appropriate debits and credits on their records on behalf of the selling and purchasing beneficial owners.

          Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from transactions with participants will be made during subsequent securities settlement processing and dated the business day after the DTC settlement date. These credits, and any transactions in the securities settled during processing, will be reported to the applicable Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales of securities by or through a Clearstream, Luxembourg participant (described below) or Euroclear Participant (described below) to a DTC participant will be received with value on the DTC settlement date but will not be available in the applicable Clearstream, Luxembourg or Euroclear cash account until the business day after settlement in DTC.

          Transfers between DTC participants will be governed by DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will be governed by their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC and persons holding directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants will be effected in DTC in accordance with DTC rules on behalf of the applicable European international clearing system by the applicable depositary. These cross-market transactions, however, will require delivery of instructions to the applicable European international clearing system by the counterparty in that system according to its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the applicable European international clearing system will deliver instructions to the applicable depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with the procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

          DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the DTC Rules.

          Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("NEW CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

          Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

          On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

          Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical transfer of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 30 currencies, including United States dollars.

Clearstream, Luxembourg provides its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "EUROCLEAR OPERATOR") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

          Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical transfer of certificates, as well as any risk from the lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing. It also interfaces with domestic markets in several countries in a manner similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

          Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, because the trustee will send payments to Cede & Co., as nominee of DTC. Distributions on securities held through Clearstream, Luxembourg or Euroclear and received by the applicable depositary will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with each system's rules and procedures. These distributions will be subject to tax reporting under the applicable United States laws and regulations. See "Federal Income Tax Consequences-Tax Treatment of Foreign Investors" and "-Tax Consequences to Holders of the Notes-Backup Withholding" in this prospectus. Because DTC can only act on behalf of financial intermediaries, the a beneficial owner's ability to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the book-entry securities, may be limited by the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market because some potential investors may not want to purchase securities for which they cannot obtain physical certificates.

          Until definitive securities are issued, it is anticipated that the only "securityholder" of the book-entry securities will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise the rights of securityholders indirectly through financial intermediaries and DTC. Monthly and annual reports for the related issuing entity will be provided to Cede & Co., as nominee of DTC. Cede & Co. may make them available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC. It may also make them available to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

          Until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities of a series under the related agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant, respectively, only in accordance with its applicable rules and procedures and subject to the applicable depositary's ability to effect actions on its behalf through DTC. At the direction of the related participants, DTC may take actions with respect to some securities that conflict with actions taken with respect to other securities.

          The applicable prospectus supplement may specify when and for what reasons definitive securities may be issued, but if it does not, definitive securities will be issued to beneficial owners of book-entry securities, or their nominees, rather than to DTC, only if:

          o DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities, and DTC or the trustee is unable to locate a qualified successor;

          o the depositor, at its sole option, elects to terminate the book-entry system through DTC;

          o or after the occurrence of an event of default, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC (or a successor to it) is no longer in the best interests of the beneficial owners.

          Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive securities through DTC. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue the definitive securities, and thereafter the trustee will recognize the holders of the definitive securities as securityholders under the applicable agreement.

          Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform or continue to perform these procedures and these procedures may be discontinued at any time.

          The servicer, the depositor and the trustee will not be responsible for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, the securities offered by a prospectus supplement, other than any residual securities, will be offered globally (the "GLOBAL SECURITIES") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC and, upon request, through Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between Clearstream or Euroclear and Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as Participants.

          Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

          Initial Settlement

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective European Depositaries, which in turn will hold such positions in accounts as Participants.

          Investors electing to hold their Global Securities through DTC or through Clearstream or Euroclear accounts will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary Global Security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Secondary Market Trading

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between Participants. Secondary market trading between Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

          Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between DTC Seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a Participant to the account of a Clearstream participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on each class of Global Securities according to the interest accrual method specified in the related prospectus supplement. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant's or Euroclear Participant's particular cost of funds.

          Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participants a cross-market transaction will settle no differently than a trade between two Participants.

          Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the Participant's account against payment. Payment will include interest accrued on the Global Securities according to the interest accrual method specified in the related prospectus supplement. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Clearstream participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from Participants for delivery to Clearstream participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                    1. borrowing through Clearstream or Euroclear accounts) for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

                    2. borrowing the Global Securities in the United States from a Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

                    3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear Participant.


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

          Certain U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

o Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. More complex rules apply to nominees and entities treated as partnerships that are not U.S. Persons.

o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

o Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          In each case, the Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are generally effective until the end of the third succeeding calendar year after the date such form is signed unless the information provided in the form changes. If information in the form changes, a new form must be provided within 30 days of such change.

          The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                               CREDIT ENHANCEMENT

GENERAL

          Credit enhancement may be provided for one or more classes of a series of securities or with respect to the Issuing Entity Assets in the related issuing entity. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of the series, the establishment of one or more reserve funds, the use of a cross support feature, use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization or other method of credit enhancement described in the related prospectus supplement, or any combination of them. Credit enhancement may not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the securities and interest on them. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

          If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated securities will be subordinate to the rights of holders of one or more other classes of senior securities of the series to distributions of scheduled principal, principal prepayments, interest or any combination of them that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, holders of senior securities also may be protected by a reduction in the ownership interest, if any, of the related subordinated securities or by any other method described in the related prospectus supplement. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Issuing Entity Assets and losses with respect to the Issuing Entity Assets will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the Issuing Entity Assets over the lives of the securities or at any time, the aggregate losses on Issuing Entity Assets which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the Issuing Entity Assets or aggregate losses on the Issuing Entity Assets were to exceed the amount specified in the related prospectus supplement, senior securityholders would experience losses on the securities.

          In addition to or instead of the subordination methods listed above, the prospectus supplement for a series may provide that all or a portion of the distributions otherwise payable to holders of subordinated securities on any distribution date will instead either be deposited into one or more reserve accounts established with the trustee, or distributed to the holders of senior securities. As specified in the related prospectus supplement, deposits into a reserve account may be made on each distribution date, or for specified time periods, or until the balance in the reserve account has reached a specified amount and thereafter, to the extent necessary to maintain the balance in the reserve account at any required level. Amounts on deposit in the reserve account for a series may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

          If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

          As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among the classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated securities, payments to senior securityholders on account of delinquencies or losses and payments to the reserve fund will be allocated as specified in the related prospectus supplement.

          With respect to any series with classes of senior and subordinated securities, the terms and priorities of the subordination may vary from those described in the preceding paragraphs. Any such variation will be described in the related prospectus supplement.


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

LETTER OF CREDIT

          Any letter of credit for a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. The specified bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to a specified percentage of the aggregate principal balance of:

          o    the mortgage loans on the related cut-off date, or

          o    one or more classes of securities.

          If specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a mortgage loan. The amount available under the letter of credit will be reduced by the amount of unreimbursed payments under the letter of credit. The obligations of the bank issuing a letter of credit for any series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the issuing entity. See "The Agreements-Termination: Optional Termination." A copy of any letter of credit for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

MORTGAGE POOL INSURANCE POLICIES

          If specified in the related prospectus supplement relating to a mortgage pool, a separate mortgage pool insurance policy will be obtained for the mortgage pool and issued by the insurer named in the prospectus supplement. Each mortgage pool insurance policy will, subject to policy limitations, cover loss from default in payment on mortgage loans in the mortgage pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date that are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described below, the servicer will present claims under the insurance to the pool insurer on behalf of itself, the trustee and the securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under them may be made only for particular defaulted mortgage loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that mortgage pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage insurance policy, but if it does not, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

          In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless

          o any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim under it has been submitted and settled;

          o hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

          o if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

          o the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances.

          Upon satisfaction of these conditions, the pool insurer will have the option either to purchase the Property at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of the purchase and certain expenses incurred by the servicer on behalf of the trustee and securityholders or to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any Property is damaged, and proceeds, if any, from the related hazard insurance policy or a special hazard insurance policy or policies maintained for a series are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related mortgage pool insurance policy or any related primary mortgage insurance policy.

          The applicable prospectus supplement may specify that mortgage pool insurance will cover various origination and servicing defaults, but if it does not, then no mortgage pool insurance policy will insure (and many primary mortgage insurance policies do not insure) against loss sustained from a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in its origination, or failure to construct a Property in accordance with plans and specifications. A failure of coverage for one of these reasons will not ordinarily result in a breach of the related seller's representations and, in that case, will not result in an obligation on the part of the seller to cure or repurchase the defaulted mortgage loan. No mortgage pool insurance policy will cover (and many primary mortgage insurance policies do not cover) a claim with respect to a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

          The original amount of coverage under each mortgage pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

SPECIAL HAZARD INSURANCE POLICIES

          If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the Property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See "The Agreements--Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

          The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor


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or the servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

          To the extent specified in the prospectus supplement, the servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

BANKRUPTCY BONDS

          If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

          To the extent specified in the prospectus supplement, the servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

RESERVE FUND

          If so specified in the related prospectus supplement, credit support with respect to a series of securities may be provided by one or more reserve funds held by the trustee, in trust, for the series of securities. The related prospectus supplement will specify whether a reserve fund will be included in the issuing entity for a series.

          The reserve fund for a series will be funded by a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of them in an aggregate amount specified in the related prospectus supplement; by the deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled; or in any other manner specified in the related prospectus supplement.

          Any amounts on deposit in the reserve fund and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified


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

commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the securityholders, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities at the request of the depositor. Additional information about the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

          Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the securityholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

CROSS SUPPORT

          If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in an issuing entity may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same issuing entity. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

          If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related issuing entities. If applicable, the related prospectus supplement will identify the issuing entities to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified issuing entities.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

          If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain of their classes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, an issuing entity may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in the issuing entity, paying administrative expenses, or establishing a minimum reinvestment rate on the payments made on the assets or principal payment rate on the assets. If specified in the related prospectus supplement, the issuing entity may include a guaranteed investment contract pursuant to which the issuing entity is entitled to receive specified payments for a period of time. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement.

OVER-COLLATERALIZATION

          If provided in the prospectus supplement for a series, a portion of the interest payment on each mortgage loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a particular class or classes of securities and, thus, accelerate the rate of principal payments on the specified class or classes. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying mortgage loans will result in over-collateralization and additional protection to the securityholders as specified in the related prospectus supplement. If so specified in the related prospectus supplement, overcollateralization may also be provided for on the date of issuance of securities by the issuance of all classes of securities in an initial aggregate principal amount that is less than the aggregate principal amount of the Issuing Entity Assets in the related issuing entity. Additionally, some of the excess cash flow may be applied to make distributions to holders of securities to which losses have been allocated up to the amount of the losses that were allocated.

          If provided in the prospectus supplement for a series, during a revolving period designated therein, the portion of interest payments collected on home equity line of credit loans may be applied to purchase additional


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

home equity line of credit loans so that the level of overcollateralization represented by the amount by which the outstanding principal balances of the home equity line of credit loans exceed the outstanding principal balances of the securities will be maintained at a level specified in the prospectus supplement.

FINANCIAL INSTRUMENTS

          If specified in the related prospectus supplement, the issuing entity may include one or more interest rate or currency swap arrangements or similar financial instruments that are used to alter the payment characteristics of the mortgage loans or the securities issued by the issuing entity and whose primary purpose is not to provide credit enhancement related to the assets in the issuing entity or the securities issued by the issuing entity. The primary purpose of a currency swap arrangement will be to convert payments to be made on the mortgage loans or the securities issued by the issuing entity from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

o convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

o provide payments in the event that any interest rate index related to the loans or the securities issued by the trust rises above or falls below specified levels; or

o provide protection against interest rate changes, certain types of losses, including reduced market values, or the payment shortfalls to one or more classes of the related series..

          If an issuing entity includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

DEPOSIT AGREEMENTS

          If specified in a prospectus supplement, the depositor or the seller and the trustee for a series of securities will enter into a deposit agreement with the entity specified in such prospectus supplement on or before the sale of that series of securities. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account, the distribution account or in any reserve fund would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The trustee would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

          The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Issuing Entity Assets included in the related issuing entity. The original terms to maturity of the underlying mortgage loans of the Issuing Entity Assets in a given mortgage pool will vary depending upon the type of mortgage loans included in it, and each prospectus supplement will contain information about the type and maturities of the loans in the related pool or securing Mortgage-Backed Securities. The applicable prospectus supplement may indicate that some mortgage loans provide for prepayment charges or limit prepayments thereof, but if it does not, then the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the underlying mortgage loans of the Issuing Entity Assets will affect the weighted average lives of the related securities.

          The rate of prepayment on the mortgage loans cannot be predicted. Closed-end second-lien loans, home equity line of credit loans and home improvement contracts have been originated in significant volume only during


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

the past few years and, with respect to any such loans originated by an affiliate thereof, the depositor is not aware of any publicly available studies or statistics on the respective prepayment rates of such loans. Generally, borrowers do not view closed-end second-lien loans, home equity line of credit loans and home improvement contracts as permanent financing. Accordingly, those loans may experience a higher prepayment rate than traditional first-lien mortgage loans. On the other hand, because home equity line of credit loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause principal payment rates to be similar to, or lower than, the rates associated with traditional fully-amortizing first-lien mortgage loans.

          A number of factors may affect the prepayment experience of the mortgage loans, including general economic conditions, prevailing interest rates, the availability of alternative financing, homeowner mobility and the frequency and amount of future draws on any home equity lines of credit. Other factors that might affect the prepayment rate of closed-end second-lien loans, home equity line of credit loans or home improvement contracts include the amount of, and interest rates on, the related senior loans, and the fact that subordinate loans are generally used for shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer goods such as automobiles. In addition, any future limitations on borrowers' right to deduct interest payments on closed-end second-lien loans, home equity line of credit loans or any other type of mortgage loan for federal income tax purposes may further increase the rate of prepayments of the mortgage loans. The enforcement of a due-on-sale provision (described below) will have the same effect as a prepayment of the related loan. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses." If you buy securities in the secondary market at a price other than par, your yield may vary from the yield you anticipated if the prepayment rate on the loans is different from the rate you anticipated when you bought the securities.

          Collections on home equity line of credit loans may vary because, among other things, borrowers may:

          o make payments as low as the minimum monthly payment for any month,

          o make payments consisting only of the interest, fees and charges for a given month during the interest-only period for certain home equity line of credit loans (and, in more limited circumstances, in the case of closed-end second-lien loans for which an interest-only payment option has been selected), or

          o make payments as high as the entire outstanding principal balance plus accrued interest, fees and charges on that mortgage loan.

          In addition, borrowers may fail to make the required periodic payments. Collections on the mortgage loans also may vary due to seasonal purchasing and borrowers' payment habits.

          The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers by the mortgagor of the underlying Property. Mortgage loans insured by the FHA and mortgage loans partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those mortgage loans may be lower than that on conventional mortgage loans bearing comparable interest rates. The servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law. However, the servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements--Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each agreement and certain legal developments that may affect the prepayment experience on the mortgage loans.

          The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the


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mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

          When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Thus, in most instances, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to securityholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid in the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in the month. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. Unless the related prospectus supplement provides otherwise, neither full nor partial prepayments will be passed through or paid until the month following receipt.

          Even if the Properties underlying the mortgage loans held in the issuing entity or securing Mortgage-Backed Securities provide adequate security for the mortgage loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. In addition, in some states, if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. If a borrower defaults, these restrictions may impede the servicer's ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including payments to senior lienholders, legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

          Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is a smaller percentage of the outstanding principal balance of the small loan than it is for the defaulted loan with a large remaining principal balance.

          State laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the particular law and the specific facts involved, violations may limit the ability of the servicer to collect all or part of the principal or interest on the underlying loans held in the issuing entity or securing Mortgage-Backed Securities. In some cases, the borrower may even be entitled to a refund of amounts previously paid. In addition, damages and administrative sanctions could be imposed on the servicer.

          If the rate at which interest is passed through or paid to securityholders is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yields on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because although interest will accrue on each loan from the first day of the month (unless the related prospectus supplement provides otherwise), the interest will not be distributed until the month following the month of accrual. In the case of securities backed by Mortgage-Backed Securities, the interest accrued on loans securing such Mortgage-Backed Securities will generally not be distributed until several months following the month of accrual on such underlying mortgage loans.

          Under specified circumstances, the servicer or the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of an issuing entity thereby effecting earlier retirement of the related series of securities. See "The Agreements--Termination; Optional Termination."

          Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Issuing Entity Assets at any time or over the lives of the securities.

          The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including principal prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

PREPAYMENT STANDARDS OR MODELS

          Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related issuing entity are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

          We can give no assurance that prepayment of the loans or underlying loans, as applicable, included in the related issuing entity will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

YIELD

          The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

          The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                 THE AGREEMENTS

          The following is a discussion of the material provisions of each agreement that are not described elsewhere in this prospectus. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the related agreement.

ASSIGNMENT OF ISSUING ENTITY ASSETS

          Assignment of the Mortgage Loans. At the time of issuance of the securities of a series, the depositor will cause the mortgage loans comprising the related issuing entity to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and other specified information.

          In addition, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) for each mortgage loan

          o the mortgage note endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

          o the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office or some other arrangement will be provided for),

          o an assignment of the mortgage to the trustee in recordable form and

          o any other security documents specified in the related prospectus supplement or the related agreement, including security documents relating to any senior interests in the property.

The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which in the opinion of counsel recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

          With respect to any mortgage loans that are cooperative loans, the depositor will cause to be delivered to the trustee

          o the related original cooperative note endorsed without recourse in blank or to the order of the trustee (or, to the extent the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, so provides, a lost note affidavit),

          o    the original security agreement,

          o    the proprietary lease or occupancy agreement,

          o    the recognition agreement,

          o    an executed financing agreement and

          o the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

          The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

          For any loans that are closed-end second-lien loans or home equity line of credit loans, the applicable prospectus supplement will specify whether the documents relating to those loans will have to be delivered to the trustee (or a custodian) and whether assignments of the related mortgage to the trustee will be recorded. If documents need not be delivered, the servicer will retain them.

          For any home improvement contracts, the applicable prospectus supplement will specify whether the documents relating to those contracts will have to be delivered to the trustee (or a custodian). However, unless specified in the related prospectus supplement, the depositor will not deliver to the trustee the original mortgage securing a home improvement contract. In order to give notice of the right, title and interest of securityholders to the home improvement contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller, identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Unless otherwise specified in the related prospectus supplement, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser takes physical possession of the home improvement contracts without notice of the assignment, the securityholders' interest in the home improvement contracts could be defeated. See "Certain Legal Aspects of the Loans-The Home Improvement Contracts."

          The trustee (or the custodian) will review the loan documents after receiving them, within the time period specified in the related prospectus supplement, and will hold the documents in trust for the benefit of the securityholders. Generally, if a document is found to be missing or defective in any material respect, the trustee (or


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custodian) will notify the servicer and the depositor, and the servicer will notify the related seller. If, after receiving notice, the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement, and such omission or defect materially and adversely affects the interests of the securityholders in the related mortgage loan, it will be obligated to:

          o purchase the related mortgage loan from the issuing entity at the Purchase Price or,

          o if specified in the related prospectus supplement, replace the mortgage loan with another mortgage loan that meets specified requirements.

          There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the servicer may be obligated to enforce the seller's obligation, the servicer will not be obligated to purchase or replace the loan if the seller defaults on its obligation (nor will the servicer otherwise be obligated to purchase or replace any loan for any other reason). See "Loan Program-Representations by Sellers; Repurchases" in this prospectus. The applicable prospectus supplement may provide other remedies, but if it does not, then this obligation of the seller constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

          Notwithstanding the repurchase obligations described above, no purchase or substitution of a loan will be made with respect to an issuing entity for which a REMIC election is to be made if the purchase or substitution would result in a prohibited transaction tax under the Code (unless the servicer or a holder of the related residual certificate otherwise pays that tax from its own funds). See "Loan Program-Representations by Sellers; Repurchases."

          The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

          Notwithstanding these provisions, unless the related prospectus supplement otherwise provides, no mortgage loan will be purchased from an issuing entity for which a REMIC election is to be made if the purchase would result in a prohibited transaction tax under the Code.

          Although the depositor has expressed in the agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates) a security interest in the loans. This security interest is intended to protect the interests of the securityholders if a bankruptcy court were to characterize the depositor's transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under "Risk Factors - Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Securities." In the event that a bankruptcy court were to characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the loans in which the depositor granted a security interest to the trustee. The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

          Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

          Assignment of Private Mortgage-Backed Securities. The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Issuing Entity--Private Mortgage-Backed Securities." Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Private Mortgage-Backed Security conveyed to the trustee.


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

PAYMENTS ON ISSUING ENTITY ASSETS; DEPOSITS TO SECURITY ACCOUNT

          The servicer will establish and maintain or cause to be established and maintained for the related issuing entity a separate account or accounts for the collection of payments on the related Issuing Entity Assets in the issuing entity (the "SECURITY ACCOUNT"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, then the Security Account must be one of the following:

          o maintained with a depository institution the short-term unsecured debt obligations of which are rated in the highest short-term rating category by the nationally recognized statistical rating organizations that rated one or more classes of the related series of securities at the request of the depositor, or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of the holding company are so rated,

          o an account or accounts the deposits in which are insured by the FDIC or SAIF to the limits established by the FDIC or the SAIF, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained,

          o a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or

          o an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of securities at the request of the depositor.

          The collateral eligible to secure amounts in the Security Account is limited to defined permitted investments. A Security Account may be maintained as an interest bearing account or the funds held in it may be invested pending each succeeding distribution date in defined permitted investments. To the extent provided in the related prospectus supplement, the servicer or its designee will be entitled to receive the interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the servicer or with a depository institution that is an affiliate of the servicer, provided it meets the standards set forth above.

          Unless otherwise indicated in the applicable prospectus supplement, the servicer will deposit or cause to be deposited in the Security Account for each issuing entity on a daily basis, to the extent applicable and unless the related prospectus supplement provides for a different deposit arrangement, the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest specified in the related prospectus supplement):

          o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment charges, on the mortgage loans;

          o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

          o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("INSURED EXPENSES") incurred, and unreimbursed advances made, by the servicer) of the hazard insurance policies and any primary mortgage insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the servicer's normal servicing procedures and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;


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

          o all proceeds of any mortgage loan or property in respect thereof purchased by the servicer, the depositor or any seller as described under "Mortgage Loan Program--Representations by Sellers; Repurchases" or "The Agreements--Assignment of Issuing Entity Assets" above and all proceeds of any mortgage loan repurchased as described under "The Agreements--Termination; Optional Termination";

          o all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance";

          o any amount required to be deposited by the servicer in connection with losses realized on investments for the benefit of the servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the servicer in connection with prepayment interest shortfalls; and

          o all other amounts required to be deposited in the Security Account pursuant to the pooling and servicing agreement.

          Unless otherwise specified in the related prospectus supplement, the servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

          o to pay to the servicer the servicing fees described in the related prospectus supplement, the servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

          o to reimburse the servicer for advances, the right of reimbursement with respect to any mortgage loan being limited to amounts received that represent late recoveries of payments of principal and interest on the mortgage loan (or insurance proceeds or liquidation proceeds from the mortgage loan) with respect to which the advance was made;

          o to reimburse the servicer for any advances previously made that the servicer has determined to be nonrecoverable;

          o to reimburse the servicer from insurance proceeds not used to restore the property for expenses incurred by the servicer and covered by the related insurance policies;

          o to reimburse the servicer for (a) unpaid servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made and (b) unreimbursed out-of-costs and expenses incurred for which such advances are not recoverable from the borrower under applicable law;

          o to pay to the servicer, with respect to each mortgage loan or property acquired in respect thereof that has been purchased by the servicer pursuant to the pooling and servicing agreement, all amounts received on them and not taken into account in determining the principal balance of the repurchased mortgage loan;

          o to reimburse the servicer, the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the related agreement;

          o    to pay any lender-paid primary mortgage insurance premium;

          o to withdraw any amount deposited in the Security Account that was not required to be deposited in it; and

          o to clear and terminate the Security Account upon termination of the related agreement.


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

          In addition, the related prospectus supplement will generally provide that on or before the business day preceding each distribution date, the servicer shall withdraw from the Security Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

          Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants' attestation, there is no independent verification of the transaction accounts or the transaction activity. The servicer is required to provide an annual certification to the effect that the servicer has fulfilled its obligations under the related agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants' attestation as to its compliance with applicable servicing criteria. See "- Evidence as to Compliance."

PRE-FUNDING ACCOUNT

          If specified in the related prospectus supplement, the servicer will establish and maintain a pre-funding account, in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit the pre-funded amount in cash on the related closing date. The pre-funding account will be maintained with the trustee for the related series of securities and is designed solely to hold funds that the trustee will use during the funding period to pay the purchase price for subsequent loans to the depositor. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. The pre-funded amount will not exceed 50% of the offering proceeds of the certificates and notes of the related series. The applicable trustee will use the pre-funded amount to purchase subsequent loans from the depositor from time to time during the funding period. Each funding period will begin on the related closing date and will end on the date specified in the related prospectus supplement (or at the latest, one year after the related closing date). Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Investment earnings on funds in a pre-funding account will be deposited into the related Security Account or other trust account specified in the related prospectus supplement. Any investment losses will be charged against the funds on deposit in the pre-funding account. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

          In addition, if provided in the related prospectus supplement, on the closing date for the related series, the depositor will deposit in an account (the "CAPITALIZED INTEREST ACCOUNT") cash in an amount needed to cover shortfalls in interest on the related series of securities that may arise by using the pre-funding account as described above. The Capitalized Interest Account will be maintained with the trustee for the related series of securities and is designed solely to cover those interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. If the entire amount on deposit in a Capitalized Interest Account has not been used to cover shortfalls in interest on the related series of securities by the end of the related funding period, any amounts remaining in that Capitalized Interest Account will be paid to the depositor.

COLLECTION PROCEDURES

          The servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with each pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for mortgage loans that are comparable to the mortgage loans.

          Consistent with the above and pursuant to the authority granted to the servicer in the related agreement, the servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a mortgage loan and arrange with a mortgagor a schedule for the liquidation of delinquencies to the extent not inconsistent with the coverage of the mortgage loan by a mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, if applicable. To the extent the servicer is obligated to make or to cause to be made advances, the obligation will remain during any period of such an arrangement. Notwithstanding the foregoing, in connection with a defaulted mortgage loan, the servicer, consistent with the standards set forth in the pooling and servicing agreement, sale and servicing agreement


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

or servicing agreement, as applicable, may waive, modify or vary any term of that mortgage loan (including modifications that change the mortgage rate, forgive the payment of principal or interest or extend the final maturity date of that mortgage loan), accept payment from the related mortgagor of an amount less than the stated principal balance in final satisfaction of that mortgage loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any mortgagor if in the servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the securityholders (taking into account any estimated loss that might result absent such action).

          The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clauses, but if it does not, then in any case in which property securing a conventional mortgage loan has been, or is about to be, conveyed by the mortgagor, the servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and the exercise will not impair or threaten to impair any recovery under any related primary mortgage insurance policy. If these conditions are not met or if the servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the mortgage loan is insured by the FHA or partially guaranteed by the VA, the servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the mortgage loan and, to the extent permitted by applicable law, the mortgagor also remains liable on it. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses." The terms of the related mortgage loan may not be changed in connection with an assumption.

          Any prospective purchaser of a cooperative apartment will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the issuing entity's ability to sell and realize the value of shares securing a cooperative loan.

          In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

THE SURETY PROVIDER

          The related prospectus supplement may provide that a surety provider will irrevocably and unconditionally guarantee payment to, or at the direction of, the related trustee for the benefit of the related investor of that portion of any guaranteed interest or principal payments or any other covered amounts due and payable pursuant to the terms of the related pooling and servicing agreement, sale and servicing agreement, servicing agreement or sale agreement, as applicable, and unpaid by reason of nonpayment (as defined in the applicable policies).


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

HAZARD INSURANCE

          The related prospectus supplement may provide otherwise, but the servicer will generally require the mortgagor on each mortgage loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. The coverage will be in an amount that is at least equal to the lesser of

          o the maximum insurable value of the improvements securing the mortgage loan or

          o    the greater of

               o    the outstanding principal balance of the mortgage loan and

               o an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

All amounts collected by the servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor in accordance with the servicer's normal servicing procedures) will be deposited in the related Security Account. If the servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of an issuing entity, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the servicer will be required to deposit from its own funds into the related Security Account the amounts that would have been deposited therein but for the clause.

          In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by the respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the Property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the servicer will require the mortgagor to obtain and maintain flood insurance.

          The hazard insurance policies covering properties securing the mortgage loans typically contain a clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on them decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement--Special Hazard Insurance Policies" and "Credit Enhancements--Insurance--Special Hazard Insurance Policy" in the related prospectus supplement.

          The servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

          Primary Mortgage Insurance Policies. The servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage insurance policy with regard to each mortgage loan for which coverage is required. The servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

          Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related primary mortgage insurance policy, claim payments previously made by the primary insurer and unpaid premiums.

          Primary mortgage insurance policies reimburse certain losses sustained from defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan; failure to construct the Property subject to the mortgage loan in accordance with specified plans; and physical damage to the Property.

          Recoveries Under A Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan, the insured will be required to

          o    advance or discharge

               o    all hazard insurance policy premiums and

               o as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, Property sales expenses, any specified outstanding liens on the mortgaged property and foreclosure costs, including court costs and reasonable attorneys' fees;

          o upon any physical loss or damage to the Property, have the Property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

          o tender to the primary insurer good and merchantable title to and possession of the Property.

          The servicer, on behalf of itself, the trustee and the securityholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans. As set forth above, all collections by or on behalf of the servicer under any primary mortgage insurance policy and, when the Property has not been restored, the hazard insurance policy, are to be deposited in the Security Account, subject to withdrawal as heretofore described.

          If the Property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the related primary mortgage insurance policy, if any, the servicer is not required to expend its own funds to restore the damaged Property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

          If recovery on a defaulted mortgage loan under any related primary mortgage insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted mortgage loan is not covered by a primary mortgage insurance policy, the servicer will be obligated to follow or cause to be followed the normal practices and procedures that it deems appropriate to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the Property securing the defaulted mortgage loan are less than the principal balance of the mortgage loan plus interest accrued on it that is payable to securityholders, the issuing entity will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the servicer in connection with the proceedings that are reimbursable under the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable. In the unlikely event that the proceedings result in a total recovery which is, after reimbursement to the servicer of its expenses, in excess of the principal balance of the mortgage loan plus interest accrued on it that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the mortgage loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

          If the servicer or its designee recovers insurance proceeds not used to restore the property which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the servicer, exceed the principal balance of a mortgage loan plus interest accrued thereon that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the mortgage loan. If the servicer has expended its own funds to restore the damaged Property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the issuing entity may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the servicer, no insurance payment or recovery will result in a recovery to the issuing entity that exceeds the principal balance of the defaulted mortgage loan together with accrued interest on it. See "Credit Enhancement" in this prospectus and in the related prospectus supplement.

          FHA Insurance; VA Guaranties. Mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States National Housing Act of 1934 of 1937, as amended. Those mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

          The insurance premiums for mortgage loans insured by the FHA are collected by lenders approved by the HUD or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts


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due under the mortgage loan (which payments are to be repaid by the mortgagor to
HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan and HUD must have rejected any request for relief from the mortgagor before the servicer may initiate foreclosure proceedings.

          HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the mortgage loan upon default for an amount equal to the principal amount of the debenture.

          The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

          Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no mortgage loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the mortgage loan.

          The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

          With respect to a defaulted VA guaranteed mortgage loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the Property.

          The amount payable under the guaranty will be the percentage of the VA-insured mortgage loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the Property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

          Application of Liquidation Proceeds. Unless the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, provides for a different application of liquidation proceeds, the proceeds from any liquidation of a mortgage loan will be applied in the following order of priority:

               first, to reimburse the servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the servicer with respect to the mortgage loan;


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

               second, to reimburse the servicer for any unreimbursed advances with respect to the mortgage loan;

               third, to accrued and unpaid interest (to the extent no advance has been made for the amount) on the mortgage loan; and

               fourth, as a recovery of principal of the mortgage loan.

Unless otherwise specified in the related prospectus supplement, excess proceeds from the liquidation of a mortgage loan will be retained by the servicer as additional servicing compensation.

          If specified in the related prospectus supplement, if a final liquidation of a mortgage loan resulted in a realized loss and thereafter the servicer receives a recovery specifically related to that mortgage loan, such recovery (net of any reimbursable expenses) shall be distributed to the securityholders in the same manner as prepayments received in the prior calendar month, to the extent that the related realized loss was allocated to any class of securities. In addition, the Class Security Balance of each class of securities to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of securities. However, the Class Security Balance of each such class of securities will not be increased by more than the amount of realized losses previously applied to reduce the Class Security Balance of each such class of securities. Holders of securities whose Class Security Balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the Class Security Balance of a class of securities was previously reduced to zero. Accordingly, each class of securities will be considered to remain outstanding until the termination of the related trust.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          The principal servicing compensation to be paid to the servicer in respect of its servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each mortgage loan, and the compensation will be retained by it from collections of interest on the mortgage loan in the related issuing entity. As compensation for its servicing duties, the servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally the servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related prospectus supplement).

          The servicer will, to the extent provided in the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, pay or cause to be paid certain ongoing expenses associated with each issuing entity and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the security registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of the servicer and the seller. In addition, as indicated in the preceding section, the servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received (a "LIQUIDATED MORTGAGE"), and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of securityholders to receive any related liquidation proceeds (including insurance proceeds).

EVIDENCE AS TO COMPLIANCE

          Each agreement will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the servicer to the effect that the servicer has fulfilled its obligations under the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, throughout the preceding year.

          Each pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, will also provide for delivery to the depositor, the servicer and the trustee, on or before a specified date in each year,


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of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Issuing Entity Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

               o    general servicing considerations;

               o    cash collection and administration;

               o    investor remittances and reporting; and

               o    pool asset administration.

          Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board.

          Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants' statement (if any) may be obtained by securityholders of the related series without charge upon written request to the servicer at the address set forth in the related prospectus supplement.

LIST OF SECURITYHOLDERS

          Each agreement will provide that three or more holders of securities of any series may, by written request to the trustee, obtain access to the list of all securityholders maintained by the trustee for the purpose of communicating with other securityholders with respect to their rights under the applicable agreement and the securities.

CERTAIN MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

          The servicer under each pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, will be named in the related prospectus supplement. The entity serving as servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.

          Each agreement will provide that the servicer may not resign from its obligations and duties under the agreement except

          o upon appointment of a successor servicer and receipt by the trustee of a letter from each rating agency rating the related transaction that such a resignation and appointment will not result in a downgrading of the rating of any of the securities of the related series, or

          o upon a determination that the performance by it of its duties under the agreement is no longer permissible under applicable law.

No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement.

          Each agreement will further provide that neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be under any liability to the related issuing entity or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the applicable agreement, or for errors in judgment. However, neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be protected against any liability that would


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otherwise be imposed for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, or for reckless disregard of obligations and duties under the applicable agreement. Each agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of the servicer or the depositor will be entitled to indemnification by the related issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific Mortgage Asset or Issuing Entity Assets (except any loss, liability or expense otherwise reimbursable pursuant to the related agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or negligence in the performance of duties under the related agreement or for reckless disregard of obligations and duties under the related agreement. In addition, each agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under that agreement and that in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any action that it deems appropriate with respect to that agreement and the rights and duties of the parties to the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, and the interests of the securityholders under that agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the issuing entity, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to securityholders.

          Any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of any series that have been rated.

EVENTS OF DEFAULT

          Pooling and Servicing Agreement; Sale and Servicing Agreement; Servicing Agreement. The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each agreement will consist of

          o any failure by the servicer to deposit in the Security Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer and the trustee by the holders of securities having not less than 25% of the voting rights evidenced by the securities;

          o any failure by the servicer to make an advance as required under the agreement, unless cured as specified therein;

          o any failure by the servicer to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, which failure materially affects the rights of securityholders that continues unremedied for sixty days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer and the trustee by the holders of securities of any class evidencing not less than 25% of the voting rights evidenced by the securities; and

          o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the servicer indicating its insolvency, reorganization or inability to pay its obligations.

          Unless otherwise provided in the related prospectus supplement, so long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 66 2/3% of the aggregate percentage interests constituting such class and under other circumstances specified in the agreement, the trustee will terminate all of the rights and obligations of the servicer under the agreement relating to the issuing entity and in and to the related Issuing Entity Assets, upon which the


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trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the servicer has received notice of termination, the trustee may execute and deliver, on behalf of the servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the servicer, including the transfer and endorsement or assignment of the loans and related documents. The servicer has agreed to cooperate with the trustee in effecting the termination of the servicer, including the transfer to the trustee of all cash amounts which shall at the time be credited to the Security Account, or thereafter be received with respect to the loans. No additional funds have been reserved to pay for any expenses not paid by the servicer in connection with a servicing transfer.

          If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution with a net worth of a least $15,000,000 to act as successor to the servicer under the agreement. Pending any appointment, the trustee is obligated to act as servicer. The trustee and any successor to the servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the agreement.

          Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class evidencing not less than 66 2/3% of the aggregate percentage interest constituting such class have made a written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

          If specified in the related prospectus supplement, the agreement will permit the trustee to sell the Issuing Entity Assets and the other assets of the issuing entity described under "Credit Enhancement" if payments on them are insufficient to make payments required in the agreement. The assets of the issuing entity will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

          Indenture. The applicable prospectus supplement may provide for other events of default, but if it does not, then the events of default under each indenture will consist of:

          o a default in the payment of any principal of or interest on any note of any series which continues unremedied for a specified number of days after the written notice of the default is given as specified in the related prospectus supplement;

          o failure to perform in any material respect any other covenant of the depositor or the issuing entity in the indenture which continues for a specified number of days after notice is given in accordance with the procedures described in the related prospectus supplement;

          o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuing entity; or

          o any other event of default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

          If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the notes of such series.


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          If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of such series for a specified number of days, unless

          o the holders of 100% of the percentage interests of the notes of such series consent to the sale,

          o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or

          o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of such series.

          If specified in the related prospectus supplement, other parties, such as a credit enhancement provider, may have certain rights with respect to remedies upon an Event of Default that may limit the rights of the related securityholders.

          If the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of such an event of default.

          Except as otherwise specified in the related prospectus supplement, if the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

          Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to them, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected by that default. If provided in the related prospectus supplement, the priority of payments payable on the notes may change following and event of default.

AMENDMENT

          The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each agreement may be amended by the depositor, the servicer and the trustee, without the consent of any of the securityholders,


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               (a) to cure any ambiguity or mistake;

               (b) to correct any defective provision in the agreement or to supplement any provision in the agreement that may be inconsistent with any other provision in it;

               (c) to conform the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, to the final prospectus supplement provided to investors in accordance with the initial offering of the securities;

               (d) to add to the duties of the depositor, the seller or the servicer;

               (e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, to comply with any rules or regulations promulgated by the SEC from time to time;

               (f) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable; or

               (g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable.

However, no action pursuant to clauses (e), (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securityholder. But no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the securities.

          In addition, the related agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related issuing entity as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the issuing entity, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful ensure the proper operation of the master REMIC, to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

          The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may also be amended by the depositor, the servicer and the trustee with the consent of holders of securities of the series evidencing a majority in interest of each class adversely affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities. However, no amendment may

               (a) reduce in any manner the amount of, or delay the timing of, payments received on Issuing Entity Assets that are required to be distributed on any security without the consent of the holder of the security,

               (b) amend, modify, add to, rescind or alter in any respect the provisions of the agreement restricting the issuing entity from engaging in any activity that would disqualify the issuing entity from being a qualifying special purpose entity under generally accepted accounting principles without the consent of the holders of securities evidencing percentage interests aggregating 66 2/3% (provided however that no securities held by the seller, the depositor or any affiliate shall be given effect for the purpose of such calculation), or

               (c) reduce the aforesaid percentage of securities of any class of holders that is required to consent to the amendment without the consent of the holders of all securities of the class covered by the agreement then outstanding.

If a REMIC election is made with respect to an issuing entity, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the


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amendment will not cause the issuing entity to fail to qualify as a REMIC. If so described in the related prospectus supplement, an amendment of an agreement may require the consent of persons that are not party to the agreement, such as a credit enhancement provider.

TERMINATION; OPTIONAL TERMINATION

          Pooling and Servicing Agreement, Sale and Servicing Agreement or Servicing Agreement. Generally, the obligations created by each agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the servicer and required to be paid to them pursuant to the agreement following the later of

          o the final payment or other liquidation of the last of the Issuing Entity Assets subject to it or the disposition of all property acquired upon foreclosure of the Issuing Entity Assets remaining in the issuing entity and

          o the purchase by the servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement), from the related issuing entity of all of the remaining Issuing Entity Assets and all property acquired in respect of the Issuing Entity Assets.

          Any purchase of Issuing Entity Assets and property acquired in respect of Issuing Entity Assets evidenced by a series of securities will be made at the option of the servicer or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of that right will effect early retirement of the securities of that series, but the right of the servicer or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Issuing Entity Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Issuing Entity Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to an issuing entity, any repurchase pursuant to the second bulleted item above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Code Section 860F(a)(4).

          Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

          In addition to such discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related issuing entity will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of them in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the last scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the indenture and the notes of such series. In the event of any defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

          The applicable prospectus supplement for a series of notes may also provide that when the principal balance of such notes is reduced to a specified percentage of the original principal balance as of the cut-off date, the depositor, the indenture trustee or the holder of a call right may, at its option, redeem one or more classes of notes at a price equal to 100% of the outstanding principal balance of the notes plus accrued interest thereon plus the amount due and owing to the surety provider, if any. Such redemption will have the same effect as a prepayment on the notes.


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THE TRUSTEE

          The trustee under each agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the servicer and any of their respective affiliates.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

          The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated. If more than ten percent (by principal balance) of the mortgage loans in the issuing entity for any series are located in a single state, the prospectus, as supplemented by the related prospectus supplement, will disclose all material legal matters relating to the mortgage loans in that state.

GENERAL

          The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. Mortgages are used in New York instead of deeds of trust. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not before the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the Property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

          Cooperatives. Certain of the mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of an issuing entity including cooperative loans, the collateral securing the cooperative loans.


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          The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE AND REPOSSESSION

          Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months, but can take longer if the borrower seeks bankruptcy protection or other events intervene.

          In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, that a lender can recover.

          Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are sometimes not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

          Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the


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property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

          Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower. When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages; Rights of Senior Mortgagees" below.

          Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if an obligor fails to make payments or defaults in the performance of covenants required under it. Typically, the lender and the cooperative enter into a recognition agreement, which establishes the rights and obligations of both parties upon a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

          The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on it.

          Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

          In some states, such as New York, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

          Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds


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remaining, the lender must account to the tenant-stockholder for the surplus.
Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders."

          In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

RIGHTS OF REDEMPTION

          In some states after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In New York, the borrower may not redeem the property after a foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

          Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California and New York, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

          Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, such as New York, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of these states, following judgment on a personal action, the lender may be considered to have elected a remedy and may be precluded from exercising other remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

          In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, upon waste of the property.

          In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a Property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.


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          The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

          Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL RISKS

          Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien against the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage on the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

          Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "potentially responsible parties," including "owners" or "operators." However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "SECURED CREDITOR EXEMPTION") but without "participating in the management" of the property. Thus, if a lender's activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

          Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act ("ASSET CONSERVATION ACT"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include merely having the capacity to influence, or unexercised right to control operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) "the overall management of the facility encompassing day-to-day decision-making with respect to environmental compliance" or (ii) "over all or substantially all of the operational functions" of the property other than environmental compliance.

          If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other "potentially responsible parties," including a previous owner or operator, who created the environmental hazard and who has not settled its liability with the government, but those


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persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to securityholders.

          CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by "participating in the management" of the tank or tank system if the lender either: (a) "exercises decisionmaking control over the operational" aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

          While the "owner" or "operator" of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from "owners" or "operators" of that property for personal injury or property damage. Environmental regulatory requirements for property "owners" or "operators," or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

          In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the mortgaged properties was conducted.

DUE-ON-SALE CLAUSES

          Generally, each conventional mortgage loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "GARN-ST GERMAIN ACT"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

          Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed on many of the mortgage loans. The absence of this restraint on


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prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts.

APPLICABILITY OF USURY LAWS

          Title V of the depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("TITLE V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges, or both.

SERVICEMEMBERS CIVIL RELIEF ACT

          Generally, under the terms of the Servicemembers Civil Relief Act or similar state and local laws (the "RELIEF ACT"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on some of the mortgage loans. Unless the applicable prospectus supplement provides a special feature for a particular issuing entity, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the securities. In addition, the Relief Act imposes limitations which would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following discussion is the opinion of Sidley Austin LLP, Heller Ehrman LLP, Mayer, Brown, Rowe & Maw LLP or Thacher Proffitt & Wood LLP, counsel to the depositor, as to the material federal income tax consequences of the purchase, ownership, and disposition of securities. The opinion of the applicable law firm is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change either prospectively or retroactively. The following discussion does not describe aspects of federal tax law that are unique to insurance companies, securities dealers and investors who hold securities as part of a straddle within the meaning of Section 1092 of the Code. Prospective investors are encouraged to consult their tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of securities.

GENERAL

          The federal income tax consequences to Holders will vary depending on whether

o    the securities of a series are classified as indebtedness;

o an election is made to treat the issuing entity relating to a particular series of securities as a real estate mortgage investment conduit ("REMIC") under the Code;

o the securities represent an ownership interest in some or all of the assets included in the issuing entity for a series; or

o an election is made to treat the issuing entity relating to a particular series of certificates as a partnership.


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

          The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series. The depositor will file with the SEC a Form 8-K on behalf of the related issuing entity containing an opinion of Tax Counsel with respect to the validity of the information set forth under "Material Federal Income Tax Consequences" herein and in the related prospectus supplement.

          Debt Securities. For purposes of the discussion that follows, securities characterized as debt for federal income tax purposes and securities representing REMIC regular interests ("REGULAR INTEREST SECURITIES") will be referred to hereinafter collectively as "DEBT SECURITIES."

TAXATION OF DEBT SECURITIES

          Original Issue Discount and Premium. The Debt Securities may be issued with OID. Generally, OID, if any, will equal the difference between the "stated redemption price at maturity" of a Debt Security and its "issue price." Holders of any class of securities issued with OID will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. Holders of Debt Securities (the "DEBT SECURITYHOLDERS") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

          Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Debt Securities and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the Debt Securities. The prospectus supplement for each series of Debt Securities will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Debt Securities will prepay at the Prepayment Assumption or at any other rate.

          Regulations governing the calculation of OID on instruments having contingent interest payments (the "CONTINGENT REGULATIONS") specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the Debt Securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). The trustee intends to base its computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), we can give no assurance that this methodology represents the correct manner of calculating OID.

          In general, each Debt Security will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its issue price. The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Debt Security also includes the amount paid by an initial securityholder for accrued interest that relates to a period before the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest that constitute "qualified stated interest." Qualified stated interest generally means interest unconditionally payable at intervals of one year or less at a single fixed rate or qualified variable rate (as described below) during the entire term of the Debt Security. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the Debt Securities includes all distributions of interest as well as principal thereon.

          Where the interval between the issue date and the first distribution date on a Debt Security is longer than the interval between subsequent distribution dates, the greater of any original issue discount disregarding the rate in the first period and any interest foregone during the first period is treated as the amount by which the stated redemption price of the security exceeds its issue price for purposes of the de minimis rule described below. The


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OID Regulations suggest that all or a portion of the interest on a long first period Debt Security that is issued with non-de minimis OID will be treated as OID. Where the interval between the issue date and the first distribution date on a Debt Security is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the securities' stated redemption price at maturity. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security. Additionally, it is possible that the IRS could assert that the stated pass-through rate of interest on the Debt Securities is not unconditionally payable because late payments or nonpayments on the mortgage loans are not penalized nor are there reasonable remedies in place to compel payment on the mortgage loans. That position, if successful, would require all holders of Debt Securities to accrue income on the securities under the OID Regulations.

          Under the de minimis rule, OID on a Debt Security will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Although currently unclear, it appears that the schedule of these distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Debt Security will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

          The prospectus supplement with respect to an issuing entity may provide for certain Debt Securities to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "SUPER-PREMIUM SECURITIES"). The income tax treatment of Super-Premium Securities is not entirely certain. For information reporting purposes, the issuing entity intends to take the position that the stated redemption price at maturity of Super-Premium Securities is the sum of all payments to be made on these Debt Securities determined under the Prepayment Assumption, with the result that these Debt Securities would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the Prepayment Assumption. As discussed above, the Contingent Regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6), such as the Debt Securities. However, if the Super-Premium Securities were treated as contingent payment obligations, it is unclear how holders of those securities would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of Super-Premium Securities should be limited to their principal amount (subject to the discussion under "--Accrued Interest Securities"), so that the Debt Securities would be considered for federal income tax purposes to be issued at a premium. If this position were to prevail, the rules described under "--Debt Securities --Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Security. It is possible that a holder of a Super-Premium Security may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to the Super-Premium Security. Absent further guidance, the trustee intends to treat the Super-Premium Securities as described in this prospectus.

          Under the REMIC Regulations, if the issue price of a Regular Interest Security (other than those based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such a Debt Security generally should not be treated as a Super-Premium Security and the rules described under "--Debt Securities--Premium" should apply. However, it is possible that Regular Interest Securities issued at a premium, even if the premium is less than 25% of the security's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under section 171 of the Code is made to amortize the premium.

          Generally, a Debt Securityholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a Debt Security for each day a securityholder holds the Debt Security, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day


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

in an accrual period the ratable portion of OID allocable to the accrual period. Accrual periods may be of any length and may vary in length over the term of the Debt Securities, provided that each accrual period is not longer than one year, begins or ends on a distribution date (except for the first accrual period which begins on the issue date) and begins on the day after the preceding accrual period ends. This will be done, in the case of each full accrual period, by

          o    adding

               o The present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Debt Securities as calculated under the Prepayment Assumption) of all remaining payments to be received on the Debt Securities under the Prepayment Assumption and

               o any payments included in the stated redemption price at maturity received during the same accrual period, and

          o subtracting from that total the adjusted issue price of the Debt Securities at the beginning of the same accrual period.

The adjusted issue price of a Debt Security at the beginning of the first accrual period is its issue price; the adjusted issue price of a Debt Security at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

          A subsequent purchaser of a Debt Security issued with OID who purchases the Debt Security at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Debt Security. In computing the daily portions of OID for a subsequent purchaser of a Debt Security (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by the holder for that Debt Security exceeds the following amount:

          o the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original Debt Securityholder (who purchased the Debt Security at its issue price), less

          o any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Debt Security for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

          Variable Rate Debt Securities. Debt Securities may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, the issue price does not exceed the original principal balance by more than a specified amount and the interest compounds or is payable at least annually at current values of certain objective rates matured by or based on lending rates for newly borrowed funds. An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. The variable interest generally will be qualified stated


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

interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

          The amount of OID with respect to a Debt Security bearing a variable rate of interest will accrue in the manner described under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the security. Appropriate adjustments are made for the actual variable rate.

          Although unclear at present, the depositor intends to treat Debt Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as variable rate securities. In such case, the weighted average rate used to compute the initial pass-through rate on the Debt Securities will be deemed to be the index in effect through the life of the Debt Securities. It is possible, however, that the IRS may treat some or all of the interest on Debt Securities with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. This treatment may effect the timing of income accruals on the Debt Securities. Additionally, if some or all of the mortgage loans are subject to "teaser rates" (i.e., the initial rates on the mortgage loans are less than subsequent rates on the mortgage loans) the interest paid on some or all of the Debt Securities may be subject to accrual using a constant yield method notwithstanding the fact that these securities may not have been issued with "true" non-de minimis original issue discount.

          Election to Treat All Interest as OID. The OID Regulations permit a securityholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for securities. If such an election were to be made with respect to a Debt Security with market discount, a securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the securityholder acquires during the year of the election or thereafter. Similarly, a securityholder that makes this election for a security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the securityholder owns or acquires. See "--Debt Securities --Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a security cannot be revoked without the consent of the IRS.

          Market Discount. A purchaser of a Debt Security may also be subject to the market discount provisions of sections 1276 through 1278 of the Code. Under these provisions and the OID Regulations, "MARKET DISCOUNT" equals the excess, if any, of a Debt Security's stated principal amount or, in the case of a Debt Security with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the Debt Security from an original holder) over the price for the Debt Security paid by the purchaser. A securityholder that purchases a Debt Security at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A securityholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the electing securityholder on or after the first day of the first taxable year to which the election applies.

          Market discount with respect to a Debt Security will be considered to be zero if the amount allocable to the Debt Security is less than 0.25% of the Debt Security's stated redemption price at maturity multiplied by the Debt Security's weighted average maturity remaining after the date of purchase. If market discount on a Debt Security is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Debt Security, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

          The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.


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

          The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Debt Securities issued with OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For Debt Securities issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Debt Securities) that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

          A holder of a Debt Security that acquires the Debt Security at a market discount also may be required to defer, until the maturity date of the Debt Security or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Debt Security in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Debt Security. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Debt Security for the days during the taxable year on which the holder held the Debt Security and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Security matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Debt Securityholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Debt Securityholder in that taxable year or thereafter.

          Premium. A purchaser of a Debt Security that purchases the Debt Security at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Debt Security at a premium and may elect to amortize the premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Debt Security for this purpose. The trustee intends to account for amortizable bond premium in the manner described in this prospectus. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Debt Securities without regard to whether the securities have
OID) will also apply in amortizing bond premium. The Code provides that amortizable bond premium will be allocated among the interest payments on the Debt Securities and will be applied as an offset against the interest payment. Prospective purchasers of the Debt Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

          Deferred Interest. Certain classes of Debt Securities will provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of Debt Securities will constitute income to the holders of the securities before the time distributions of cash with respect to the Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on the securities will constitute qualified stated interest or whether all or a portion of the interest payable on the securities must be included in the stated redemption price at maturity of the securities and accounted for as OID (which could accelerate the inclusion). Interest on Debt Securities must in any event be accounted for under an accrual method by the holders of the securities and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on the Debt Securities.

          Effects of Defaults and Delinquencies. Certain series of securities may contain one or more classes of subordinated securities, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated securities may instead be distributed on the senior securities. Subordinated securityholders nevertheless will be required to report income with respect to their securities under an accrual method without giving effect to delays and reductions in distributions on the subordinated securities attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated securityholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated security is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and characterization of any losses or reductions in income are uncertain, and, accordingly, subordinated securityholders are urged to consult their own tax advisors on this point.

          Sale, Exchange or Redemption. If a Debt Security is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Debt Security. The adjusted basis generally will equal the cost of the Debt Security to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Debt Security, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Debt Security will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Debt Security. A Debt Securityholder who receives a final payment that is less than the holder's adjusted basis in the Debt Security will generally recognize a loss. Any gain or loss will be capital gain or loss, provided that the Debt Security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code. Gain from the sale or other disposition of a Debt Security that might otherwise be capital gain will be treated as ordinary income (a) to the extent the gain constitutes market discount and (b) in the case of Regular Interest Securities, to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder s income with respect to the Debt Security had income accrued on it at a rate equal to 110% of the AFR as defined in section 1274(d) of the Code determined as of the date of purchase of the Regular Interest Security, over the amount actually includible in the holder's income. In addition, the Debt Securities will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a Debt Security by a bank or a thrift institution to which this section applies will be ordinary income or loss.

          The Debt Security information reports will include a statement of the adjusted issue price of the Debt Security at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Debt Securities. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

          Accrued Interest Securities. Certain of the Debt Securities ("PAYMENT LAG SECURITIES") may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends before each distribution date. The period between the Closing Date for Payment Lag Securities and their first distribution date may or may not exceed that interval. Purchasers of Payment Lag Securities for which the period between the Closing Date and the first distribution date does not exceed that interval could pay upon purchase of the Debt Securities accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a Debt Security is allocable to interest that has accrued before the issue date ("PRE-ISSUANCE ACCRUED INTEREST") and the Debt Security provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular v issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Debt Security. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Securities. Therefore, in the case of a Payment Lag Security, the issuing entity intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent the payments represent interest for the number of days that the securityholder has held the Payment Lag Security during the first accrual period.

          Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Securities.

          Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Securities that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year


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on account of the securities becoming wholly or partially worthless, and that, in general, holders of securities that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of the securities becoming wholly worthless. Although the matter is unclear, non-corporate holders of securities may be allowed a bad debt deduction at the time that the principal balance of a certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related issuing entity have been liquidated or the securities of the related series have been otherwise retired. Potential investors and Holders of the securities are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their securities, including any loss resulting from the failure to recover previously accrued interest or discount income.

          Subsequent Recoveries. The Class Security Balance of securities that have been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. See the discussion under the caption "The Agreements--Realization Upon Defaulted Mortgage Loans--Application of Liquidation Proceeds." An increase in a principal balance caused by a Subsequent Recovery should be treated by the securityholder as ordinary (or capital) income to the extent that the securityholder claimed an ordinary (or capital) deduction for any decrease in the principal balance caused by Realized Losses. Potential investors and Holders of the securities are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their securities as a result of Subsequent Recoveries. "SUBSEQUENT RECOVERIES" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss prior to the receipt of such recoveries.

          Non-U.S. Persons. A non-U.S. Person who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the securities on its own behalf other than in connection with a United States trade or business carried on by such non-U.S. Person will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a debt security, unless such non-U.S. Person is a direct or indirect 10% or greater shareholder of the issuing entity in a particular transaction, a controlled foreign corporation related to the issuing entity in a particular transaction or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the non-U.S. Person must follow the certification requirements set forth in the section identified as "Material Federal Income Tax Consequences--Status as a Grantor Trust--d. Non-U.S. Persons."

          Backup Withholding. Backup withholding of United States federal income tax may apply to payments made in respect of the securities to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. To qualify for the exemption from taxation, the non-U.S. Person must follow the certification requirements set forth in the section identified as "Material Federal Income Tax Consequences--Status as a Grantor Trust--d. Non-U.S. Persons."

          In addition, upon the sale of a security to (or through) a broker, the broker must report the sale and withhold on the entire purchase price, unless either (a) the broker determines that the seller is a corporation or other exempt recipient or (b) the seller certifies that such seller is a non-U.S. Person (and certain other conditions are met).

          Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

          Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

          Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

REMIC SECURITIES

          The issuing entity relating to a series of securities may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally


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subject to federal income tax (see, however "--Residual Certificates" and
"--Prohibited Transactions"), if an issuing entity with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described under "Residual Certificates," the Code provides that an issuing entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation, and the related securities (the "REMIC SECURITIES") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief upon an inadvertent termination of the status of an issuing entity as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for REMIC status are not satisfied. Assuming compliance with all provisions of the related pooling and servicing agreement or trust agreement, as applicable, each issuing entity that elects REMIC status will qualify as a REMIC, and the related securities will be considered to be regular interests ("REGULAR SECURITIES") or residual interests ("RESIDUAL CERTIFICATES") in the REMIC. The related prospectus supplement for each series of securities will indicate whether the issuing entity will make one or more REMIC elections and whether a class of securities will be treated as a regular or residual interest in the REMIC. With respect to each issuing entity for which a REMIC election is to be made, tax counsel will issue an opinion confirming the conclusions expressed above concerning the status of the issuing entity as a REMIC and the status of the securities as representing regular or residual interests in a REMIC.

          In general, with respect to each series of securities for which a REMIC election is made, securities held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and interest on securities held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of these Code sections, the securities will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC Securities will be considered to be real estate assets for purposes of Code Section 856(c).

          In some instances the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "--Non-REMIC Securities--Single Class of Securities." REMIC Securities held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Securities held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Securities held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

          A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications.

          Tiered REMIC Structures. For certain series of securities, two or more separate elections may be made to treat designated portions of the related issuing entity as separate REMICs (respectively, the "SUBSIDIARY REMIC" or "REMICS" and the "MASTER REMIC") for federal income tax purposes. Upon the issuance of such a series of securities, assuming compliance with all provisions of the related agreement, the Master REMIC as well as each Subsidiary REMIC will each qualify as a REMIC, and the REMIC Securities issued by the Master REMIC and each Subsidiary REMIC, respectively, will be considered to evidence ownership of Regular Securities or Residual Certificates in the related REMIC within the meaning of the REMIC provisions. With respect to each issuing entity for which more than one REMIC election is to be made, Sidley Austin LLP will issue an opinion confirming the conclusions expressed above concerning the status of the Master REMIC and each Subsidiary REMIC as a REMIC and the status of the securities as regular or residual interests in a REMIC.

          To the extent more than one REMIC election is made with respect to portions of an issuing entity, only the REMIC Securities issued by the Master REMIC will be offered under this prospectus. Solely for purposes of


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determining whether the REMIC Securities issued by an issuing entity will be
"real estate assets" within the meaning of Code Section 856(c)(4)(A); whether the REMIC Securities will be "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and whether the income on the securities is interest described in Code Section 856(c)(3)(B), all related Subsidiary REMICs and the Master REMIC will be treated as one REMIC.

     A.   REGULAR SECURITIES

          General. Except as otherwise stated in this discussion, Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Interest Securities under an accrual method. For a general discussion of the tax consequences of investing in Regular Interest Securities, see the discussion above under "Taxation of Debt Securities."

          Non-Interest Expenses of the REMIC. Under the temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Securityholders that are "pass-through interest holders." securityholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the Regular Securities. See "Pass-Through of Non-Interest Expenses of the REMIC under Residual Certificates."

     B.   RESIDUAL CERTIFICATES

          Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes." Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which it owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. An original holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the securities or as debt instruments issued by the REMIC.

          A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate that sort of mismatching of income and cash distributions (that is, "PHANTOM INCOME"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of the tax treatment on the after-tax yield of a Residual Certificate.

          Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the REMIC for interest and OID on the Regular Securities and, except as described under "--Regular Securities--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, all bad loans will be deductible as business bad debts, and the limitation on the deductibility of interest and expenses related to tax-exempt income is more restrictive than with respect to individual. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, as well as, income


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earned from temporary investments on reverse assets, reduced by the amortization of any premium on the mortgage loans. In addition, a Residual Certificateholder will recognize additional income due to the allocation of realized losses to the Regular Securities due to defaults, delinquencies and realized losses on the mortgage loans. The timing of the inclusion of the income by Residual Certificateholders may differ from the time the actual loss is allocated to the Regular Securities. The REMIC's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no securities of any class of the related series outstanding.

          For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Securities and the Residual Certificates (or, if a class of securities is not sold initially, its fair market value). The aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC s basis therein is less than or greater than its principal balance, respectively. Any discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to this income, under a method similar to the method described above for accruing OID on the Regular Securities. The REMIC expects to elect under Code Section 171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, the election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to that mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

          The REMIC will be allowed a deduction for interest and OID on the Regular Securities. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular Securities except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

          A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Securities will be added to the issue price of the Regular Securities in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of Residual Certificates." For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of the Residual Certificate to the holder and the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder, see "--Allocation of the Income of the REMIC to the Residual Certificates."

          Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the Residual Certificate. Any net loss that is not currently deductible due to this limitation may only be used by the Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

          For purposes of determining REMIC taxable income or loss, the trustee intends to treat Subsequent Recoveries in a way described under the caption "Subsequent Recoveries."

          Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated among the Regular Securityholders and the Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each securityholder on that day. In general terms, a single class REMIC is one that either would qualify as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be


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classified as debt for federal income tax purposes) or is similar to a grantor trust and is structured with the principal purpose of avoiding the single class REMIC rules. The applicable prospectus supplement may apportion expenses to the Regular Securities, but if it does not, then the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Securities.

          In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a Regular Security or a Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), the trust expenses will be deductible under Code Section 67 only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "APPLICABLE AMOUNT") will be reduced by the lesser of 3% of the excess of the individual's adjusted gross income over the Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to these limitations may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are pass-through interest holders are encouraged to consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

          Excess Inclusions. A portion of the income on a Residual Certificate (referred to in the Code as an "EXCESS INCLUSION") will be subject to federal income tax in all events. Thus, for example, an excess inclusion may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors"); and is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons."

          Except as discussed in the following paragraph, with respect to any Residual Certificateholder, the excess inclusions is the excess, if any, of the income of the Residual Certificateholder for that calendar quarter from its Residual Certificate over the sum of the "daily accruals" for all days during the calendar quarter on which the Residual Certificateholder holds the Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of the same quarter.

          In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. Regulated investment companies, common issuing entities and certain cooperatives are subject to similar rules.

          Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in the Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the Residual Certificate.


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          Sale or Exchange of Residual Certificates. If a Residual Certificate
is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules). A holder's adjusted basis in a Residual Certificate generally equals the cost of the Residual Certificate to the Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the Residual Certificateholder with respect to the Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the Residual Certificateholder with respect to the Residual Certificate and by the distributions received thereon by the Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which that section applies would be ordinary income or loss.

          Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires the Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of the sale, the sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase the Residual Certificateholder's adjusted basis in the newly acquired asset.

          Purchasers of a Residual Certificate are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- REMIC Securities -- b. Residual Certificates." Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential" residual interest or as both. Among other things, holders of noneconomic Residual Certificates should be aware of REMIC regulations that may affect their ability to transfer their Residual Certificates. See "Material Federal Income Tax Consequences--Tax Restrictions on Transfer of Residual Certificates-- Noneconomic Residual Certificates," "Material Federal Income Tax Consequences--
b. Residual Certificates--Mark to Market Rules," "--Excess Inclusions" and "Material Federal Income Tax Consequences--Tax Related Restrictions on Transfers of Residual Certificates--Foreign Investors."

          Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Material Federal Income Tax Consequences-- Prohibited Transactions and Other Taxes" and "--REMIC Securities--a. Regular Securities--Treatment of Realized Losses" in the prospectus.

          As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 ACT"), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 ACT"), the backup withholding rate has been reduced to 28%. Unless they are amended, these provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. See "Material Federal Income Tax Consequences" in the prospectus. Investors are encouraged to consult their own tax advisors with respect to both statutes.

     C. PROHIBITED TRANSACTIONS AND OTHER TAXES

          The Code imposes a tax on REMICs equal to 100 percent of the net income derived from "prohibited transactions" (the "PROHIBITED TRANSACTIONS TAX") and prohibits deducting any loss with respect to prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the securities. It is not anticipated that the issuing entity for any series of securities will engage in any prohibited transactions in which it would recognize a material amount of net income.

          In addition, certain contributions to an issuing entity as to which an election has been made to treat the issuing entity as a REMIC made after the day on which the issuing entity issues all of its interest could result in the


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imposition of a tax on the issuing entity equal to 100% of the value of the contributed property (the "CONTRIBUTIONS TAX"). No issuing entity for any series of securities will accept contributions that would subject it to a Contributions Tax.

          In addition, an issuing entity as to which an election has been made to treat the issuing entity as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

          Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of securities results from a breach of the related servicer's, trustee's or seller's obligations under the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, for the series, the tax will be borne by the servicer, trustee or seller, as the case may be, out of its own funds or the seller's obligation to repurchase a mortgage loan, the tax will be borne by the seller.

          If the servicer, trustee or seller, as the case may be, fails to pay or is not required to pay the tax as provided above, the tax will be payable out of the issuing entity for the series and will result in a reduction in amounts available to be distributed to the securityholders of the series.

     D. ADMINISTRATIVE MATTERS

          Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners if there is more than one holder of the Residual Certificate. Certain information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

          Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

     E. TAX-EXEMPT INVESTORS

          Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to the tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See "--Residual Certificates--Excess Inclusions."

     F. TAX-RELATED RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES

          Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "DISQUALIFIED ORGANIZATION." The amount of the tax equals the product of an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to the interest for periods after the transfer and the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. A "disqualified organization" means the United States, any State, possession or political subdivision of the United States, any foreign government, any international organization or any agency or instrumentality of any of the foregoing entities (provided that the term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by a governmental agency), any organization (other than certain farmers cooperatives) generally exempt from federal


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income taxes unless the organization is subject to the tax on "unrelated business taxable income" and a rural electric or telephone cooperative.

          A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in the entity. The amount of the tax is equal to the product of the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in the entity, will be relieved of liability for the tax if the record holder furnishes to the entity an affidavit that the record holder is not a disqualified organization and, for the applicable period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means a regulated investment company, real estate investment trust, or common issuing entity; a partnership, trust, or estate; and certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to the interest, be treated as a pass-through entity. Large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

          To comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the servicer. The servicer will grant consent to a proposed transfer only if it receives an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

          Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. Person," as defined in the following section of this discussion, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. In general, the definition of a U.S. Person is the same as provided under "Certain Federal Income Tax Consequences--Non-REMIC Certificates--Non-U.S. Persons," except that entities or individuals that would otherwise be treated as Non-U.S. Persons, may be considered U.S. Persons for this purpose if their income from the residual is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

          Any transfer of the Residual Certificate will be disregarded for federal tax purposes if a significant purpose of the transfer was to enable the seller to impede the assessment or collection of tax. As set forth in Treasury Regulations, a significant purpose to impede the assessment or collection of tax exists if the seller, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Notwithstanding the above, a transfer will be respected if (a) the transferor has performed reasonable investigations of the transferee and has no knowledge or no reason to know that a transferee intended to impede the assessment or collection of taxes, (b) the transfer is not made to a foreign permanent establishment or fixed base of a U.S. taxpayer (an "OFFSHORE LOCATION"), (c) the transferee represents that it will not cause income from the Residual Certificate to be attributable to an offshore location and (d) one of the two tests set forth in Treasury regulations issued on July 19, 2002 is satisfied.

          Under the first alternative test, a transfer by the holder of the Residual Certificate will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of: (a) any


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consideration given to the purchaser to acquire the interest; (b) the expected future distributions on the interest; and (c) the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this test, the transferee generally must use the highest corporate tax rate and the discount rate must be equal to the Federal short-term rate prescribed by section 1274(d) for the month of the transfer. Under the second alternative test, a transfer by the holder of the Residual Certificate will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if:
(a) the price paid by the transferee for the Residual Certificate would not cause a reasonable person to believe the transferee does not intend to pay the taxes associated with such certificate, (b) the transferee is an "eligible corporation" and (c) for the two fiscal years preceding the transfer, the transferee's gross assets for financial reporting purposes exceeded $100 million and its net assets for financial reporting purposes exceeded $10 million (excluding certain related party transactions).

          The Treasury Department has issued final regulations, effective May 11, 2004, that address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a Residual Certificate sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

          As a result of the 2001 Act, limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificate. In addition, the backup withholding rate has been reduced to 28%. Unless the statute is amended, all provisions of the 2001 and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. Investors are encouraged to consult their own tax advisors with respect to the acquisition, ownership and disposition of the securities.

TAX STATUS AS A GRANTOR TRUST

          If a REMIC election is not made, the issuing entity will not be classified as an association taxable as a corporation and that each issuing entity will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code. In this case, owners of securities will be treated for federal income tax purposes as owners of a portion of the issuing entity's assets as described below. Sidley Austin LLP will issue an opinion confirming the above-stated conclusions for each issuing entity for which no REMIC election is made.

     A. SINGLE CLASS OF SECURITIES

          Characterization. The issuing entity may be created with one class of securities. In this case, each securityholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the issuing entity represented by the securities and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the issuing entity. Any amounts received by a securityholder in lieu of amounts due with respect to any mortgage loans because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

          Each securityholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the entire income from the mortgage loans in the issuing entity represented by securities, including interest, original issue discount ("OID"), if any, prepayment charges,


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assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Code Sections 162 or 212 each securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment charges, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that the amounts are reasonable compensation for services rendered to the issuing entity. Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent expenses of the issuing entity plus their other miscellaneous itemized deductions (as defined in the Code) exceed two percent of their adjusted gross income. A securityholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A securityholder using an accrual method of accounting must take into account its pro rata share of income as it accrues, or when received if the income is received before it accrues, and must take into account its pro rata share of deductions as they accrue. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of any excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the mortgage loans. The mortgage loans would then be subject to the "coupon stripping" rules of the Code discussed below.

          Generally, as to each series of securities:

          o a certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans will be considered to represent "loans ... secured by an interest in real property which is ... residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section;

          o a certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section; and

          o a certificate owned by a REMIC will represent an "obligation ... which is principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

          Buydown Loans. Certain issuing entities may hold buydown loans. These loans can be secured not only by a mortgage on real property but also by a pledged account that is drawn upon to subsidize the mortgagor's monthly mortgage payments for a limited period of time. So long as the loan value of the real property at least equals the amount of the loan, then for purposes of the above-described requirements, the mortgage loan will be treated as fully secured by real property. If the loan value of the real property is less than the amount of the loan, then, a securityholder could be required to treat the loan as one secured by an interest in real property only to the extent of the loan value of the real property. The related prospectus supplement for any series of securities that includes buydown loans will specify whether apportionment would be required.

          Premium. The price paid for a security by a holder will be allocated to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A securityholder that acquires an interest in mortgage loans at a premium generally may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans were originated. Amortizable bond premium will be treated as an offset to interest income on the security. The basis for the security will be reduced to the extent that amortizable premium is applied to offset interest payments.

          If a reasonable prepayment assumption is used to amortize premium, it appears that any loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.


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          Regulations dealing with amortizable bond premium (the "AMORTIZABLE
BOND PREMIUM REGULATIONS") do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

          Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the special rules of the Code relating to "original issue discount" (currently Code Sections 1271 through 1273 and 1275) will be applicable to a securityholder's interest in those mortgage loans meeting the conditions necessary for these sections to apply. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Securities--Securities Representing Interests in Loans Other Than ARM Loans."

          Market Discount. A securityholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a market discount. The amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan allocable to the holder's undivided interest in the mortgage loans over the holder's tax basis in the undivided interest. Market discount with respect to a security will be considered to be zero if the amount allocable to the security is less than 0.25% of the security's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

          The Code provides that any principal payment or any gain on disposition of a market discount bond shall generally be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

          The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury Department has not yet issued regulations, rules described in the relevant legislative history describes how market discount should be accrued on instruments bearing market discount. According to the legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a security is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For securities issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of these methods in the case of instruments that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

          A holder who acquired a security at a market discount also may be required to defer, until the maturity date of the security or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the security in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the security. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the security for the days during the taxable year on which the holder held the security and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the security matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the securityholder elects to include the market discount in income


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currently as it accrues on all market discount obligations acquired by the securityholder in that taxable year or thereafter.

          Election to Treat All Interest As OID. The OID Regulations permit a securityholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If an election to treat all interest as OID were to be made with respect to a security with market discount, the securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the securityholder acquires during the year of the election or thereafter. Similarly, a securityholder that makes this election for a security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the securityholder owns or acquires. See "--Single Class of Securities--Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a security cannot be revoked without the consent of the IRS.

     B.   MULTIPLE CLASSES OF SECURITIES

          1. Stripped Bonds and Stripped Coupons

          Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is created. If an issuing entity is created with two classes of securities, one class of securities may represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (the "STRIPPED BOND SECURITIES"), while the second class of securities may represent the right to some or all of the interest on the same mortgage loans (the "STRIPPED COUPON SECURITIES").

          Servicing fees in excess of reasonable servicing fees ("EXCESS SERVICING") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the securities are initially sold with a de minimis discount (which amount may be calculated without a prepayment assumption), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Securities" and "Multiple Classes of Senior Securities--Stripped Bonds and Stripped Coupons."

          Although current authority is not entirely clear, a Stripped Bond Security should be treated as an interest in mortgage loans issued on the day the security is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of the security will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Securities" and "--Single Class of Securities--Original Issue Discount." However, a purchaser of a Stripped Bond Security will be required to account for any discount on the mortgage loans as market discount rather than OID if either the amount of OID with respect to the mortgage loan is treated as zero under the OID de minimis rule when the security was stripped or no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the issuing entity's mortgage loans.

          The precise tax treatment of Stripped Coupon Securities is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan. However, it appears that all payments from a mortgage loan underlying a Stripped Coupon Security should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan's stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Security under the OID rules of the Code.

          Based on current authority under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Security purchased at a premium or a Stripped Coupon Security is unclear. If the security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the


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effect of prepayments is taken into account in computing yield with respect to the security, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if a security is treated as an interest in discrete mortgage loans, or if no prepayment assumption is used, then when a mortgage loan is prepaid, any security so treated should be able to recognize a loss equal to the portion of the unrecovered premium of the security that is allocable to the mortgage loan.

          Holders of Stripped Bond Securities and Stripped Coupon Securities are encouraged to consult with their own tax advisors regarding the proper treatment of these securities for federal income tax purposes.

          2. Securities Representing Interests in Loans Other Than ARM Loans

          The original issue discount rules of Code Sections 1271 through 1275 will generally be applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates (i.e., the initial rates on the mortgage loans are lower than subsequent rates on the mortgage loans) on the mortgage loans.

          OID on each security must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The amount of OID required to be included in an owner's income in any taxable year with respect to a security representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically ("ARM LOANS") likely will be computed as described under "--Accrual of Original Issue Discount." The following discussion is based in part on Treasury regulations issued under Code Sections 1271 through 1273 and 1275 (the "OID REGULATIONS") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 ACT"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. In applying these dates, the issued date of the mortgage loans should be used, or, in the case of Stripped Bond Securities or Stripped Coupon Securities, the date the securities are acquired. The holder of a securities should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

          Under the Code, the mortgage loans underlying the securities will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of the mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the securities calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the securities (the "PREPAYMENT ASSUMPTION"), and will take into account events that occur during the calculation period. The legislative history of the 1986 Act (the "LEGISLATIVE HISTORY") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of the security. No representation is made that any security will prepay at the Prepayment Assumption or at any other rate. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the servicer intends to calculate and report OID under the method described in "--Accrual of Original Issue Discount."

          Accrual of Original Issue Discount. Generally, the owner of a security must include in gross income the sum of the "daily portions," as defined below, of the OID on any security for each day on which it owns the security, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the securities (or the day before each date). This will be done, in the case of each full month accrual period, by


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adding the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and any payments received during the same accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of the same accrual period. The adjusted issue price of a security at the beginning of the first accrual period is its issue price; the adjusted issue price of a security at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

          Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if mortgage loans acquired by a securityholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (e.g., due to points) will be includible by the holder. Other original issue discount on the mortgage loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

          3. Securities Representing Interests in ARM Loans

          The OID Regulations do not address the treatment of instruments, such as the securities, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to instruments that represent interests in ARM Loans. In the absence of any authority, the trustee will report OID on securities attributable to ARM Loans ("STRIPPED ARM OBLIGATIONS") to holders in a manner it believes is consistent with the rules described under the heading "--Securities Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. As such, for purposes of projecting the remaining payments and the projected yield, the assumed rate payable on the ARM Loans will be the fixed rate equivalent on the issue date. Application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to the income. Further, the addition of interest deferred due to negative amortization ("DEFERRED INTEREST") to the principal balance of an ARM Loan may require the inclusion of the interest deferred due to negative amortization in the income of the securityholder when it accrues. Furthermore, the addition of Deferred Interest to the security's principal balance will result in additional income (including possibly OID income) to the securityholder over the remaining life of the securities.

          Because the treatment of Stripped ARM Obligations is uncertain, investors are encouraged to consult their tax advisors regarding how income will be includible with respect to the securities.

     C.   SALE OR EXCHANGE OF A SECURITY

          Sale or exchange of a security before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the security. The adjusted basis of a security generally will equal the seller's purchase price for the security, increased by the OID included in the seller's gross income with respect to the security, and reduced by principal payments on the security previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a security is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the security has been owned for the long-term capital gain holding period (currently more than one year).

          The securities will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a security by a bank or a thrift institution to which that section applies will be ordinary income or loss.


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     D.   NON-U.S. PERSONS

          Generally, to the extent that a security evidences ownership in underlying mortgage loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to an owner that is not a U.S. Person or a securityholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or any lower rate provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of a security also will be subject to federal income tax at the same rate. Generally, accrued OID payments would not be subject to withholding to the extent that a security evidences ownership in mortgage loans issued after July 18, 1984, by natural persons if the securityholder complies with certain identification requirements (including delivery of a statement, signed by the securityholder under penalties of perjury, certifying that the securityholder is not a U.S. Person and providing the name and address of the securityholder). Additional restrictions apply to mortgage loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding. Any foreclosure property owned by the trust could be treated as a U.S. real property interest owned by securityholders.

          As used in this prospectus, a "U.S. PERSON" means

          o    a citizen or resident of the United States,

          o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or created under the laws of the United States or any State thereof or the District of Columbia (unless in the case of a partnership Treasury Regulations provide otherwise),

          o an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

          o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

In addition, U.S. Persons would include certain trusts that can elect to be treated as U.S. Persons. A "NON-U.S. PERSON" is a person other than a U.S. Person.

          Except where specifically discussed, the discussion below deals with a Non-U.S. Person who is not holding the securities as part of its trade or business in the U.S., and because a Non-U.S. Person is not supposed to hold a Residual Certificate, this summary does not address the consequences of a Non-U.S. Person holding the Residual Securities. A Non-U.S. Person who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the securities on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a Security, unless such Non-U.S. Person is a direct or indirect 10% or greater shareholder of us, a controlled foreign corporation related to us or a bank receiving interest described in Code Section 881(c)(3)(A). To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that (i) is signed under penalties of perjury by the beneficial owner of the Security, (ii) certifies that such owner is not a U.S. Holder, and
(iii) provides the beneficial owner's name and address.

          A "WITHHOLDING AGENT" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Person (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Non-U.S. Person who is not an individual or


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corporation (or an entity treated as a corporation for federal income tax purposes) holding the securities on its own behalf may have substantially increased reporting requirements. In particular, in the case of securities held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

          A foreign Security holder whose income with respect to its investment in a Security is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

          Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

          Generally, a Non-U.S. Person will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Security, unless such Non-U.S. Person is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Non-U.S. Person should consult its tax advisor in this regard.

          The securities will not be includible in the estate of a Non-U.S. Person unless the individual is a direct or indirect 10% or greater shareholder of us or, at the time of such individual's death, payments in respect of the securities would have been effectively connected with the conduct by such individual of a trade or business in the United States.

          Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

     E.   BACKUP WITHHOLDING

          Backup withholding of United States federal income tax may apply to payments made in respect of the securities to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the securities to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Persons who are not exempt recipients.

          In addition, upon the sale of a security to (or through) a broker, the broker must report the sale and withhold on the entire purchase price, unless either (a) the broker determines that the seller is a corporation or other exempt recipient or (b) the seller certifies that such seller is a non-U.S. Person (and certain other conditions are met).

          Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

          Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

          Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

FINAL TRUST REPORTING REGULATIONS

          On January 23, 2006, the IRS issued final regulations effective January 1, 2007, affecting the information reporting obligations of trustees of "widely-held mortgage trusts" (that is, any grantor trust in which any interests are


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held by "middlemen", and whose assets are mortgages or regular interests in a
REMIC, amounts received thereon and reasonably required reserve funds) and of "middlemen" (a term that includes, among other things, a custodian of a person's account, a nominee and a broker holding an interest for a customer in a street name).

          Under the final regulations, the trustee would be required to report to the IRS with respect to each beneficial owner of a grantor trust fractional interest certificate who is not an "exempt recipient" (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, the gross income of the trust and, if any trust assets were disposed of, the portion of the gross proceeds relating to the trust assets that are allocable to such beneficial owner. The same requirements would be imposed on middlemen holding on behalf of beneficial owners of grantor trust fractional interest certificates.

          The final regulations will also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the final regulations and (ii) beneficial owners of grantor trust fractional interest certificates who do not hold such certificates through a middleman. The information must be provided to parties specified in part (i) by the later of thirty days after the end of the first quarter for which the information was requested or two weeks after the receipt of the request. The information must be provided to parties specified in part (ii) at a time no later than March 15 of the following tax year.

TAX CHARACTERIZATION OF THE ISSUING ENTITY AS A PARTNERSHIP

          Tax counsel will deliver its opinion that an issuing entity that is intended to be treated as a partnership will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the issuing entity will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the issuing entity will not be characterized as a publicly traded partnership taxable as a corporation.

          If the issuing entity were taxable as a corporation for federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income. The issuing entity's taxable income would include all its income, possibly reduced by its interest expense on the notes. That corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for that tax that is unpaid by the issuing entity.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

          Treatment of the Notes as Indebtedness. The issuing entity will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

          OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

          Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the


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OID in income, on a pro rata basis, as principal payments are made on the note.
It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

          A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a "SHORT-TERM NOTE") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

          Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. That gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

          Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "FOREIGN PERSON") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

o is not actually or constructively a "10 percent shareholder" of the issuing entity or the seller (including a holder of 10% of the outstanding securities) or a "controlled foreign corporation" with respect to which the issuing entity or the seller is a "related person" within the meaning of the Code and

o provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the "WITHHOLDING AGENT") with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner who is an individual or corporation for federal income tax purposes of the note is a foreign person and providing the foreign person's name and address.

Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.


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          If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

          Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

          Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the issuing entity will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

          Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the issuing entity. If so treated, the issuing entity might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the issuing entity might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in that publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the issuing entity's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

          Treatment of the Issuing Entity as a Partnership. The issuing entity and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the issuing entity as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the issuing entity, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the issuing entity, the certificates, the notes, the issuing entity and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

          A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the issuing entity. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

          Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

          Partnership Taxation. As a partnership, the issuing entity will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's distributive share of


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income, gains, losses, deductions and credits of the issuing entity. The issuing entity's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The issuing entity's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

          The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the issuing entity for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any issuing entity income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. That allocation will be reduced by any amortization by the issuing entity of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the issuing entity will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating issuing entity income should be permissible under applicable Treasury regulations, although we can give no assurance that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the issuing entity might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on issuing entity income even if they have not received cash from the issuing entity to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the issuing entity.

          All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

          An individual taxpayer's share of expenses of the issuing entity (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the issuing entity.

          The issuing entity intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the issuing entity might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

          Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the issuing entity should not have OID income. However, the purchase price paid by the issuing entity for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the issuing entity will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

          If the issuing entity acquires the loans at a market discount or premium, the issuing entity will elect to include that discount in income currently as it accrues over the life of the loans or to offset that premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

          Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "OLD PARTNERSHIP") to a new partnership (the "NEW PARTNERSHIP") in exchange for interests in the new partnership. Those interests would


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be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the issuing entity were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code Section 708, the holder's basis in its certificates would remain the same.

          Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of issuing entity income (includible in income) and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the issuing entity. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

          Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The issuing entity does not expect to have any other assets that would give rise to those special reporting requirements. Thus, to avoid those special reporting requirements, the issuing entity will elect to include market discount in income as it accrues.

          If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the certificates.

          Allocations Among Transferors and Transferees. In general, the issuing entity's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

          The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the issuing entity might be reallocated among the certificateholders. The issuing entity's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

          Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the issuing entity's assets will not be adjusted to reflect that higher (or lower) basis unless the issuing entity were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuing entity will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of issuing entity income than would be appropriate based on their own purchase price for certificates.

          Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the issuing entity. Those books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuing entity will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the issuing entity and will report each certificateholder's allocable share of items of issuing entity income and expense to holders and the IRS on Schedule K-1. The issuing entity will provide the Schedule K-l information to nominees that fail to provide the issuing entity with the information statement described below and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the issuing entity or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.


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          Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuing entity with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. That information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuing entity information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish that information statement to the issuing entity. The information referred to above for any calendar year must be furnished to the issuing entity on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuing entity with the information described above may be subject to penalties.

          The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuing entity by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the issuing entity. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the issuing entity.

          Tax Consequences to Foreign Certificateholders. It is not clear whether the issuing entity would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the issuing entity would be engaged in a trade or business in the United States for those purposes, the issuing entity will withhold as if it were so engaged in order to protect the issuing entity from possible adverse consequences of a failure to withhold. The issuing entity expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the issuing entity to change its withholding procedures. In determining a holder's withholding status, the issuing entity may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

          Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the issuing entity's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the issuing entity taking the position that no taxes were due because the issuing entity was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the issuing entity. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.


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          Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

          In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations," potential investors are encouraged to consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the securities.

                              ERISA CONSIDERATIONS

          Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Code, and entities deemed to hold "plan assets" of any of the foregoing under the Plan Assets Regulation (as defined below) (each such entity a "PLAN") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Plan. In addition, Title I of ERISA also requires fiduciaries of a Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

EXEMPTIONS AVAILABLE TO DEBT INSTRUMENTS

          Certain transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased securities if assets of the issuer were deemed to be assets of the Plan. Under a regulation issued by the United State Department of Labor (the "PLAN ASSETS REGULATION"), the assets of the issuer would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the issuer and none of the exceptions to plan asset treatment contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the securities constitute debt for local law purposes, the issuer believes that, at the time of their issuance, the security should not be treated an equity interest in the issuer for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the securities, including the reasonable expectation of purchasers of securities that the securities will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the securities for ERISA purposes could change if the issuer incurred losses. This risk of recharacterization is enhanced for securities that are subordinated to other classes of securities.

          However, without regard to whether the securities are treated as equity interests for purposes of the Plan Assets Regulation, the acquisition or holding of securities by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuer, the servicer, the trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of securities by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such securities. Included among these exemptions are:
Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." By acquiring a security, each purchaser will be deemed to represent that either (i) it is not acquiring the securities with the assets of a Plan or (ii) the acquisition and holding of the securities will not give rise to a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any substantially similar applicable law.


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

          Governmental plans, as defined in the Code and ERISA, are not subject to Title I of ERISA, and are also not subject to the prohibited transaction provisions under Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental plans, in consultation with their advisors, should consider the requirements of their respective state pension codes with respect to investments in the securities, and the considerations discussed above, to the extent applicable.

          The issuing entity, the servicer, the trustee and the underwriter of the securities of any series may be the sponsor of or investment advisor with respect to one or more plans. Because they may receive certain benefits in connection with the sale of the securities, the purchase of securities using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, any plan for which the issuing entity, the servicer, the trustee or the underwriter of the notes, or any of their respective affiliates:

               o has investment or administrative discretion with respect to plan assets to be invested in the securities;

               o has authority or responsibility to give, or regularly gives, investment advice with respect to those plan assets, for a fee and pursuant to an agreement or understanding that the advice (i) will serve as a primary basis for investment decision with respect to those plan assets, and (ii) will be based on the particular investment needs for the plan; or

               o    is an employer maintaining or contributing to the plan,

may not invest in the securities unless an appropriate administrative prohibited transaction exemption applies to the investment.

UNDERWRITER EXEMPTION

          The United States Department of Labor ("DOL") has granted to certain underwriters individual administrative exemptions (the "UNDERWRITER EXEMPTIONS") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through entities, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions, and with respect to transactions in connection with the servicing, management and operation of the entity.

          While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

          o the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          o the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer, unless the entity holds only certain types of assets, such as fully-secured mortgage loans on real property (a "DESIGNATED TRANSACTION");

          o the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("MOODY'S"), or Fitch Ratings ("FITCH"). However, the certificates must have been rated in one of the two highest generic rating categories by at least one of rating agency and may not be subordinated to any other security of the issuer if the loan-to value ratio of any single-family residential mortgage loan or home equity loan held in the trust exceeded 100% on the date of issuance of the certificate;


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

          o the trustee is not an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter;

          o the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses in connection therewith; and

          o the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

          The Underwriter Exemptions will not apply to any of the certificates if any mortgage loan or other asset held in the trust (other than a single family mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% on the date of issuance of the certificates or if any single-family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% on the date of issuance of the certificates. As noted above, when the trust contains single-family residential mortgage loans or home equity loans with a loan-to-value ratio that exceeds 100% (but does not exceed 125%) on the date of issuance, only certificates that are rated in one of the two highest rating categories by a rating agency and that are not subordinated are eligible for relief under the Underwriter Exemptions.

          The issuer must also meet the following requirements:

          o the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

          o securities in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of S&P, Moody's or Fitch for at least one year before the Plan's acquisition of securities; and

          o securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of securities.

          In addition, if the issuer is a legal entity of certain types, the legal document establishing the issuer must contain restrictions necessary to ensure that the assets of the issuer may not be reached by creditors of the seller in the event of its bankruptcy or insolvency.

          Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

          o in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested and at least fifty percent of the securities in the aggregate are acquired by persons independent of the Restricted Group;

          o the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the investment pool;

          o the Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

          o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.


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

This relief is not available to Plans sponsored by the seller, any underwriter, the trustee, the servicer, any servicer, any insurer with respect to the trust, any obligor with respect to mortgage loans included in the issuing entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the issuing entity, any counterparty to a permissible notional principal contract included in the trust, or any affiliate of those parties (the "RESTRICTED GROUP").

          The Underwriter Exemptions extend exemptive relief to specified mortgage-backed and asset-backed securities transactions using pre-funded accounts for trusts issuing pass-through securities. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than twenty-five percent of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding arrangements satisfy certain conditions, including, without limitation, (a) all additional loans must meet the same terms and conditions for determining eligibility as the initial loans;
(b) the additional loans may not result in a lower credit rating; and (c) the characteristics of the additional loans must be substantially similar to those of the loans described in this prospectus and the applicable prospectus supplement, and the acquisition of the additional loans must be monitored by an independent accountant or a credit support provider or other insurance provider independent of the seller.

          The Underwriter Exemptions extend exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain swaps, provided any swap satisfies certain requirements and the other requirements of the Underwriter Exemptions are met. Among other requirements, the counterparty to the swap must maintain ratings at certain levels from rating agencies, and the documentation for the swap must provide for certain remedies if the rating declines. The swap must be an interest rate swap denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria. Securities of any class affected by the swap may be sold to plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap and the effects of the swap on the risks associated with an investment in the security.

          The rating of a security may change. If a class of securities no longer has a required rating from at least one rating agency, securities of that class will no longer be eligible for relief under the Underwriter Exemptions (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it.) A security that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of PTCE 95-60 are met. If the ratings decline below one of the four highest generic rating categories from S&P, Moody's or Fitch, each transferee will be deemed to represent that either (a) it is not purchasing the securities with plan assets of a Plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to purchase the securities and that it is eligible for and satisfies all of the requirements of Sections I and III of PTCE 95-60.

          The prospectus supplement for each series of securities will indicate the classes of securities offered thereby, if any, as to which it is expected that an Underwriter Exemption will apply.

          Any Plan fiduciary that proposes to cause a Plan to purchase securities is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

          The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.


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

                                LEGAL INVESTMENT

          The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacts legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

          SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (regardless of whether the class of securities under consideration for purchase constitutes a "mortgage related security").

          All depository institutions considering an investment in the securities (regardless of whether the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the policy statement.

          The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

          There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

          Securities are being offered hereby in series from time to time (each series evidencing a separate issuing entity) through any of the following methods:

          o by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters, including in a resecuritization of any securities of any series by the depositor or any of its affiliates;


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

          o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

          o by placement directly by the depositor with institutional investors.

          A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

          Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

          In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a "RELEVANT MEMBER STATE"), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "RELEVANT IMPLEMENTATION DATE") and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

          (a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b) to any legal entity that has two or more of (1) an average of at least 250 employees during the last fiscal year; (2) total assets of more than (euro)43,000,000 and (3) an annual net revenue of more than (euro)50,000,000, as shown in its last annual or consolidated financial statements; or

          (c) in any other circumstances that do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of securities to the public" in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

          If a series is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

                                  LEGAL MATTERS

          The validity of the securities, including certain federal income tax consequences with respect to the securities, will be passed upon for the depositor by Sidley Austin LLP, New York, New York; Heller Ehrman LLP, New York, New York; Mayer, Brown, Rowe & Maw LLP, New York, New York; or Thacher Proffitt & Wood LLP, New York, New York.

                              FINANCIAL INFORMATION

          A new issuing entity will be formed for each series of securities and no issuing entity will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements for any issuing entity will be included in this prospectus or in the related prospectus supplement.

                                     RATING

          It is a condition to the issuance of the securities of each series offered by this prospectus and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

          Ratings on mortgage pass-through securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the securities, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through securities in extreme cases might fail to recoup their underlying investments.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

                                                                            PAGE
                                                                            ----
1986 Act.........................................................            107
2001 Act.........................................................            100
2003 Act.........................................................            100
Agency Securities................................................             19
Amortizable Bond Premium Regulations.............................            105
Applicable Amount................................................             99
APR..............................................................             24
ARM Loans........................................................            107
Asset Conservation Act...........................................             86
Capitalized Interest Account.....................................             69
CERCLA...........................................................             86
CI...............................................................             50
Class Security Balance...........................................             41
Clearstream, Luxembourg..........................................             50
Code.............................................................         37, 88
Contingent Regulations...........................................             89
Contributions Tax................................................            101
Cooperative......................................................             51
cooperative loans................................................             21
cooperatives.....................................................             21
DBC..............................................................             50
Debt Securities..................................................             89
Deferred Interest................................................            108
Designated Transaction...........................................            118
DOL..............................................................            118
DTC..............................................................             49
Eleventh District................................................             47
ERISA............................................................            117
Euroclear Operator...............................................             51
excess inclusion.................................................             99
excess servicing.................................................            106
Exchange AcT.....................................................             32
FHA..............................................................             21
FHLBSF...........................................................             47
Fitch............................................................            118
foreign person...................................................            112
Garn-St Germain Act..............................................             87
Global Securities................................................             52
Indenture........................................................             39
Insured Expenses.................................................             67
Issuing Entity Assets............................................             19
Legislative History..............................................            107
Liquidated Mortgage..............................................             75
market discount..................................................             92
Master REMIC.....................................................             96
Moody's..........................................................            118
National Cost of Funds Index.....................................             48
New CI...........................................................             50
new partnership..................................................            114
Non-U.S. Person..................................................            109
offshore location................................................            102
OID..............................................................            103
OID Regulations..................................................            107
old partnership..................................................            114
OTS..............................................................             48
Payment Lag Securities...........................................             94
phantom income...................................................             97
Plan.............................................................            117
Plan Assets Regulation...........................................            117
pre-issuance accrued interest....................................             94
Prepayment Assumption............................................            107
Private Mortgage-Backed Securities...............................             19
Prohibited Transactions Tax......................................            100
PTCE.............................................................            117
RCRA.............................................................             87
Regular Interest Securities......................................             89
Regular Securities...............................................             96
Regular Securityholders..........................................             89
Relevant Implementation Date.....................................            122
Relevant Member State............................................            122
Relief Act.......................................................         13, 88
REMIC............................................................             88
REMIC Securities.................................................             96
REMICs...........................................................             96
Residual Certificates............................................             96
Restricted Group.................................................            120
S&P..............................................................            118
SEC..............................................................             20
secured creditor exemption.......................................             86
Securities Act...................................................             32
Security Account.................................................             67
Short-Term Note..................................................            112
Single Family Properties.........................................             22
SMMEA............................................................            121
Stripped ARM Obligations.........................................            108
Stripped Bond Securities.........................................            106
Stripped Coupon Securities.......................................            106
Subsequent Recoveries............................................             95
Subsidiary REMIC.................................................             96
Super-Premium Securities.........................................             90
Terms and Conditions.............................................             51
Title V..........................................................             88
U.S. Person......................................................   55, 102, 109
Underwriter Exemptions...........................................            118
VA...............................................................             21
W-8BEN...........................................................       109, 112
Withholding Agent................................................            112

                   IndyMac INDX MORTGAGE LOAN TRUST 2006-AR39
                                 ISSUING ENTITY

                                IndyMac MBS, INC.
                                    DEPOSITOR

                            [Indymac Bank (SM) LOGO]
                          SPONSOR, SELLER AND SERVICER

                                  $691,487,100
                                  (APPROXIMATE)

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR39

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

                           [Bank of America (R) LOGO]

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Series 2006-AR39 Mortgage Pass-Through Certificates in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2006-AR39 Mortgage Pass-Through Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2006-AR39 Mortgage Pass-Through Certificates will be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

                                DECEMBER 28, 2006